As filed with the Securities and Exchange Commission on July 16, 2024

Registration No. 333- 280545

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TPT GLOBAL TECH, INC.
(Exact name of registrant as specified in its charter)

Florida	4899	81-3903357
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

501 West Broadway, Suite 800, San Diego, CA 92101/ Phone (619) 301-4200

(Address and telephone number of principal executive offices)

Stephen Thomas, Chief Executive Officer

501 West Broadway, Suite 800, San Diego, CA 92101/ Phone (619) 301-4200

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman Attorney at Law

PO Box 1839 Arvada, CO 80001 Phone: 720-530-6184

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 constitutes a post-effective amendment (the “Post-Effective Amendment”) to the registration statement on Form S-1 (Registration No. 333-280545) filed by TPT Global Tech, Inc., a Florida corporation (“we” or “us”), with the U.S. Securities and Exchange Commission (the “SEC”) on June 28, 2024, which was declared effective by the SEC on July 10, 2024 (the “Original Registration Statement”).

This Post-Effective Amendment is being filed to update the Selling Shareholder, Recent Developments and Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters on pages 28, 42 and 87. We are filing this Post-Effective Amendment to continue the registration of 2,000,000,000 shares of common stock issued to MacRab, LLC pursuant to the terms of that certain Standby Equity Commitment Agreement, dated as of February 14, 2024, between us and MacRab, LLC, as more fully described in the section entitled “Selling Stockholder” below.

No additional securities are being registered under this Post-Effective Amendment. All applicable filing fees were paid in connection with the filing of the Original Registration Statement.

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (4)
Fees to be paid	Equity	Common Stock, $0.001 par value per share, issuable pursuant to Standby Equity Commitment Agreement (1)(2)	(1)	2,000,000,000	$0.0004 (3)	$800,000.00	0.00014760	$118.08
			Total Offering Amounts			$800,000.00		$118.08
			Total Fees Previously Paid					$88.56
			Total Fee Offsets					—
			Net Fee Due					$29.52

__________________

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s Common Stock on the OTCPINK of $0.0004 per share on July 11, 2024.

(4)	Previously paid with original registration statement filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

i

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED JULY 16, 2024

TPT GLOBAL TECH, INC.

 2,000,000,000 Shares

This Prospectus relates to the offer and sale of up to 2,000,000,000 shares of our Common Stock (“Common Stock”) by Selling Stockholder listed on page 28 of this Prospectus (the “Selling Stockholder”), (the “Offering”). See “SELLING STOCKHOLDER.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell their shares of our Common Stock (the “Shares”) from time to time at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement.

We will pay the expenses of registering these Shares. We will not receive any proceeds from the sale of Shares of Common Stock in this Offering. All of the net proceeds from the sale of the Shares will go to the Selling Stockholder. However, subject to such limitations set forth in the Standby Equity Commitment Agreement (“SECA”), we may receive gross proceeds of up to $3,000,000 assuming that we sell all of our shares of Common Stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the SECA.

The shares of Common Stock which are issuable upon the agreements are being offered by means of this prospectus. The Selling Stockholder may sell all or a portion of these Common Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

Our Selling Stockholder plans to sell common shares at market prices for so long as our Company is quoted on OTCPINK and as the market may dictate from time to time. There is a limited market for the Common Stock, which has been trading on the OTCPINK (“TPTW”) at $0.0004 in the past 5 trading days.

Title	Price Per Share
Common Stock	$0.0004*

(*) Based upon the five-day average price as computed on July 11, 2024. The price will be adjusted based upon the five-day average trading price preceding the date of request for effectiveness of this Registration Statement.

Prior to this Offering, there has been a limited market for our securities. While our Common Stock is on the OTC Markets, there has been limited and fluctuating trading volume. There is no guarantee that an active trading market will remain or develop in our securities. The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c).

An investment in our securities is speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our securities. See “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTIS IS TRUTHFUL, ACCURATE, OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ii

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 7. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Offering will be on a delayed and continuous basis only for sales of Selling Stockholder shares.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

____________________

The date of this prospectus is July 16, 2024.

iii

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

iv

AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to TPT Global Tech, Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to TPT Global Tech, Inc. See “Cautionary Note Regarding Forward-Looking Statements” on page 7.

THE OFFERING

Standby Equity Commitment Agreement and the Initial Registration Statement

On February 15, 2024, the Company entered into a Standby Equity Commitment Agreement (the “SECA”), dated February 14, 2024, together with a registration rights agreement (the “Registration Rights Agreement”) with MacRab LLC, a Florida limited liability company (the “Investor” or “MacRab”), pursuant to which the Company has the right to sell to the Investor up to $3,000,000 in shares of the Company’s Common Stock (the “Shares”), subject to certain limitations listed below.

The SECA provided that the Investor had to purchase up to $3,000,000 (the “Maximum Commitment Amount”) in shares of Common Stock during the Commitment Period, which according to the SECA, started on the date of the SECA and will terminate on the earlier of (i) the date on which the Investor shall have purchased all Shares pursuant to the SECA equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the date of the SECA, (iii) written notice of termination by the Company to the Investor (which shall not occur during any valuation period or at any time that the Investor holds any of the Shares purchased pursuant to the SECA), (iv) the initial Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) upon commencement of bankruptcy proceeding or another proceeding against the Company, in which a custodian is appointed for the Company or all or substantially all of the Company’s property or the Company will be subject to a general assignment for the benefit of its creditors.

The Company’s ability to require MacRab to purchase the Shares under the SECA is subject to various limitations and conditions, including but not limited to the following:

•	The Company shall not and will not enter into any other equity line of credit agreements with any other party, without Investor’s prior written consent;
•	The lowest traded price of the Common Stock during the six trading days immediately preceding the respective “put date” (as defined in the Purchase Agreement) must exceed $0.0001 per share;
•

The price per share of Common Stock shall be ninety percent (90%) of the average of the two lowest volume weighted average prices of the Common Stock for six trading days following the clearing date associated with the put notice delivered by the Company to the Investor. The minimum amount of each put shall be $10,000 and the maximum shall be the lower of 200% of the average daily trading volume and $150,000;

•

The Company’s sales of shares of Common Stock to the Investor under the SECA are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock; and

•

Pursuant to the terms of the Registration Rights Agreement, the Company shall file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the shares of Common Stock issuable to the Investor pursuant to the SECA within 90 calendar days.

The issuance and sale of the Common Stock by the Company under the SECA was made in without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of MacRab to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the shares for its own account and without a view to distribute them.

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OUR BUSINESS

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, construction and product distribution, media content for domestic and international syndication as well as technology solutions. We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide.  We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our executive offices are located at 501 West Broadway, Suite 800, San Diego, CA 92101 and the telephone number is (619) 301-4200. We maintain a website at www.tptglobaltech.com, and such website is not incorporated into or a part of this filing.

GENERAL

The following is a summary of some of the information contained in this document. Unless the context requires otherwise, references in this document to “our Company,” “us,” “we,” “our”, “TPT”, “TPTW”, “TPT Global,” or the “Company” are to TPT Global Tech, Inc.

HISTORY

We were originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding Common Stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

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The following acquisitions have resulted in entities which have been consolidated into TPTG since the reverse merger in 2014.

Name		Acquisition or Incorporation Date	Ownership
TPT Global Tech, Inc.	Company or TPTG	1988	100%
Copperhead Digital Holdings, Inc.	Copperhead Digital or CDH	2015	100%
TruCom, LLC	TruCom	2015	100%
CityNet Arizona, LLC	CityNet	2015	100%
San Diego Media Inc.	SDM	2016	100%
Blue Collar Production, Inc.	Blue Collar	2018	100%
TPT SpeedConnect, Inc.	TPT SpeedConnect	2019	86%
TPT Federal, LLC	TPT Federal	2020	100%
TPT MedTech, LLC	TPT MedTech	2020	100%
TPT Strategic, Inc.	TPT Strategic	2020	0%
QuikLab 1 LLC	Quiklab 1	2020	80%
QuikLAB 2, LLC	QuikLAB 2	2020	80%
QuikLAB 3, LLC	QuikLAB 3	2020	80%
The Fitness Container, LLC	Air Fitness	2020	75%
TPT Global Tech Asia Limited	TPT Asia	2020	78%
TPT MedTech UK LTD	TPT MedTech UK	2020	100%
TPT Global Defense Systems, Inc.	TPT Global Defense	2021	100%
TPT Innovations Technology, Inc.	TPT Innovations	2021	100%
TPT Global Caribbean Inc.	TPT Caribbean	2021	100%
TPT Media and Entertainment, LLC	TPT Media and Entertainment	2021	100%
VuMe Live, LLC	VuMe Live	2021	100%
Digithrive, LLC	Digithrive	2021	100%
Asberry 22 Holdings, Inc.	Asberry or ASHI	2023	86%

We anticipate needing an estimated $40,000,000 in capital to continue our business operations and expansion. We do not have committed sources for these additional funds and will need to be obtained through debt or equity placements or a combination of those. We are in negotiations for certain sources to provide funding but at this time do not have a committed source of these funds.  This offering is anticipated to be part of the $40,000,000 we seek in capital.

OTCPINK Stock Symbol

Currently there is a limited public trading market for our stock on OTCPINK under the symbol “TPTW.”

Our Business Segments

Our business segment consists generally of providing strategic, legacy and data integration products and services to small, medium and enterprise business, wholesale and governmental customers, including other communication providers. Our strategic products and services offered to these customers include our collocation, hosting, broadband, VoIP, information technology and other ancillary services. Our services offered to these customers primarily include local and long-distance voice, inducing the sale of unbundled network elements (“UNEs”), switched access and other ancillary services. Our product offerings include the sale of telecommunications equipment located on customers’ premises and related products and professional services, all of which are described further below.

Our products and services include local and long-distance voice, broadband, Ethernet, collocation, hosting (including cloud hosting and managed hosting), data integration, video, network, public access, VoIP, information technology and other ancillary services.

We offer our customers the ability to bundle together several products and services. For example, we offer integrated and unlimited local and long-distance voice services. Our customers can also bundle two or more services such as broadband, video (including through our strategic partnerships), voice services. We believe our customers value the convenience and price discounts associated with receiving multiple services through a single company.

Most of our products and services are provided using our telecommunications network, which consists of voice and data switches and other equipment.

Our key products and services are described in greater detail in the Information with Respect to the Registrant Section.

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Government Regulation

Overview

As discussed further below, our operations are subject to significant local, state, federal and foreign laws and regulations.

We are subject to the significant regulations by the FCC, which regulates interstate communications, and state utility commissions, which regulate intrastate communications. These agencies (i) issue rules to protect consumers and promote competition, (ii) set the rates that telecommunication companies charge each other for exchanging traffic, and (iii) have traditionally developed and administered support programs designed to subsidize the provision of services to high-cost rural areas. In most states, local voice service, switched and special access services and interconnection services are subject to price regulation, although the extent of regulation varies by type of service and geographic region. In addition, we are required to maintain licenses with the FCC and with state utility commissions. Laws and regulations in many states restrict the manner in which a licensed entity can interact with affiliates, transfer assets, issue debt and engage in other business activities. Many acquisitions and divestitures may require approval by the FCC and some state commissions. These agencies typically have the authority to withhold their approval, or to request or impose substantial conditions upon the transacting parties in connection with granting their approvals.

The description beginning on page 60 discusses some of the major industry regulations that may affect our traditional operations, but numerous other regulations not discussed below could also impact us. Some legislation and regulations are currently the subject of judicial, legislative and administrative proceedings which could substantially change the manner in which the telecommunications industry operates and the amount of revenues we receive for our services.

Neither the outcome of these proceedings, nor their potential impact on us, can be predicted at this time. For additional information, see "Risk Factors."

The laws and regulations governing our affairs are quite complex and occasionally in conflict with each other. From time to time, we are fined for failing to meet applicable regulations or service requirements.

RISK FACTORS SUMMARY

Investing in our Common Stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as more fully described in the section titled “Risk Factors” included elsewhere in this prospectus. You should carefully consider these risks before making an investment. These risks include, but are not limited to, the following:

 Risk Factors Related to our Business:

•	Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to attract and retain subscribers.
•	Our Acquisitions could result in operating difficulties, dilution and distractions from our core business.
•	Our substantial indebtedness and our current default status and any restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.
•	We may experience difficulties in constructing, upgrading and maintaining our network, which could adversely affect customer satisfaction, increase subscriber turnover and reduce our revenues.
•

If we do not obtain and maintain rights to use licensed spectrum in one or more markets, we may be unable to operate in these markets, which could adversely affect our ability to execute our business strategy.

•

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our Common Stock.

•

Interruption or failure of our information technology and communications systems could impair our ability to provide our products and services, which could damage our reputation and harm our operating results.

•

The industries in which we operate are continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of your investment. Our products and services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

•

If we are unable to successfully develop and market additional services and/or new generations of our services offerings or market our services and product offerings to a broad number of customers, we may not remain competitive.

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•	We operate in a very competitive environment.
•	If we fail to maintain effective relationships with our major vendors, our services offerings and profitability could suffer.
•

Any failure of the physical or electronic security that resulted in unauthorized parties gaining access to customer data could adversely affect our business, financial condition and results of operations.

•

Demand for our service offerings may decrease if new government regulations substantially increase costs, limit delivery or change the use of Internet access and other products on which our service offerings depend.

•	Increasing regulation of our Internet-based products and services could adversely affect our ability to provide new products and services.
•	Offering telephone services may subject us to additional regulatory burdens, causing us to incur additional costs.
•

We may engage in acquisitions and other strategic transactions and the integration of such acquisitions and other strategic transactions could materially adversely affect our business, financial condition and results of operations.

•	Significant unanticipated increases in the use of bandwidth-intensive Internet-based services could increase our costs.
•	We operate in a highly competitive business environment which could materially adversely affect our business, financial condition, results of operations and liquidity.
•	We face significant risks as a result of rapid changes in technology, consumer expectations and behavior.
•	Our revenues and growth may be constrained due to demand exceeding capacity of our systems or our inability to develop solutions.
•

We rely on contract manufacturers and a limited number of third-party suppliers to produce our network equipment and to maintain our network sites. If these companies fail to perform, we may have a shortage of components and may be required to suspend our network deployment and our product and service introduction.

•	We rely on highly skilled executives and other personnel. If we cannot retain and motivate key personnel, we may be unable to implement our business strategy.
•	If our data security measures are breached, subscribers may perceive our network and services as not secure.
•	Our activities outside the United States could disrupt our operations.
•	We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.
•

We could be subject to claims that we have infringed on the proprietary rights of others, which claims would likely be costly to defend, could require us to pay damages and could limit our ability to use necessary technologies in the future.

•	Our business depends on our brand, and if we do not maintain and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results harmed.
•	We are subject to extensive regulation.
•	Our Chairman and Chief Executive Officer is also our largest stockholder, and as a result, he can exert control over us and has actual or potential interests that may diverge from yours.
•	COVID-19 effects on the economy may negatively affect our Company business.

Risk Factors Related to Our Stock:

•	We can give no assurance of success or profitability to our investors.
•	Sales of Common Stock resulting from issuances of Common Stock for conversions by our convertible noteholders or Rule 144 sales in the future will have a depressive effect on our Common Stock price.
•	We may in the future issue more shares which could cause a loss of control by our present management and current our stockholders.
•	Our officers and directors may have conflicts of interests as to corporate opportunities which we may not be able or allowed to participate in.
•	We have agreed to indemnification of officers and directors as is provided by Florida Statutes.
•	Our directors’ liability to us and shareholders is limited.
•	Our Stock prices in the Market may be volatile.
•	We may not be able to successfully implement our business strategy without substantial additional capital. Any such failure may adversely affect the business and results of operations.
•	We are reliant, in part, on third party sales organizations, which may not perform as we expect.
•	Our growth may be affected adversely if our sales of products and services are negatively affected by competition or other factors.
•	We may be unable to compete with larger, more established competitors.
•

Our Common Stock will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares, after any conversion from Preferred Stock.

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•	The regulation of penny stocks by SEC and FINRA may discourage the tradability of our Common Stock or other securities.
•	We will pay no dividends in the foreseeable future on Common Stock.
•	Rule 144 sales of stock in the future may have a depressive effect on our stock price.
•	Any sales of our Common Stock, if in significant amounts, are likely to depress the future market price of our securities.
•	Any new potential investors will suffer a disproportionate risk and there will be immediate dilution of existing investor’s investments.
•	We can issue future series of shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Risks Relating to Our Intellectual Property and Potential Litigation:

•	We may not be able to protect our intellectual property and proprietary rights.
•	If our patents and other intellectual property rights do not adequately protect our service offering, we may lose market share to competitors and be unable to operate our business profitably.
•	We may in the future become subject to claims that some, or the entire service offering violates the patent or intellectual property rights of others, which could be costly and disruptive to us.

Risks Relating to this Offering

•

The sale of shares of our Common Stock to MacRab under the Standby Equity Commitment Agreement (“SECA”) may cause dilution, and the subsequent resale of the shares of our Common Stock acquired by MacRab, or the perception that such resales may occur, could cause the price of our Common Stock to fall.

•	MacRab will pay less than the then-prevailing market price for our Common Stock.
•	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.
•	State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

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SUMMARY OF THE OFFERING

Issuer	TPT Global Tech, Inc.

Common Stock to be Offered by Selling Stockholders

Up to 2,000,000,000 shares of Common Stock of the Company (the “Shares”), that may be purchased by MacRab pursuant to the Standby Equity Commitment Agreement dated February 14, 2024, by and between MacRab and the Company (the “SECA”).

Common Stock outstanding before the Offering	6,336,839,165 shares of Common Stock (1)

Common Stock outstanding after the Offering (assuming all of the shares offered in the Offering have been issued and sold)	8,336,839,165 shares of Common Stock

OTCQB symbol	TPTW

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock.

Risk Factors	See the discussion under the caption “Risk Factors” and other information in this Prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

(1)	As of July 11, 2024.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements.”

Special Information Regarding Forward-Looking Statements

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.

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RISK FACTORS RELATED TO OUR BUSINESS

Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to attract and retain subscribers.

We will compete with other providers of telephony service, many of which have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may be able to offer, or bring to market earlier, products and services that are superior to our own in terms of features, quality, pricing or other factors. Our failure to compete successfully with any of these companies would have a material adverse effect on our business and the trading price of our Common Stock.

The market for broadband and VoIP services is highly competitive, and we compete with several other companies within a single market:

•	cable operators offering high-speed Internet connectivity services and voice communications;
•	incumbent and competitive local exchange carriers providing DSL services over their existing wide, metropolitan and local area networks;
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3G cellular, PCS and other wireless providers offering wireless broadband services and capabilities, including developments in existing cellular and PCS technology that may increase network speeds or have other advantages over our services;

•	internet service providers offering dial-up Internet connectivity;
•	municipalities and other entities operating free or subsidized WiFi networks;
•	providers of VoIP telephony services;
•	wireless Internet service providers using licensed or unlicensed spectrum;
•	satellite and fixed wireless service providers offering or developing broadband Internet connectivity and VoIP telephony;
•	electric utilities and other providers offering or planning to offer broadband Internet connectivity over power lines; and
•	resellers providing wireless Internet service by “piggy-backing” on DSL or WiFi networks operated by others.

Moreover, we expect other existing and prospective competitors, particularly if our services are successful; to adopt technologies or business plans similar to ours or seek other means to develop a product competitive with our services. Many of our competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. These competitors can often subsidize competing services with revenues from other sources, such as advertising, and thus may offer their products and services at lower prices than ours. These or other competitors may also reduce the prices of their services significantly or may offer broadband connectivity packaged with other products or services. We may not be able to reduce our prices or otherwise alter our services correspondingly, which would make it more difficult to attract and retain subscribers.

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Our Acquisitions could result in operating difficulties, dilution and distractions from our core business.

We have evaluated, and expect to continue to evaluate, potential strategic transactions, including larger acquisitions. The process of acquiring and integrating a company, business or technology is risky, may require a disproportionate amount of our management or financial resources and may create unforeseen operating difficulties or expenditures, including:

•	difficulties in integrating acquired technologies and operations into our business while maintaining uniform standards, controls, policies and procedures;

•

increasing cost and complexity of assuring the implementation and maintenance of adequate internal control and disclosure controls and procedures, and of obtaining the reports and attestations that are required of a company filing reports under the Securities Exchange Act;

•

difficulties in consolidating and preparing our financial statements due to poor accounting records, weak financial controls and, in some cases, procedures at acquired entities based on accounting principles not generally accepted in the United States, particularly those entities in which we lack control; and

•	the inability to predict or anticipate market developments and capital commitments relating to the acquired company, business or technology.

Acquisitions of and joint ventures with companies organized outside the United States often involve additional risks, including:

•	difficulties, as a result of distance, language or culture differences, in developing, staffing and managing foreign operations;
•	lack of control over our joint ventures and other business relationships;
•	currency exchange rate fluctuations;
•	longer payment cycles;
•	credit risk and higher levels of payment fraud;
•	foreign exchange controls that might limit our control over, or prevent us from repatriating, cash generated outside the United States;
•	potentially adverse tax consequences;
•	expropriation or nationalization of assets;
•	differences in regulatory requirements that may make it difficult to offer all of our services;
•	unexpected changes in regulatory requirements;
•	trade barriers and import and export restrictions; and
•	political or social unrest and economic instability.

The anticipated benefit of any of our acquisitions or investments may never materialize. Future investments, acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future investments and acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms, or at all.

Our substantial indebtedness and our current default status and any restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

Our indebtedness could have important consequences to the holders of our Common Stock, such as:

•	we may not be able to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us or at all;
•	we may be unable to refinance our indebtedness on terms acceptable to us or at all;
•	if substantial indebtedness continues it could make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures; and
•	cash flows from operations are currently negative and may continue to be so, and our remaining cash, if any, may be insufficient to operate our business.
•	paying dividends to our stockholders;
•	incurring, or cause certain of our subsidiaries to incur, additional indebtedness;
•	permitting liens on or conduct sales of any assets pledged as collateral;
•	selling all or substantially all of our assets or consolidate or merge with or into other companies;
•	repaying existing indebtedness; and
•	engaging in transactions with affiliates.

As of March 31, 2024, the total debt or financing arrangements was $9,948,895, of which approximately $7,650,631 or 17% of total current liabilities is past due.  As of March 31, 2024, the Company had financing lease liability-related amounts of $745,865.  Our inability to renegotiate our indebtedness may cause lien holders to obtain possession of a good portion of our assets which would significantly alter our ability to generate revenues and obtain any additional financing.

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We may experience difficulties in constructing, upgrading and maintaining our network, which could adversely affect customer satisfaction, increase subscriber turnover and reduce our revenues.

Our success depends on developing and providing products and services that give subscribers a high-quality internet connectivity and VoIP experience. If the number of subscribers using our network and the complexity of our products and services increase, we will require more infrastructure and network resources to maintain the quality of our services. Consequently, we expect to make substantial investments to construct and improve our facilities and equipment and to upgrade our technology and network infrastructure. If we do not implement these developments successfully, or if we experience inefficiencies, operational failures or unforeseen costs during implementation, the quality of our products and services could decline.

We may experience quality deficiencies, cost overruns and delays on construction, maintenance and upgrade projects, including the portions of those projects not within our control or the control of our contractors. The construction of our network requires the receipt of permits and approvals from numerous governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other construction necessary for our business. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing construction projects. In addition, we typically are required to obtain rights from land, building and tower owners to install our antennas and other equipment to provide service to our subscribers. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct our network and expand our services.

We also face challenges in managing and operating our network. These challenges include operating, maintaining and upgrading network and customer premises equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of our business while providing reliable network service at expected speeds and VoIP telephony at expected levels of quality. Our failure in any of these areas could adversely affect customer satisfaction, increase subscriber turnover, increase our costs, decrease our revenues and otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

If we do not obtain and maintain rights to use licensed spectrum in one or more markets, we may be unable to operate in these markets, which could adversely affect our ability to execute our business strategy.

Even though we have established license agreements, growth requires that we plan to provide our services obtaining additional licensed spectrum both in the United States and internationally, we depend on our ability to acquire and maintain sufficient rights to use licensed spectrum by obtaining our own licenses or long-term spectrum leases, in each of the markets in which we operate or intend to operate. Licensing is the short-term solution to obtaining the necessary spectrum as building out spectrum is a long and difficult process that can be costly and require a disproportionate amount of our management resources. We may not be able to acquire, lease or maintain the spectrum necessary to execute our business strategy.

Using licensed spectrum, whether owned or leased, poses additional risks to us, including:

•	inability to satisfy build-out or service deployment requirements upon which our spectrum licenses or leases are, or may be, conditioned;
•	increases in spectrum acquisition costs;
•	adverse changes to regulations governing our spectrum rights;
•	the risk that spectrum we have acquired or leased will not be commercially usable or free of harmful interference from licensed or unlicensed operators in our or adjacent bands;
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with respect to spectrum we will lease in the United States, contractual disputes with or the bankruptcy or other reorganization of the license holders, which could adversely affect our control over the spectrum subject to such license;

•	failure of the FCC or other regulators to renew our spectrum licenses as they expire; and
•	invalidation of our authorization to use all or a significant portion of our spectrum, resulting in, among other things, impairment charges related to assets recorded for such spectrum.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business, brand and reputation with investors may be harmed.

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In addition, reporting a material weakness may negatively impact investors’ perception of us. We have allocated, and will continue to allocate, significant additional resources to remedy any deficiencies in our internal control. There can be no assurances that our remedial measures will be successful in curing the any material weakness or that other significant deficiencies or material weaknesses will not arise in the future.

Interruption or failure of our information technology and communications systems could impair our ability to provide our products and services, which could damage our reputation and harm our operating results.

We have experienced service interruptions in some markets in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation and brand could be permanently harmed. We may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

Our products and services depend on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our brand could be damaged if people believe our network is unreliable. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning may not be adequate. The occurrence of a natural disaster or unanticipated problems at our network centers could result in lengthy interruptions in our service and adversely affect our operating results.

The industries in which we operate are continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of your investment. Our products and services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The markets in which we and our customers compete are characterized by rapidly changing technology, evolving industry standards and communications protocols, and continuous improvements in products and services. Our future success depends on our ability to enhance current products and to develop and introduce in a timely manner new products that keep pace with technological developments, industry standards and communications protocols, compete effectively on the basis of price, performance and quality, adequately address end-user customer requirements and achieve market acceptance. There can be no assurance that the deployment of wireless networks will not be delayed or that our products will achieve widespread market acceptance or be capable of providing service at competitive prices in sufficient volumes. In the event that our products are not timely and economically developed or do not gain widespread market acceptance, our business, results of operations and financial condition would be materially adversely affected. There can also be no assurance that our products will not be rendered obsolete by the introduction and acceptance of new communications protocols.

The broadband services industry is characterized by rapid technological change, competitive pricing, frequent new service introductions and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

•	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;
•	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;
•	uncertain consumer acceptance;
•	realizing economies of scale;
•	responding successfully to advances in competing technologies in a timely and cost-effective manner;
•	migration toward standards-based technology, requiring substantial capital expenditures; and
•	existing, proposed or undeveloped technologies that may render our wireless broadband and VoIP telephony services less profitable or obsolete.

As the products and services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering wireless broadband and VoIP telephony services.

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If we are unable to successfully develop and market additional services and/or new generations of our services offerings or market our services and product offerings to a broad number of customers, we may not remain competitive.

Our future success and our ability to increase net revenue and earnings depend, in part, on our ability to develop and market new additional services and/or new generations of our current services offerings and market our existing services offerings to a broad number of customers. However, we may not be able to, among other things:

•	successfully develop or market new services or product offerings or enhance existing services offerings;
•	educate third-party sales organizations adequately for them to promote and sell our services offerings;
•	develop, market and distribute existing and future services offerings in a cost-effective manner; or
•	operate the facilities needed to provide our services offerings.

If we fail to develop new service offerings, or if we incur unexpected expenses or delays in product development or integration, we may lose our competitive position and incur substantial additional expenses or may be required to curtail or terminate all or part of our present planned business operations.

Our failure to do any of the foregoing could have a material adverse effect on our business, financial condition and results of operations. In addition, if any of our current or future services offerings contain undetected errors or design defects or do not work as expected for our customers, our ability to market these services offerings could be substantially impeded, resulting in lost sales, potential reputation damage and delays in obtaining market acceptance of these services offerings. We cannot assure you that we will continue to successfully develop and market new or enhanced applications for our services offerings. If we do not continue to expand our services offerings portfolio on a timely basis or if those products and applications do not receive market acceptance, become regulatory restricted, or become obsolete, we will not grow our business as currently expected.

We operate in a very competitive environment.

There are three types of competitors for our service offerings.

(1)

The value-added resellers and other vendors of hardware and software for on-site installation do not typically have an offering similar to our cloud-based services. However, they are the primary historic service suppliers to our targeted customers and will actively work to defend their customer base.

(2)	There are a number of providers offering services, but they typically offer only one or two applications of their choosing instead of our offering which bundles customer’s chosen services.

(3)	There are a few providers that offer more than two applications from the cloud. However currently, these providers typically offer only those applications they have chosen.

Our industry is characterized by rapid change resulting from technological advances and new services offerings. Certain competitors have substantially greater capital resources, larger customer bases, larger sales forces, greater marketing and management resources, larger research and development staffs and larger facilities than our and have more established reputations with our target customers, as well as distribution channels that are entrenched and may be more effective than ours. Competitors may develop and offer technologies and products that are more effective, have better features, are easier to use, are less expensive and/or are more readily accepted by the marketplace than our offerings. Their products could make our technology and service offerings obsolete or noncompetitive. Competitors may also be able to achieve more efficient operations and distribution than ours may be able to and may offer lower prices than we could offer profitably. We may decide to alter or discontinue aspects of our business and may adopt different strategies due to business or competitive factors or factors currently unforeseen, such as the introduction by competitors of new products or services technologies that would make part or all of our service offerings obsolete or uncompetitive.

In addition, the industry could experience some consolidation. There is also a risk that larger companies will enter our markets.

If we fail to maintain effective relationships with our major vendors, our services offerings and profitability could suffer.

We use third party providers for services. In addition, we purchase hardware, software and services from external suppliers. Accordingly, we must maintain effective relationships with our vendor base to source our needs, maintain continuity of supply, and achieve reasonable costs. If we fail to maintain effective relationships with our vendor base, this may adversely affect our ability to deliver the best products and services to our customers and our profitability could suffer.

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Any failure of the physical or electronic security that resulted in unauthorized parties gaining access to customer data could adversely affect our business, financial condition and results of operations.

We use commercial data networks to service customers cloud based services and the associated customer data. Any data is subject to the risk of physical or electronic intrusion by unauthorized parties. We have a multi-homed firewalls and Intrusion Detection / Prevention systems to protect against electronic intrusion and two physical security levels in our networks. Our policy is to close all external ports as a default. Robust anti-virus software runs on all client servers. Systems have automated monitoring and alerting for unusual activity. We also have a Security Officer who monitors these systems. We have better security systems and expertise than our clients can afford separately but any failure of these systems could adversely affect our business growth and financial condition.

Demand for our service offerings may decrease if new government regulations substantially increase costs, limit delivery or change the use of Internet access and other products on which our service offerings depend.

We are dependent on Internet access to deliver our service offerings. If new regulations are imposed that limit the use of the internet or impose significant taxes on services delivered via the internet, it could change our cost structure and/or affect our business model. The significant changes in regulatory costs or new limitations on Internet use could impact our ability to operate as we anticipate, could damage our reputation with our customers, disrupt our business or result in, among other things, decreased net revenue and increased overhead costs. As a result, any such failure could harm our business, financial condition and results of operations.

Increasing regulation of our Internet-based products and services could adversely affect our ability to provide new products and services.

On February 26, 2015, the FCC adopted a new "network neutrality" or Open Internet order (the "2015 Order") that: (1) reclassified broadband Internet access service as a Title II common carrier service, (2) applied certain existing Title II provisions and associated regulations; (3) forbore from applying a range of other existing Title II provisions and associated regulations, but to varying degrees indicated that this forbearance may be only temporary and (4) issued new rules expanding disclosure requirements and prohibiting blocking, throttling, paid prioritization and unreasonable interference with the ability of end users and edge providers to reach each other. The 2015 Order also subjected broadband providers' Internet traffic exchange rates and practices to potential FCC oversight and created a mechanism for third parties to file complaints regarding these matters. The 2015 Order could limit our ability to efficiently manage our cable systems and respond to operational and competitive challenges. In December 2017, the FCC adopted an order (the "2017 Order") that in large part reverses the 2015 Order. The 2017 Order has not yet gone into effect, however, and the 2015 Order will remain binding until the 2017 Order takes effect. The 2017 Order is expected to be subject to legal challenge that may delay its effect or overturn it. Additionally, Congress and some states are considering legislation that may codify "network neutrality" rules.

Offering telephone services may subject us to additional regulatory burdens, causing us to incur additional costs.

We offer telephone services over our broadband network and continue to develop and deploy interconnected VoIP services. The FCC has ruled that competitive telephone companies that support VoIP services, such as those that we offer to our customers, are entitled to interconnect with incumbent providers of traditional telecommunications services, which ensures that our VoIP services can operate in the market. However, the scope of these interconnection rights are being reviewed in a current FCC proceeding, which may affect our ability to compete in the provision of telephony services or result in additional costs. It remains unclear precisely to what extent federal and state regulators will subject VoIP services to traditional telephone service regulation. Expanding our offering of these services may require us to obtain certain authorizations, including federal and state licenses. We may not be able to obtain such authorizations in a timely manner, or conditions could be imposed upon such licenses or authorizations that may not be favorable to us. The FCC has already extended certain traditional telecommunications requirements, such as E911 capabilities, Universal Service Fund contribution, Communications Assistance for Law Enforcement Act ("CALEA"), measures to protect Customer Proprietary Network Information, customer privacy, disability access, number porting, battery back-up, network outage reporting, rural call completion reporting and other regulatory requirements to many VoIP providers such as us. If additional telecommunications regulations are applied to our VoIP service, it could cause us to incur additional costs and may otherwise materially adversely impact our operations. In 2011, the FCC released an order significantly changing the rules governing intercarrier compensation for the origination and termination of telephone traffic between interconnected carriers. These rules have resulted in a substantial decrease in interstate compensation payments over a multi-year period. The FCC is currently considering additional reforms that could further reduce interstate compensation payments. Further, although the FCC recently declined to impose additional regulatory burdens on certain point to point transport ("special access") services provided by cable companies, that FCC decision has been appealed by multiple parties. If those appeals are successful, there could be additional regulatory burdens and additional costs placed on these services.

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We may engage in acquisitions and other strategic transactions and the integration of such acquisitions and other strategic transactions could materially adversely affect our business, financial condition and results of operations.

Our business has changed significantly as a result of acquisitions, which entail numerous risks including:

•	distraction of our management team in identifying potential acquisition targets, conducting due diligence and negotiating acquisition agreements;
•	difficulties in integrating the operations, personnel, products, technologies and systems of acquired businesses;
•	difficulties in enhancing our customer support resources to adequately service our existing customers and the customers of acquired businesses;
•	the potential loss of key employees or customers of the acquired businesses;
•	unanticipated liabilities or contingencies of acquired businesses;
•	unbudgeted costs which we may incur in connection with pursuing potential acquisitions which are not consummated;
•	failure to achieve projected cost savings or cash flow from acquired businesses, which are based on projections that are inherently uncertain;
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fluctuations in our operating results caused by incurring considerable expenses to acquire and integrate businesses before receiving the anticipated revenues expected to result from the acquisitions; and

•	difficulties in obtaining regulatory approvals required to consummate acquisitions.

We also participate in competitive bidding processes, some of which may involve significant cable systems. If we are the winning bidder in any such process involving significant cable systems or we otherwise engage in acquisitions or other strategic transactions in the future, we may incur additional debt, contingent liabilities and amortization expenses, which could materially adversely affect our business, financial condition and results of operations. We could also issue substantial additional equity which could dilute existing stockholders.

If our acquisitions do not result in the anticipated operating efficiencies, are not effectively integrated, or result in costs which exceed our expectations, our business, financial condition and results of operations could be materially adversely affected.

Significant unanticipated increases in the use of bandwidth-intensive Internet-based services could increase our costs.

The rising popularity of bandwidth-intensive Internet-based services poses risks for our broadband services. Examples of such services include peer-to-peer file sharing services, gaming services and the delivery of video via streaming technology and by download. If heavy usage of bandwidth-intensive broadband services grows beyond our current expectations, we may need to incur more expenses than currently anticipated to expand the bandwidth capacity of our systems or our customers could have a suboptimal experience when using our broadband service. In order to continue to provide quality service at attractive prices, we need the continued flexibility to develop and refine business models that respond to changing consumer uses and demands and to manage bandwidth usage efficiently. Our ability to undertake such actions could be restricted by regulatory and legislative efforts to impose so-called "net neutrality" requirements on broadband communication providers like us that provide broadband services. For more information, see "Regulation—Broadband."

We operate in a highly competitive business environment which could materially adversely affect our business, financial condition, results of operations and liquidity.

We operate in a highly competitive, consumer-driven industry and we compete against a variety of broadband, pay television and telephony providers and delivery systems, including broadband communications companies, wireless data and telephony providers, satellite-delivered video signals, Internet-delivered video content and broadcast television signals available to residential and business customers in our service areas. Some of our competitors include AT&T and its DirecTV subsidiary, CenturyLink, DISH Network, Frontier and Verizon. In addition, our pay television services compete with all other sources of leisure, news, information and entertainment, including movies, sporting or other live events, radio broadcasts, home-video services, console games, print media and the internet.

In some instances, our competitors have fewer regulatory burdens, easier access to financing, greater resources, greater operating capabilities and efficiencies of scale, stronger brand-name recognition, longstanding relationships with regulatory authorities and customers, more subscribers, more flexibility to offer promotional packages at prices lower than ours and greater access to programming or other services. This competition creates pressure on our pricing and has adversely affected, and may continue to affect, our ability to add and retain customers, which in turn adversely affects our business, financial condition and results of operations. The effects of competition may also adversely affect our liquidity and ability to service our debt. For example, we face intense competition from Verizon and AT&T, which have network infrastructure throughout our service areas. We estimate that competitors are currently able to sell a fiber-based triple play, including broadband, pay television and telephony services, and may expand these and other service offerings to our potential customers.

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Our competitive risks are heightened by the rapid technological change inherent in our business, evolving consumer preferences and the need to acquire, develop and adopt new technology to differentiate our products and services from those of our competitors, and to meet consumer demand. We may need to anticipate far in advance which technology we should use for the development of new products and services or the enhancement of existing products and services. The failure to accurately anticipate such changes may adversely affect our ability to attract and retain customers, which in turn could adversely affect our business, financial condition and results of operations. Consolidation and cooperation in our industry may allow our competitors to acquire service capabilities or offer products that are not available to us or offer similar products and services at prices lower than ours. For example, Comcast and Charter Communications have agreed to jointly explore operational efficiencies to speed their respective entries into the wireless market, including in the areas of creating common operating platforms and emerging wireless technology platforms. In addition, changes in the regulatory and legislative environments may result in changes to the competitive landscape.

In addition, certain of our competitors own directly or are affiliated with companies that own programming content or have exclusive arrangements with content providers that may enable them to obtain lower programming costs or offer exclusive programming that may be attractive to prospective subscribers. For example, DirecTV has exclusive arrangements with the National Football League that give it access to programming we cannot offer. AT&T also has an agreement to acquire Time Warner, which owns a number of cable networks, including TBS, CNN and HBO, as well as Warner Bros. Entertainment, which produces television, film and home-video content. AT&T's and DirecTV's potential access to Time Warner programming could allow AT&T and DirecTV to offer competitive and promotional packages that could negatively affect our ability to maintain or increase our existing customers and revenues. DBS operators such as DISH Network and DirecTV also have marketing arrangements with certain phone companies in which the DBS provider's pay television services are sold together with the phone company's broadband and mobile and traditional phone services.

Most broadband communications companies, which already have wired networks, an existing customer base and other operational functions in place (such as billing and service personnel), offer DSL services. We believe DSL service competes with our broadband service and is often offered at prices lower than our Internet services. However, DSL is often offered at speeds lower than the speeds we offer. In addition, DSL providers may currently be in a better position to offer Internet services to businesses since their networks tend to be more complete in commercial areas. They may also increasingly have the ability to combine video services with telephone and Internet services offered to their customers, particularly as broadband communications companies enter into co-marketing agreements with other service providers. In addition, current and future fixed and wireless Internet services, such as 3G, 4G and 5G fixed and wireless broadband services and Wi-Fi networks, and devices such as wireless data cards, tablets and smartphones, and mobile wireless routers that connect to such devices, may compete with our broadband services.

Our telephony services compete directly with established broadband communications companies and other carriers, including wireless providers, as increasing numbers of homes are replacing their traditional telephone service with wireless telephone service. We also compete against VoIP providers like Vonage, Skype, GoogleTalk, Facetime, WhatsApp and magicJack that do not own networks but can provide service to any person with a broadband connection, in some cases free of charge. In addition, we compete against ILECs, other CLECs and long-distance voice-service companies for large commercial and enterprise customers. While we compete with the ILECs, we also enter into interconnection agreements with ILECs so that our customers can make and receive calls to and from customers served by the ILECs and other telecommunications providers. Federal and state law and regulations require ILECs to enter into such agreements and provide facilities and services necessary for connection, at prices subject to regulation. The specific price, terms and conditions of each agreement, however, depend on the outcome of negotiations between us and each ILEC. Interconnection agreements are also subject to approval by the state regulatory commissions, which may arbitrate negotiation impasses. These agreements, like all interconnection agreements, are for limited terms and upon expiration are subject to renegotiation, potential arbitration and approval under the laws in effect at that time.

We also face competition for our advertising sales from traditional and non-traditional media outlets, including television and radio stations, traditional print media and the Internet.

We face significant risks as a result of rapid changes in technology, consumer expectations and behavior.

The broadband communications industry has undergone significant technological development over time and these changes continue to affect our business, financial condition and results of operations. Such changes have had, and will continue to have, a profound impact on consumer expectations and behavior. Our video business faces technological change risks as a result of the continuing development of new and changing methods for delivery of programming content such as Internet-based delivery of movies, shows and other content which can be viewed on televisions, wireless devices and other developing mobile devices. Consumers' video consumption patterns are also evolving, for example, with more content being downloaded for time-shifted consumption. A proliferation of delivery systems for video content can adversely affect our ability to attract and retain subscribers and the demand for our services and it can also decrease advertising demand on our delivery systems. Our broadband business faces technological challenges from rapidly evolving wireless Internet solutions. Our telephony service offerings face technological developments in the proliferation of telephony delivery systems including those based on Internet and wireless delivery. If we do not develop or acquire and successfully implement new technologies, we will limit our ability to compete effectively for subscribers, content and advertising. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect from the introduction of new technologies, or that any new technologies will be rolled out across our footprint in the timeframe we anticipate. In addition, we may be required to make material capital and other investments to anticipate and to keep up with technological change. These challenges could adversely affect our business, financial condition and results of operations.

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Our revenues and growth may be constrained due to demand exceeding the capacity of our systems or our inability to develop solutions.

We anticipate generating revenues in the future from broadband connectivity, other Internet services, and broadband and in the cloud services. Demand and market acceptance for these recently introduced services and products delivered over the Internet is uncertain. Critical issues concerning the use of the Internet, such as ease of access, security, reliability, cost and quality of service, exist and may affect the growth of Internet use or the attractiveness of conducting commerce online. In addition, the Internet and online services may not be accepted as viable for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and online services continue to experience significant growth, there can be no assurance that the infrastructure of the Internet and online services will prove adequate to support increased user demands. In addition, the Internet or online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or online service activity. Changes in, or insufficient availability of, telecommunications services to support the Internet or online services also could result in slower response times and adversely affect usage of the Internet and online services generally and us in particular. If use of the Internet and online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and online services does not effectively support growth that may occur, or if the Internet and online services do not become a viable commercial marketplace, our business could be adversely affected.

Certain aspects of our VoIP telephony services differ from traditional telephone service. The factors that may have this effect include:

•	our subscribers may experience lower call quality than they experience with traditional wireline telephone companies, including static, echoes and transmission delays;
•	our subscribers may experience higher dropped-call rates than they experience with traditional wireline telephone companies; and
•	a power loss or internet access interruption causes our service to be interrupted.

Additionally, our VoIP emergency calling service is significantly more limited than the emergency calling services offered by traditional telephone companies. Our VoIP emergency calling service can only transmit to a dispatcher at a public safety answering point, or PSAP, the location information that the subscriber has registered with us, which may at times be different from the actual location at the time of the call. As a result, our emergency calling systems may not assure that the appropriate PSAP is reached and may cause significant delays, or even failures, in callers’ receipt of emergency assistance. Our failure to develop or operate an adequate emergency calling service could subject us to substantial liabilities and may result in delays in subscriber adoption of our VoIP telephony services or all of our services, abandonment of our services by subscribers, and litigation costs, damage awards and negative publicity, any of which could harm our business, prospects, financial condition or results of operations.

If our subscribers do not accept the differences between our VoIP telephony services and traditional telephone service, they may not adopt or keep our VoIP telephony services or our other services or may choose to retain or return to service provided by traditional telephone companies. Because VoIP telephony services represent an important aspect of our business strategy, failure to achieve subscribers’ acceptance of our VoIP telephony services may adversely affect our prospects, results of operations and the trading price of our shares.

We rely on contract manufacturers and a limited number of third-party suppliers to produce our network equipment and to maintain our network sites. If these companies fail to perform, we may have a shortage of components and may be required to suspend our network deployment and our product and service introduction.

We depend on contract manufacturers to produce and deliver acceptable, high-quality products on a timely basis. We also depend on a limited number of third parties to maintain our network facilities. If our contract manufacturer or other providers do not satisfy our requirements, or if we lose our contract manufacturers or any other significant provider, we may have an insufficient network service for delivery to subscribers, we may be forced to suspend portions of our wireless broadband network, enrollment of new subscribers, and product sales and our business, prospects, financial condition and operating results may be harmed.

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We rely on highly skilled executives and other personnel. If we cannot retain and motivate key personnel, we may be unable to implement our business strategy.

We will be highly dependent on the scientific, technical, and managerial skills of certain key employees, including technical, research and development, sales, marketing, financial and executive personnel, and on our ability to identify, hire and retain additional personnel. To accommodate our current size and manage our anticipated growth, we must expand our employee base. Competition for key personnel, particularly persons having technical expertise, is intense, and there can be no assurance that we will be able to retain existing personnel or to identify or hire additional personnel. The need for such personnel is particularly important given the strains on our existing infrastructure and the need to anticipate the demands of future growth. In particular, we are highly dependent on the continued services of our senior management team, which currently is composed of a small number of individuals. We do not maintain key-man life insurance on the life of any employee. The inability of us to attract, hire or retain the necessary technical, sales, marketing, financial and executive personnel, or the loss of the services of any member of our senior management team, could have a material adverse effect on us.

Our future success depends largely on the expertise and reputation of our founder, Chairman and Chief Executive Officer Stephen J. Thomas, Richard Eberhardt, and the other members of our senior management team. In addition, we intend to hire additional highly skilled individuals to staff our operations. Loss of any of our key personnel or the inability to recruit and retain qualified individuals could adversely affect our ability to implement our business strategy and operate our business.

We are currently managed by a small number of key management and operating personnel. Our future success depends, in part, on our ability to recruit and retain qualified personnel. Failure to do so likely would have an adverse impact on our business and the trading price of our Common Stock.

If our data security measures are breached, subscribers may perceive our network and services as not secure.

Our network security and the authentication of the subscriber’s credentials are designed to protect unauthorized access to data on our network. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

Our activities outside the United States could disrupt our operations.

We intend to invest in various international companies and spectrum opportunities through acquisitions and strategic alliances as these opportunities arise. Our activities outside the United States operate in environments different from the one we face in the United States, particularly with respect to competition and regulation. Due to these differences, our activities outside the United States may require a disproportionate amount of our management and financial resources, which could disrupt our U.S. operations and adversely affect our business.

In a number of international markets, we face substantial competition from local service providers that offer or may offer their own wireless broadband or VoIP telephony services and from other companies that provide Internet connectivity services. We may face heightened challenges in gaining market share, particularly in certain European countries, where a large portion of the population already has broadband Internet connectivity and incumbent companies already have a dominant market share in their service areas. Furthermore, foreign providers of competing services may have a substantial advantage over us in attracting subscribers due to a more established brand, greater knowledge of local subscribers’ preferences and access to significant financial or strategic resources.

In addition, foreign regulatory authorities frequently own or control the incumbent telecommunications companies operating under their jurisdiction. Established relationships between government-owned or government-controlled telecommunications companies and their traditional local providers of telecommunications services often limit access of third parties to these markets. The successful expansion of our international operations in some markets will depend on our ability to locate, form and maintain strong relationships with established local communication services and equipment providers. Failure to establish these relationships or to market or sell our products and services successfully could limit our ability to attract subscribers to our services.

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We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies, system designs and manufacturing processes. We may not be able to safeguard and maintain our proprietary rights. We rely on patents, trademarks and policies and procedures related to confidentiality to protect our intellectual property. Some of our intellectual property, however, is not covered by any of these protections.

We could be subject to claims that we have infringed on the proprietary rights of others, which claims would likely be costly to defend, could require us to pay damages and could limit our ability to use necessary technologies in the future.

Our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. These competitors may claim that our services and products infringe on these patents or other proprietary rights. Defending against infringement claims, even meritless ones, would be time consuming, distracting and costly. If we are found to be infringing proprietary rights of a third party, we could be enjoined from using such third party’s rights and be required to pay substantial royalties and damages and may no longer be able to use the intellectual property on acceptable terms or at all. Failure to obtain licenses to intellectual property could delay or prevent the development, manufacture or sale of our products or services and could cause us to expend significant resources to develop or acquire non-infringing intellectual property.

Our business depends on our brand, and if we do not maintain and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results harmed.

We believe that our brand is a critical part of our business. Maintaining and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and maintain our brands, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that maintaining and enhancing our brand will become increasingly important, difficult and expensive.

We are subject to extensive regulation.

Our acquisition, lease, maintenance and use of spectrum licenses are extensively regulated by federal, state, local, and foreign governmental entities. A number of other federal, state, local and foreign privacy, security and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Current regulations directly affect the breadth of services we are able to offer and may impact the rates, terms and conditions of our services. Regulation of companies that offer competing services, such as cable and DSL providers and incumbent telecommunications carriers, also affects our business indirectly.

We are also subject to regulation because we provide VoIP telephony services. As an “interconnected” VoIP provider, we are required under FCC rules, to comply with the Communications Assistance for Law Enforcement Act, or CALEA, which requires service providers to build certain capabilities into their networks and to accommodate wiretap requests from law enforcement agencies.

In addition, the FCC or other regulatory authorities may in the future restrict our ability to manage subscribers’ use of our network, thereby limiting our ability to prevent or address subscribers’ excessive bandwidth demands. To maintain the quality of our network and user experience, we manage the bandwidth used by our subscribers’ applications, in part by restricting the types of applications that may be used over our network. Some providers and users of these applications have objected to this practice. If the FCC or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

In certain of our international markets, the services provided by our business may require receipt of a license from national, provincial or local regulatory authorities. Where required, regulatory authorities may have significant discretion in granting the licenses and in the term of the licenses and are often under no obligation to renew the licenses when they expire.

The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we already have rights to licensed spectrum. In order to promote competition, licenses may also require that third parties be granted access to our bandwidth, frequency capacity, facilities or services. We may not be able to obtain or retain any required license, and we may not be able to renew a license on favorable terms, or at all.

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Our wireless broadband and VoIP telephony services may become subject to greater state or federal regulation in the future. The scope of the regulations that may apply to VoIP telephony services providers and the impact of such regulations on providers’ competitive position are presently unknown.

Our Chairman and Chief Executive Officer is also our largest stockholder, and as a result he can exert control over us and has actual or potential interests that may diverge from yours.

Mr. Thomas may have interests that diverge from those of other holders of our Common Stock, and he owns our super majority voting Series A stock. As a result, Mr. Thomas may vote the shares he owns or otherwise cause us to take actions that may conflict with your best interests as a stockholder, which could adversely affect our results of operations and the trading price of our Common Stock.

Through his control, Mr. Thomas can control our management, affairs and all matters requiring stockholder approval, including the approval of significant corporate transactions, a sale of our company, decisions about our capital structure and, the composition of our board of directors.

COVID-19 effects on the economy may negatively affect our Company business.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's business may be negatively affected for a sustained time frame. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

RISK FACTORS RELATED TO OUR STOCK

We can give no assurance of success or profitability to our investors.

Cash flows generated from operating activities were not enough to support all working capital requirements for the three months ended March 31, 2024 and 2023. Financing activities described below have helped with working capital and other capital requirements.

We incurred $3,275,788 and $1,472,711, respectively, in losses, and we used $228,934 and $409,800, respectively, in cash for operations for the three months ended March 31, 2024 and 2023. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, research and development, derivative expense or gain, gain on extinguishment of debt and share-based compensation which totaled to a net $1,837,460 for 2024 and $426,174 for 2023.

In addition, we report increases and reductions in liabilities as uses of cash and decreases assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities.  For the three months ended March 31, 2024, we had a net change in our assets and liabilities of $1,209,394 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and increase in prepaid expenses.  For the three months ended March 31, 2023, we had a net change to our assets and liabilities of $594,591 for similar reasons.

Cash flows from financing activities were $216,548 and $362,344 for the three months ended March 31, 2024 and 2023, respectively.  These cash flows were generated primarily from proceeds from convertible notes and notes payable related parties.

Cash flows used in investing activities were $0 and $0, respectively, for the three months ended March 31, 2024 and 2023.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

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Sales of Common Stock resulting from issuances of Common Stock for conversions by our convertible noteholders or Rule 144 sales in the future will have a depressive effect on our Common Stock price.

Most of our convertible noteholders have rights to convert their notes at significant discounts to the market prices as shown in the schedule below, for sale under the requirements of Rule 144 or other applicable exemptions from registration under the Act and perhaps under registration statements which the company is preparing to file in the next thirty days. Rule 144 provides in essence that a person who has held restricted securities for six months or is deemed to have held them due to the issuance by the Company of convertible notes under certain conditions, may sell those shares in brokerage transactions. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of Common Stock of present stockholders underlying the convertible notes, will have a depressive effect upon the price of the Common Stock in the market, since they are issued at a discount to market-often 50-60% of the lowest bid for differing periods, and sales can be expected at some discounted prices, with larger than normal volumes.  We have also issued preferred stock and options and warrants that allow for the purchase of shares at significant discounts to the market prices, often 50% of the ten-day low bids, or other highly discounted rates, which would allow the holders of those warrants to sell shares into the market at a profit over their discounted price, which could have the effect of depressing the price of the shares in the market.

The Company has convertible debt and preferred stock outstanding for which common shares would be required to be issued upon exercise by the holders.  As of March 31, 2024, the following shares would be issued:

Convertible Promissory Notes	22,185,151,081
Series A Preferred Stock (1)	79,949,664,121
Series B Preferred Stock	2,588,693
Series D Preferred Stock (2)	630,391,892
Series E Preferred Stock (3)	27,614,959,459
Stock Options and Warrants	129,116,666
130,511,871,912

___________

(1)

Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding Common Stock upon conversion. The Company would have to authorize additional shares for this to occur as only 15,000,000,000 shares are currently authorized.

(2)

Holders of the Series D Preferred Stock may decide after 12 months to convert to Common Stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series D Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of Common Stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

(3)

Holders of the Series E Preferred Stock may decide after 12 months to convert to Common Stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series E Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of Common Stock underlying the conversion rights. The automatic conversion to common from Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

Part of the consideration in the acquisition of Aire Fitness was the issuance of 500,000 restricted common shares of the Company vesting and issuable after the Common Stock reaches at least a $1.00 per share closing price in trading.  To date, this has not occurred but may happen in the future upon which the Company will issue 500,000 common shares to the non-controlling interest owners of Aire Fitness.

Stock Options

There are currently no stock options outstanding.

On February 1, 2024, by unanimous written consent, the Board of Directors and Majority Shareholder of TPT Global Tech, Inc. (the “Company”) approved and adopted an amendment and restatement of the 2024 TPT Global Tech, Inc. Stock Option, Compensation, and Award Incentive Plan (the “Plan”) to increase the maximum number of common shares, with a par value of $0.001 (“Common Shares”), available for grant to participants under the Plan to 3,500,000,000 Common Shares. In addition, the Plan was amended to define “Eligible Person” as an Employee, Consultant (Person or Professional Services Company) or Director of the Company, any Parent or any Subsidiary. A company other than a Professional Services Company is NOT eligible and “Issuance for Compensation for Services” shall mean the issuance for valuable and adequate consideration determined by the Board as determined by performance pursuant to an agreement. This Plan amends and supersedes any and all prior Plans.

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Warrants Issued with Convertible Promissory Notes

As of March 31, 2024, there were 129,116,666 warrants outstanding that expire in four years or in the years ended December 31, 2024 -2027.  As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 1,000,000 warrants to purchase 1,000,000 common shares of the Company at 70% of the current market price.  Current market price means the average of the three lowest trading prices for our Common Stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.  However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our Common Stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

On January 31, 2022, TPT Global Tech, Inc. issued warrants in conjunction with the issuance of Talos and Blue Lake Note Agreements.  Warrants to purchase 18,116,666 shares of Common Stock at $0.015 per share provided, however, that if the Company consummates an uplist offering on or before July 6, 2022 then the exercise price shall be 110% of the offering price at which the uplist offering is made.

The warrants issued under these convertible promissory notes were considered derivative liabilities valued at $71,186 of the total $11,647,686 derivative liabilities as of March 31, 2024. See Note 5.

Current market price means the average of the three lowest trading prices for our Common Stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.

The exercise of the options, warrants, convertible promissory notes and Series A, B, C, D, E, F and G Series Preferred Stock into shares of our Common Stock could have a dilutive effect to the holdings of our existing shareholders.

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued Common Stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

Our officers and directors may have conflicts of interests as to corporate opportunities which we may not be able or allowed to participate in.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See “Conflicts of Interest” at page 78.)

We have agreed to indemnification of officers and directors as is provided by Florida Statutes.

Florida Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

Our directors’ liability to us and our shareholders is limited.

Florida Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

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Our Stock prices in the Market may be volatile.

The value of our Common Stock following this offering may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	quarterly variations in our results of operations or those of our competitors;
•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
•	disruption to our operations or those of other sources critical to our network operations;
•	the emergence of new competitors or new technologies;
•	our ability to develop and market new and enhanced products on a timely basis;
•	seasonal or other variations in our subscriber base;
•	commencement of, or our involvement in, litigation;
•	availability of additional spectrum;
•	dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;
•	changes in our board or management;
•	adoption of new or different accounting standards;
•	changes in governmental regulations or in the status of our regulatory approvals;
•	changes in earnings estimates or recommendations by securities analysts;
•	announcements regarding WiMAX and other technical standards; and
•	general economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for shares of technology companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We expect the value of our Common Stock will be subject to such fluctuations.

We may not be able to successfully implement our business strategy without substantial additional capital. Any such failure may adversely affect the business and results of operations.

Unless we can generate revenues sufficient to implement our Business Plan, we will need to obtain additional financing through debt or bank financing, or through the sale of shareholder interests to execute our Business Plan. We expect to need at least $40,000,000 in the next twelve months in capital or loans to complete our plans and operations. We may not be able to obtain this financing at all. We have not sought commitments for this financing, and we have no terms for either debt or equity financing, and we realize that it may be difficult to obtain on favorable terms. Moreover, if we issue additional equity securities to support our operations, Investor holdings may be diluted. Our business plans are at risk if we cannot continually achieve additional capital raising to complete our plans.

We are reliant, in part, on third party sales organizations, which may not perform as we expect.

We, from time to time, rely on the sales force of third-party sales organizations with support from our own selling resources. The third-party relationships and internal organization are not fully developed at this time and must be developed. We may not be able to hire effective inside salespeople to help our third-party sales organizations close sales. There is no assurance that any approaches will improve sales. Further, using only a direct sales force would be less cost-effective than our plan to use third-party sales organizations. In addition, a direct sales model may be ineffective if we were unable to hire and retain qualified salespeople and if the sales force fails to complete sales. Moreover, even if we successfully implement our business strategy, we may not have positive operating results. We may decide to alter or discontinue aspects of our business strategy and may adopt different strategies due to business or competitive factors.

Our growth may be affected adversely if our sales of products and services are negatively affected by competition or other factors.

The growth of our business is dependent, in large part, upon the development of sales for our services and product offerings. Market opportunities that we expect to exist may not develop as expected, or at all. For example, a substantial percentage of our service offerings is oriented around data access. If lower cost alternatives are developed, our sales would decrease, and our operating results would be negatively affected. Moreover, even if market opportunities develop as expected, new technologies and service offerings introduced by competitors may significantly limit our ability to capitalize on any such market opportunity. Our failure to capitalize on expected market opportunities would adversely affect revenue growth.

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The lack of operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast revenues and operating results. We anticipate that revenues and operating results might fluctuate in the future due to a number of factors including the following:

•	the timing of sales for current services and products offerings;

•	the timing of new product implementations;

•	unexpected delays in introducing new services and products offerings;

•	increased expense related to sales and marketing, product development or administration;

•	the mix of products and our services offerings;

•	costs related to possible acquisitions of technology or business; and

•	costs of providing services.

We may be unable to compete with larger, more established competitors.

The market for providing network delivered service solutions is competitive. We expect competition to intensify in the future. Many of our potential competitors have longer operating histories, larger customer bases, greater recognition and significantly greater resources. As a result, competitors may be able to respond more quickly to emerging technologies and changes in customer requirements than we can. The continuous and timely introduction of competitively priced services offerings into the market is critical to our success, and there can be no assurance that we will be able to introduce such services offerings. We may not be able to compete successfully against competitors, and the competitive pressures we face may have an adverse effect on our business.

Our Common Stock will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares, after any conversion from Preferred Stock.

The shares of our Common Stock may be thinly-traded on the OTC Market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our Common Stock or other securities.

We are a “penny stock” company. Our Common Stock currently trades on the OTCPINK under the symbol “TPTW” and will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

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In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages, usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts, it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements related to brokerage accounts; specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

We will pay no dividends in the foreseeable future on Common Stock.

We have not paid dividends on our Common Stock and do not anticipate paying such dividends in the foreseeable future. The Series D and Series E Preferred Stock will be paid 6% per annum on a cumulative basis, in cash or in registered Common Stock. The Series F and Series G Preferred Stock will be paid at 2% and 4%, respectively, per annum on a cumulative basis, in cash or in registered Common Stock.

Rule 144 sales of stock in the future may have a depressive effect on our stock price.

All of the outstanding shares of Common Stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, common shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

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Any sales of our Common Stock, if in significant amounts, are likely to depress the future market price of our securities.

Outside of this offering, convertible debt arrangements and convertible preferred stock that exist, there are no intended sales of Common Stock.

Any new potential investors will suffer a disproportionate risk and there will be immediate dilution of existing investor’s investments.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing hereto will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

We can issue future series of shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of Common Stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

RISKS RELATING TO OUR INTELLECTUAL PROPERTY AND POTENTIAL LITIGATION

We may not be able to protect our intellectual property and proprietary rights.

There can be no assurances that we will be able to obtain intellectual property protection that will effectively prevent any competitors from developing or marketing the same or a competing technology. In addition, we cannot predict whether we will be subject to intellectual property litigation the outcome of which is subject to uncertainty and which can be very costly to pursue or defend. We will attempt to continue to protect our proprietary designs and to avoid infringing on the intellectual property of third parties. However, there can be no assurance that we will be able to protect our intellectual property or avoid suits by third parties claiming intellectual property infringement.

If our patents and other intellectual property rights do not adequately protect our service offering, we may lose market share to competitors and be unable to operate our business profitably.

Patents and other proprietary rights are anticipated to be of value to our future business, and our ability to compete effectively with other companies depends on the proprietary nature of our current or future technologies. We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain, and strengthen our competitive position. We cannot assure you that any future patent applications will result in issued patents, that any patents issued or licensed to us will not be challenged, invalidated or circumvented or that the rights granted there under will provide a competitive advantage to us or prevent competitors from entering markets which we currently serve. Any required license may not be available to us on acceptable terms, if at all or may become invalid if the licensee’s right to such technology become challenged and/or revoked. In addition, some licenses may be non-exclusive, and therefore competitors may have access to the same technologies as we do. Furthermore, we may have to take legal action in the future to protect our trade secrets or know-how, or to defend them against claimed infringement of the rights of others. Any legal action of that type could be costly and time-consuming to us, and we cannot assure you that such actions will be successful. The invalidation of key patents or proprietary rights which we own or unsuccessful outcomes in lawsuits to protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

We may in the future become subject to claims that some, or the entire service offering violates the patent or intellectual property rights of others, which could be costly and disruptive to us.

We operate in an industry that is susceptible to patent litigation. As a result, we or the parties we license technology from may become subject to patent infringement claims or litigation. Further, one or more of our future patents or applications may become subject to interference proceedings declared by the U.S. Patent and Trademark Office, (“USPTO”) or the foreign equivalents thereof to determine the priority of claims to inventions. The defense of intellectual property suits, USPTO interference proceedings or the foreign equivalents thereof, as well as related legal and administrative proceedings, are both costly and time consuming and may divert management's attention from other business concerns. An adverse determination in litigation or interference proceedings to which we may become a party could, among other things:

•	subject us to significant liabilities to third parties, including treble damages;
•	require disputed rights to be licensed from a third party for royalties that may be substantial;
•	require us to cease using such technology; or
•	prohibit us from selling certain of our service offerings.

Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.

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RISKS RELATING TO THIS OFFERING

The sale of shares of our Common Stock to MacRab under the Standby Equity Commitment Agreement (“SECA”) may cause dilution, and the subsequent resale of the shares of our Common Stock acquired by MacRab, or the perception that such resales may occur, could cause the price of our Common Stock to fall.

Under the SECA, we may require MacRab to purchase up to $3 million of our Common Stock, except that, pursuant to the terms of the SECA, we would be unable to sell shares to MacRab if such purchase would result in its beneficial ownership of more than 4.99% of our outstanding Common Stock. After MacRab has acquired our shares, it may sell all, some, or none of those shares. Therefore, sales to MacRab by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to MacRab, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish. Under the SECA, the per-share purchase price for our shares to MacRab will be equal to 90% of the of the average of the volume weighted average price of the Common Stock for six trading days following the clearing date associated with the put notice delivered by the Company to MacRab during which the purchase price is valued. Depending on market liquidity at the time, resales of these shares may cause the trading price of our Common Stock to fall.

MacRab will pay less than the then-prevailing market price for our Common Stock.

We will sell shares of our Common Stock to MacRab pursuant to the SECA at 90% of the two lowest volume weighted average prices of the Common Stock on OTCPINK during six consecutive trading days immediately following the clearing date associated with the applicable put notice during which the purchase price is valued. MacRab has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If MacRab sells the shares, the market price of our Common Stock could decrease.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Because our Common Stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our Common Stock, making the market for our Common Stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Exchange Act, commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

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Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our Common Stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	increased levels of competition;
•	changes in the market acceptance of our products;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•

our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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SELLING STOCKHOLDER

This Prospectus covers the resale by the Selling Stockholder identified in this section of up to an aggregate of 2,000,000,000 Shares to be purchased by MacRab pursuant to the SECA as of the date of this Prospectus.

The Selling Stockholder may dispose of the shares covered by this Prospectus from time to time at such prices as they may choose. The following table provides, as of the date of this Prospectus, information regarding the beneficial ownership of our Common Stock held by the Selling Stockholder and the percentage owned by the Selling Stockholder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the Shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of the Shares.

Selling Stockholder	Beneficial Ownership Before the Offering(1)		Number of Shares Being Offered	Percentage of Ownership After the Offering & Resale*

MacRab LLC (3)	0	(2)	2,000,000,000	0%

______________________

* Assuming all of the shares registered below are sold by the Selling Stockholder, the Selling Stockholder will not own 4.99% or more or our Common Stock.

(1) The number of shares of Common Stock is indicated herein solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered pursuant to this Prospectus.

(2) Includes up to 2,000,000,000 shares of our Common Stock issuable pursuant to the SECA.

(3) We have been advised that the principals of the Selling Stockholder include Mackey M. Alligood and Robert Rabinowitz, each of whom is a registered representative of J H Darbie & Co., Inc., a registered broker dealer.  J H Darbie & Co., Inc. is not participating in this offering. The Selling Stockholder has engaged Wilson-Davis & Co., Inc., to act as a broker-dealer in connection with the sale by the Selling Stockholder of the shares offered pursuant to the Prospectus.  For its services, Wilson-Davis & Co., Inc., will be reimbursed for certain expenses, not to exceed $5,000, and receive a commission of 4.5% of any sales in addition to its customary fees and charges. We have been further advised that Mackey MacFarlane, Member of the Selling Stockholder, has sole voting and dispositive powers with respect to the Common Stock being registered for sale by the Selling Stockholder.

Other than as disclosed above, none of the Selling Stockholders has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years.

Material Relationships with Selling Stockholder.

Other than in connection with the transactions described above, we have not had any material relationships with the Selling Stockholder in the last three (3) years.

USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of shares of our Common Stock by the Selling Stockholder under this Prospectus in this Offering. The proceeds from the sales will belong to the Selling Stockholder. However, subject to such limitations set forth in the SECA, we may receive gross proceeds of up to $3,000,000 assuming that we sell all of our shares of Common Stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the SECA. In connection with the proposed sale of up to an aggregate 2,000,000,000 shares to MacRab, the Company may receive up to $800,000 in gross proceeds.

We intend to use the proceeds that we receive from the purchases under the SECA for general corporate purposes and our working capital requirements, including the costs of preparing this prospectus and the registration statement of which it forms a part.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTCPINK under the symbol “TPTW”. Because we are quoted on the OTCPINK, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our Common Stock as reported on the OTCPINK for the periods indicated.

	2024		2023		2022		2021
Quarter Ended	High	Low	High	Low	High	Low	High	Low
March 31	$0.001	$0.0002	$0.0020	$0.0010	$0.0154	$0.007	$0.10	$0.03
June 30	$0.001	$0.0003	$0.0014	$0.0009	$0.0132	$0.0049	$0.04	$0.01
September 30	—	—	$0.0017	$0.0010	$0.0075	$0.001	$0.07	$0.01
December 31	—	—	$0.0011	$0.0010	$0.0119	$0.0015	$0.03	$0.01

Rules Governing Low-price Stocks That May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Quotations on the OTCPINK reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our Common Stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of July 11, 2024, we have 438 shareholders of record of our Common Stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144, a person who has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

6,336,839,165 and 2,866,684,955 shares of our Common Stock are outstanding as of July 11, 2024 and March 31, 2024, respectively. In the near future, the Company intends to effectuate a reverse split of the Common Stock so that it can attempt to have the Common Stock listed on NASDAQ.  These details have not been finalized.   The Holder of the Series A Preferred stock has agreed and will convert to 60% of the Common Stock then outstanding after conversion concurrent with any exchange listing which will result in issuance of another approximately 79,949,664,121, calculated as of March 31, 2024, shares of Common Stock.  In addition, the Series D, E, F and G Preferred Stock and certain of the convertible debt outstanding have automatic conversion features which would also cause Common Stock to be issued.

Assuming the conversion of the Series A Preferred Stock and all other automatically convertible preferred stock and all convertible debt, there would be 133,378,556,867 common shares outstanding as of March 31, 2024.  In addition, assuming that all shares were sold in this offering, there would be another 2,000,000,000 common shares outstanding.

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Dividends

As of the filing of this prospectus, we have not paid any dividends on our Common Stock to shareholders. The Series D and Series E Preferred Stock will be paid 6% per annum on a cumulative basis, in cash or in registered Common Stock. The Series F and Series G Preferred Stock will be paid 2% and 4%, respectively, per annum on a cumulative basis, in cash or in registered Common Stock. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future, except limitations under financing agreements. The Florida Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DIVIDEND POLICY

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying cash dividends on our capital stock in the foreseeable future. It is the present intention of management to utilize all available funds and future earnings for the development of the Company’s business. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions, or as otherwise described in “Plan of Distribution.” The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities will or may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities but the Selling Stockholder may resell without restrictions. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholder will or may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. We are requesting that the Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholder and are informing the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF THE BUSINESS

OUR BUSINESS

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, construction and product distribution, media content for domestic and international syndication as well as technology solutions. We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide.  We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our executive offices are located at 501 West Broadway, Suite 800, San Diego, CA 92101 and the telephone number is (619) 400-4996. We maintain a website at www.tptglobaltech.com, and such website is not incorporated into or a part of this filing.

GENERAL

The following is a summary of some of the information contained in this document. Unless the context requires otherwise, references in this document to “our Company,” “us,” “we,” “our”, “TPT”, “TPTW”, “TPT Global,” or the “Company” are to TPT Global Tech, Inc.

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HISTORY

We were originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding Common Stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities which have been consolidated into TPTG since the reverse merger in 2014.

Name	Herein referred to as	Acquisition or Incorporation Date	Ownership
TPT Global Tech, Inc.	Company or TPTG	1988	100%
Copperhead Digital Holdings, Inc.	Copperhead Digital or CDH	2015	100%
TruCom, LLC	TruCom	2015	100%
CityNet Arizona, LLC	CityNet	2015	100%
San Diego Media Inc.	SDM	2016	100%
Blue Collar Production, Inc.	Blue Collar	2018	100%
TPT SpeedConnect, Inc.	TPT SpeedConnect	2019	86%
TPT Federal, LLC	TPT Federal	2020	100%
TPT MedTech, LLC	TPT MedTech	2020	100%
TPT Strategic, Inc.	TPT Strategic	2020	0%
QuikLab 1 LLC	Quiklab 1	2020	80%
QuikLAB 2, LLC	QuikLAB 2	2020	80%
QuikLAB 3, LLC	QuikLAB 3	2020	80%
The Fitness Container, LLC	Air Fitness	2020	75%
TPT Global Tech Asia Limited	TPT Asia	2020	78%
TPT MedTech UK LTD	TPT MedTech UK	2020	100%
TPT Global Defense Systems, Inc.	TPT Global Defense	2021	100%
TPT Innovations Technology, Inc.	TPT Innovations	2021	100%
TPT Global Caribbean Inc.	TPT Caribbean	2021	100%
TPT Media and Entertainment, LLC	TPT Media and Entertainment	2021	100%
VuMe Live, LLC	VuMe Live	2021	100%
Digithrive, LLC	Digithrive	2021	100%
Asberry 22 Holdings, Inc.	Asberry or ASHI	2023	86%

We anticipate needing an estimated $40,000,000 in capital to continue our business operations and expansion. We do not have committed sources for these additional funds and will need to be obtained through debt or equity placements or a combination of those. As part of this $40,000,000, we will use approximately $7,000,000 for product and technology engineering and development, $6,000,000 for acquisitions and equipment purchases, $7,300,000 in repayment of short term debt and other financing arrangements and approximately $15,700,000 for general working capital, investor relations, internal controls remediation, human capital resources and other corporate purposes.  We are in negotiations for certain sources to provide funding but at this time do not have a committed source of these funds.

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CORPORATE STRUCTURE

CORPORATE ORGANIZATION CHART

OTCPINK Stock Symbol

Currently there is a limited public trading market for our stock on OTCPINK under the symbol “TPTW.”

Our Key Operating Divisions:

TPT SpeedConnect: ISP and Telecom (Held within TPT’s majority controlled subsidiary Asberry 22 Holdings, Inc.)

The Company completed the acquisition of substantially all of the assets of SpeedConnect LLC (“SpeedConnect”) for $1.75 million, including the assumption of all contracts and liabilities pertinent to operations and conveyed them into a wholly-owned subsidiary TPT SpeedConnect.  SpeedConnect was founded in 2002 and operates as a national, predominantly rural, wireless telecommunications residential and commercial Internet Service Provider (ISP). TPT SpeedConnect’s primary business model is subscription based, monthly reoccurring revenues, from wireless delivered, high-speed Internet connections utilizing its company built and owned national network.  SpeedConnect also resells third-party satellite Internet, DSL Internet, IP telephony and DISH TV products. This Acquisition closed on May 7, 2019.

SpeedConnect was a privately-held Broadband Wireless Access (BWA) provider. Today, we believe TPT SpeedConnect serves approximately 2,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Michigan, Montana and Texas.

TPT SpeedConnect is a full-service ISP.  The company’s main back office is run by company employees, and includes, network management, network monitoring and maintenance, significant allocations of registered address in public IP4 and IP6 space, employee based customer service, installation services, automated resources and application based scheduling and tracking, paper, ACH, credit card, and email billing, warehousing, fulfillment, integrated customer premise provisioning, walled garden collections and customer self-restarts, bandwidth usage tracking, integrated, secure, and deep financial and operations dash board reporting, collections, accounting, payables, owned and licensed backhaul, intelligent bandwidth management, consumption rated billing, customer payment portals, and all wrapped in a mature, first hit on all search engines, Internet Brand. The company today services approximately 2,000 residential and commercial Internet customers over its approximately 100+-cellular tower footprint across 5 Midwestern States.

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Today’s urban ISP landscape is highly competitive and dominated by some of the world’s largest companies.  Names like Comcast, AT&T, Cox, Charter and DISH are household words. Home Internet service has become synonymous with Cable.  However, this is limited to the high-density top 100 markets.  Beyond that the competition becomes more small licensed free wireless providers and satellite.  Wire-line providers, unless backed with government subsidies, do not build beyond 15 homes per street mile.   SpeedConnect services both rural and non-rural areas, and historically has done well in both marketplaces, however the margins are improved in the more rural areas due to reduced voluntary and involuntary customer attrition.

TPT SpeedConnect’s key suppliers include but are not limited to; Juniper, ZTE, Huawei, Cisco, Sandvine, American Tower, SBA Tower, Crown Castle, CenturyLink, SuddenLink, South Dakota Networks, 123 dot net, Genesee Telephone, Air Advantage Fiber, Iron Mountain, ConVergence, CDW, Talley, Tessco, Bursma Electronics, DragonWave, Ceragon Networks, Telrad, Arris, AP, APD, Plante Morran, Fifth Third, Sprint and others.

An Agreement and Plan of Merger ("Agreement") was made and entered into as of March 24, 2023 by and among TPT SpeedConnect LLC, a Colorado Limited Liability Company (wholly-owned subsidiary of TPT Global Tech, Inc.) ("SPC"), and Asberry 22 Holdings, Inc., a Delaware Corporation ("ASHI"), and SPC Acquisition, Inc., a wholly-owned subsidiary of ASHI, domiciled in Colorado ("Acquisition Sub") primarily for the opportunities of capital raising. SPC then converted to a Corporate entity and Acquisition Submerged with and into SPC (the "Merger"). The separate corporate existence of Acquisition Sub ceased and SPC continues as the surviving corporation in the Merger and as wholly-owned subsidiary of ASHI. All of the properties, rights and privileges, and power of SPC, vest in the Subsidiary, and all debts, liabilities and duties of SPC are the debts, liabilities and duties of the Subsidiary. The shares of Common Stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time is converted into and exchange for 1,000 validly issued, fully paid and non-assessable shares of the Subsidiary's Common Stock.

TPT Global Tech, Inc. was issued a total of 4,658,318 common shares of ASHI (the "ASHI Common Stock"), as a result of the merger, constituting 86% of the then issued and outstanding Common Stock. TPT Global Tech, Inc. also has purchased all of the 500,000 Series A Super Majority Voting Preferred Shares of ASHI for a convertible note payable of $500,000 due in 180 days which bears interest at 6.0% per annum and is convertible to shares of the Company’s Common Stock at 85% of the volume weighted average price for the preceding 5 market trading days.  This note payable has not been paid and is considered delinquent.  Discussions are ongoing with the holder of the note payable.

BLUE COLLAR PRODUCTION DIVISION

Our production division, Blue Collar Productions (formerly Blue Collar, Inc.), creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Mr. Rowen, our CEO of Blue Collar, works closely with major television networks, cable channels and film studios to produce home entertainment products.

The Documentary film group at Blue Collar recently completed a film on the cultural impact of Goodfellas: 20 Years Later that featured Martin Scorsese, Robert DeNiro, Lorraine Bracco, Leonardo DiCaprio and many others. They have also produced a series of film anthologies for Turner Classic Movies. Blue Collar is currently in production on Built To Fail, which is a look at the history of street wear. The film features Tommy Hilfiger, Russell Simmons and a host of notable street wear designers. They are also in pre-production on The 29 Club, a look at notable musicians who all tragically died at age 29; Memories in Music, which is an in-depth study of the impact of memory through music on Alzheimer’s patients and Faces of Vegas, an exploration into the culture of Las Vegas, Nevada.

Blue Collar Productions currently has the feature film Looking For Alaska, based on the John Green novel, producing for Paramount Pictures. The company produced for a pilot for MTV for a possible series, “My Jam” aired in the Fall of 2016. Blue Collar has also produced two seasons of “Caribbean’s Next Top Model Season.”

Blue Collar Productions designs branding and marketing campaigns and has had contracts with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers.

The CEO of this division, Mr. Rowen, has worked with filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high-end entertainment content.

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TECHNOLOGY COMPANY OVERVIEW

Our Company was formed as the successor of two US Corporations, Ally Pharma US, a Pharmaceutical technology research company founded in 1988 and TPT Global Inc. a Media Content, Voice and Data, Interconnect and International gateway provider. TPT Global Tech is headquartered in San Diego, California and operates as a holding company for its Media, Smartphone, Network, Content and SaaS (Software as a Services) domestic and international businesses.

Historically and through key acquisitions we launched Telecommunications wholesale and retail operations in the United States and Internationally. These first acquisitions with their Customer Bases, Distribution Channels and Technology are the base for our organic growth strategy and provide opportunities to cross sell our platforms and New Media Technology products and services Domestically and Internationally.

We are based in San Diego, California and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using on our own proprietary Global Digital Social Media and Mobile TV and Telecommunications infrastructure platform and we also provide technology solutions to businesses worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS),

Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our technologies “Gathers Big Data” to predict our customers’ viewing and spending habits. We then deliver Products and Services to support that estimated demand and share advertising revenues with our Content, Digital Media and Linear Broadcast Partners worldwide.

Each of our four divisions contributes to the launch of our global Content delivery platform “VuMe” formerly known as “ViewMe Live” and creates cross pollinating revenue opportunities and a closed Global E-commerce Eco environment which we believe will help us execute our short- and long-term corporate objectives. Our Content Division TPT Media and Entertainment LLC which consists of Blue Collar Productions (our TV and Film content Production company) creates original content and in some cases third party content. Once Content has been produced, we will then broadcast and deliver that content over our proprietary VuMe Mobile TV and Social Media Platform domestically and internationally.

Our corporate goal is to work within our four in house divisions (Smartphone, Network, Content and SaaS) to launch hardware abs software sales and build a viewer subscriber base domestically and internationally. This edge device deployment would deliver free Content, free Linear Broadcast feeds and Social Media features on our Free proprietary VuMe Mobile app platform which includes in app users subscription models with the anticipation to aggregate and showcase our original and third-party Content, Digital Media and Linear broadcast feeds from and too the four corners of the Globe.

We have generated revenues in 2023, 2022 and 2021, primarily through operating as a Broadband Internet provider. The Company could also operate its approximate 58 miles Fiber optic ring throughout the greater Phoenix valley, with capital, offering such services as Basic Residential Phone service, Basic Business phone service, POT’s lines, Basic Fiber Broadband Internet services, Wireless Internet Services, Toll Free 800 services, EFax, Erate, Dedicated T-1 Services, Auto Attendant, SIP Trunks, Mobile and VoIP services. These offerings are expected to continue for the foreseeable future weighted heavily towards offering more Wireless Internet services.   Since the acquisition of the assets of SpeedConnect in 2019, we operate as a Broadband Wireless Access (BWA) provider and are considered one of the nation’s largest rural wireless broadband Internet providers serving approximately 2,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Michigan, Montana, and Texas.

We, and our related acquired companies are seeking to be an innovative Media-Telecom/CUBS (Cloud Unified Businesses Services) company and one of the first to combine recurring Telecom, Media and Data/Cloud Services revenue under one roof, then bring all relevant data from those services into a proprietary telecom infrastructure and information matrix platform capable of delivering a “Daily and Intelligent Dashboard” to our Domestic and International customers. Such a planned cohesive combination of services and information from a single provider has been heretofore nonexistent. We intend to pioneer an integrate communication services and information technology suites to empower individuals and companies with vital communications, Smartphone, Network, Content, SaaS (Software as A Service), New Media Technology products and services, and valuable relevant diagnostic information both Domestically and Internationally.

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We are currently able to deliver a live Global Mobile TV Broadcast and Social Media Platform utilizing a Mobile App technology on our proprietary Content Delivery Network “VuMe”. We plan to expand our Cloud Unified Business Services (CUBS) technology-based business services unifying multiple services from the cloud including applications developed for our medical division.

CUBS (Cloud Unified Business Services) - We are a CUBS provider, acquiring customers and then cross selling additional products and services through our proprietary Wrap Around Relationship Marketing (WARM) system, intending to make the customers very sticky – prone to not leave as a customer.

Planned Activities

Big Data & Predictive Analytics - Our capability to utilize our proprietary aggregation platform to gather data from our hardware and software edge device (End Users) deployments positions the Company to be a leader in predictive analytics.

Cross-Sales – Our growth strategy through complimentary acquisitions may create opportunities to cross and sell its New Generation, New Media technology products and services to a growing customer base across multiple distribution channels, both domestically and internationally.

Market Launch - Through our acquisition of VuMe from Matrixsites, we have acquired the live backend broadcast Network technology for our Global Mobile TV and Social Media platform. Subject to raising a minimal amount of capital, we believe we are within 30 to 60 days of launching our “VuMe” Mobile APP delivery platform.

LIQUIDITY AND CAPITAL RESOURCE NEEDS

We anticipate needing an estimated $40,000,000 in capital to continue our business operations and expansion. We do not have committed sources for these additional funds and will need to be obtained through debt or equity placements or a combination of those.

Estimate of Liquidity and Capital Resource Needs

Product and technology engineering and development	$7,000,000
Business development and equipment purchases	6,000,000
Repayment of short-term debt and other short-term financing arrangements	7,300,000
General working capital, investor relations, internal controls, and other human capital and other corporate purposes	15,700,000
Brokerage commissions and expenses	4,000,000
$40,000,000

Although the items set forth above indicate management’s present estimate of our liquidity and capital resource needs, we may reallocate the proceeds or utilize them for other corporate purposes. Our actual use proceeds may vary from these estimates because of a number of factors, including whether we are successful in completing future acquisitions, whether we obtain additional funding, what other obligations have been incurred by us, the operating results of our initial acquisition activities, and whether we are able to operate profitably. If our need for working capital increases, we may seek additional funds through loans or other financing. There are no current commitments for any such financing opportunity, and there can be no assurance that these funds may be obtained in the future if the need arises.

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RECENT ACQUISITIONS/FORMATIONS OF OPERATING DIVISIONS/SUBSIDIARIES

ACQUISITIONS – POTENTIAL

Urban Icon Holdings Inc.

On June 19, 2024, the Company and its subsidiary TPT Strategic, Inc. entered into an Acquisition and Purchase Agreement with Urban Icon Holdings LLC. (“UI”), a Wyoming Limited Company, and its interest holder (“Seller”) (altogether, the “Parties”) for the acquisition of a minority interest in UI, including all the assets, business, work in progress, bids, contracts, equipment, inventory, real estate, intellectual property, and technology of Seller.  The Company shall issue to the seller 1,200,000 shares of Series G Preferred shares (“Purchased Shares”) of TPTG for 30% of UI, including all assets, licenses, business, work in progress, contracts, equipment inventory, bids and real estate, intellectual property, and technology. This issuance will be in conjunction with additional capitalization intended to be raised for TPTS.  The Company will retain 9% of the Super Majority Series A Preferred shares of TPT Strategic, Inc. and the Seller will receive 51% of the Super Majority Series A Preferred of TPTS.   TPT Strategic will issue 100,000,000 common shares of TPT Strategic and the Company will receive 30,000,000 of the common shares and the Seller will receive 70,000,000 of the common shares of TPT Strategic, Inc.  All of these shares will be registered with the Security and Exchange to be tradeable shares in the market as soon as is practical.  The Company and TPT Strategic, Inc. agreed to change the name of TPT Strategic Inc. to Urban Icon Holdings Inc. and change the trading symbol to “NURB”, Seller will have right of first refusal to purchase from the Company its position at fair market price or at a negotiated price.

Geokall UK Ltd. Acquisition and Purchase Agreement

On October 31, 2023, as amended on April 9, 2024, the Company entered into an Acquisition and Purchase Agreement with Geokall UK Ltd. (“Geokall”), a UK Limited Company, and its owners (“Sellers”) (altogether, the “Parties”) for all of the assets, liabilities, intellectual property, and technology of Geokall in exchange for 200,000 shares of TPT restricted Series F Convertible Preferred Stock with a stated price of $5.00 USD per share with the Designation of Rights and Privileges similar to TPT’s Series E Preferred Shares, but which Series F Preferred Shares designation has not yet been submitted or approved by the Secretary of State of Florida, and cannot be assured. In addition, TPT agrees that upon a successful fund-raising event, TPT will provide Geokall with working capital in the amount up to $500,000. An audit based on SEC Standards of Geokall UK Ltd financial statements, including footnotes, must be obtained and the Parties agree that the purchase price may be subject to change based on the results of the audit.  The closing may occur prior to the audit being completed if Parties agree.

OUR BUSINESS METHODS

CENTRALIZED PLATFORM AND NEW GENERATION NETWORK

Upon the closing of our acquisition of GeoKall, we will be operating a next-generation broadband network reselling other companies’ networks on a wholesale arbitrage basis (buying and reselling other companies’ capacity).”Geokall ESim Platform”. We will be interconnected to U.S. and International carriers to date. Once funded, we intend to deploy our own in-country networks in the targeted emerging markets. This will enable us to be able to provide better quality termination and increase our operating margins. We believe our platform will produce substantial operational cost savings. Because of our pricing advantage, we will be able to offer our clients products and services at an attractive pricing structure, creating a strong competitive advantage. We believe that based on our intended low network operating costs and low-cost infrastructure, we will be able to penetrate emerging markets with little network build-out and at a reasonable price. We believe that our service offerings will be well received in emerging markets based on existing relationships and pricing structure, which will enable us to set the industry standard with little competition.

Once we establish in-country networks, we will be able to market Phones, Networks, Content and SaaS products targeted to specific subgroups that coincide with the country/region where we have a network in place or a strategic partnership network in place.

USE OF INCUMBENT NETWORKS

Under formal agreements we can privately brand and resell incumbent carriers’ underlying broadband networks, while deploying our own Wimax/Wi-Fi/GSM service plans and mobile handsets.

As a true value add, our Geokall ESim platform allows us to manage the billing and routing, offering our customers a seamless, branded network from anywhere we maintain a relationship. By way of incumbent operator networks, we can sell and market to retail and wholesale customers without the high infrastructure costs associated with deploying our own network. If and when the revenues justify the cost of constructing our own network, we plan to investigate adding a wireless Broadband/ GSM network and transfer our customer base in a final step to reduce costs of goods sold long-term.

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WHOLESALE TERMINATION

Wholesale termination is the reselling of excess network capacity on a reciprocal basis to other telecom carriers both domestically and internationally. Due to the large number of carrier relationships we have in the US and abroad, we believe we can immediately increase our wholesale termination in each country in which we have a license to operate. This wholesale activity generates additional cash flow immediately if successfully implemented. Wholesale termination is a low risk, low margin business.

SERVICE DESCRIPTION

Our next-generation wireless Broadband/GSM network relies on non-line-of-sight technology. This will provide a level of performance comparable to that delivered by evolving Worldwide Interoperability of Microwave Access (WiMAX) standards. The cost advantage equates to substantial reductions of fixed costs as compared to building traditional, legacy, and switched networks.

Our products and marketing strategy unifies the various features available in today’s telecommunication environment including:

•	Significant international broadband capacity

•	High quality VoIP communication

•	Cellular/GSM and Wi-Fi wireless convergence

•	IPTV, Content Applications and Financial Services Products

•	Remote network management

•	Sophisticated Prepaid, Wholesale and Retail billing

•	CRM management; and Intranet Build-out, back office management and reporting.

OUR BUSINESS SEGMENTS

Our business segment consists generally of providing strategic, legacy and data integration products and services to small, medium and enterprise business, wholesale and governmental customers, including other communication providers. Our strategic products and services offered to these customers include our collocation, hosting, broadband, VoIP, information technology and other ancillary services. Our services offered to these customers primarily include local and long-distance voice, inducing the sale of unbundled network elements (“UNEs”), switched access and other ancillary services. Our product offerings include the sale of telecommunications equipment located on customers’ premises and related products and professional services, all of which are described further below.

Our products and services include local and long-distance voice, broadband, Ethernet, collocation, hosting (including cloud hosting and managed hosting), data integration, video, network, public access, VoIP, information technology and other ancillary services.

We offer our customers the ability to bundle together several products and services. For example, we offer integrated and unlimited local and long-distance voice services. Our customers can also bundle two or more services such as broadband, video (including through our strategic partnerships), voice services. We believe our customers value the convenience and price discounts associated with receiving multiple services through a single company.

Most of our products and services are provided using our telecommunications network, which consists of voice and data switches, copper cables, fiber-optic cables and other equipment.

Described in greater detail below are our key products and services are as follows:

TPT SPEEDCONNECT: ISP AND TELECOM (HELD WITHIN TPT’S MAJORITY CONTROLLED SUBSIDIARY ASBERRY 22 HOLDINGS, INC.)

On May 7, 2019, the Company completed the acquisition of substantially all of the assets of SpeedConnect LLC (“SpeedConnect”) for $1.75 million, including the assumption of all contracts and liabilities pertinent to operations and conveyed them into a wholly owned subsidiary TPT SpeedConnect. The Acquisition closed on May 7, 2019. SpeedConnect was founded in 2002 by its CEO John Arthur Ogren and is in its 17th year of operations as a national, predominantly rural, wireless telecommunications residential and commercial Internet Service Provider (ISP). TPT SpeedConnect’s primary business model is subscription based, monthly reoccurring revenues, from wireless delivered, high-speed Internet connections utilizing its company built and owned national network. SpeedConnect also resells third-party satellite Internet, DSL Internet, IP telephony and DISH TV products.

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SpeedConnect is a privately-held Broadband Wireless Access (BWA) provider. Today, TPT SpeedConnect is one of the nation’s largest rural wireless broadband Internet providers which serves approximately 2,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Michigan, Montana and Texas.

TPT SpeedConnect is a full-service ISP. The company’s back office is run by company employees, and includes network management, network monitoring and maintenance, significant allocations of registered address in public IP4 and IP6 space, employee based customer service, installation services, automated resources and application based scheduling and tracking, paper, ACH, credit card, and email billing, warehousing, fulfillment, integrated customer premise provisioning, walled garden collections and customer self-restarts, bandwidth usage tracking, integrated, secure, and deep financial and operations dash board reporting, collections, accounting, payables, owned and licensed backhaul, intelligent bandwidth management, consumption rated billing, customer payment portals, and all wrapped in a mature, first hit on all search engines, Internet Brand. The company today services approximately 2,000 residential and commercial Internet customers over its approximately 100+-cellular tower footprint across 5 Midwestern States.

Today’s urban ISP landscape is highly competitive and dominated by some of the world’s largest going concerns. Names like Comcast, AT&T, Cox, Charter and DISH are household words. Home Internet service has become synonymous with Cable. However, this is limited to the high-density top 100 markets. Beyond that the competition becomes more small licensed free wireless providers and satellite. Wire-line providers, unless backed with government subsidies, do not build beyond 15 homes per street mile. SpeedConnect services both rural and non-rural areas, and historically has done well in both marketplaces, however the margins are improved in the more rural areas due to reduced voluntary and involuntary customer attrition.

TPT SpeedConnect’s key suppliers include but are not limited to; Juniper, ZTE, Huawei, Cisco, Sandvine, American Tower, SBA Tower, Crown Castle, CenturyLink, SuddenLink, South Dakota Networks, 123 dot net, Genesee Telephone, Air Advantage Fiber, Iron Mountain, ConVergence, CDW, Talley, Tessco, Bursma Electronics, DragonWave, Ceragon Networks, Telrad, Arris, AP, APD, Plante Morran, Fifth Third, Sprint and others.

An Agreement and Plan of Merger ("Agreement") was made and entered into as of March 24, 2023 by and among TPT SpeedConnect LLC, a Colorado Limited Liability Company (wholly-owned subsidiary of TPT Global Tech, Inc.) ("SPC"), and Asberry 22 Holdings, Inc., a Delaware Corporation ("ASHI"), and SPC Acquisition, Inc., a wholly-owned subsidiary of ASHI, domiciled in Colorado ("Acquisition Sub") primarily for the opportunities of capital raising. SPC then converted to a Corporate entity and Acquisition Submerged with and into SPC (the "Merger"). The separate corporate existence of Acquisition Sub ceased and SPC continues as the surviving corporation in the Merger and as wholly-owned subsidiary of ASHI. All of the properties, rights and privileges, and power of SPC, vest in the Subsidiary, and all debts, liabilities and duties of SPC are the debts, liabilities and duties of the Subsidiary. The shares of Common Stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time is converted into and exchange for 1,000 validly issued, fully paid and non-assessable shares of the Subsidiary's Common Stock.

TPT Global Tech, Inc. was issued a total of 4,658,318 common shares of ASHI (the "ASHI Common Stock"), as a result of the merger, constituting 86% of the then issued and outstanding Common Stock. TPT Global Tech, Inc. also has purchased all of the 500,000 Series A Super Majority Voting Preferred Shares of ASHI for a convertible note payable of $500,000 due in 180 days which bears interest at 6.0% per annum and is convertible to shares of the Company’s Common Stock at 85% of the volume weighted average price for the preceding 5 market trading days.

BLUE COLLAR PRODUCTION DIVISION

Our production division, Blue Collar Productions (formerly Blue Collar, Inc.), creates original live action and animated content productions. Blue Collar creates original live action and animated content and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets.

The Documentary film group at Blue Collar recently completed a film on the cultural impact of Goodfellas: 20 Years Later that featured Martin Scorsese, Robert DeNiro, Lorraine Bracco, Leonardo DiCaprio and many others. They have also produced a series of film anthologies for Turner Classic Movies. Blue Collar is currently in production on Built To Fail, which is a look at the history of street wear. The film features Tommy Hilfiger, Russell Simmons and a host of notable street wear designers. They are also in pre-production on The 29 Club, a look at notable musicians who all tragically died at age 29; Memories in Music, which is an in-depth study of the impact of memory through music on Alzheimer’s patients and Faces of Vegas, an exploration into the culture of Las Vegas, Nevada.

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Blue Collar Productions currently has the feature film Looking For Alaska, based on the John Green novel, producing for Paramount Pictures. The company produced for a pilot for MTV for a possible series, “My Jam” aired in the Fall of 2016. Blue Collar has also produced two seasons of “Caribbean’s Next Top Model Season.”

Blue Collar Productions designs branding and marketing campaigns and has had contracts with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers.

The CEO of this division, Mr. Rowen, has worked with filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high-end entertainment content.

MEDIA CONTENT

We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform “VuMe” and we also provide technology solutions to businesses worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our technologies “Gathers Big Data” to predict our customers’ viewing and spending habits. We then deliver Products and Services to support that estimated demand and share advertising revenues with our Content, Digital Media and Linear Broadcast Partners worldwide.

Each of our four divisions contributes to the launch of our global Content delivery platform “VuMe” and creates cross pollinating revenue opportunities and a closed Global E-commerce Eco environment which we believe will help us execute our short and long term corporate objectives. Our Content Division which consists of Blue Collar Productions (our TV and Film content Production company) creates original content and in some cases third party content. Once Content has been produced we will then broadcast and delivered that content over our proprietary Mobile TV Platform on our proprietary TruCom Telecommunication Network infrastructure domestically and internationally.

CUBS (CLOUD UNIFIED BUSINESS SERVICES) –

We are a CUBS provider (Cloud Unified Businesses Services) company and one of the first to combine recurring Telecom, Media and Data/Cloud Services revenue under one roof, then bring all relevant data from those services into a proprietary telecom infrastructure and information matrix platform capable of delivering a “Daily and Intelligent Dashboard” to our Domestic and International customers. Such a planned cohesive combination of services and information from a single provider has been heretofore nonexistent. We intend to pioneer an integrate communication services and information technology suites to empower individuals and companies with vital communications, Smartphone, Network, Content, SaaS (Software as A Service), New Media Technology products and services, and valuable relevant diagnostic information both Domestically and Internationally.

We are currently able to deliver a live Global TV Broadcast and Social Media Platform utilizing a Mobile App technology on our proprietary Content Delivery Network. We plan to expand our Cloud Unified Business Services (CUBS) technology-based business services unifying multiple services from the cloud.

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RECENT DEVELOPMENTS

POTENTIAL ACQUISITION

On June 19, 2024, the Company and its subsidiary TPT Strategic, Inc. entered into an Acquisition and Purchase Agreement with Urban Icon Holdings LLC. (“UI”), a Wyoming Limited Company, and its interest holder (“Seller”) (altogether, the “Parties”) for the acquisition of a minority interest in UI, including all the assets, business, work in progress, bids, contracts, equipment, inventory, real estate, intellectual property, and technology of Seller.  The Company shall issue to the seller 1,200,000 shares of Series G Preferred shares (“Purchased Shares”) of TPTG for 30% of UI, including all assets, licenses, business, work in progress, contracts, equipment inventory, bids and real estate, intellectual property, and technology. This issuance will be in conjunction with additional capitalization intended to be raised for TPTS.  The Company will retain 9% of the Super Majority Series A Preferred shares of TPT Strategic, Inc. and the Seller will receive 51% of the Super Majority Series A Preferred of TPTS.   TPT Strategic will issue 100,000,000 common shares of TPT Strategic and the Company will receive 30,000,000 of the common shares and the Seller will receive 70,000,000 of the common shares of TPT Strategic, Inc.  All of these shares will be registered with the Security and Exchange to be tradeable shares in the market as soon as is practical.  The Company and TPT Strategic, Inc. agreed to change the name of TPT Strategic Inc. to Urban Icon Holdings Inc. and change the trading symbol to “NURB”. Seller will have right of first refusal to purchase from the Company its position at fair market price or at a negotiated price.

FINANCING ARRANGEMENTS

FirstFire Financing

On May 14, 2024, TPT Global Tech, Inc. and FirstFire Global Opportunities Fund, LLC (“First Fire”) entered into a $83,333 promissory note agreement (Firstfire Note #3”). The FirstFire Note #3 has an original issue discount of 10%, or $8,333, and bears interest at 10%, 24% upon default, and is convertible into shares of the Company’s Common Stock at the lower of $0.001 per share or 75% of the average of the two lowest closing trading prices during the fifteen consecutive trading days prior to the conversion.  $8,333 of interest is considered earned at the issue date.  Total of $83,333 plus accrued interest, or any principal or accrued interest remaining outstanding, is due nine months from the issue date. 1,250,000,000 common shares of the Company’s Common Stock have been reserved with the transfer agent for possible conversion.

EMA Settlement Agreement and Release

Dated May 14, 2024, the Company and EMA entered into a Settlement Agreement and Release (“EMA Settlement”) whereby the Company agrees to pay EMA $451,765 (“Settlement Amount”), and any accrued interest thereon at 6%, from proceeds of the Company’s financing related to an intended uplist to a major stock exchange.  The Company is to notify EMA of the uplist and within 10 business days allow EMA to elect for payment in cash, which is to be at 116% of amounts outstanding at that time, or the option to convert any outstanding amounts to tradeable Common Stock of the Company.  The conversion price would be 75% of the 30-day average market closing price of the Company’s Common Stock for the previous thirty business days.   Conversion can take place at the earlier of the uplist or January 1, 2025.  A default judgement was agreed to by the Company which would allow EMA to file for default judgement under any default under the EMA Settlement for the Settlement Amount and accrued interest at 24%.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Series F Convertible Preferred Stock

On June 8, 2024, the Company designated 3,000,000 shares of Preferred Stock as Series F Convertible Preferred Stock.  There are no shares of Series F Convertible Preferred Stock outstanding at this time.

Series F Preferred shares have the following features: (i) 2% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series F Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series F Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C, D and E Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series F Preferred Stock at between 115% and 140%.

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Series G Convertible Preferred Stock

On June 8, 2024, the Company designated 8,000,000 shares of Preferred Stock as Series G Convertible Preferred Stock.   There are no shares of Series G Convertible Preferred Stock outstanding at this time.

Series G Preferred shares have the following features: (i) 4% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series G Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series G Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C, D, E and F Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series G Preferred Stock at between 115% and 140%.

CONSULTING AGREEMENTS

Sean Jones Business Development and Professional Services Consulting Agreement

On April 15, 2024, TPT Global Tech, Inc. dba TPT Entertainment and Media LLC and D. Sean Jones (“Mr. Jones”) entered into a Business Development and Professional Services Consulting Agreement. TPT engaged Mr. Jones as Executive Vice President of Business Development and In-House Counsel to provide business development and/or professional services related to making introductions to funding sources and the launch of TPT’s Live Mobile TV Broadcasting on TPT’s VuMe Super App platform.

Mr. Jones will receive $375,000 of stated value of TPT Global Tech Series F Preferred Shares, $5.00 per share, or 75,000 shares as compensation for services considered rendered as Executive Vice President of Business Development and In-House Counsel. Additional compensation shall be provided upon a successful launch of VuMe or a successful strategic partnership, branding, marketing, distribution, or network affiliation agreement. Mr. Jones shall have the option to receive, upon the successful launch of VuMe, monthly compensation commensurate with TPT's upper level management and transition to W2 employment status with full employee benefits and participation in the company's employee stock option plan.

COMMON STOCK ISSUANCES

Conversion of debt to Series E Shares

Subsequent to March 31, 2024, $1,118,254 in amounts owing to employees and consultants were exchanged into 223,651 of Series E Preferred Shares.

Conversion of debt to common shares

Subsequent to March 31, 2024, FirstFire and 1800 Diagonal exercised their rights to convert $227,280 of principal amounts into 828,074,972 of shares of Common Stock.

Conversion of Series D and E Preferred Stock to common shares

The Company has received requests to convert 21,000 shares of Series D Preferred Stock and 117,709 shares of Series E Preferred Stock, which combined will equal 2,642,079,238 shares of common stock being issued to affiliates and non-affiliates according to the features of the Series D and Series E Preferred Stock.

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Litigation

We were named in a lawsuit by a collection law firm on behalf of American Tower and related entities, against TPT Global Tech, Inc.  The claim derived from an outstanding debt or unpaid tower lease payments. The Company believed it has several defenses to this claim and was communicating with opposing counsel for negotiations of the claims which amounted to $2,891,886, including payment due for all future tower payments not yet incurred under various tower lease agreements.  The Company had accounted for approximately $2,962,839 in payables and operating lease liabilities on its consolidated balance sheet as of March 31, 2024 for this liability.  On June 11, 2024, American Tower received a summary judgment in the US District Court for the District of Colorado for these claims which amounted to $3,977,702, including $1,062,873 in accrued interest and legal fees.  On June 25, 2024, the Company and American Tower entered into a Settlement Agreement to be paid of $1,000,000 for past due tower payments, $85,000 in attorney fees and $1,000,000 in costs to remove the Company’s equipment from American Tower’s towers.  This later amount can be reduced as the Company itself removes the equipment.  Payment is due no later than December 31, 2024.  Default under the Settlement Agreement falls under a Confession of Judgement signed by the Company for $2,085,000, or lessor for any amounts previously paid.

CORPORATE MARKETING STRATEGY

Our corporate marketing strategy revolves around positioning VuMe as a trailblazing and consumer-centric technology brand, with a keen focus on VuMe Super App, VuMe Mobile, and GSM eSIM technology.

Brand Positioning: VuMe will be positioned as an innovator, committed to enhancing the digital lifestyle of users. Our brand will stand for cutting-edge technology, user convenience, and a seamless fusion of communication and entertainment.

Target Audience: Identifying specific target demographics for each product is crucial. For VuMe Super App, our target includes tech-savvy individuals seeking an all-in-one solution. VuMe Mobile targets a premium audience interested in high-performance devices. GSM eSIM appeals to global travelers and professionals requiring secure, flexible connectivity.

PRODUCT MESSAGING:

•	VuMe Super App: Messaging will highlight its multifunctionality, user-friendly features, and customization options. We'll emphasize how it simplifies daily tasks, making it an indispensable tool.
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VuMe Mobile: The focus is on top-tier Mobile phone service Plans that are priced competitively along with hardware, unique features, and exceptional design. Camera capabilities, battery life, and standout features will be showcased, positioning VuMe Mobile as a flagship device.

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GSM eSIM Technology: Education about the benefits - flexibility, security, and global connectivity will be central. It simplifies travel by eliminating physical SIM cards, offering users a hassle-free and future-oriented connectivity solution.

DIGITAL PRESENCE: A robust online presence is critical. A user-friendly website, active social media channels, and SEO strategies will ensure visibility. Engaging content, such as blogs and videos, will be deployed to showcase product features and benefits.

PARTNERSHIPS AND COLLABORATIONS: Strategic partnerships with influencers, tech reviewers, and app developers will be forged to generate buzz and enhance the VuMe Super App ecosystem. Telecom operator collaborations will seamlessly integrate GSM eSIM technology.

CUSTOMER ENGAGEMENT: Implementing a loyalty program for VuMe users, gathering and acting on customer feedback, and providing excellent customer support are essential components of our strategy. Building a community around our products will enhance brand loyalty.

OFFLINE PRESENCE: VuMe Mobile sales will be facilitated through retail partnerships. Participation in tech expos and establishing experience zones in key locations will allow potential users to interact with and experience VuMe products firsthand.

PROMOTIONS AND CAMPAIGNS: Targeted marketing campaigns during key sales seasons, special promotions for early adopters, and referral programs will drive awareness and adoption. These efforts will be aligned with market trends and consumer preferences.

MONITORING AND ANALYTICS: Utilizing analytics tools to track campaign performance, monitoring social media sentiments, and making data-driven decisions will be integral to our strategy. Real-time adjustments will ensure our marketing efforts remain effective.

REGULATORY COMPLIANCE: Ensuring compliance with data protection and telecom regulations is non-negotiable. Clearly communicating privacy and security measures will build trust among users, establishing VuMe as a responsible and reliable brand.

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By implementing these detailed strategies, we aim to not only introduce but establish VuMe Super App, VuMe Mobile, and GSM eSIM technology as leaders in their respective domains, creating a lasting impact in the competitive technology landscape.

MARKETING OBJECTIVE:

Our comprehensive marketing objectives for VuMe Super App, VuMe Mobile, and GSM eSIM technology are designed to establish a strong market presence and drive sustained growth. Firstly, we aim to increase brand awareness by an ambitious 30% within the first quarter. This will be achieved through a multifaceted approach involving targeted digital marketing campaigns, strategic SEO initiatives, and engaging social media content to ensure VuMe becomes a recognized and trusted name in the tech industry.

For VuMe Super App, our goal is to drive user adoption by realizing a 20% increase in app downloads over the next six months. This involves the implementation of compelling promotional campaigns, strategic partnerships with influencers to enhance visibility, and optimizing the app's presence on various app stores. Simultaneously, our focus on VuMe Mobile aims to position it as a premium choice among mobile service providers and smartphones, with an objective to attain some level of market share domestically within the next fiscal year. This will be achieved through strategic retail partnerships, leveraging influencer endorsements, and delivering exceptional customer experiences to establish VuMe Mobile as a preferred brand among tech enthusiasts.

To enhance user engagement for VuMe Super App, we aim to increase daily active users (DAU) within the next 6 quarters. This involves the implementation of loyalty programs, regular feature updates, and personalized content recommendations to create a dynamic and engaging user experience. Simultaneously, create targeted sales growth for VuMe Mobile within the next fiscal year. This goal will be achieved through strategic retail promotions, exclusive launch events, and leveraging positive user testimonials to establish VuMe Mobile as a top-tier smartphone choice.

Expanding our offline presence is another critical objective, with the aim to establish VuMe as a recognizable brand in physical retail spaces through partnerships with at least 100 retail outlets within the next six months. This initiative aims to provide customers with hands-on experiences with VuMe Mobile, strengthening our offline presence and accessibility.

Optimizing customer support is a pivotal goal, with the objective of achieving a customer satisfaction rate of 90% within the first year of operations.  This involves the implementation of an efficient and responsive customer support system, addressing user queries and concerns promptly to enhance overall customer satisfaction and loyalty.

Maximizing influencer collaborations is integral to our strategy, with the objective of increasing the reach and credibility of VuMe products. Collaborating with at least 10 key influencers within the tech and lifestyle space with an objective to generate over 25% growth in social media mentions and positive reviews within the next six months.

Lastly, ensuring regulatory compliance is a foundational objective. We aim to achieve and maintain full compliance with data protection and telecom regulations in all target markets. Regular audits and updates to policies will be conducted to ensure user trust and legal adherence, underscoring our commitment to responsible business practices.

These detailed and interconnected marketing objectives form a robust strategy, providing a comprehensive roadmap for our marketing team to drive the success of VuMe Super App, VuMe Mobile, and GSM eSIM technology in a competitive and dynamic market landscape.

ADVERTISING OBJECTIVE:

Our advertising objectives for VuMe Super App, VuMe Mobile, and GSM eSIM technology are finely tuned to maximize visibility, user engagement, and overall market penetration. Primarily, we aim to create widespread awareness of our products through targeted advertising campaigns, ensuring increase in brand recognition within the first year. This involves deploying a mix of digital advertising channels, including social media platforms, online display ads, and search engine advertising, to reach a broad audience and establish VuMe as a prominent and trusted tech brand.

For VuMe Super App, the advertising objective is to drive user adoption by achieving increase in app downloads over the next several months. Our strategy involves creating compelling and visually appealing advertisements that highlight the app's multifunctionality and user-friendly features. Collaborative efforts with influencers and strategic placement within app store advertising spaces will be pivotal to achieving this objective.

Simultaneously, advertising efforts for VuMe Mobile aim to position it as a premium choice among Mobile Service Providers and smartphones. Our objective is to attain market share in high-end devices within the next fiscal year. This involves crafting visually striking and informative advertisements that showcase VuMe Mobile's competitive pricing and cutting-edge hardware, exceptional design, and standout features. Collaborations with tech reviewers and influencers will be leveraged to enhance credibility and reach among the target audience.

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In promoting GSM eSIM technology, our advertising objective is to increase adoption in targeted markets within the next nine months. We will focus on educational advertising campaigns that highlight the benefits of GSM eSIM, emphasizing its flexibility, security features, and global connectivity advantages. Strategic partnerships with telecom operators will be emphasized in our advertising efforts to convey the seamless integration of GSM eSIM into modern mobile communication.

To enhance user engagement for VuMe Super App, advertising efforts will focus on promoting exclusive features and content, encouraging downloads, and conveying a sense of community through the app. We aim to achieve increase in daily active users within the next several quarters through targeted ad placements, in-app promotions, and user testimonial-driven campaigns.

Our advertising objectives for VuMe Mobile include achieving growth in sales within the next fiscal year. This will be accomplished through visually appealing and emotionally resonant advertisements that highlight VuMe Mobile's unique selling points. Special promotions, limited-time offers, and exclusive launch events will be strategically advertised to create a sense of urgency and desirability among the target audience.

Expanding our offline presence is a crucial advertising objective, and efforts will be directed towards creating visually captivating in-store displays, outdoor advertising, and collaborations with retail partners. This initiative aims to drive foot traffic, create brand recognition, and ultimately contribute to achieving our goal of partnering with at least 100 retail outlets within the next 12 months.

Maximizing influencer collaborations is integral to our advertising strategy, aiming to increase reach and credibility. Collaborating with at least 10 key influencers within the tech and lifestyle space will be highlighted in our advertising efforts, showcasing their experiences and endorsements to build trust and enthusiasm among the audience.

Lastly, our advertising objectives emphasize regulatory compliance. Advertisements will include clear communication about data protection measures, privacy policies, and compliance with telecom regulations. This ensures transparency and trustworthiness, essential elements in the tech industry.

In summary, our advertising objectives form a comprehensive and synergistic approach, leveraging various channels and strategies to drive the success of VuMe Super App, VuMe Mobile, and GSM eSIM technology in the competitive and dynamic market landscape.

SALES & MERCHANDISING OBJECTIVES:

Our sales and merchandising objectives for VuMe Super App, VuMe Mobile, and GSM eSIM technology are intricately designed to optimize revenue generation and create a compelling in-store presence. Firstly, our primary sales objective is to achieve a substantial increase in revenue within the next fiscal year. This will be accomplished through a combination of strategic pricing, bundling options, and targeted promotional campaigns to drive sales of both VuMe Super App subscriptions and VuMe Mobile phone services and devices.

For VuMe Super App, our sales strategy focuses on increasing subscription-based revenue within the next six months. This involves offering tiered subscription plans, exclusive in-app purchases, and limited-time promotions to incentivize users to upgrade to premium features. Collaborations with content creators and partnerships to integrate additional services within the app will further contribute to revenue growth.

Simultaneously, the sales objective for VuMe Mobile is achieved in phone service and device sales within the next fiscal year. We will implement targeted retail promotions, exclusive launch events, and strategic partnerships with retailers to enhance the visibility and desirability of VuMe Mobile devices. The introduction of special edition models and limited-time offers will be leveraged to create excitement and drive sales among tech enthusiasts.

In the case of GSM eSIM technology, our sales objective is to achieve adoption of eSIM-enabled devices within the +next nine months. Strategic collaborations with telecom operators, targeted advertising, and offering exclusive deals for devices with GSM eSIM technology will drive the adoption of this innovative connectivity solution.

Merchandising objectives are focused on creating an impactful in-store presence for VuMe Mobile. The goal is to establish partnerships with at least 100 retail outlets within the next six months, ensuring prominent and visually appealing displays that showcase the features and benefits of VuMe Mobile devices. Training retail staff to provide in-depth product knowledge and creating interactive displays will enhance the overall customer experience and contribute to increased sales.

Furthermore, maximizing cross-selling opportunities between VuMe Super App subscriptions and VuMe Mobile devices is a key merchandising objective. Bundling options, exclusive offers for app subscribers, and in-store promotions will encourage customers to explore the integrated ecosystem, creating a seamless and appealing user experience.

In conclusion, our sales and merchandising objectives are tightly aligned with our overall business strategy, aiming to drive revenue growth, increase product adoption, and create an immersive in-store experience. These objectives form a cohesive plan that leverages both digital and physical channels to promote the success of VuMe Super App, VuMe Mobile, and GSM eSIM technology in the competitive tech market.

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PURSUE BRAND RECOGNITION THROUGHOUT THE UNITED STATES

To pursue brand recognition throughout the United States for VuMe Super App, VuMe Mobile, and GSM eSIM technology, our comprehensive strategy encompasses various channels and initiatives. Firstly, we will launch targeted digital marketing campaigns that leverage popular social media platforms, online display ads, and search engine optimization to reach a broad audience. Engaging content highlighting the unique features and benefits of our products will be disseminated to create a strong online presence. Additionally, strategic partnerships with influencers and tech enthusiasts will be cultivated to extend our brand's reach and credibility.

Simultaneously, offline strategies will be implemented to enhance brand visibility. This includes participation in prominent tech expos and events across key cities in the U.S., providing an opportunity for potential users to experience VuMe Mobile and GSM eSIM technology firsthand. Collaborations with retail partners will facilitate in-store displays, creating a physical presence that complements our digital efforts. Establishing experience zones in high-traffic locations will allow users to interact with our products, fostering a deeper connection with the brand.

Educational campaigns about GSM eSIM technology will be launched to showcase its benefits, such as flexibility, security, and global connectivity. Targeted advertising in relevant publications, both digital and print, will contribute to building awareness and understanding of this innovative technology. Furthermore, collaborations with telecom operators will be emphasized to integrate GSM eSIM seamlessly into the U.S. mobile connectivity landscape.

Public relations efforts will play a pivotal role in our strategy, with press releases, media coverage, and partnerships with industry publications to highlight VuMe's innovative solutions. Leveraging user testimonials and success stories will contribute to the organic spread of positive word-of-mouth, enhancing brand recognition.

Moreover, our strategy includes community engagement initiatives, such as sponsoring local events and supporting causes aligned with our brand values. This grassroots approach aims to create a sense of community around VuMe products and establish a strong emotional connection with users.

Continuous monitoring and analytics will guide our efforts, allowing us to adapt and refine our strategy based on real-time market feedback and trends. By fostering a consistent and compelling brand narrative across all touchpoints, we aim to position VuMe as a household name synonymous with innovation and a seamless digital experience throughout the United States.

MARKETING STRATEGY

Our plan includes a direct sales program targeting businesses, small business and home office users of communications. The direct sales efforts will be supported with third party marketing integration. To further enhance the sales process, we will offer an offering program including services and product sheets, coupons, point of sale materials (banners, shelf talkers, and end cap displays and danglers) and internet marketing programs.

Based on the above benefit scenarios, we plan to seize the following opportunities:

•	Build superior brand recognition and become recognized as a category leader.
•	Expand the US distribution into all states.
•	Establish distribution internationally.
•	Establish and manage a knowledgeable team of account executives with industry experience.
•	Create a retail merchandising program that will build a strong market share.

The purpose of our marketing efforts is to move the product sales from their current position into the rapid growing “popularity” stage. Our strategy includes the following marketing programs: Branding; Merchandising; Direct; Display Advertising; Media; Public Relations; Publicity; Events; Investor Relations; Metrics Dashboard; and, Personal Sales. Our objective is to gain the sales momentum required to reach the “brand preference” stage of product growth as soon as possible. This is the stage where we plan sales growth at a steady and stabilized pace.

THE DIRECT MARKETING PROGRAM

The direct marketing program for VuMe Super App, VuMe Mobile, and GSM eSIM technology is meticulously designed to establish direct and personalized connections with our target audience. Through targeted email campaigns, we will deliver tailored content, showcasing the multifunctionality of the VuMe Super App, the cutting-edge features of VuMe Mobile, and the benefits of GSM eSIM technology. These emails will include exclusive promotions, personalized offers, and educational content to engage and nurture leads.

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In addition to email marketing, direct mail campaigns will be employed to reach a diverse audience. High-quality, visually appealing mailers will be sent to targeted demographics, introducing them to the unique features of VuMe Mobile and the revolutionary capabilities of GSM eSIM technology. These direct mail pieces will include incentives such as limited-time discounts and access to exclusive content, encouraging recipients to explore VuMe products further.

To maximize customer engagement and loyalty, a comprehensive loyalty program will be implemented. This program will reward users for their continued use of the VuMe Super App, mobile devices, and adoption of GSM eSIM technology. Rewards may include special discounts, early access to new features, and exclusive content. The program will be communicated directly to users through in-app notifications, emails, and personalized messages.

Furthermore, telemarketing efforts will be employed, targeting specific demographics to promote VuMe Mobile and GSM eSIM technology. Skilled representatives will provide information, address inquiries, and guide potential customers through the features and benefits of our products. The telemarketing program will also include follow-up calls to nurture leads and gather valuable feedback.

To enhance the user experience and drive direct sales, a user-friendly and secure e-commerce platform will be established. This platform will allow customers to make direct purchases of VuMe Mobile devices and Phone services, subscribe to premium features of the VuMe Super App, and explore GSM eSIM-enabled devices. The platform will be optimized for mobile users, ensuring a seamless and convenient shopping experience.

Continuous monitoring and analysis of key performance indicators (KPIs) will be integral to the success of the direct marketing program. Metrics such as conversion rates, open rates, and customer feedback will be closely tracked to refine and optimize the program over time. By fostering direct connections with our audience through personalized and targeted efforts, the direct marketing program aims to drive awareness, engagement, and direct sales for VuMe Super App, VuMe Mobile, and GSM eSIM technology.

THE MEDIA MARKETING PROGRAM

The media marketing program for VuMe Super App, VuMe Mobile, and GSM eSIM technology is intricately crafted to leverage various media channels and platforms for maximum reach and impact. Our strategy encompasses a mix of traditional and digital media to effectively target diverse audiences. High-impact television and radio advertisements will showcase the features and benefits of VuMe Mobile and GSM eSIM technology, reaching a broad audience and building brand awareness. Additionally, strategic partnerships with popular streaming services will allow us to place targeted ads, ensuring visibility among tech-savvy audiences who consume content on digital platforms.

Digital media marketing efforts will be a focal point, utilizing social media platforms for targeted campaigns, sponsored content, and influencer collaborations. Engaging video content will be created to demonstrate the functionalities of the VuMe Super App and highlight the unique aspects of VuMe Mobile. Paid social media advertising will further amplify our reach and engage with our audience in a dynamic and interactive manner.

Search engine marketing (SEM) strategies will be implemented to optimize online visibility. This includes paid search advertising to capture users actively searching for related products and services, enhancing the discoverability of VuMe Mobile and GSM eSIM technology. Additionally, display advertising on relevant websites and platforms will reinforce brand messaging and drive traffic to our digital channels.

To further enhance our digital presence, content marketing initiatives will include blogs, articles, and interactive content that educates the audience about the advantages of GSM eSIM technology and the features of VuMe Super App. Email marketing campaigns will deliver personalized content and exclusive offers directly to the inboxes of potential users, fostering engagement and driving conversions.

Strategic public relations efforts will play a vital role, with press releases, media placements, and collaborations with industry influencers and tech publications. This will position VuMe as an innovative and authoritative brand in the tech space, contributing to positive brand perception and increased media coverage.

Moreover, event marketing will be incorporated to create direct touchpoints with our audience. Participation in tech expos, product launches, and sponsorship of relevant industry events will provide opportunities for hands-on interactions with VuMe Super app, VuMe Mobile and GSM eSIM technology. These events will be complemented by live demonstrations, product showcases, and exclusive offers to generate excitement and engagement.

The media marketing program will be continuously monitored and optimized using analytics tools to assess the performance of various channels and campaigns. Regular analysis of key metrics, such as impressions, engagement rates, and conversion rates, will inform strategic adjustments to ensure the program remains effective and aligned with our overall marketing objectives. Through a multi-faceted media marketing approach, we aim to maximize visibility, engagement, and positive brand perception for VuMe Super App, VuMe Mobile, and GSM eSIM technology across diverse audiences.

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THE PUBLIC RELATIONS/PUBLICITY PROGRAM

The Public Relations/ Publicity Program for VuMe Super App, VuMe Mobile, and GSM eSIM technology is designed to strategically enhance brand image, generate positive media coverage, and foster a strong reputation within the tech industry. A key component of this program involves crafting compelling press releases to announce major product launches, updates, and partnerships. These press releases will be distributed to a targeted list of tech journalists, bloggers, and influencers to secure widespread media coverage and build anticipation among the audience.

Strategic media placements will be a focus, with a concerted effort to secure features and interviews in reputable tech publications, both online and offline. These placements will highlight the innovative features of VuMe Super App, the cutting-edge design of VuMe Mobile, and the transformative capabilities of GSM eSIM technology. Additionally, collaborations with influential tech reviewers will be sought to provide unbiased and credible assessments of our products, enhancing their visibility and credibility in the market.

Incorporating influencer partnerships into our PR strategy will amplify our reach. Engaging tech influencers and thought leaders in the industry to endorse and showcase VuMe products will create organic and authentic endorsements. These influencers will be strategically selected to align with our target audience and brand values, contributing to a positive and relatable brand image.

Strategic event participation is also integral to our PR program. VuMe will actively participate in key industry events, tech expos, and conferences. These events will serve as platforms for live product demonstrations, interactive experiences, and networking opportunities with industry professionals and journalists. By creating a physical presence at these events, we aim to generate buzz, establish direct connections, and garner media attention.

The PR program will leverage social media platforms to disseminate key messages and engage with the audience. Engaging content, press releases, and event updates will be shared across social channels to maintain an active online presence. Additionally, a crisis communication plan will be in place to address any potential challenges promptly and transparently, ensuring that our communication remains proactive and constructive.

Building a strong narrative around corporate social responsibility (CSR) initiatives is a vital aspect of our PR strategy. By aligning with causes that resonate with our brand values, VuMe will contribute to social good, creating positive associations and enhancing our brand reputation.

Regularly monitoring media coverage and sentiment analysis will guide our PR efforts. Feedback from media outlets, influencers, and the audience will be analyzed to refine our messaging and strategies continuously. The success of the PR program will be measured through key performance indicators (KPIs) such as media impressions, sentiment analysis, and brand mentions to ensure that our messages are effectively communicated and positively received. Through a strategic and proactive Public Relations/ Publicity Program, VuMe aims to establish a favorable brand image, build credibility, and foster positive relationships within the tech industry and beyond.

TARGET CUSTOMER

Our target customer profile for VuMe Super App, VuMe Mobile, and GSM eSIM technology is carefully crafted to address the diverse needs of tech-savvy individuals seeking innovation, convenience, and seamless digital experiences. Our primary audience for VuMe Super App includes tech enthusiasts, young professionals, and individuals who prioritize efficiency in managing various aspects of their digital lives. With its multifunctional features, customizable interface, and user-friendly design, the app caters to those seeking an all-in-one solution for communication, entertainment, and productivity.

VuMe Mobile is tailored for discerning consumers who value competitive premium phone services and design, cutting-edge technology, and standout features in their smartphones. Our target customers for VuMe Mobile are individuals who appreciate top-tier hardware, exceptional camera capabilities, extended battery life, and an overall premium mobile experience. This includes professionals, content creators, and those who view their smartphones as essential tools for both work and leisure.

The audience for GSM eSIM technology encompasses global travelers, professionals, and individuals who value the flexibility and security of a virtual, programmable SIM card. The technology provides a hassle-free and future-oriented solution to mobile connectivity, appealing to those who seek seamless global roaming options, improved security features, and the convenience of managing multiple profiles on a single device.

Our target customers share common characteristics such as a strong reliance on technology, a desire for innovation, and an appreciation for products that simplify and enhance their digital experiences. This demographic spans across age groups, with a focus on millennials and professionals who are early adopters of technology trends. By understanding the diverse needs and preferences of our target customers, our marketing and product development efforts are tailored to create a cohesive ecosystem that resonates with their lifestyles and positions VuMe as their preferred choice for cutting-edge technology solutions.

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THE INTERNATIONAL MARKET

The International Market Plan for VuMe Super App, VuMe Mobile, and GSM eSIM technology is strategically crafted to extend our reach beyond domestic borders, tapping into global markets and catering to diverse consumer needs. For VuMe Super App, localization efforts will be a priority, ensuring the app's content, features, and user interface are adapted to suit different languages and cultural preferences. International digital marketing campaigns will leverage targeted social media ads, influencer collaborations, and localized content to raise awareness and drive downloads in key international markets.

VuMe Mobile's international market strategy involves identifying regions with a strong demand for premium smartphones and aligning marketing efforts accordingly. Collaborations with international retailers and strategic partnerships with telecom operators will facilitate distribution, making VuMe Mobile accessible to consumers worldwide. Tailored advertising campaigns will emphasize the device's global appeal, exceptional design, and advanced features, positioning it as a top choice in the international smartphone market.

GSM eSIM technology, designed for global connectivity, will be strategically introduced in regions with high international travel demands. Collaborations with international telecom operators will be pivotal to integrating GSM eSIM seamlessly into the global mobile landscape. Educational campaigns will highlight the technology's benefits, especially for travelers and professionals requiring flexible and secure connectivity across borders.

The international market plan also involves participation in international trade shows, tech expos, and events to showcase VuMe products and foster global partnerships. Establishing relationships with international influencers and tech reviewers will enhance credibility and trust among the target audience in diverse markets.

Furthermore, compliance with international regulations and standards will be prioritized to ensure a seamless entry into new markets. Understanding and adhering to local data protection laws, telecom regulations, and cultural nuances will be integral to building trust and credibility.

To maximize customer support for international users, multilingual customer service teams will be established, addressing inquiries and concerns promptly across different time zones. Localization efforts will extend to user manuals, product packaging, and customer communication, ensuring a cohesive and culturally sensitive experience.

Continuous market research and analysis will guide the adaptation of marketing strategies based on regional preferences, competition, and technological trends in each international market. The flexibility of our approach ensures that VuMe Super App, VuMe Mobile, and GSM eSIM technology resonate with diverse audiences, making a meaningful impact in the international tech landscape.

EXPERIENCED MANAGEMENT

VuMe is proud to be led by a highly experienced management team, boasting a combined 200 years of collective expertise in diverse fields crucial to the success of our ventures. At the helm is our visionary CEO, bringing decades of strategic leadership and a proven track record in navigating the ever-evolving tech industry. Complementing this, our COO contributes with an extensive background in operations and a keen eye for efficiency, ensuring seamless execution of our business strategies.

Heading our product development is a Chief Technology Officer with a wealth of experience in technological innovation and a history of bringing cutting-edge products to market. The Chief Marketing Officer brings a creative flair and a deep understanding of consumer behavior, steering our marketing efforts with insights gained from years of successfully positioning products in competitive landscapes.

Our Chief Financial Officer, armed with decades of financial acumen, ensures the fiscal health of VuMe, guiding us through sound financial practices and strategic investments. Additionally, our Chief Legal Officer, with an extensive legal career, ensures that VuMe operates with the utmost integrity, navigating complex regulatory landscapes and safeguarding the company's legal interests.

The synergy of this seasoned management team provides VuMe with a unique advantage in the tech industry. Drawing from a wealth of experiences, successes, and lessons learned, our leadership is adept at steering the company through challenges, fostering innovation, and ensuring VuMe's position at the forefront of technological advancements. This depth of experience not only brings stability but also sets the stage for continued growth, innovation, and success in the dynamic and competitive tech landscape.

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CORPORATE STRATEGY

Our Goals

Our primary goal is to continue to grow our business by improving value to our current customers and vendors. In providing a high-quality network we intend to continue to grow our business. Additionally, we intend to purchase established telecommunications and technology companies that will immediately generate and increase traffic (revenue) to our Company’s retail and wholesale network. Companies that we are strategically aligned with have in their core business synergistic retail products and services that include, but are not limited to, Telecom Cloud Services Media, Merchant Services/Mobile Banking, Cloud Services and Media (e.g. credit/debit card processing, check/ACH payment processing, ecommerce/merchant processing, web hosting, voice, data, GSM/Wi-Fi Mobile, Mobile Money Transfers, IPTV, VOD and Live Mobile Broadcasting, Prepaid Phone Service and ESim travel plans). If we acquire a strategic partner as a subsidiary, we believe we will have the ability to aggregate their analogous technology platforms onto our proprietary Software Access System operating platform for integration and efficiency.

We intend to work our media to accelerate cohesively in the mobile technology sectors: LIVE Broadcast, Video on Demand (VOD) Apps, and Digital Video Magazine (DVM) Apps. While “white labeling” our technologies as SaaS, our primary focus is what we believe is the first Global LIVE Mobile TV broadcast and Social Media Platform or Network, VuMe Live. The VuMe Live Network™ is a 24-hour LIVE worldwide mobile TV network, delivered via iOS and Android apps. The VuMe Live Network™ presents a diversity of Linear Broadcast Channels (Domestically and International), coupled with Social Media Platforms with combined functions that compete with some of the largest and most powerful Digital Media platforms, to connected audiences who live a mobile-centric life.

Network Services

Domestic and Global Telecommunications offerings include: Mobile TV, Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. Our telecommunications division has pioneered innovative, hosted firewall and managed MPLS service technologies (SuperCore MPLS) and was the industry’s first to engineer patent-pending Bulletproof™ failover services utilizing our own fiber optic and wireless networks to guarantee business continuity and service uptime.

As a retail and business media and telecommunications provider operating a high-speed Fiber Optic Network and Wireless Network in the USA at a cost competitive rate for new technologies, we are growing our operations through sales of our core voice & data connectivity products to small and midsized business clients. We have a growth strategy through acquisitions in order to increase regional operations and deploy more technologies to niche & underserved markets. Unified Cloud Services, Unified Communications (UC) or Unified Communications/Collaboration (UCC) has been a topic of interest to users looking to evolve from a disorderly combination of media, voice, email and message communications to something more structured. Our goal is to target existing and new small and medium businesses (“SMBs”) to transition their older voice system businesses, expand their software collaboration offerings, and most recently build cloud service offerings. Cloud solution gives our customers the flexibility to support a myriad of mobile devices as part of their hardware strategy, whether it's launching a bring-your-own-device initiative, implementing a one-to-one program or equipping SMBs with mobile computing carts full of tablets, netbooks, or notebooks in a secured environment.

Scalability and Cost Efficiency

Our proprietary Software Access System platform currently runs our global operations. In short, it does this by connecting our customer base with the most profitable vendor route while calculating least cost routing, analyzing route quality, and respecting “dipping” protocols. Based on the demand, we have the ability to scale to meet the needs of our customers. Comparable “off the shelf” software systems in the marketplace can cost in the hundreds of thousands of dollars just to purchase, not to mention expensive service contracts, which may continue in perpetuity after the original purchase. Our proprietary platform, in which we have invested and have developed over several years, allows us to operate a global network with better efficiency, which we believe differentiates us from other competitors in the marketplace.

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We believe our competitive advantages are:

TPT Global Tech and VuMe have established significant competitive advantages that position them as leaders in their respective fields within the technology industry.

TPT Global Tech:

1.

Innovative Technology Solutions: TPT Global Tech stands out for its focus on developing innovative technology solutions. With a diverse portfolio spanning telecommunications, IoT, and software development, the company is at the forefront of technological advancements.

2.

Global Connectivity: TPT Global Tech's expertise in telecommunications, particularly in the field of international connectivity, gives it a substantial competitive advantage. The ability to provide seamless global connectivity solutions enhances its appeal to businesses and consumers with international operations.

3.

Strategic Acquisitions: TPT Global Tech's strategic approach to acquisitions has played a pivotal role in its growth. By acquiring companies with complementary technologies and capabilities, TPT Global Tech has expanded its reach and diversified its offerings, reinforcing its position as a comprehensive technology solutions provider.

4.

Commitment to Sustainability: The company's commitment to sustainability and eco-friendly practices in its operations aligns with growing global awareness. This environmentally conscious approach not only contributes to social responsibility but also resonates positively with customers and partners.

VuMe:

1.

All-in-One Super App: VuMe's Super App offers a unique and comprehensive solution by combining communication, entertainment, and productivity features in one platform. This all-in-one approach provides users with a seamless and integrated digital experience, setting VuMe apart from single-function apps.

2.

Premium Mobile Devices: VuMe's mobile devices stand out for their premium design, cutting-edge features, and high-performance capabilities. The commitment to delivering top-tier hardware and exceptional user experiences positions VuMe Mobile as a competitive choice in the smartphone market.

3.

GSM eSIM Technology: VuMe's incorporation of GSM eSIM technology in its devices addresses the evolving needs of consumers. This technology offers users the flexibility of managing multiple profiles on a single device, providing a secure and convenient solution for global connectivity without physical SIM cards.

4.

Ecosystem Integration: VuMe focuses on creating an ecosystem where its products synergize seamlessly. The integration of the Super App, premium mobile devices, and innovative GSM eSIM technology forms a cohesive ecosystem, offering users a holistic and interconnected digital experience.

5.

International Market Expansion: VuMe's strategic approach to entering international markets, including localization efforts and targeted marketing, positions the brand for global success. Understanding and adapting to diverse cultural and linguistic preferences enhances VuMe's competitiveness in the international tech landscape.

Together, TPT Global Tech and VuMe leverage their respective strengths to create a synergistic force in the technology industry. TPT Global Tech's expertise in telecommunications and technology solutions complements VuMe's innovative approach to mobile devices and digital ecosystems, providing a comprehensive and competitive offering to a wide range of consumers and businesses.

Our Strategy

Our business, marketing, and sales strategy is structured around:

Our comprehensive strategy is structured around a cohesive integration of business, marketing, and sales initiatives, aligning to propel our organization towards sustained growth and success.

Business Strategy: Our business strategy is founded on innovation, agility, and adaptability. We prioritize technological advancements, aiming to be at the forefront of industry trends. Strategic diversification is a key element, ensuring that our product and service portfolio remains dynamic and well-aligned with emerging market demands. Meticulous attention to customer feedback and market insights informs our decision-making processes, allowing us to tailor our offerings to evolving consumer needs. Additionally, a commitment to sustainability and ethical business practices underscores our corporate responsibility, contributing to positive brand perception and long-term value creation.

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Marketing Strategy: Our marketing strategy revolves around creating a strong brand presence, fostering customer engagement, and differentiating our products in the competitive landscape. Building brand awareness is achieved through targeted digital marketing campaigns, social media initiatives, and strategic partnerships. Content marketing plays a crucial role, providing valuable insights and establishing our brand as an authority in the industry. Collaborations with influencers and thought leaders enhance our credibility and reach, while personalized and emotionally resonant storytelling connects with our audience on a deeper level. Localization efforts in international markets ensure cultural relevance and resonance with diverse audiences.

Sales Strategy: Our sales strategy is meticulously designed to drive revenue growth and maximize customer acquisition. A customer-centric approach guides our sales team, prioritizing customer needs and providing tailored solutions. Strategic pricing and bundling options are employed to create compelling value propositions, while targeted promotions and limited-time offers generate urgency and desirability. Collaborations with retail partners and e-commerce optimization ensure accessibility and convenience for customers. The integration of a robust customer relationship management (CRM) system enables personalized interactions, streamlining the sales process and fostering long-term customer loyalty.

Integration and Synergy: The integration of these strategies is where the synergy occurs. The insights gained from our business strategy inform our product development, ensuring that our offerings remain innovative and in tune with market demands. Marketing initiatives, in turn, are crafted to amplify the unique selling points of our products, creating a consistent brand narrative. Sales strategies leverage these narratives to drive revenue and customer acquisition. The continuous feedback loop ensures that all aspects of our strategy are adaptive, responsive, and aligned toward a common goal — the sustainable growth and success of our organization in the dynamic and competitive landscape of the technology industry.

In essence, our business, marketing, and sales strategies are interconnected elements of a comprehensive plan, working in harmony to propel our organization towards leadership, innovation, and customer-centric excellence.

•	Pursuing selective, strategic, distribution relationships combined with cash positive acquisitions to build immediate revenue streams and increase our Company’s network footprint.
•

Utilize the expanded network to offer our Company’s service thereby increasing marginal revenues through the low risk offering of wholesale termination and prepaid services through existing distribution channels, retail stores and E-Commerce both domestically and internationally.

•	Pursuing markets within countries where there is a lower concentration of communications services that will result in initial higher pricing and potential for gross profit.
•	Providing low cost, pricing leading VoIP/GSM value added services through our Company’s next-generation centralized software platform and network.
•

Partnering and developing joint ventures with incumbent networks or government agencies to penetrate local emerging markets in order to build and operate Intranet Network Infrastructures that would move data over a secured network servicing government buildings and agencies, including police, military, hospitals and schools.

 Our Intended Network Services Marketing Plan and Product Roll Out for 2024

•	Satellite radio syndication simulcast with over 25 million domestic U.S. listeners
•	Connected TV partner with over 18 million viewers worldwide
•	Airline entertainment partnership with over 12 million international viewers
•	Supported by an international public relations firm
•	Comprehensive social media marketing campaign involving popular bloggers and podcasters

Our sales and marketing approach to our business and consumer customers emphasizes customer-oriented sales, marketing and service. Our marketing plans include marketing our products and services primarily through direct sales representatives, inbound call centers, local retail stores, telemarketing and third parties, including retailers, satellite television providers, door to door sales agents and digital marketing firms. We support our distribution with digital marketing, direct mail, bill inserts, newspaper and television advertising, website promotions, public relations activities and sponsorship of community events and sports venues.

Similarly, our sales and marketing approach to our business customers includes a commitment to provide comprehensive communications and IT solutions for business, wholesale and governmental customers of all sizes, ranging from small offices to select enterprise customers. We strive to offer our business customers stable, reliable, secure and trusted solutions. Our marketing plans include marketing our products and services primarily through digital advertising, direct sales representatives, inbound call centers, telemarketing and third parties, including telecommunications agents, system integrators, value-added resellers and other telecommunications firms. We support our distribution through digital advertising, events, television advertising, website promotions and public relations.

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Marketing Designs

We have designed our services and products offered to be:

•	Portable. We offer the ability to access our network from anywhere within our coverage area without being restricted to a specific location.
•

Simple. Our services are easy to install. After connecting our modem to an ATA or computer and a power source, our wireless broadband service is immediately available and requires no software installation.

•	Fast. We offer speeds that typically exceed legacy cellular networks and are competitive with fixed broadband offerings.
•	A Good Value. We generally price our services competitively because our costs to build and operate our network are significantly lower than the networks operated by many of our competitors.

With the popularity of social media, people are demanding fast broadband connectivity on an increasingly mobile basis. We believe that our services meet this demand and will market this in our efforts to increase our subscriber growth rate.

OUR COMPANY STRENGTHS

We believe the following competitive strengths enable us to meet the demand for simple, reliable and portable wireless broadband connectivity:

•

First mover. We are the first company we are aware of to launch a Global Cyber Mobile TV and Social Media Network that incorporates functional feature of the largest Digital Media companies in the world.

•

High barriers to entry. Our issued and pending patents, as well as our proprietary Media platforms and Naked Eye 3D technology trade secrets give us a strong intellectual property position that we believe creates a significant barrier to entry for potential competitors.

•	Broad range of applications for our platform. This allows us to build a deep new product pipeline that creates multiple paths to build a large and profitable business.

•

Multi-billion-dollar addressable market. U.S. digital advertising revenues rose to $26.2 billion in the third quarter of 2018, solidifying 2018’s claim as the highest-spending first three quarters on record, according to the latest IAB Internet Advertising Revenue Report released today by IAB and prepared by PwC US. Digital spend for Q3 2018 estimates increased 20.6 percent over Q3 2017. In total, marketers spent $75.8 billion during 2018’s first three quarters—22 percent more than they had spent during the same period a year ago. https://iab.com/wp-content/uploads/2019/02/IAB_Internet-Ad-Revenue-Report-Q3-2018_2019-02-14_FINAL-1.pdf

•

Diverse revenue streams including Digital Media partnerships. We anticipate generating significant revenue from our Digital Media platforms. Our Linear Broadcast partners will play a large part in generating revenues from the sale of mobile and social media advertising.

•

Differentiated Services. We believe our service is unique because of our combination of our Worldwide Operational Platform, Worldwide Affiliates, Cutting Edge Technology, Portability, Simplicity and Speed to Market with a competitive domestic and International Price Structure. We believe this combination of factors differentiates our subscriber’s experience when compared to broadband services provided by DSL, cable modem, wireless third-generation or 3G, networks.

•

Advanced, Scalable Technology. Because we intend to design our own software and equipment, we can refine our product development roadmap to meet our subscriber’s needs. We believe our NLOS, IP-based Ethernet architecture and compression technology confers competitive advantages since it simplifies both network deployment and customer use while supporting a broad range of potential premium services.

•

Efficient Economic Model. We believe our individual market economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wire line broadband service providers. We believe our individual market model is highly scalable and replicable across our markets. As our capabilities evolve, we expect to generate incremental revenue streams from our subscriber base by developing and offering premium products and services.

•

Experienced Management Team. Stephen J. Thomas, our Founder, Chairman, and Chief Executive Officer, has been an active entrepreneur, operator and investor in the industry for more than 17 years in VoIP and wireless communications industry. He previously served as Director of Network Optimization/Validation for WorldxChange, Inc. and CEO and President of New Orbit Communications, Inc., which focused on International Operator Services in United States, Mexico, El Salvador and Guatemala.

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FUTURE PLANS

Our VuMe Technology Plan

We offer VuMe technology for which we plan to expand marketing. We believe SaaS VuMe (VuMe) could become a leading Digital Social Media and Mobile TV technology platform in the business-to-business and business-to-consumer markets. Our proprietary software platform can reach a worldwide audience of approximately one billion mobile viewers. VuMe addresses global mobile distribution of LIVE and Video on Demand (“VOD”) content as a white label Software as a Service (“SaaS”).

VuMe OTT live streaming technology is similar to what you see with satellite TV such as Dish Network and DirecTV, as well as cable companies. Almost all currently existing live streaming cannot do live broadcast streaming at this level and usually has anywhere from 1 minute to 10 minute delays or continuous buffering, never loading the video. With VuMe, there is the ability to have “worldwide” access for a live streaming event equal to standard television broadcasting with tens of millions of simultaneous users. We believe that VuMe is the first technology to be able to achieve this level of live streaming. In emerging countries that do not have fiber, cable and satellite TV, access to VuMe is simple and cost effective, as long as there is a cellular connection on a 3G network or higher (regardless of provider)[1]. VuMe aims to provide uninterrupted live streaming on mobile devices without buffering, crashes, pixilation, or audio and video syncing issues. One practical application of this technology is that a viewer can move from a Wi--Fi connection to a 3G connection without interruption. VuMe has a unique user interface with multi-channel access and built-in social media, and we believe it is unlike anything currently on the market. VuMe also has the capability to do a Live Linear Broadcast with VOD. VuMe’s technology has the potential to reduce web content pirating since high quality TV broadcast is now easily accessed worldwide on mobile devices.

[1] Subject to the laws and regulations of each country.

Currently, we believe we are the only company that does all the above in the industry and we believe VuMe has the potential to expand our technologies and applications even further.

The hottest technology in the over the top (“OTT”) market and the biggest challenge in the OTT market is “Live Linear Channel Broadcasting” and “Live Event Broadcasting” to equal standard television broadcasting on cable and satellite TV. This type of technology is superior to video on demand (VOD) streaming technology in both acquisition and delivery. The growth of OTT video delivery has been significant. Revenue in the OTT Video market is projected to reach $316 billion in 2024. VuMe has many technology advantages including: Artificial Intelligence (“AI”); the ability to simultaneously access millions of users simultaneously with virtually no latency equivalent to standard television broadcasting; global distribution (without interruption) on cellular and Wi-Fi; and a fully interactive menu user interface and worldwide advertising brokers in place.

VuMe’s content delivery network (“CDN”) can potentially reach tens of millions of mobile devices (tablets and smartphones) and has the potential to scale to one billion video streams globally. It loads content within seconds, not only for Wi-Fi, but also more importantly, on cellular networks that are 3G and higher. VuMe’s core technology is fully developed and is able to support clients on a turnkey native mobile app in less than 60 days. We have already achieved major milestones as the world’s largest private conduit build out for global deployment of LIVE and VOD streaming content. Our OTT live streaming technology is unique and proprietary. Here are some highlights on how VuMe can help from telecommunication companies to TV station broadcasters to digital film libraries.

VuMe has the ability to create a “Master Network Mobile App” that can allow for a multiple channel build out, each with its own unique Pay Per View charge (optional). This means a company can have a live event channel per country with a different price per user based on the economics of that country. VuMe has unlimited channel build out (e.g. a company could have 50 channels or 1000 channels). Any telecommunications company can have professional looking displays and user interfaces for mobile with VuMe, similar to what the large telecommunications companies provide. A Master Network App also allows a network to expand into other categories by country (e.g. additional sports categories for various sports by country). Expansion can focus on audience aggregation for sports and other forms of entertainment categories. Pay-Per View is an option for these expanded categories as well. We have built-in worldwide ad brokers for pre-roll commercial ads so that revenue can be generated as soon as possible. There is also potential to upsell to existing advertisers and sponsors and it can be brand specific by country.

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VuMe Distribution Plan

VuMe Technology's ambitious global distribution plan represents a strategic initiative poised to significantly impact the Mobile TV broadcasting and social media industries. This comprehensive approach encompasses a range of key strategies aimed at expanding market reach, leveraging innovative technologies, and establishing pivotal partnerships.

In the realm of market expansion, VuMe is set to enter new global markets by collaborating with essential stakeholders, including telecom operators, content providers, and technology companies. Through these collaborations, the company aims to establish a robust and extensive distribution network that can effectively reach diverse audiences around the world. The emphasis on localized content delivery is a key component of this strategy, ensuring that the content provided is not only of high quality but also culturally relevant, resonating with the unique preferences of users in different regions.

Integral to VuMe's global distribution plan is the integration of cutting-edge technologies, such as augmented reality (AR) and virtual reality (VR). This technological integration is designed to elevate user experiences within the Mobile TV broadcasting and social media realms. By providing an immersive and interactive content delivery platform, VuMe seeks to redefine industry standards and offer users a novel and engaging entertainment experience.

In the context of Mobile TV broadcasting, the impact of VuMe's global distribution plan is evident in the enhancement of user experiences. The provision of high-quality content, coupled with advanced features, sets VuMe apart. The strategy not only caters to a diverse audience but also transcends geographical barriers, making on-the-go entertainment accessible to users worldwide.

The social media industry, too, experiences a transformative impact with VuMe's global distribution plan. The introduction of opportunities for content monetization, coupled with interactive engagement through AR and VR technologies, positions VuMe as a catalyst for innovation. Additionally, the seamless integration across various social media platforms fosters a cohesive and dynamic content ecosystem, reinforcing VuMe Technology's role as a trailblazer in the convergence of entertainment and technology on a global scale.

In conclusion, VuMe Technology's global distribution plan is a comprehensive and forward-thinking strategy that not only expands market reach but also redefines the standards for user experiences in both Mobile TV broadcasting and social media. Through strategic partnerships, localized content delivery, and innovative technological integrations, VuMe is poised to leave a lasting impact on the entertainment landscape, offering users a dynamic and immersive content ecosystem that transcends geographical boundaries.

Mobile Device Viewer Market Expansion

In general, viewers are consuming more content via mobile TV distribution, while rapidly abandoning expensive subscriptions from standard satellite TV and cable networks. The rise of high-quality content on low-cost platforms, such as mobile devices, continues to negatively impact the standard TV industry. The media business is being forced to evolve and adjust to massive disruptions in content distribution methods. Traditional media models are functionally broken and will continue to be disrupted by technology, which is driven by the needs of the younger generation. The future of media is dependent on new technology platforms. These platform models (e.g. smart TV, connected TV boxes, mobile TV devices) are the future of content distribution. Google, through YouTube, has changed the face of video content distribution. Amazon continues to disrupt the book industry. Apple has redefined music and application distribution. And Microsoft is continuing to change the engagement model and distribution of content through its Xbox TV game console.

We believe mobile delivery has a growing appeal to advertisers and subscribers. As brands continue to shift budgets to mobile advertising, they must reassess their approach to customer acquisition to ensure they continue to reach potential customers effectively.

Digital ad spend grew 12% in 2020 despite hit from pandemic.  Source CNBC/IAB

The Interactive Advertising Bureau (IAB) said the top 10 companies held a 78.1% share of the revenues in 2020, with overall revenues of that group alone exceeding $109 billion. The top 10 companies accounted for a 75.9% share of revenues in 2018, rising to 76.6% in 2019. The IAB said companies ranked 11th to 25th account for just 6.2% of revenues, while smaller companies make up 15.7%. The IAB stated that spending during the third and fourth quarters of 2020 was up by 11.7% and 28.7% year-over-year, respectively.

Social media ad revenues reached $41.5 billion in 2020, the report said, making up nearly 30% of all internet ad revenue. Digital video saw 20.6% year-over-year growth, increasing its share of total internet ad revenue by 1.3% to reach 18.7%. Programmatic ad revenue also increased by 24.9% to reach $14.2 billion in 2020.

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Content Mining Plan

Once our planned SaaS media applications, smart phones and tablets are launched into the domestic and international markets, content analytics or marketing data will be gathered from these devices. The data generated from these applications and devices will give us an advantage insight into our subscribers viewing and buying habits. Once data has been scrubbed of personally identifying information, we plan to be able to create original or lease content from broadcast partners to service what our analytics are telling us to produce (or license), with the intent on moving us closer towards predictive analytics. Predictive analytics is being able to predict what our customer likes based on their viewing habits and then produce that content targeted to our subscriber and then “push” that new (or licensed) content to them.

Our differentiation from web streaming

We are not a website-based video streaming technology. VuMe is strictly a native mobile app focused on video streaming technology for mobile platforms. We are not a dashboard-based video content company where users upload content; we are a complete turnkey SaaS application. A survey released in May 2015, sponsored by Level 3 Communications, stated, “Offering both VOD and Live Linear channels will be critical for OTT providers to entice new prospects and gain market share. This trend is a critical one. For existing OTT providers, offering a VOD service may not be enough to maintain, much less grow, market share.” The trend towards adding live linear channel content has the potential to become “table stakes” in the OTT game over the next several years, with both breaking news and live sports content leading the way in terms of interest for OTT service providers adding live linear channels.

SaaS White Label

We plan to white label our suite of SaaS technologies for yearly licensing and monthly maintenance fees. The prospective user base for the SaaS White Label Suite is extensive as there are more than 200,000 TV broadcasters worldwide alone, and many of them are seeking to migrate to the vast mobile video streaming market space. The sizeable population of potential SaaS clients includes standard television broadcasters in every country, direct marketing companies, low-powered antenna broadcasters (such as universities and churches), IPTV broadcasters, and large content (film and TV) providers that are seeking to further monetize their properties for worldwide syndication.

The SaaS suite includes full app development on Apple iOS, Google Android and Roku connected boxes, user interface (menu system), advertising broker network for pre---roll commercial ads (from date of launch), 24/7 LIVE monitoring of inbound and outbound signals, data analytics, seamless updating to all platforms, Amazon web service (AWS) blade servers, and coverage up to the first 20 million streams. The white label product is offered to stand-alone.

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User Interface

In a preprogrammed live linear broadcast application, viewers have free access via a playlist by category and have the ability to “catch--up” with what they may have missed in the LIVE broadcast, regardless of its original airdate. The video-on-demand (VOD) feature provides the opportunity to access additional viewers and monetize past content. After several years in development, we believe that VuMe has a significant first to market advantage and that no other companies currently have a comparable commercialized offering.

Our Plan for Strategic Partnering with Telecommunication & Media Companies

Currently in the world, viewers usually need to have a contract with a cable provider (e.g. AT&T, Cox, Xfinity, Spectrum, or Cablevision in the U.S.) or satellite TV provider (e.g. DirecTV and DISH Network in the U.S.) and be in range of a residential or business Wi-Fi to be able to watch over the top (OTT) content on a connected TV device, website or mobile access. VuMe is capable of offering a nearly unlimited number of channels to mobile users virtually anywhere and everywhere, with global reach, far exceeding two U.S. satellite companies (DirecTV and DISH Network), which have 500+ channels each and are only available in the U.S.

We believe VuMe will immediately appeal to any channel that is currently on DirecTV and DISH Network for global mobile linear broadcast participation, simply because these platforms are only available in the U.S. market.

VuMe can provide low-powered TV stations (often found in churches and universities), along with high--powered stations, the ability to reach the entire global market. Other potential users are owners of libraries of digitized content, and LIVE event venues such as music concerts, sporting events, festivals, beauty pageants, summer and winter Olympic Games, award shows, red carpet events, trade shows and conventions. Enthusiasts can produce their own show in any area and could launch their own channels for travel, food, spirits, sports, outdoor recreation, retro TV shows, children, cartoons, comedy, drama, reality, education, automobiles, health, corporations, shopping, soap opera, game shows, dating, religion, etc., providing extensive possibilities for media expansion. Content providers will not be limited by the major TV networks and film studios for distribution rights.

We have targeted Telecommunication and Media Company Opportunities to offer:

•	Turn key mobile app for telecommunication and media companies for immediate distribution of TV broadcasts on terrestrial, cable and satellite for free or as subscription.
•	Turn key mobile app for free or pay per view live events.
•	Turn key mobile app for digital libraries of content providers.
•	Reseller program with territorial rights.
•	Worldwide analytics on mobile TV content provided to help with target marketing for products and services.
•	Transitions to the automotive industry car play systems.
•	Option to pre---load Master Network App on telecommunication company’s mobile devices such as smart phones and tablets.
•	Pre-load the SaaS white label clients on telecommunication company mobile devices.

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Geo Fencing Available (The ability to offer broadcast territories by region or regional Networks)

Our Plan to Act as a Reseller with Territorial Rights –

•	Value Added Reseller (VAR) to telecommunication and media companies.
•	Exclusive rights for a country or region for reselling the white label opportunity.
•	Offer to Telecommunication and media companies OTT digital content as a channel or network.
•	Offer 1 to 1000 channels by territory.
•	Approach emerging markets as capital resources permit.

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this Form 10-K.

Our Corporate Information

We are a Florida corporation. Our principal executive offices are located at 501 W. Broadway, Suite 800, San Diego, CA 92101, and our telephone number is (619) 301-4200. Our website address is http://www.tptglobaltech.com. Information on or accessed through our website is not incorporated into this Form 10-K and is not a part of this filing.

CYBER RISKS

Like other large telecommunications companies, we are a constant target of cyber-attacks of varying degrees, which has caused us to spend increasingly more time and money to deal with increasingly sophisticated attacks. Some of the attacks may result in security breaches, and we periodically notify our customers, our employees or the public of these breaches when necessary or appropriate. None of these resulting security breaches to date have materially adversely affected our business, results of operations or financial condition.

We rely on several other communications companies to provide services or products for our offerings. We may lease a significant portion of our core fiber network from our competitors and other third parties. Many of these leases will lapse in future years. Our future ability to provide services on the terms of our current offerings will depend in part upon our ability to renew or replace these leases, agreements and arrangements on terms substantially similar to those currently in effect.

For additional information regarding our systems, network, cyber risks, capital expenditure requirements and reliance upon third parties, see "Risk Factors."

COMPETITION, COMPETITORS, REGULATION AND TAXATION

In the competitive landscape faced by VuMe Super App, VuMe Mobile, and GSM eSIM technology, the interplay of competition, competitors, regulation, and taxation creates a dynamic and challenging environment. The market is characterized by intense competition from a spectrum of players, including established technology giants and agile startups. These competitors offer a range of products and services, such as advanced mobile devices and integrated digital applications, that directly compete with VuMe's offerings. The varied nature of these competitors necessitates that VuMe continuously innovate in its products, marketing strategies, and customer service to maintain its competitive edge.

VuMe, however, is competitively positioned to capture market share from its competitors due to several key factors. First, VuMe Super App offers an integrated, all-in-one solution that effectively combines communication, entertainment, and productivity features. This multifunctionality differentiates it in a market where most apps focus on single functionalities. Additionally, VuMe Mobile is designed with cutting-edge technology and premium features that appeal to tech-savvy consumers looking for high-quality and high-performance devices. The incorporation of GSM eSIM technology positions VuMe as a leader in innovative connectivity solutions, catering to the needs of global travelers and tech enthusiasts who value convenience and security.

Regulation and compliance are critical in the technology sector, especially concerning data privacy, security, and consumer protection. VuMe's commitment to adhering to regional and international regulations bolsters its reputation as a trustworthy and reliable brand. This adherence to regulatory standards not only ensures legal compliance but also builds customer trust, which is crucial in capturing market share.

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In terms of taxation, VuMe's strategic financial planning and understanding of complex tax structures across different regions contribute to its competitive positioning. Efficient management of taxation requirements ensures financial stability and allows VuMe to offer competitive pricing, further enhancing its market appeal.

In summary, while the competitive landscape presents numerous challenges, VuMe is well-positioned to gain market share from its competitors. Its unique product offerings, commitment to innovation, adherence to regulatory standards, and strategic financial management place it at a competitive advantage. By leveraging these strengths, VuMe is poised to become a formidable player in the technology sector, differentiating itself in a market crowded with diverse competitors.

Competition

In summary, the competitive landscape facing VuMe Super App, VuMe Mobile, and GSM eSIM technology is both diverse and dynamic, marked by the presence of a wide array of competitors ranging from established tech giants to emerging startups. These competitors offer similar products and services, creating a highly competitive environment. A key characteristic of this landscape is the rapid pace of technological advancements, which necessitates continuous innovation and adaptation to stay ahead. Established brands benefit from significant market penetration and strong brand loyalty, presenting a challenge for newer entrants like VuMe to build recognition and trust. Pricing strategies vary significantly across competitors, with some focusing on premium offerings while others target cost-conscious consumers with more affordable options. Global reach and the ability to effectively localize products to meet regional preferences are crucial in achieving international market success. Furthermore, offering exceptional customer experiences and responsive service is a major differentiator in this space. Lastly, adherence to data privacy and security regulations is critically important in gaining consumer trust. VuMe's approach in this competitive scenario involves capitalizing on its unique integrations and features, such as the all-encompassing VuMe Super App, the advanced functionalities of VuMe Mobile, and the innovative aspects of GSM eSIM technology. A focus on building strong brand recognition, delivering customer-centric solutions, and maintaining a cutting-edge technological edge are central to VuMe's strategy to establish itself as a formidable player in the competitive technology market.

General

We compete in a rapidly evolving and highly competitive market, and we expect intense competition to continue. In addition to competition from larger national telecommunications providers, we are facing increasing competition from several other sources, including cable and satellite companies, wireless providers, technology companies, cloud companies, broadband providers, device providers, resellers, sales agents and facilities-based providers using their own networks as well as those leasing parts of our network. Technological advances and regulatory and legislative changes have increased opportunities for a wide range of alternative communications service providers, which in turn have increased competitive pressures on our business. These alternate providers often face fewer regulations and have lower cost structures than we do. In addition, the communications industry has, in recent years, experienced substantial consolidation, and some of our competitors in one or more lines of our business are generally larger, have stronger brand names, have more financial and business resources and have broader service offerings than we currently do.

Wireless telephone services are a significant source of competition with our legacy carrier services. It is increasingly common for customers to completely forego use of traditional wireline phone service and instead rely solely on wireless service for voice services. We anticipate this trend will continue, particularly as our older customers are replaced over time with younger customers who are less accustomed to using traditional wireline voice services. Technological and regulatory developments in wireless services, Wi-Fi, and other wired and wireless technologies have contributed to the development of alternatives to traditional landline voice services. Moreover, the growing prevalence of electronic mail, text messaging, social networking and similar digital non-voice communications services continues to reduce the demand for traditional landline voice services. These factors have led to a long-term systemic decline in the number of our wireline voice service customers.

The Telecommunications Act of 1996, which obligates carriers to permit competitors to interconnect their facilities to the carrier's network and to take various other steps that are designed to promote competition, imposes several duties on a carrier if it receives a specific request from another entity which seeks to connect with or provide services using the carrier's network. In addition, each carrier is obligated to (i) negotiate interconnection agreements in good faith, (ii) provide nondiscriminatory "unbundled" access to all aspects of the carrier's network, (iii) offer resale of its telecommunications services at wholesale rates and (iv) permit competitors, on terms and conditions (including rates) that are just, reasonable and nondiscriminatory, to collocate their physical plant on the carrier's property, or provide virtual colocation if physical colocation is not practicable. Current FCC rules require carriers to lease a network element only in those situations where competing carriers genuinely would be impaired without access to such network elements, and where the unbundling would not interfere with the development of facilities-based competition.

As a result of these regulatory, consumer and technological developments, carriers also face competition from competitive local exchange carriers, or CLECs, particularly in densely populated areas. CLECs provide competing services through reselling a carrier’s local services, through use of a carrier's unbundled network elements or through their own facilities.

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Technological developments have led to the development of new products and services that have reduced the demand for our traditional services, as noted above, or that compete with traditional carrier services. Technological improvements have enabled cable television companies to provide traditional circuit-switched telephone service over their cable networks, and several national cable companies have aggressively marketed these services. Similarly, companies providing VoIP services provide voice communication services over the Internet which compete with our traditional telephone service and our own VoIP services. In addition, demand for our broadband services could be adversely affected by advanced wireless data transmission technologies being deployed by wireless providers and by certain technologies permitting cable companies and other competitors to deliver faster average broadband transmission speeds than ours.

Similar to us, many cable, technology or other communications companies that previously offered a limited range of services are now offering diversified bundles of services, either through their own networks, reselling arrangements or joint ventures. As such, a growing number of companies are competing to serve the communications needs of the same customer base.  Such activities will continue to place downward pressure on the demand for and pricing of our services.

As customers increasingly demand high-speed connections for entertainment, communications and productivity, we expect the demands on our network will continue to increase over the next several years. To succeed, we must continue to invest in our networks or engage partners to ensure that they can deliver competitive services that meet these increasing bandwidth and speed requirements. In addition, network reliability and security are increasingly important competitive factors in our business.

Additional information about competitive pressures is located under the heading “Risk Factors.”

Competitors

In connection with providing strategic services to our business customers, which includes our small, medium and enterprise business, wholesale and governmental customers, we compete against other telecommunication providers, as well as other regional and national carriers, other data transport providers, cable companies, CLECs and other enterprises, some of whom are substantially larger than us. Competition is based on price, bandwidth, quality and speed of service, promotions and bundled offerings. In providing broadband services, we compete primarily with cable companies, wireless providers, technology companies and other broadband service providers. We face competition in Ethernet based services in the wholesale market from cable companies and fiber-based providers.  In regards to our medical division, we compete with other medical testing facilities and other companies developing SaaS technologies to test and monitor medical testing activities.

Our competitors for providing integrated data, broadband, voice services and other data and SaaS services to our business customers range from small to mid-sized businesses. Due to the size of some of these companies, our competitors may be able to offer more inexpensive solutions to our customers. To compete, we focus on providing sophisticated, secure and performance-driven services to our business customers through our infrastructure.

The number of companies providing business services has grown and increased competition for these services, particularly with respect to smaller business customers. Many of our competitors for strategic services are not subject to the same regulatory requirements as we are and therefore, they are able to avoid significant regulatory costs and obligations.

Government Regulation

Government regulations in the technology sector play a crucial role in shaping the operational landscape for companies like VuMe. These regulations typically focus on ensuring data privacy, securing consumer rights, managing competition, and upholding cybersecurity standards. Data protection laws, such as the GDPR in the European Union and various national laws in other countries, require companies to handle consumer data with utmost care, providing transparency about its use and granting users control over their personal information. This necessitates robust data management systems and regular compliance checks for companies operating internationally. Additionally, consumer protection regulations mandate that technology products meet certain safety and performance standards, often requiring rigorous testing and quality assurance processes. Antitrust laws are also significant, designed to prevent monopolistic practices and ensure fair competition in the market. These laws can affect company strategies, particularly regarding mergers, acquisitions, and market entry. Cybersecurity regulations are increasingly important, as companies are required to implement strong security measures to protect against data breaches and cyber threats. These regulations often evolve rapidly, responding to new technological developments and emerging security challenges. For companies like VuMe, navigating these government regulations is essential not only for legal compliance but also for maintaining consumer trust and a strong market reputation. Regular updates to compliance strategies and proactive engagement with regulatory developments are critical in this constantly changing regulatory landscape.

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Overview

As discussed further below, our operations are subject to significant local, state, federal and foreign laws and regulations.

We are subject to the significant regulations by the FCC, which regulates interstate communications, and state utility commissions, which regulate intrastate communications. These agencies (i) issue rules to protect consumers and promote competition, (ii) set the rates that telecommunication companies charge each other for exchanging traffic, and (iii) have traditionally developed and administered support programs designed to subsidize the provision of services to high-cost rural areas. In most states, local voice service, switched and special access services and interconnection services are subject to price regulation, although the extent of regulation varies by type of service and geographic region. In addition, we are required to maintain licenses with the FCC and with state utility commissions. Laws and regulations in many states restrict the manner in which a licensed entity can interact with affiliates, transfer assets, issue debt and engage in other business activities. Many acquisitions and divestitures may require approval by the FCC and some state commissions. These agencies typically have the authority to withhold their approval, or to request or impose substantial conditions upon the transacting parties in connection with granting their approvals.

The following description discusses some of the major industry regulations that may affect our traditional operations, but numerous other regulations not discussed below could also impact us. Some legislation and regulations are currently the subject of judicial, legislative and administrative proceedings which could substantially change the manner in which the telecommunications industry operates and the amount of revenues we receive for our services.

Neither the outcome of these proceedings, nor their potential impact on us, can be predicted at this time. For additional information, see "Risk Factors."

The laws and regulations governing our affairs are quite complex and occasionally in conflict with each other. From time to time, we are fined for failing to meet applicable regulations or service requirements.

Federal Regulation

Federal regulation in the technology sector is an essential aspect that companies like VuMe must navigate meticulously. These regulations are primarily aimed at ensuring consumer protection, data privacy, cybersecurity, and fair competition. In the United States, federal bodies such as the Federal Communications Commission (FCC) and the Federal Trade Commission (FTC) play key roles in enforcing these regulations. The FCC oversees telecommunications, managing spectrum allocation and setting standards for communication devices, which is particularly relevant for companies dealing with mobile technologies and wireless communication. The FTC focuses on protecting consumer rights and preventing deceptive business practices, which includes overseeing advertising, marketing, and data privacy practices. Additionally, regulations like the Children's Online Privacy Protection Act (COPPA) and the Health Insurance Portability and Accountability Act (HIPAA) impose specific requirements on companies handling children's data and health-related information, respectively. Cybersecurity is another critical area, with federal mandates requiring robust security measures to protect against data breaches and cyber threats, a concern that is increasingly paramount in the tech industry. Compliance with these federal regulations is not just a legal necessity but also crucial for maintaining consumer trust and a solid market reputation. Companies like VuMe must continuously monitor and adapt to these regulatory changes, incorporating them into their business operations and strategies to ensure compliance and protect their customer base.

General

We are required to comply with the Communications Act of 1934. Among other things, this law requires our local exchange carriers to offer various of our legacy services at just and reasonable rates and on non-discriminatory terms. The Telecommunications Act of 1996 materially amended the Communications Act of 1934, primarily to promote competition.

The FCC regulates interstate services we provide, including the special access charges we bill for wholesale network transmission and the interstate access charges that we bill to long-distance companies and other communications companies in connection with the origination and termination of interstate phone calls. Additionally, the FCC regulates a number of aspects of our business related to privacy, homeland security and network infrastructure, including our access to and use of local telephone numbers and our provision of emergency 911 services. The FCC has responsibility for maintaining and administering support programs designed to expand nationwide access to communications services (which are described further below), as well as other programs supporting service to low-income households, schools and libraries, and rural health care providers. Changes in the composition of the five members of the FCC or its Chairman can have significant impacts on the regulation of our business.

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In recent years, our operations and those of other telecommunications carriers have been further impacted by legislation and regulation imposing additional obligations on us, particularly with regards to providing voice and broadband service, bolstering homeland security, increasing disaster recovery requirements, minimizing environmental impacts and enhancing privacy. These laws include the Communications Assistance for Law Enforcement Act, and laws governing local telephone number portability and customer proprietary network information requirements. In addition, the FCC has heightened its focus on the reliability of emergency 911 services. The FCC has imposed fines on us and other companies for 911 outages and has adopted new compliance requirements for providing 911 service. We are incurring capital and operating expenses designed to comply with the FCC's new requirements and minimize future outages. All of these laws and regulations may cause us to incur additional costs and could impact our ability to compete effectively against companies not subject to the same regulations.

Over the past several years, the FCC has taken various actions and initiated certain proceedings designed to comprehensively evaluate the proper regulation of the provisions of data services to businesses. As part of its evaluation, the FCC has reviewed the rates, terms and conditions under which these services are provided. The FCC's proceedings remain pending, and their ultimate impact on us is currently unknown.

We are also regulated for our medical services activities. See discussion below.

Telephony Services

We operate traditional telecommunications services in our Arizona subsidiary, and those services are largely governed under rules established for CLECs under the Communications Act. The Communications Act entitles our CLEC subsidiary to certain rights, but as telecommunications carriers, it also subjects them to regulation by the FCC and the states. Their designation as telecommunications carriers also results in other regulations that may affect them and the services they offer.

Interconnection and Intercarrier Compensation

The Communications Act requires telecommunications carriers to interconnect directly or indirectly with other telecommunications carriers. Under the FCC's intercarrier compensation rules, we are entitled, in some cases, to compensation from carriers when they use our network to terminate or originate calls and in other cases are required to compensate another carrier for using its network to originate or terminate traffic. The FCC and state regulatory commissions, including those in the states in which we operate, have adopted limits on the amounts of compensation that may be charged for certain types of traffic. As noted above, the FCC has determined that intercarrier compensation for all terminating traffic will be phased down over several years to a "bill-and-keep" regime, with no compensation between carriers for most terminating traffic by 2018 and is considering further reform that could reduce or eliminate compensation for originating traffic as well.

Universal Service

Our CLEC subsidiary is required to contribute to the Universal Service Fund (“USF”). The amount of universal service contribution required of us is based on a percentage of revenues earned from interstate and international services provided to end users. We allocate our end user revenues and remit payments to the universal service fund in accordance with FCC rules. The FCC has ruled that states may impose state universal service fees on CLEC telecommunications services.

State Regulation

Our CLEC subsidiary telecommunications services are subject to regulation by state commissions in each state where we provide services. In order to provide our services, we must seek approval from the state regulatory commission or be registered to provide services in each state where we operate and may at times require local approval to construct facilities. Regulatory obligations vary from state to state and include some or all of the following requirements: filing tariffs (rates, terms and conditions); filing operational, financial, and customer service reports; seeking approval to transfer the assets or capital stock of the broadband communications company; seeking approval to issue stocks, bonds and other forms of indebtedness of the broadband communications company; reporting customer service and quality of service requirements; outage reporting; making contributions to state universal service support programs; paying regulatory and state Telecommunications Relay Service and E911 fees; geographic build-out; and other matters relating to competition.

Other Regulations

Our CLEC subsidiary telecommunications services are subject to other FCC requirements, including protecting the use and disclosure of customer proprietary network information; meeting certain notice requirements in the event of service termination; compliance with disabilities access requirements; compliance with CALEA standards; outage reporting; and the payment of fees to fund local number portability administration and the North American Numbering Plan. As noted above, the FCC and states are examining whether new requirements are necessary to improve the resiliency of communications networks. Communications with our customers are also subject to FCC, FTC and state regulations on telemarketing and the sending of unsolicited commercial e-mail and fax messages, as well as additional privacy and data security requirements.

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Broadband

Regulatory Classification.    Broadband Internet access services were traditionally classified by the FCC as "information services" for regulatory purposes, a type of service that is subject to a lesser degree of regulation than "telecommunications services." In 2015, the FCC reversed this determination and classified broadband Internet access services as "telecommunications services." This reclassification has subjected our broadband Internet access service to greater regulation, although the FCC did not apply all telecommunications service obligations to broadband Internet access service. The 2015 Order could have a material adverse impact on our business as it may justify additional FCC regulation or support efforts by States to justify additional regulation of broadband Internet access services. In December 2017, the FCC adopted an order that in large part reverses the 2015 Order and reestablishes the "information service" classification for broadband Internet access service. The 2017 Order has not yet gone into effect, however, and the 2015 Order will remain binding until the 2017 Order takes effect. The 2017 Order is expected to be subject to legal challenge that may delay its effect or overturn it.

Net Neutrality, and Current Status. The 2015 Order also established a new "Open Internet" framework that expanded disclosure requirements on Internet service providers ("ISPs") such as cable companies, prohibited blocking, throttling, and paid prioritization of Internet traffic on the basis of the content, and imposed a "general conduct standard" that prohibits unreasonable interference with the ability of end users and edge providers to reach each other. The FCC's 2017 Order eliminates these rules except for certain disclosure requirements (see the official release summary from the FCC below). Additionally, Congress and some states are considering legislation that may codify "network neutrality" rules.

The Federal Communications Commission has made the following official release about the Restoring Internet Freedom Order:

"The FCC's Restoring Internet Freedom Order, which took effect on June 11, (2018) provides a framework for protecting an open Internet while paving the way for better, faster and cheaper Internet access for consumers. It replaces unnecessary, heavy-handed regulations that were developed way back in 1934 with strong consumer protections, increased transparency, and common-sense rules that will promote investment and broadband deployment. The FCC's framework for protecting Internet freedom has the following key parts:

1. Consumer Protection

The Federal Trade Commission will police and take action against Internet service providers for anticompetitive acts or unfair and deceptive practices. The FTC is the nation's premier consumer protection agency, and until the FCC stripped it of jurisdiction over Internet service providers in 2015, the FTC protected consumers consistently across the Internet economy.

2. Transparency

A critical part of Internet openness involves Internet service providers being transparent about their business practices. That's why the FCC has imposed enhanced transparency requirements. Internet service providers must publicly disclose information regarding their network management practices, performance, and commercial terms of service. These disclosures must be made via a publicly available, easily accessible company website or through the FCC's website. This will discourage harmful practices and help regulators target any problematic conduct. These disclosures also support innovation, investment, and competition by ensuring that entrepreneurs and other small businesses have the technical information necessary to create and maintain online content, applications, services, and devices.

Internet Service Providers must clearly disclose their network management practices on their own web sites or with the FCC. For more information about these disclosures, you can visit https://www.fcc.gov/isp- disclosures.

Removes Unnecessary Regulations to Promote Broadband Investment

The Internet wasn't broken in 2015, when the previous FCC imposed 1930s-era regulations (known as "Title II") on Internet service providers. And ironically, these regulations made things worse by limiting investment in high-speed networks and slowing broadband deployment. Under Title II, broadband network investment dropped more than 5.6% -- the first time a decline has happened outside of a recession. The effect was particularly serious for smaller Internet service providers (fixed wireless companies, small-town cable operators, municipal broadband providers, electric cooperatives, and others) that don't have the resources or lawyers to navigate a thicket of complex rules...."

The items listed in this internet Order are for carriers such as Century Link, which is our contract internet provider, and we are in compliance with the areas that we are responsible for which are few. We generate the last mile of internet service, but we are actually a reseller of Century Link services as they provide the bandwidth to us.

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Access for Persons with Disabilities. The FCC's rules require us to ensure that persons with disabilities have access to "advanced communications services" ("ACS"), such as electronic messaging and interoperable video conferencing. They also require that certain pay television programming delivered via Internet Protocol include closed captioning and require entities distributing such programming to end users to pass through such captions and identify programming that should be captioned.

Other Regulation. The 2015 Order also subjected broadband providers' Internet traffic exchange rates and practices to potential FCC oversight and created a mechanism for third parties to file complaints regarding these matters. In addition, our provision of Internet services also subjects us to the limitations on use and disclosure of user communications and records contained in the Electronic Communications Privacy Act of 1986. Broadband Internet access service is also subject to other federal and state privacy laws applicable to electronic communications.

Additionally, providers of broadband Internet access services must comply with CALEA, which requires providers to make their services and facilities accessible for law enforcement intercept requests. Various other federal and state laws apply to providers of services that are accessible through broadband Internet access service, including copyright laws, telemarketing laws, prohibitions on obscenity, and a ban on unsolicited commercial e-mail, and privacy and data security laws. Online content we provide is also subject to some of these laws.

Other forms of regulation of broadband Internet access service currently being considered by the FCC, Congress or state legislatures include consumer protection requirements, cyber security requirements, consumer service standards, requirements to contribute to universal service programs and requirements to protect personally identifiable customer data from theft. Pending and future legislation in this area could adversely affect our operations as an Internet service provider and our relationship with our Internet customers.

Additionally, from time to time the FCC and Congress have considered whether to subject broadband Internet access services to the federal Universal Service Fund ("USF") contribution requirements. Any contribution requirements adopted for Internet access services would impose significant new costs on our broadband Internet service. At the same time, the FCC is changing the manner in which Universal Service funds are distributed. By focusing on broadband and wireless deployment, rather than traditional telephone service, the changes could assist some of our competitors in more effectively competing with our service offerings.

VoIP Services

We provide telephony services using VoIP technology ("interconnected VoIP"). The FCC has adopted several regulations for interconnected VoIP services, as have several states, especially as it relates to core customer and safety issues such as e911, local number portability, disability access, outage reporting, universal service contributions, and regulatory reporting requirements. The FCC has not, however, formally classified interconnected VoIP services as either information services or telecommunications services. In this vacuum, some states have asserted more expansive rights to regulate interconnected VoIP services, while others have adopted laws that bar the state commission from regulating VoIP service.

Universal Service. Interconnected VoIP services must contribute to the USF used to subsidize communication services provided to low income households, to customers in rural and high cost areas, and to schools, libraries, and rural health care providers. The amount of universal service contribution required of interconnected VoIP service providers is based on a percentage of revenues earned from interstate and international services provided to end users. We allocate our end user revenues and remit payments to the universal service fund in accordance with FCC rules. The FCC has ruled that states may impose state universal service fees on interconnected VoIP providers.

Local Number Portability. The FCC requires interconnected VoIP service providers and their "numbering partners" to ensure that their customers have the ability to port their telephone numbers when changing providers. We also contribute to federal funds to meet the shared costs of local number portability and the costs of North American Numbering Plan Administration.

Intercarrier Compensation. In an October 2011 reform order and subsequent clarifying orders, the FCC revised the regime governing payments among providers of telephony services for the exchange of calls between and among different networks ("intercarrier compensation") to, among other things, explicitly include interconnected VoIP. In that Order, the FCC determined that intercarrier compensation for all terminating traffic, including VoIP traffic exchanged in TDM format, will be phased down over several years to a "bill-and-keep" regime, with no compensation between carriers for most terminating traffic by 2018. The FCC is considering further reform in this area, which could reduce or eliminate compensation for originating traffic as well.

Other Regulation. Interconnected VoIP service providers are required to provide enhanced 911 emergency services to their customers; protect customer proprietary network information from unauthorized disclosure to third parties; report to the FCC on service outages; comply with telemarketing regulations and other privacy and data security requirements; comply with disabilities access requirements and service discontinuance obligations; comply with call signaling requirements; and comply with CALEA standards. In August 2015, the FCC adopted new rules to improve the resiliency of the communications network. Under the new rules, providers of telephony services, including interconnected VoIP service providers, must make available eight hours of standby backup power for consumers to purchase at the point of sale. The rules also require that providers inform new and current customers about service limitations during power outages and steps that consumers can take to address those risks.

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LICENSES

None.

TITLE TO PROPERTIES

None.

BACKLOG OF ORDERS

None.

GOVERNMENT CONTRACTS

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED

We have approximately 10 employees who work approximately 20 hours per week. All officers work approximately 50 hours per week. Directors work as needed.

WEBSITE

Our corporate website address is www.tptglobaltech.com.

DESCRIPTION OF PROPERTIES/ASSETS

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Patents, Trade Names, Trademarks and Copyrights	See below.

Our executive offices are located in San Diego, California. We do not own any real property but lease an office space consisting of approximately 3,000 sq. ft. among all of our corporate and subsidiary locations. We believe that substantially all of our property and equipment is in good condition, subject to normal wear and tear, and that our facilities have sufficient capacity to meet the current needs of our business.

PATENTS, TRADE NAMES, TRADEMARKS AND COPYRIGHTS

Either directly or through our subsidiaries, we have rights in various patents, trade names, trademarks, copyrights and other intellectual property necessary to conduct our business. Our services often use the intellectual property of others, including licensed software. We also occasionally license our intellectual property to others as we deem appropriate.

We periodically receive offers from third parties to purchase or obtain licenses for patents and other intellectual property rights in exchange for royalties or other payments. We also periodically receive notices, or are named in lawsuits, alleging that our products or services infringe on patents or other intellectual property rights of third parties. In certain instances, these matters can potentially adversely impact our operations, operating results or financial position. For additional information, see “Risk Factors”.

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LEGAL PROCEEDINGS

We have been named in a lawsuit by EMA Financial, LLC (“EMA”) for failing to comply with a Securities Purchase Agreement entered into in June 2019.   More specifically, EMA claims the Company failed to honor notices of conversion, failed to establish and maintain share reserves, failed to register EMA shares and failed to assure that EMA shares were Rule 144 eligible within 6 months.  EMA has claimed in excess of $7,614,967 in relief.  The Company has filed a motion in response for which EMA has filed a motion to dismiss.   The Company does not believe at this time that any negative outcome would result in more than the $1,050,576 it has recorded on its balance sheet as of March 31, 2024.

We have been named in a lawsuit by a collection law firm on behalf of Pinnacle Towers LLC and Crown Atlantic Company Inc., against TPT Global Tech, Inc.  The claim derives from an outstanding debt incurred by Copperhead Digital.  The lawsuit is over unpaid rent that should have been paid by Copperhead Digital but was not paid.  The Company believes it has several defenses to this claim and is in the process of communicating with opposing counsel for dismissal of the claims which amount to $386,030 plus interest, costs and attorney fees.  The Company has accounted for approximately $600,000 in payables on its consolidated balance sheet as of March 31, 2024 for this subsidiary payable.

We were named in a lawsuit by a collection law firm on behalf of American Tower and related entities, against TPT Global Tech, Inc.  The claim derived from an outstanding debt or unpaid tower lease payments. The Company believed it has several defenses to this claim and was communicating with opposing counsel for negotiations of the claims which amounted to $2,891,886, including payment due for all future tower payments not yet incurred under various tower lease agreements.  The Company had accounted for approximately $2,962,839 in payables and operating lease liabilities on its consolidated balance sheet as of March 31, 2024 for this liability.  On June 11, 2024, American Tower received a summary judgment in the US District Court for the District of Colorado for these claims which amounted to $3,977,702, including $1,062,873 in accrued interest and legal fees.  On June 25, 2024, the Company and American Tower entered into a Settlement Agreement to be paid of $1,000,000 for past due tower payments, $85,000 in attorney fees and $1,000,000 in costs to remove the Company’s equipment from American Tower’s towers.  This later amount can be reduced as the Company itself removes the equipment.  Payment is due no later than December 31, 2024.  Default under the Settlement Agreement falls under a Confession of Judgement signed by the Company for $2,085,000, or lessor for any amounts previously paid.

In total, lawsuits are being threatened or have been put forth by vendors in relation to tower lease payments in accordance with tower lease agreements that were entered into.  The claims are currently being investigated or negotiated and the amount in controversy being claimed is approximately $5,556,484, which the Company has accounted for $5,993,768 in its consolidated balance sheet as of March 31, 2024.

We have been named in lawsuits by three merchant debt companies, Mr. Advance, CLOUDFUND and Fox Capital versus TPT SpeedConnect and TPT for non-payment under the debt agreements for which the companies received judgements against the TPT SpeedConnect and TPT.  The judgements totaled $633,264, including legal and other fees for which the Company had $624,531 recorded in Debt Financing Agreements of which $87,065 was remitted to Mr. Advance during 2023 leaving an accrued balance of $537,466 as of March 31, 2024.  We are in negotiations with these companies to restructure payment and work out acceptable terms.  Management believes it will not have to pay more than what it has recorded in accounts payable.

We have been named in a lawsuit by AHS Staffing, LLC against TPT MedTech, LLC claiming unpayment of $159,959 in billings for medical staffing services rendered by AHS Staffing, LLC on behalf of TPT MedTech. The Company believes it has defenses for a portion of the services rendered but has recorded a payable in accounts payable in the consolidated balance sheet of $120,967. Management does not believe that an unfavorable outcome will result in payment of more than is recorded in accounts payable.

The Company has been named in a lawsuit, Robert Serrett vs. TruCom, Inc., by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. We learned that Mr. Serrett received a default judgement in Texas on May 15, 2018 for $70,650 plus $3,500 in attorney fees and 5% interest and court costs.  However, he has made no attempt that we are aware of to obtain a sister state judgment in Arizona, where TruCom resides, or to try and enforce the judgement and collect.  Management believes it has good and meritorious defenses and does not belief the outcome of the lawsuit will have any material effect on the financial position of the Company.

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our Common Stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect. We anticipate that we (including current and any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. As reflected in the accompanying financial statements, as of March 31, 2024, we had an accumulated deficit totaling $120,169,557. This raises substantial doubts about our ability to continue as a going concern.

We generate revenues primarily through telecommunications and Internet services and as a provider of ecommerce and cloud solutions in the western United States.

Our plan of operations for the next 12 months is as follows:

Estimate of Liquidity and Capital Resource Needs

If we can raise sufficient capital resources, we intend to expend significant funds after our intended funding event equally throughout 2024 and into 2025 as follows.

Product and technology engineering and development	$7,000,000
Business development and equipment purchases	6,000,000
Repayment of short-term debt and other financing arrangements	7,300,000
General working capital, investor relations, internal controls, and other human capital and other corporate purposes	15,700,000
Brokerage commissions and expenses	4,000,000
$40,000,000

Although the items set forth above indicate management’s present estimate of our liquidity and capital resource needs, we may have different needs or utilize corporate liquidity and capital resources for other corporate purposes. Our actual use of liquidity and capital resources may vary from these estimates because of a number of factors, including whether we are successful in completing future acquisitions, whether we obtain additional funding, what other obligations have been incurred by us, the operating results of our initial acquisition activities, and whether we are able to operate profitably. If our need for liquidity and capital resources increases, we may seek additional funds through any financing opportunity available to us. There are no current commitments for any such financing opportunity, and there can be no assurance that these funds may be obtained in the future if the need arises.

RESULTS OF OPERATIONS

For the Three Months Ended March 31, 2024 Compared to the Three Months Ended March 31, 2023

During the three months ended March 31, 2024, we recognized total revenues of $398,098 compared to the prior period of $1,101,506. The decrease is largely attributable to the decrease in internet customers from attrition and the discontinuance of unprofitable operating locations.

Gross profit for the three months ended March 31, 2024 was ($132,556) compared to $270,161 for the prior period. The decrease is largely attributable to the change in internet customers. Gross profit percentage decreased to a loss of 33% from 25% due to the decrease in revenues while still having tower lease commitments in place.

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During the three months ended March 31, 2024, we recognized $1,096,497 in operating expenses compared to $1,887,479 for the prior period. The decrease was in large part attributable to legal expense in the prior year for the acquisition of ASHI and fewer employees, from layoffs and terminations, as a result of the decrease in revenues.

Derivative expense of $2,052,882 and $97,585 results from the accounting for derivative financial instruments during the three months ended March 31, 2024 and 2023, respectively.

The gain on debt extinguishment of $367,916 and $332,530 for the three months ended March 31, 2024 and 2023, respectively, results from the conversion of convertible debt to Common Stock.

Interest expense for the three months ended March 31, 2024 of $361,769 was comparable to the prior period of $385,332.

During the three months ended March 31, 2024, we recognized a net loss of $3,275,788 versus $1,472,711 for the prior period. The difference mainly is activity related to derivative expense for the current period.

LIQUIDITY AND CAPITAL RESOURCES

We incurred $3,275,788 and $1,472,711, respectively, in losses, and we used $228,934 and $409,800, respectively, in cash for operations for the three months ended March 31, 2024 and 2023. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, research and development, derivative expense or gain, gain on extinguishment of debt and share-based compensation which totaled to a net $1,837,460 for 2024 and $426,174 for 2023.

In addition, we report increases and reductions in liabilities as uses of cash and decreases assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities.  For the three months ended March 31, 2024, we had a net change in our assets and liabilities of $1,209,394 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and increase in prepaid expenses.  For the three months ended March 31, 2023 we had a net change to our assets and liabilities of $594,591 for similar reasons.

Cash flows from financing activities were $216,548 and $362,344 for the three months ended March 31, 2024 and 2023, respectively.  These cash flows were generated primarily from proceeds from convertible notes and notes payable related parties.

Cash flows used in investing activities were $0 and $0, respectively, for the three months ended March 31, 2024 and 2023.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

RESULTS OF OPERATIONS

For the Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

During the year ended December 31, 2023, we recognized total revenues of $3,297,916 compared to the prior period of $7,309,996. The decrease is largely attributable to the decrease in internet customers from attrition and the discontinuance of unprofitable operating locations.

Gross profit for the year ended December 31, 2023 was $962,141 compared to $1,511,965 for the prior period. Gross margin percentage increased from 21% to 29% largely as a result of the closure of less profitable towers within the remaining internet customer base.

During the year ended December 31, 2023, we recognized $5,344,183 in operating expenses compared to $15,441,594 for the prior period. The decrease was in large part attributable to the research and development expense of $1,750,000 in the prior period from the acquisition of a software developed by a third party and impairments in the prior period for goodwill and long-lived assets of $7,283,276 offset by an increase in professional fees in large part due to a convertible note payable issued for Asberry Series A Stock and consulting fees for artificial intelligence work.

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Derivative expense the current period was $5,436,087 compared to $650,071 for the prior period. This results from the accounting for derivative financial instruments and is largely dependent on the company’s Common Stock trading price.

The gain on debt extinguishment of $632,220 for the current period results from conversions of derivative debt for common shares.  The prior year loss on debt extinguishments also was from conversions of derivative debt but also exchanges of debt for Series E Preferred Stock.

Interest expense decreased for the year ended December 31, 2023 compared to the prior period by $2,995,986. The decrease comes largely from the amortization of debt discounts and default provisions on the Company’s derivative securities in the prior year.

During the year ended December 31, 2023, we recognized a net loss of $10,401,590 compared to $21,749,920 for the prior period. The difference was loss on debt conversions, interest expense and impairments in the prior year compared to the current year.

During the year ended December 31, 2022, the Company amended its series A Preferred Stock which resulted in a deemed dividend of $39,866,742 due to an increase in fair value of the Preferred A stock.

LIQUIDITY AND CAPITAL RESOURCES

Cash flows generated from operating activities were not enough to support all working capital requirements for the years ended December 31, 2023 and 2022. Financing activities described below have helped with working capital and other capital requirements.

We incurred $10,401,590 and $21,749,920, respectively, in losses, and we used $525,539 and $226,493, respectively, in cash for operations for the years ended December 31, 2023 and 2022. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, promissory note issued for research and development, note payable issued for legal fees, derivative expense or gain, gain on extinguishment of debt, loss on conversion of notes payable, impairment of goodwill and long-lived assets and share-based compensation which totaled to a net $6,259,293 for 2023 and $16,746,502 for 2022.

In addition, we report increases in assets and reductions in liabilities as uses of cash and decreases in assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities.  For the year ended December 31, 2023, we had a net increase in our assets and liabilities of $3,738,248 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and an increase in the balances from our operating lease liabilities.  For the year ended December 31, 2022, we had a net increase to our assets and liabilities of $4,776,925 for similar reasons.

Cash flows from financing activities were $483,363 and $(180,525) for the years ended December 31, 2023 and 2022, respectively.  For the year ended December 31, 2023, these cash flows were generated from proceeds from convertible notes, loans and advances of $433,500 and from notes payable – related parties of $166,188 offset by payment on convertible loans, advances and factoring agreements of $83,620.  For the year ended December 31, 2022, these cash flows were generated from proceeds from convertible notes, loans and advances of $1,256,187 offset by payment on convertible loans, advances and factoring agreements of $1,391,580.

Cash flows provided by (used in) investing activities were $0 and $(22,747), respectively, for the years ended December 31, 2023 and 2022 primarily related to the acquisition of property and equipment for 2022.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

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A summary of material terms of our financing arrangements as of March 31, 2024 is as follows:

	Balance	Rate	Due Date	Past Due		Conversion	Secured
Third party debt:
Loans and advances	$110,092	3.76-14%	May 2020 to March 2021	$59,263		None	Company assets
Convertible Notes Payable	3,324,590	6-24%	(1)	$3,475,792	(6)	Convertible at $0.15 to $0.25 per share	Company stock
Factoring Agreements	537,066	30-43%	February 2020 to October 2021	$537,066		None	Receivables
Total third party debt	$3,971,748

Related party debt:
Line of Credit	$2,742,929	1 Mo Libor plus 2.0%	(2)	$2,742,929		None	Trucom assets
Assumed bank loan	397,282	Prime plus 6%	(3)	$397,282		None	Assets
Acquisition Debt (Matrixsites)	1,550,000	0%	(4)	None		None	VuMe Live assets
Acquisition Debt (Lion Phone)	350,000	0%	None	None		None	None
Acquisition Debt (Air Fitness)(4)	115,500	--	February 1, 2021	115,500	(5)	None	Air Fitness assets
Convertible Debt	553,100	4-6%	Various in 2020 and 2021	$553,100		Convertible at $0.15 to $1.00 per share	Company assets
Shareholder Debt	665,218	0%	None	None		None	None
Total related party debt	$5,977,147
Total financing arrangements	$9,948,895

__________

(1) Various dates from December 2019 to June 2020.

(2) Subsequently amended to August 31, 2020.

(3) Assumed bank debt by a shareholder.  Definitive due date not set but no payments are being made.

(4) Payable from first proceeds raised by company.

(5) Air Fitness debt of $115,000 was payable six months from origination (August 1, 2020) or as agreed up by the Company and the former owners (currently non-controlling interest holders) of Air Fitness has a security interest in the assets that were acquired.  This Note Payable became delinquent in 2021.

(6)  The past due balance exceeds the book balance as a result of discounts accounted for accounting purposes.

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CRITICAL ACCOUNTING POLICIES INCLUDING CRITICAL ACCOUNTING ESTIMATES

Revenue Recognition

We use the following criteria described below in more detail for each business unit:

Identify the contract with the customer.

Identify the performance obligations in the contract.

Determine the transaction price.

Allocate the transaction price to performance obligations in the contract.

Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of operations for the years ended December 31, 2023 and 2022. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

The Company’s revenue generation for the three months ended March 31, 2024 and 2023 and for the years ended December 31, 2023 and 2022 came from the following sources disaggregated by services and products, which sources are explained in detail below.

	For the three months ended March 31, 2024	For the three months ended March 31, 2023	For the year ended December 31, 2023	For the year ended December 31, 2022
TPT SpeedConnect	$302,377	$988,801	$3,007,384	$5,429,010
Blue Collar	94,727	110,141	285,092	1,522,490
TPT MedTech			—	89,755
Other (1)	994	2,564	5,440	186,741
Total Services Revenues	$398,098	$1,101,506	$3,297,916	$7,227,996
Air Fitness – Product Revenue	—	—	—	82,000
Total Product Revenues	$—	$—	$—	$82,000
Total Revenue	$398,098	$1,101,506	$3,297,916	$7,309,996

____________

(1) Includes international sales for the year ended December 31, 2023 and 2022 of $0 and $172,784, respectively, related to TPT Asia.

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 5 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Deferred revenue for TPT SpeedConnect as of March 31, 2024 and December 31, 2023 are $55,163 and $58,564, respectively. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

Revenue is recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

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Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

TPT MedTech: Medical Testing Revenue

TPT MedTech operates in the Point of Care Testing (“POCT”) market by primarily offering mobile medical testing facilities and software equipped for mobile devices to monitor and manage personalized healthcare.  Services used from our mobile medical testing facilities are billing through credit cards at the time of service.  Revenue is generated from our software platform as users sign up for our mobile healthcare monitor and management application and tests are performed.  If medical testing is in one our own owned facility, the usage of the software application is included in the testing fees.  If the testing is in a non-owned outside contracted facility, fees are generated from the usage of the software application on a per test basis and billed monthly.

TPT MedTech also offers various products.  One is to build and sell its mobile testing facilities called QuikLABs designed for mobile testing.  This is used by TPT MedTech for its own testing services.  Another is to build customized mobile gyms for exercising.  This is sold to third parties.  Another is medical equipment, one of which is a sanitizing unit called SANIQuik which is used as a safe and flexible way to sanitize providing an additional routine to hand washing and facial coverings.  The SANIQuik has not yet been approved for sale in the United States but has in some parts of the European community.  Revenues from these products are recognized when a product is delivered, the sales transaction considered closed and accepted by a customer.  When deposits are received for which a product has not been delivered, it is recognized as deferred revenue.  Deferred revenue as of December 31, 2023 and 2022 was $0 and $0, respectively. There are no financing terms or variable transaction prices for either of these products. There was no revenue for TPT MedTech for 2024 and 2023 and it would take an infusion of capital to restart this revenue stream.

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. There is no deferred revenue at December 31, 2023 and 2022. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed. There was no significant revenue for SDM for 2024 and 2023 and it would take an infusion of capital to restart this revenue stream to something of substance.

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices. There was no revenue for K Telecom for 2024 and 2023 and it would take an infusion of capital to restart this revenue stream.

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Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital operated as a regional internet and telecom services provider operating in Arizona under the trade name Trucom.  Although there are currently no customers and it will take capital to reopen this revenue stream, Copperhead Digital operated as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model was subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resold third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services was recognized as the transaction with the customer is considered closed and the customer received and accepted the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date was detailed on monthly invoices distributed to customer. Services billed monthly in advance were deferred to the proper period as needed. Deferred revenue was contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of its products required specialized installation and equipment. For telecom products that included installation, if the installation met the criteria to be considered a separate element, product revenue was recognized upon delivery, and installation revenue was recognized when the installation was complete. The Installation Technician collected the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment was billed separately from recurring ISP and telecom services and was recognized when equipment was delivered, and installation was completed. Revenue from ISP and telecom services was recognized monthly over the contractual period, or as services were rendered and accepted by the customer.

Revenue was recognized when transactions occurred. Since installation fees were generally small relative to the size of the overall contract and because most contracts were for a year or less, the impact of not recognizing installation fees over the contract was immaterial. There was no revenue for Copperhead Digital for 2023 and it would take an infusion of capital to restart this revenue stream.

Use of Estimates and Critical Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that are considered critical and that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

The Company estimates the fair values of derivative financial instruments using the Monte Carlo model. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and interest rates) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our Common Stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.

Based on historical experience, management generally considers the collection risk related to these accounts receivable to be low. However, when events or conditions indicate that the amounts outstanding may become uncollectible, an allowance is estimated and recorded, especially for amounts over 60 days past due.

Share-based Compensation

The Company measures and recognizes compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

We record compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services and recognize compensation expenses over the vesting period of such awards.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our income tax provision in the period of enactment.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversal of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations, including taxable income in carryback periods. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce our income tax provision.

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We account for uncertain tax positions using a “more-likely-than-not” recognition threshold. We evaluate uncertain tax positions on a quarterly basis and consider various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

It is our policy to record costs associated with interest and penalties related to tax in the selling, general and administrative line of the consolidated statements of operations.

Goodwill

Goodwill relates to amounts that arose in connection with our various business combinations and represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets when accounted for using the acquisition method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment.

We test goodwill balances for impairment on an annual basis as of December 31st or whenever impairment indicators arise. We utilize several reporting units in evaluating goodwill for impairment using a quantitative assessment, which uses a combination of a guideline public company market-based approach and a discounted cash flow income-based approach. The quantitative assessment considers whether the carrying amount of a reporting unit exceeds its fair value, in which case an impairment charge is recorded to the extent the reporting unit’s carrying value exceeds its fair value. Based on our impairment testing, we recorded impairment charges of $0 and $0, respectively, for the three months ended March 31, 2024 and 2023 and $0 and $104,657, respectively, of goodwill during the years ended December 31, 2023 and 2022.

Intangible Assets

Our intangible assets consist primarily of customer relationships, developed technology, favorable leases, trademarks and the film library. The majority of our intangible assets were recorded in connection with our various business combinations. Our intangible assets are recorded at fair value at the time of their acquisition.  Intangible assets are amortized over their estimated useful life on a straight-line basis. Estimated useful lives are determined considering the period the assets are expected to contribute to future cash flows. We evaluate the recoverability of our intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists.  Based on our recoverability testing, we recorded impairment charges of $0 and $0, respectively, for the three months ended March 31, 2024 and 2023 and $0 and $3,000,013, respectively, during the years ended December 31, 2023 and 2022.

Business Acquisitions

Our business acquisitions have historically been made at prices above the fair value of the assets acquired and liabilities assumed, resulting in goodwill or some identifiable intangible asset. Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain.

We generally employ the income method to estimate the fair value of intangible assets, which is based on forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants and include the amount and timing of future cash flows (including expected growth rates and profitability), the underlying product life cycles, economic barriers to entry, a brand’s relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Net assets acquired are recorded at their fair value and are subject to adjustment upon finalization of the fair value analysis.

Long-Lived Assets

We periodically review the carrying amount of our depreciable long-lived assets for impairment which include property and equipment, intangible assets and right of use assets. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow.  We did not have to make any adjustments as of December 31, 2023 or for the three months ended March 31, 2024 and 2023.  As of December 31, 2022, we adjusted the net book values of the equipment of TPT SpeedConnect, all intangibles, and the right of use assets as it became doubtful given that the estimated future cash flows would recover the net book values.  We recorded impairment expenses of $7,283,276 for the year ended December 31, 2022 comprised of $954,119 for property and equipment, $3,000,013 for intangibles, $3,224,487 for right of use assets and $104,657 for goodwill.

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Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, Topic 842). Topic 842 requires lessees to classify leases as either finance or operating leases and to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of the lease classification. We adopted Topic 842 using the effective date, January 2019, as the date of our initial application of the standard. Consequently, financial information for the comparative periods has been updated. Our finance and operating lease commitments are subject to the new standard, and we recognize as finance and operating lease liabilities and right-of-use assets.

Research and Development

Our research and development programs focus on telecommunications products and services. Research and development costs are expensed as incurred. Any payments received from external parties to fund our research and development activities reduce the recorded research and development expenses.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share””. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of March 31, 2024, the Company had shares that were potentially common stock equivalents as follows:

Convertible Promissory Notes	22,185,151,081
Series A Preferred Stock (1)	79,949,664,121
Series B Preferred Stock	2,588,693
Series D Preferred Stock (2)	630,391,892
Series E Preferred Stock (3)	27,614,959,459
Stock Options and Warrants	129,116,666
130,511,871,912

____________

(1)

Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 15,000,000,000 shares are currently authorized.

(2)

Holders of the Series D Preferred Stock may decide after 12 months to convert to common stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series D Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

(3)

Holders of the Series E Preferred Stock may decide after 12 months to convert to common stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series E Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

Derivative Financial Instruments

Our primary financial instruments at March 31, 2024 consisted of cash equivalents, accounts receivable, accounts payable and debt. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

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Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

We consider our derivative financial instruments as Level 3. The balances for our derivative financial instruments as of March 31, 2024 are the following:

Derivative Instrument	Fair Value
Convertible Promissory Notes	$11,576,500
Fair value of Warrants issued with the derivative instruments	71,186
$11,647,686

MANAGEMENT

The following table sets forth information as to persons who currently serve as our directors or executive officers, including their ages as of July 11, 2024.

Name	Age	Position	Term
Stephen J. Thomas, III	60	President, Chief Executive Officer and Chairman of the Board	Annual
Richard Eberhardt	67	Chief Operating Officer and Director	Annual
Arkady Shkolnik	60	Director	Annual
Reginald Thomas	59	Director	Annual
John F. Wharton	66	Director	Annual
Gary Cook	66	Chief Financial Officer	Annual

Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders and hold office until their successors are duly elected and qualified under our bylaws.

The directors named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

Stephen J. Thomas, III – President, Chief Executive Officer and Chairman of the Board

Mr. Thomas is President, CEO and Chairman of the Board of TPT Global Tech, Inc. since August 11, 2014. On March 24, 2023, he was appointed Chief Executive Officer and Director of Asberry 22 Holdings, Inc. Previously, Mr. Thomas was Manager of TPT Group, LLC (2015-2017) and Director of TPT Group, Inc. (2011-2014). Mr. Thomas was founder, CEO and Director of Trans Pacific Telecom, Inc. from 2000-2011 and prior to that was president and CEO of New Orbit Communications (1999-2001). In 2002, as CEO of Trans Pacific Telecom Group, Mr. Thomas was featured on CBS MarketWatch for winning “Product of the Year Award for 2002” VIVOware at the Internet Telephony Conference and Expo an event focused on voice, video, fax and data convergence. During his employment with New Orbit, Mr. Thomas worked extensively throughout Latin America, gaining extensive expertise and resources in the international telecom marketplace. Mr. Thomas has also served as Director of Network Optimization/Validation for WorldxChange Communications, one of the largest privately held facilities-based telecommunications company with headquarters in San Diego, California and international operations all over the globe. His responsibilities included Cost Assurance for expenses. As a matter of disclosure, in 2005 Mr. Thomas was an ISP equipment provider to Access Point Africa (“APA”). APA allowed its license to expire in Sierra Leone, and as a result APA and several individuals were alleged to have violated the Sierra Leone Telecommunications Act by operating an unlicensed internet access point. Mr. Thomas was charged as well as for the offense which bears a fine of up to $3,000 but the charge is unresolved at this time, but he intends to resolve it in the next several months.

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Mr. Thomas attended Northeastern University majoring in Finance and Management (1984 to 1987).

Richard Eberhardt- Chief Operating Officer and Director

Mr. Eberhardt is Chief Operating Officer and Director of TPT Global Tech, Inc. since October 10, 2014. Mr. Eberhardt resigned as Executive Vice-President on December 15, 2020 and was simultaneously appointed as Chief Operating Officer. Mr. Eberhardt also serves as Chief Executive Officer of Copperhead Digital Holdings, LLC, a wholly-owned subsidiary of TPT Global, Inc. On March 24, 2023, he was appointed Secretary and Director of Asberry 22 Holdings, Inc. Previously, Mr. Eberhardt served CEO/COO of Pacific Bio Medical, a Durable Medical Equipment provider, located in Phoenix, Arizona (2008-2012). From 2012-2015, Mr. Eberhardt served as Consultant and Sales Director for two telecommunications companies, Fathom Voice and Ipitomy located in Indiana and Florida, respectively. Founding member of a telecommunications firm, WorldxChange, located in San Diego, CA. (1989-2001) With WorldxChange, he researched, designed, and implemented start-up business sales and marketing models resulting in wholesale, commercial, and consumer revenue channels. He opened and operated offices in approximately 23 countries. He created and managed channels with 25K+ agents and $15M in monthly revenue.

We believe his management experience is valuable to our company because he is an experienced sales and business development executive with strong business acumen and more than thirty years of experience leading sales and marketing operations. He has managed growth and revenue expansion through effective management of accounts and consultative sales approach that aligns the interests of all parties.

He has sought, and negotiated, partnerships and asset management agreements across multiple channels, including wholesale telecom providers (AT&T, Verizon, Global Crossing, and Worldcom). He has managed structured methodologies that combined strengths of marketing, sales, and operations to reduce redundancies, improve order-processing times, and streamline business flow. He has experience in reviving product lines with rebranding and repackaging, as well as created communications bundles, and incentive programs to maximize existing client penetration and drive vertical growth.

Arkady Shkolnik – Director

Mr. Shkolnik was appointed a Director of TPT Global Tech, Inc. on August 15, 2018. Mr. Shkolnik has over 25 years of senior-level management experience in the Semiconductor, Wireless and Telecommunications industry. He is currently VP EMEA of Sales with Qualcomm (2010 – present). In addition to being a leader at Qualcom, Mr. Shkolnik served on the Board of Advisors at Zeevo Technology, Inc, (2009 to 2012) leading up to their acquisition by Broadcom and brings extensive experience in global business development, sales, marketing, product management and strategic account management to TPT Global’s already diverse board. From 2006 until 2010, Mr. Shkolnik was Vice President, EMEA Sales & Business Development of PacketVideo Corporation. Previous experience includes Executive Vice President, Sales & Business Development of Quorum Systems (2005-2006), Vice President, Sales & Business Development of Broadcom (acquired by Widcomm) from 2000-2005, and Director of Sales, North America Wireless ASIC Business Unit at Philips Semiconductors/VLSI Technology from 1991-2000.

Mr. Shkolnik has developed and managed strategic OEM and semiconductor relationships globally. Aligning sales and marketing functions with corporate objectives, he has negotiated and secured over ~100 License, Technology and CSA agreements with customers such as Samsung, LG, Sony, Panasonic, HTC, BlackBerry, Microsoft, IBM, HP, Dell, Compaq, Logitech, TDK, Acer, TI, Philips, STM, Broadcom, CSR, Toyota, Panasonic, ZTE, and others.

Mr. Shkolnik attended Temple University where he received a Bachelor of Applied Science (B.A.Sc.), Electrical and Electronics Engineering Skills & Endorsements (1984).

Reginald Thomas – Director

Mr. Thomas was appointed a Director of TPT Global Tech, Inc. on August 15, 2018. He has over 20 years of experience working for technology companies where he is an accomplished business leader driving world class customer and partner experiences though the delivery of innovative software products and solutions for leading global companies.  Specific results include:

Cisco: (July 2018 - present) As Partner Delivery Executive he supports 3 of Cisco’s largest Multi-National Partners- IBM US IBM Canada, and Presidio. He aligned these Partners go to market strategy with Cisco’s shifting business strategy to influence more than $15M in services sales in the last 14 months.

Cisco: (2007 - 2017) As the Sr. Product Manager he owned Cisco’s Services Portal strategy, the UX Strategy, the build, and adoption of Cisco’s Services Portal. Under his direction it grew from 2 to 24 integrated service offers delivering a seamless customer and partner experience.

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Openwave: (2001 - 2007) IT Director of Program Management- through his leadership he designed the foundation for the Program Management Office that managed the upgrades to mission critical databases requiring the management of highly technical resources; multiple applications delivery from concept to development, companywide roll outs for ERP systems, and Merger & Acquisition consolidation.

Lucent /Avaya: (1997 - 2001) E- Commerce Product and Strategy Lead where he had global responsibility for Lucent’s online Partner Portal. He e- enabled Lucent to transition $10M of Distributor order revenue to a seamless online experience realizing significant savings in the cost per order.

Mr. Thomas graduated from the University of Connecticut in 1988 with a BS in Business.

John F. Wharton -Director

Effective August 31, 2021, the Board of Directors of the Company appointed Major General John F. Wharton (“Mr. Wharton”), former Commanding General of U.S Army Research, Development and Engineering Command who has been leading the Company’s Global Defense Division, as a director of the Company. Concurrently, Mr. Wharton was appointed as Chairman of the Company’s subsidiary, TPT Global Defense Systems, LLC.

Mr. Wharton has served the Nation for more than three decades and has extensive experience in leadership, technology, acquisition, and logistics. He retired from active military duty on September 30, 2016. He is currently a public and private sector advisor to numerous industries, universities, and governments.  In his last military assignment, he was responsible for 75% ($6.2 billion) of the Army's annual R&D budget and led more than 13,000 scientists, engineers and support personnel.

Mr. Wharton has been providing guidance and expertise for TPT’s Global Defense Division and has already been actively helping the Company across internal industry verticals in his capacity as a member of the Global Tech Advisory Board. His work with the Company’s telecoms, satellite, 5G and radar technologies units as well as his proactive involvement and contacts have resulted in expanded opportunities for domestic and international government contracts across geographies ranging from Europe, the Middle East, India, Africa and the Caribbean posturing TPT for future growth.

Mr. Wharton graduated from the United States Military Academy in West Point, New York in 1981. In addition, his education includes the Quartermaster Basic and Advanced Courses, the Inspector General's Course, the Command and General Staff College. He also holds a Master of Science degree in national security and strategic studies from the Naval War College.

Gary Cook – Chief Financial Officer

Mr. Cook was appointed Chief Financial Officer of TPT Global Tech, Inc. on November 1, 2017. Mr. Cook has served as Chief Financial Officer, Secretary or Treasurer for several small to medium size public and private companies in various industries for over 25 years including providing Chief Financial Officer services for several companies on a contract basis (2008-2017), in addition to full time employment with eVision USA.com, Inc. (1996-2002), Cognigen Networks, Inc. (2003-2008), and SolaRover, Inc. (2009-2015). Prior to this, Mr. Cook worked in the auditing department for KPMG in both the New Orleans, LA and Denver, CO offices for 12 years.

His experience includes companies from start-ups to multimillion-dollar international operating companies in the internet marketing, software development, medical device, alternative energy, telecommunications, securities broker/dealer, private equity and manufacturing industries. While working with KPMG, Mr. Cook worked in other industries such as oil & gas, oil & gas services, cable, theatre exhibition, mining, banking, construction and not-for-profit.

Mr. Cook has a broad experience in accounting, finance, human resources, legal, insurance, contracts, banking relations, shareholder relations, internal controls, SEC matters, financial reporting and other corporate administrative and governance matters for both private and public companies. Mr. Cook has held Series 7, 24, 27 and 63 licenses from FINRA, successor to the NASD.

Mr. Cook attended and graduated from Brigham Young University between 1979 and 1982. He is a certified public accountant and licensed with the State of Colorado.

KEY EMPLOYEES OF SUBSIDIARIES

Steve Caudle - CEO Cloud Services

Steve Caudle has been in the technology field for 31 years and brings significant operations and technology development experiences to TPT Global Tech, Inc. Mr. Caudle began his career at the IBM “Think Tank” and Fairchild/National Semiconductor located in Silicon Valley California. Steve then moved on to work for the Department of Defense for eighteen years and specialized in code writing and software applications. Steve moved to the private sector and was the Chief Information Officer (CIO) at North Face Corporation and then moved to become the Executive VP of ZDTV (renamed TechTV) and then became C-NET now owned by CBS.

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Robert Haas, CEO of Levi Strauss, contracted Mr. Caudle as an executive consultant where he was placed in charge of relocating their data center from San Francisco, California to Dallas, Texas (1988).

Subsequently, Mr. Caudle joined ESST, where he was the CIO. ESST was a public company. Steve Caudle then joined Mr. Fred Chan, CEO of ESST in starting a new company called Vialta, Inc. Mr. Caudle was again the CIO and the number two person in charge of Vialta. Vialta designed DVD laser decoder chips that were used in many DVD players in the world. Vialta grew the company from 3 employees to over 4,000 in just five months and over $1.2 billion in revenue while he was there.

Upon leaving Vialta, Mr. Caudle started his own software development company called Matrixsites. Matrixsites has developed software and applications for a variety of companies such as Federal Express, Wells Fargo Bank, Bank of America, Apple, Pixar, ITV Guide and China Mobile.

Mr. Caudle received his Bachelor of Science Degree in Electrical Engineering from San Jose State University in 1977 and holds one U.S. Patent.

Mark Rowen- CEO Media Division

Mark Rowen is a seasoned executive with over 25 years in the film and television business. In 2000, Mr. Rowen founded Blue Collar Productions, Inc., an entity with which we entered into an acquisition agreement in November 2017 and amended in February 2018, where he remains President today. Blue Collar is a leader in the creation of original live action and animated content and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Mr. Rowen works closely with all of the major television networks, cable channels and film studios to produce home entertainment products.

Mr. Rowen also works with a wide array of notable filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron to name a few. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high-end entertainment content.

Mr. Rowen is a graduate of the University of California, Los Angeles. He is also actively involved in charitable organizations including Stand Up 2 Cancer, The Joyful Heart Foundation, Save The Children, and other philanthropic endeavors in the arts.

Conflicts of Interest – General.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of non-profit and for-profit organizations. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities.

Conflicts of Interest – Corporate Opportunities

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires our officers and directors to disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

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Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

Stephen J. Thomas, III, President, CEO and Chairman of the Board and Reginald Thomas, Director, are brothers.

Director Attendance at Meetings

Our board of directors conducts its business through meetings, both in person and telephonic, and by actions taken by written consent in lieu of meetings. During the three months ended March 31, 2024 and year ended December 31, 2023, our board of directors held no meetings and acted through unanimous written consents 5 and 8 times, respectively. Our board of directors encourages all directors to attend our future annual meetings of stockholders unless it is not reasonably practicable for a director to do so.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Florida Business Corporation Law and our by-laws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

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We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC, and the listing rules of the NASDAQ Capital Market and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

In evaluating nominations to the board of directors, our board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Oversight of Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board of directors assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full board of directors in the risk oversight process allows our board of directors to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our board of directors regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our board of directors is ultimately responsible for risk oversight, we plan to establish various committees of our board of directors to oversee risk management in their respective areas and regularly report on their activities to our entire board of directors. In particular, the Audit Committee will have the primary responsibility for the oversight of financial risks facing our Company. The Audit Committee’s charter will provide that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. Our board of directors will also delegate primary responsibility for the oversight of all executive compensation and our employee benefit programs to the Compensation Committee. The Compensation Committee will strive to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our board’s leadership structure provides appropriate checks and balances against undue risk taking.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethical conduct that applies to our principal executive officer, principal financial officer and senior financial management. This code of ethical conduct is embodied within our Code of Business Conduct and Ethics, which applies to all persons associated with our Company, including our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). In order to satisfy our disclosure requirements under the Exchange Act, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver. The Code of Business Conduct and Ethics provides that any waivers of, or changes to, the code that apply to the Company’s executive officers or directors may be made only by the Audit Committee. In addition, the Code of Business Conduct and Ethics includes updated procedures for non-executive officer employees to seek waivers of the code.

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Board Leadership Structure

In accordance with the Company's by-laws, the Chairman of the Board presides at all meetings of the board. Currently, the Chief Executive Officer is held by a person who is the Chairman. The Company has no fixed policy with respect to the separation of these titles.

Committees of our board of directors

Our board of directors acts as the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, effective at the time that the registration statement of which this prospectus is a part becomes effective.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our officers for the six-month period ended June 30, 2024 and the years ended December 31, 2023, 2022, and 2021.

SUMMARY EXECUTIVE COMPENSATION TABLE

 In Dollars

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($) (2)
Stephen J. Thomas, III CEO and President	2024	0	—	—	—	—	—	—	(1)	0
	2023	83,333	—	—	—	—	—	—	(1)	83,333	(2)
	2022	166,667	—	—	—	—	—	—	(1)	166,667	(2)
	2021	270,000	—	—	—	—	—	—	(1)	270,000	(2)
Richard Eberhardt, COO	2024	0	—	—	—	—	—	2,676	(3)	2,676	(2)
	2023	50,000	—	—	—	—	—	10,704	(3)	60,704	(2)
	2022	100,000	---	---	---	---	---	10,704	(3)	110,704	(2)
	2021	170,000	—	—	—	—	—	10,704	(3)	180,704	(2)
Gary Cook, CFO	2024	25,000	—	—	—	—	—	—		25,000	(2)
	2023	125,000	—	—	—	—	—	—		125,000	(2)
	2022	133,333	—	—	—	—	—	—		133,333	(2)
	2021	200,000	—	—	—	—	—	—		200,000	(2)
Stacie Stricker, Secretary and Controller (4)	2021	35,000	—	—	—	—	—	—		35,000	(2)

____________________

(1)

The Company entered into a lease for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The Company has paid approximately $15,000, $30,000, $30,000 and $30,000 in rent and utility payments for the six months ended June 30, 2024 and years ended December 31, 2023 2022, and 2021, respectively. No portion of the payments on this lease have been included in amounts shown in compensation to Mr. Stephen Thomas.

(2)

These amounts do not include compensation that has been accrued on the books of the Company in accordance with employment agreements and other previous contract work performed but has not been paid because of the lack of cash flows. Accrued but unpaid compensation as of June 30, 2024, net of amounts converted to Series E Preferred Stock, is as follows: Stephen J. Thomas, III - $130,936; Richard Eberhardt - $39,450; and Gary Cook - $67,450. These amounts are net of conversions of $131,440 and $124,696 to Series E Preferred Stock in 2022, for Mr. Eberhardt and Mr. Cook, respectively, for which they elected conversion from Series E Preferred stock to 380,952,381 common shares for Mr. Eberhardt, for $100,000, and 475,032,152 common shares for Mr. Cook, for $124,696, in 2024.

(3)	Represents a monthly car allowance paid by the Company.
(4)	Ms. Stricker resigned as an employee of the Company in March 2021.

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OPTION/WARRANT GRANTS IN THE LAST FISCAL YEAR

On February 1, 2024, by unanimous written consent, the Board of Directors and Majority Shareholder of TPT Global Tech, Inc. (the “Company”) approved and adopted an amendment and restatement of the 2024 TPT Global Tech, Inc. Stock Option, Compensation, and Award Incentive Plan (the “Plan”) to increase the maximum number of common shares, with a par value of $0.001 (“Common Shares”), available for grant to participants under the Plan to 3,500,000,000 Common Shares. In addition, the Plan was amended to define “Eligible Person” as an Employee, Consultant (Person or Professional Services Company) or Director of the Company, any Parent or any Subsidiary. A company other than a Professional Services Company is NOT eligible and “Issuance for Compensation for Services” shall mean the issuance for valuable and adequate consideration determined by the Board as determined by performance pursuant to an agreement. This Plan amends and supersedes any and all prior Plans.

As of March 31, 2024 and December 31, 2023, there were no options outstanding to purchase shares of Common Stock of the Company.

During the three months ended March 31, 2024 and year ended December 31, 2023, there were no warrants issued to purchase shares of Common Stock.

Option/Warrant Grants In The Last Interim and Fiscal Year

On February 1, 2024, by unanimous written consent, the Board of Directors and Majority Shareholder of TPT Global Tech, Inc. (the “Company”) approved and adopted an amendment and restatement of the 2024 TPT Global Tech, Inc. Stock Option, Compensation, and Award Incentive Plan (the “Plan”) to increase the maximum number of common shares, with a par value of $0.001 (“Common Shares”), available for grant to participants under the Plan to 3,500,000,000 Common Shares. In addition, the Plan was amended to define “Eligible Person” as an Employee, Consultant (Person or Professional Services Company) or Director of the Company, any Parent or any Subsidiary. A company other than a Professional Services Company is NOT eligible and “Issuance for Compensation for Services” shall mean the issuance for valuable and adequate consideration determined by the Board as determined by performance pursuant to an agreement. This Plan amends and supersedes any and all prior Plans.

As of March 31, 2024, there were 129,116,666 warrants outstanding that expire in five years or in the years ended December 31, 2024 -2027.  As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 1,000,000 warrants to purchase 1,000,000 common shares of the Company at 70% of the current market price.  Current market price means the average of the three lowest trading prices for our Common Stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.  However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our Common Stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

On January 31, 2022, TPT Global Tech, Inc. issued warrants in conjunction with the issuance of Talos and Blue Lake Note Agreements.  Warrants to purchase 18,116,666 shares of Common Stock at $0.015 per share provided, however, that if the Company consummates an uplist offering on or before July 6, 2022, then the exercise price shall be 110% of the offering price at which the uplist offering is made.

The warrants issued under these convertible promissory notes were considered derivative liabilities valued at $71,186 of the total $11,647,686 derivative liabilities as of March 31, 2024. See Note 5.

Current market price means the average of the three lowest trading prices for our Common Stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.

The exercise of the options, warrants, convertible promissory notes and Series A, B, C, D, E, F and G Series Preferred Stock into shares of our Common Stock could have a dilutive effect to the holdings of our existing shareholders.

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Outstanding Equity Awards At Interim and Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by our appointed executive officers for the six-month period ended June 30, 2024 and the years ended December 31, 2023 and 2022 (the "Named Executive Officers"):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen J. Thomas, III, CEO and Chairman (1)	—	—	—	—	—	—	—	—	—
Richard Eberhardt, COO	—	—	—	—	—	—	—	—	—
Gary Cook, CFO	—	—	—	—	—	—	—	—	—

(1)

Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding Common Stock in shares when converted and 60% of any vote prior to or after conversion. As of March 31, 2024, approximately 79,949,664,121 additional common shares would be issued if Mr. Thomas were to convert his Series A Preferred Stock holdings to Common Stock. The Company would have to authorize more shares as there are only 15,000,000,000 shares authorized currently.

BOARD OF DIRECTORS COMPENSATION

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The term of office for each Director is one (1) year, or until his/her successor is elected at our annual meeting and qualified. The term of office for each of our Officers is at the pleasure of the Board of Directors.

The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm's length.

At this time, our Directors do not receive cash compensation for serving as members of our Board of Directors.

Only our outside Directors receive cash compensation for serving as members of our Board of Directors.

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The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives’ Compensation Table" during the six-month period ended June 30, 2024 and the years ended December 31, 2023, 2022, and 2021:

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Stephen J. Thomas, III (1)	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Richard Eberhardt (2)	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Arkady Shkolnik (3)	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Reginald Thomas (3)	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
John F. Wharton (4)	2024	—	—	—	—	—	—	—
	2023	—	12,425	—	—	—	—	14,425
	2022	—	21,300	—	—	—	—	21,300
	2021	30,000	8,875	—	—	—	—	38,875

_______________

(1)	Mr. Thomas is also an officer and as such he receives the compensation as disclosed in the Executive Compensation Table.
(2)	Mr. Eberhardt is also an officer and as such he receives the compensation as disclosed in the Executive Compensation Table.
(3)

In August 2018, a majority of the outstanding voting shares of the Company voted through a consent resolution to support a consent resolution of the Board of Directors of the Company to add two new directors to the Board. As such, Arkady Shkolnik and Reginald Thomas were added as members of the Board of Directors.

(4)

Mr. Wharton was appointed a Director effective August 1, 2021. In accordance with an agreement with Mr. Wharton, Mr. Wharton received 3,000,000 shares of Common Stock of the Company vested over two years, fully vested, as defined, for a major contract or funding event that he generates.

Employment Agreements with Officers and Directors of TPT Global Tech, Inc.

The initial term for our three executive employees employment agreements have expired and they are now working under an extended period which primarily calls for a 30-day notice for any changes or termination.  The Board is working to revise the executive employment agreements.  Below is a summary of current terms for our three executives which is, for the most part, an extension of their prior employment agreements, as well as those consulting agreements for the outside directors. The prior employment agreements were approved by our board based upon recommendations conducted by the board.

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Name	Position	Annual Compensation
Stephen J. Thomas, III (1)	Chief Executive Officer	$250,000
Richard Eberhardt (2)	Chief Operating Officer	$150,000
Gary Cook (3)	Chief Financial Officer	$200,000
Arkady Shkolnik (4)	Director	$100,000
Reginald Thomas (5)	Director	$40,000
John F. Wharton (6)	Director	$180,000

 _____________________________

(1) Pursuant to an employment agreement dated November 1, 2017, and now is in an extended period, Mr. Thomas receives a base salary of $250,000 per year. In addition to the base salary, Mr. Thomas is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement had a three-year term that ended on October 31, 2020 and now is in an extended period.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty, fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Thomas to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(2) Pursuant to an employment agreement dated November 1, 2017, and now is in an extended period, Mr. Eberhardt receives a base salary of $150,000 per year. In addition to the base salary, Mr. Eberhardt is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement had a three-year term that ended on October 31, 2020 and now is in an extended period.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty, fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Eberhardt to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(3) Pursuant to an employment agreement dated November 1, 2017, and now is in an extended period, Mr. Cook receives a base salary of $200,000 per year for which currently he devotes no less than 60% of his full-time. In addition to the base salary, Mr. Cook is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement had a three-year term that ended on October 31, 2020 and now is in an extended period.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty, fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Cook to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(4) In accordance with an Independent Director Agreement with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted Common Stock valued at approximately $687,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments.

(5) In accordance with an Independent Director Agreement with the Company for his services as director, Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted Common Stock valued at approximately $119,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

(6) In accordance with an agreement with Mr. Wharton, the Company is to pay Mr. Wharton $8,000 per month for months one and two, $10,000 per months for months three and four and $15,000 per month thereafter starting August 1, 2021 for a term of three years with mutual agreement of additional years.  Either Mr. Wharton or the Company can terminate the agreement upon notice of three months by either party.  In addition, Mr. Wharton is to receive 15,000,000 shares of Common Stock of the Company vested over two years, fully vested, as defined, for a major contract or funding event that he generates.

Compensation Committee Interlocks and Insider Participation

Our board of directors in our entirety acts as the compensation committee for TPT Global Tech, Inc.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND STOCKHOLDER MATTERS

The following table sets forth the number of shares of and percent of the Company’s Common Stock beneficially owned as of July 11, 2024, by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our Common Stock, immediately prior to this Offering, and immediately after the closing of this offering, as adjusted to reflect the assumed sale of units (which includes shares of our Common Stock and immediately exercisable warrants to purchase shares of our Common Stock) in this Offering and the exercise of the Representative’s over-allotment option and commission in full to purchase additional units consisting of shares of Common Stock and warrants to purchase shares of Common Stock, but assumes the warrants forming part of the units and over-allotment option are not exercised.

Unless otherwise noted, the business address of each of the beneficial owners listed below is c/o TPT Global Tech, Inc. at the address set forth herein.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Pre- Sale Percentage of Class (1) (Calculate based on outstanding #)	Post- Closing Amount and Nature of Beneficial Ownership	Post- Sale Percentage of Class (1)(4)
Directors and Executive Officers
Stephen J. Thomas, III (2)	413,890,573	6.53%	413,890,573	4.97%
Richard Eberhardt	397,952,381	6.28%	397,952,381	4.77%
Arkady Shkolnik (3)	5,000,000	.08%	5,000,000	.06%
Reginald Thomas (3)	401,164,467	6.33%	401,164,467	4.81%
John F. Wharton (3)	3,000,000	.05%	3,000,000	.04%
Gary Cook	480,038,433	7.58%	480,038,433	5.76%

All directors and officers as a group (six persons) (4)	1,701,045,854	26.85%	1,701,045,854	20.41%

Greater than 5% Shareholders
Stephen J. Thomas, III (2)	413,890,573	6.53%	413,890,573	4.97%
Richard Eberhardt	397,952,381	6.28%	397,952,381	4.77%
Reginald Thomas (3)	401,164,467	6.33%	401,164,467	4.81%
Gary Cook	480,038,433	7.58%	480,038,433	5.76%

Total of Greater than 5% Shareholders	1,693,045,854	26.72%	1,693,045,854	20.31%

(1)

The pre-sale percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on July 11, 2024. The post-sale percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on July 11, 2024, plus the assumed sale of 2,000,000,000. On July 11, 2024, there were 6,336,839,165 shares of our Common Stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the Common Stock outstanding and all shares of our Common Stock issuable to that person in the event of the exercise of outstanding warrants and other derivative securities owned by that person which are exercisable within 60 days of July 11, 2024. Common Stock warrants, convertible preferred stock and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)

Based upon 6,336,839,165 shares issued and outstanding as of July 11, 2024. Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding Common Stock in shares when converted and 60% of any vote prior to or after conversion. As of March 31, 2024, approximately 79,949,664,121 additional common shares would be issued if Mr. Thomas were to convert his Series A Preferred Stock holdings to Common Stock.  The Company would have to authorize more shares as there are only 15,000,000,000 shares authorized currently.

(3)

In August 2018, the Company added two new directors to the Board. Arkady Shkolnik and Reginald Thomas were added as members of the Board of Directors. The total members of the Board of Directors after this addition was four. Subsequently, the Board added Mr. Wharton.

(4)	Calculated using voting shares from all classes of common shares and assuming maximum of 2,000,000,000 shares sold under the SECA.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

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BENEFICIAL OWNERSHIP OF EACH CLASS OF VOTING SECURITIES

The following table reflects the beneficial ownership of each class of voting securities as of March 31, 2024:

	Equivalent Voting Shares	Equivalent Voting Percentage	Voting Rights
Series A Preferred Stock	79,949,664,121	60.00%	Shall have the right to vote as if converted prior to any vote at 60%.
Series B Preferred Stock	2,588,693	0.00%	Shall have the right to vote equal to the number of common shares on a one-to-one basis.
Series C Preferred Stock	—	—	Shall have the right to vote equal to the number of common shares on a one-to-one basis.
Series D Preferred Stock	630,391,892	0.81%	Shall have the right to vote on an as-converted basis.
Series E Preferred Stock	27,614,959,459	35.50%	Shall have the right to vote on an as-converted basis.
Series F Preferred Stock	0	0%
Series G Preferred Stock	0	0%
Common Stock	2,866,684,955	3.69%
	111,064,289,120	100.00%

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed herein, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, stockholders or any members of the immediate family of any of the foregoing had or are to have a direct or indirect material interest except as follows:

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,440,695 and $1,308,051, respectively, as of March 31, 2024, and December 31, 2023 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet. See Note 8.

Note Payable and Commitments

On March 25, 2022, the Company entered into a Software Development agreement with Mr. and Mrs. Caudle for which a new note payable was created and employment agreements for Mrs. Caudle and her daughter were modified. See Notes 5 and 8.

Leases

See Note 8 for office lease used by CEO.

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and VuMe Live within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

DESCRIPTION OF CAPITAL STOCK

The securities being registered and/or offered by this Prospectus are common shares.

Common Stock

We are presently authorized to issue fifteen billion (15,000,000,000) shares of our $0.001 par value Common Stock. A total of Six Billion, Three Hundred Thirty-Six Million, Eight Hundred Thirty-Nine Thousand, One Hundred Sixty Five (6,336,839,165) common shares are issued and outstanding as of July 11, 2024.

All common shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

Preferred Stock

As of July 11, 2024, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.

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All Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series A Convertible Preferred Stock

The Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.  In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense.  These shares are outstanding as of March 31, 2024.

The Series A Preferred Stock has a par value of $.001, is redeemable at the Company’s option at $100 per share, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and amended, of an amount equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company.

Holders of the Series A Preferred Stock shall, collectively, have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the common shares computed to include all projected conversions of all convertible debt and any other classes of Preferred Stock as if the conversions had taken place at the stated conversion price per share (i.e. for the avoidance of doubt – “fully diluted” as if such conversion had occurred prior to the Series A conversion.)

Holders of the Series A Preferred Stock shall  have the right to vote as if converted prior to the vote to an amount of shares equal to 60% of the common shares computed to include all projected conversions of all convertible debt and any other classes of Preferred Stock as if the conversions had taken place at the stated conversion price per share (i.e. for the avoidance of doubt – “fully diluted” as if such conversion had occurred prior to the Series A conversion) on any matter with holders of Common Stock for any vote required to approve any action, which Florida law provides may or must be approved by vote or consent of the holders of other series of voting shares and the holders of Common Stock or the holders of other securities entitled to vote, if any.

The Series A Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal number of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one-to-one basis.

There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of March 31, 2024.

The Series B Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock.

The Series C Preferred Stock has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal number of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one-to-one basis.

There are no shares of Series C Convertible Preferred Stock outstanding as of March 31, 2024.  There are approximately $553,100 in convertible notes payable convertible into Series C Convertible Preferred Stock which compromise some of the common stock equivalents calculated in Note 1.

The Series C Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

92

Series D Convertible Preferred Stock

On July 6, 2020, September 15, 2021 and March 20, 2022, the Company amended its Series D Designation from January 14, 2020. These Amendments changed the number of shares to 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series D Convertible Preferred Stock ("the Series D Preferred Shares.")

Series D Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

As of March 31, 2024, there are 46,649 Series D Preferred shares outstanding.

The Series D Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series E Convertible Preferred Stock

On March 20, 2022, the Company amended its Series E Designation from November 10, 2021.  As amended, the Company designated 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series E Convertible Preferred Stock ("the Series E Preferred Shares").

Series E Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series E Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C and D Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series E Preferred Stock at between 115% and 140%.

As of March 31, 2024, there are 2,043,507 Series E Preferred shares outstanding as a result of exchanges of accounts payable, financing arrangements and lease agreements.

The Series E Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series F Convertible Preferred Stock

On June 8, 2024, the Company designated 3,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series F Convertible Preferred Stock ("the Series F Preferred Shares").  As of March 31, 2024, there are no Series F Preferred shares outstanding.

93

Series F Preferred shares have the following features: (i) 2% Cumulative Annual Dividends payable on the purchase value in cash or Common Stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to Common Stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series F Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of Common Stock underlying the conversion rights. The automatic conversion to common from Series F Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for Common Stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for Common Stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C, D and E Preferred Stock receiving full liquidation under the terms of such series.

Series G Convertible Preferred Stock

On June 8, 2024, the Company designated 8,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series G Convertible Preferred Stock ("the Series G Preferred Shares"). As of March 31, 2024, there are no Series G Preferred shares outstanding.

Series G Preferred shares have the following features: (i) 4% Cumulative Annual Dividends payable on the purchase value in cash or Common Stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to Common Stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series G Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of Common Stock underlying the conversion rights. The automatic conversion to common from Series G Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for Common Stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for Common Stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C, D, E and F Preferred Stock receiving full liquidation under the terms of such series.

Options & Warrants

On February 1, 2024, by unanimous written consent, the Board of Directors and Majority Shareholder of TPT Global Tech, Inc. (the “Company”) approved and adopted an amendment and restatement of the 2024 TPT Global Tech, Inc. Stock Option, Compensation, and Award Incentive Plan (the “Plan”) to increase the maximum number of common shares, with a par value of $0.001 (“Common Shares”), available for grant to participants under the Plan to 3,500,000,000 Common Shares. In addition, the Plan was amended to define “Eligible Person” as an Employee, Consultant (Person or Professional Services Company) or Director of the Company, any Parent or any Subsidiary. A company other than a Professional Services Company is NOT eligible and “Issuance for Compensation for Services” shall mean the issuance for valuable and adequate consideration determined by the Board as determined by performance pursuant to an agreement. This Plan amends and supersedes any and all prior Plans.  No stock options have been granted under this plan.

Stock Options

As of July 11, 2024, there are no stock options outstanding.

Warrants Issued with Convertible Promissory Notes

As of March 31, 2024, there were 129,116,666 warrants outstanding that expire in five years or in the years ended December 31, 2024 -2027.  As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 1,000,000 warrants to purchase 1,000,000 common shares of the Company at 70% of the current market price.  Current market price means the average of the three lowest trading prices for our Common Stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.  However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our Common Stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

94

On January 31, 2022, TPT Global Tech, Inc. issued warrants in conjunction with the issuance of Talos and Blue Lake Note Agreements.  Warrants to purchase 18,116,666 shares of Common Stock at $0.015 per share provided, however, that if the Company consummates an uplist offering on or before July 6, 2022 then the exercise price shall be 110% of the offering price at which the uplist offering is made.

The warrants issued under these convertible promissory notes were considered derivative liabilities valued at $40,817 of the total $9,827,723 derivative liabilities as of December 31, 2023. See Note 5.

Agreement to Convert Debt

On July 31, 2023, the Company and Michael Murphy, shareholder and debt holder, entered into a Conversion Shares Purchase Agreement by which Mr. Murphy has agreed to an automatic conversion of his outstanding principal debt, as well as related accrued interest if elected by Mr. Murphy, into shares of the Company’s Series E Preferred Stock or an equity stock that subsequent to the agreement the Company may have issued to any party that has favorable terms to the Series E Preferred Stock, upon the Company’s intended uplist to a major exchange in conjunction with its capital raise through the capital markets.  This principal amount is $2,397,329 as of December 31, 2023.

Common Stock Reservations

The Company has reserved internally 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

Transfer Agent

The transfer agent for our securities is Clear Trust, with offices at 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558, Phone (813) 235-4490.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities

95

LEGAL MATTERS

The validity of the securities covered by the registration statement of which this prospectus is a part has been passed upon for us by Michael A. Littman. Certain legal matters relating to this offering will be passed upon for the representative by Michael A. Littman, Attorney at Law .

EXPERTS

The consolidated financial statements for the Company as of December 31, 2023 and 2022 and for the years then ended included in this prospectus have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement will be passed upon by Michael A. Littman, Attorney at Law.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our Company on our website, located at www.tptglobatech.com.

TPT GLOBAL TECH, INC.

CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

The following is a complete list of the financial statements attached hereto:

(a) Unaudited Financial Statements for the three months ended March 31, 2024 and March 31, 2023.

(b) Audited Financial Statements for the years ended December 31, 2023 and December 31, 2022.

96

TPT GLOBAL TECH, INC.

CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

Unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2024 and 2023:

F-1

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$5,068	$17,454
Accounts receivable, net	47,020	27,753
Prepaid expenses and other current assets	18,338	15,134
Total current assets	70,426	60,341
NON-CURRENT ASSETS
Property and equipment, net	—	—
Deposits and other assets	37,120	44,288
Total non-current assets	37,120	44,288

TOTAL ASSETS	$107,546	$104,629

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$14,160,850	$12,918,573
Deferred revenue	55,163	58,564
Customer liability	338,725	338,725
Loans, advances and factoring agreements	647,158	642,158
Convertible notes payable, net of discounts	3,324,590	3,368,259
Notes payable - related parties, net of discounts	5,424,047	5,326,049
Convertible notes payable – related parties, net of discounts	553,100	553,100
Derivative liabilities	11,647,686	9,827,723
Current portion of operating lease liabilities	7,825,921	7,781,351
Financing lease liabilities – related party	745,865	738,847
Total current liabilities	44,723,105	41,553,349

NON-CURRENT LIABILITIES
Operating lease liabilities, net of current portion	630,333	680,187
Total non-current liabilities	630,333	680,187
Total liabilities	45,353,438	42,233,536

Commitments and contingencies	—	—

See accompanying notes to condensed consolidated financial statements.

F-2

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS - CONTINUED

	March 31,	December 31,
	2024	2023
	(Unaudited)

MEZZANINE EQUITY

Convertible Preferred Series A, 1,000,000 designated - 1,000,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023	42,983,742	42,983,742
Convertible Preferred Series B – 3,000,000 shares designated, 2,588,693 shares issued and outstanding as of March 31, 2024 and December 31, 2023	1,677,473	1,677,473
Convertible Preferred Series C – 3,000,000 shares designated, zero shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Convertible Preferred Series D, 10,000,000 designated – 46,649 shares issued and outstanding as of March 31, 2024 and December 31, 2023	244,592	244,592
Convertible Preferred Series E, 10,000,000 designated – 2,043,507 shares issued and outstanding as of March 31, 2024 and December 31, 2023	13,344,101	13,344,101
Total mezzanine equity	58,249,908	58,249,908

Stockholders' DEFICIT
Common stock, $.001 par value, 15,000,000,000 shares authorized, 2,866,684,955 and 2,456,634,910 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2,866,685	2,456,635
Subscriptions receivable	(3,265)	(3,265)
Additional paid-in capital	14,454,989	14,706,236
Accumulated deficit	(120,169,557)	(116,837,671)
Total TPT Global Tech, Inc. stockholders' deficit	(102,851,148)	(99,678,065)
Non-controlling interests	(644,652)	(700,750)
Total stockholders’ deficit	(103,495,800)	(100,378,815)

Total liabilities and stockholders' DEFICIT	$107,546	$104,629

See accompanying notes to condensed consolidated financial statements.

F-3

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2024	2023
REVENUES
Services	$398,098	$1,101,506
Total Revenues	398,098	1,101,506

COST OF SALES
Services	530,654	831,345
Total Costs of Sales	530,654	831,345
Gross profit	(132,556)	270,161
EXPENSES:
Professional	489,910	933,887
Payroll and related	406,152	521,400
General and administrative	200,435	429,738
Depreciation	—	2,454
Total expenses	1,096,497	1,887,479
Loss from operations	(1,229,054)	(1,617,318)

OTHER INCOME (EXPENSE)
Derivative gain (loss)	(2,052,882)	(97,585)
Gain (loss) on debt extinguishment	367,916	332,530
Interest expense	(361,769)	(385,332)
Other income, net	—	372,573
Total other income (expense)	(2,046,735)	222,186

Net loss from continuing operations before income taxes	(3,275,788)	(1,395,132)
Income taxes	—	—

Net loss from continuing operations	(3,275,788)	(1,395,132)
Net loss from discontinued operations	—	(77,579)
Net loss before non-controlling interests	(3,275,788)	(1,472,711)
Net (income) loss from non-controlling interests	(56,098)	82,410
Net loss attributable to TPT Global Tech, Inc. shareholders	$(3,331,886)	$(1,390,301)

Loss per common share: Basic and diluted:
Continuing operations	$(0.00)	$(0.00)
Discontinued operations	—	(0.00)
	$(0.00)	(0.00)
Weighted average number of common shares outstanding:
Basic and diluted	2,751,604,107	1,506,703,199

See accompanying notes to condensed consolidated financial statements.

F-4

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

For the three months ended March 31, 2024 and 2023

(Unaudited)

	Common Stock
	Shares	Amount	Subscriptions Receivable	Additional Paid-in Capital	Accumulated Deficit	Non-Controlling Interest	Total Stockholders’ Deficit
Balance as of December 31, 2023	2,456,634,910	$2,456,635	$(3,265)	$14,706,236	$(116,837,671)	$(700,750)	$(100,378,815)
Issuance of shares for exchange for debt	410,050,045	410,050	—	(251,247)	—	—	158,803
Net loss	—	—	—	—	(3,331,886)	56,098	(3,275,788)
Balance as of March 31, 2024	2,866,684,955	$2,866,685	$(3,265)	$14,454,989	$(120,169,557)	$(644,652)	$(103,495,800)

	Common Stock
	Shares	Amount	Subscriptions Payable	Additional Paid-in Capital	Accumulated Deficit	Non-Controlling Interest	Total Stockholders’ Deficit
Balance as of December 31, 2022	1,256,900,534	$1,256,901	$26,910	$13,966,895	$(106,418,722)	$(47,269)	$(91,215,285)
Subscription payable for services	—	—	5,325	—	—	—	5,325
Issuance of shares for exchange for debt	466,848,487	466,848	—	337,240	—	—	804,088
Acquisition of Asberry 22 Holdings, Inc.	—	—	—	603,859		(667,634)	(63,775)
Net loss	—	—	—	—	(1,390,301)	(82,410)	(1,472,711)
Balance as of March 31, 2023	1,723,749,021	$1,723,749	$32,235	$14,907,994	$(107,809,023)	$(797,313)	$(91,942,358)

See accompanying notes to condensed consolidated financial statements.

F-5

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,275,788)	$(1,472,711)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss from discontinued operations	—	77,579
Depreciation	—	2,454
Amortization of debt discounts	152,494	144,787
Convertible Note payable issued for Asberry Series A Stock	—	508,553
Derivative expense	2,052,882	97,585
Gain (loss) on extinguishment of debt	(367,916)	(332,530)
Share-based compensation: Common stock	—	5,325
Changes in operating assets and liabilities:
Accounts receivable	(19,267)	(83,872)
Accounts receivable – related party	—	241,357
Prepaid expenses and other assets	(3,204)	3,266
Deposits and other assets	7,168	5,000
Accounts payable and accrued expenses	1,233,382	245,804
Net change in operating lease right of use assets and liabilities	(5,284)	251,855
Other liabilities	(3,401)	(68,819)
Net cash used in operating activities from continuing operations	(228,934)	(374,367)
Net cash used in discontinued operations	—	(35,433)
Net cash used in operating activities	(228,934)	(409,800)
Cash flows from investing activities:
Net cash used in investing activities	—	—
Cash flows from financing activities:
Proceeds from convertible notes, loans and advances	130,000	362,344
Proceeds from notes payable – related parties	99,998
Payment on convertible loans, advances and factoring agreements	(11,450)	—
Payments on convertible notes and amounts payable – related parties	(2,000)	—
Net cash provided by financing activities	216,548	362,344
Net change in cash	(12,385)	(12,024)
Cash and cash equivalents - beginning of period	17,454	59,630
Cash and cash equivalents - end of period	$5,068	$47,606

See accompanying notes to condensed consolidated financial statements.

.

F-6

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

(Unaudited)

 Supplemental Cash Flow Information:

Cash paid for:

	2024	2023
Interest	$2,737	$4,466
Taxes	$—	$—

Non-Cash Investing and Financing Activities:

	2024		2023
Non cash additions of debt discounts		$142,164	$489,089
Common Stock issued for conversion of notes payable		$158,803	$804,088
Acquisition of net liabilities of Asberry 22 Holdings, Inc.	$	---	$63,775

See accompanying notes to condensed consolidated financial statements.

F-7

TPT Global Tech, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company was originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities which have been consolidated into TPTG since the reverse merger in 2014.

Name	Herein referred to as	Acquisition or Incorporation Date	Ownership
TPT Global Tech, Inc.	Company or TPTG	1988	100%
Copperhead Digital Holdings, Inc.	Copperhead Digital or CDH	2015	100%
TruCom, LLC	TruCom	2015	100%
CityNet Arizona, LLC	CityNet	2015	100%
San Diego Media Inc.	SDM	2016	100%
Blue Collar Production, Inc.	Blue Collar	2018	100%
TPT SpeedConnect, LLC	TPT SpeedConnect	2019	100%
TPT Federal, LLC	TPT Federal	2020	100%
TPT MedTech, LLC	TPT MedTech	2020	100%
TPT Strategic, Inc.	TPT Strategic	2020	0%
QuikLab 1 LLC	Quiklab 1	2020	80%
QuikLAB 2, LLC	QuikLAB 2	2020	80%
QuikLAB 3, LLC	QuikLAB 3	2020	80%
The Fitness Container, LLC	Air Fitness	2020	75%
TPT Global Tech Asia Limited	TPT Asia	2020	78%
TPT MedTech UK LTD	TPT MedTech UK	2020	100%
TPT Global Defense Systems, Inc.	TPT Global Defense	2021	100%
TPT Innovations Technology, Inc.	TPT Innovations	2021	100%
TPT Global Caribbean Inc.	TPT Caribbean	2021	100%
TPT Media and Entertainment, LLC	TPT Media and Entertainment	2021	100%
VuMe Live, LLC	VuMe Live	2021	100%
Digithrive, LLC	Digithrive	2021	100%
Asberry 22 Holdings, Inc.	Asberry or ASHI	2023	86%

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We operate on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

F-8

Significant Accounting Policies

Please refer to Note 1 of the Notes to the Consolidated Financial Statements in the Company's most recent Form 10-K for all significant accounting policies of the Company, with the exception of those discussed below.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared according to the instructions to Form 10-Q and Section 210.8-03(b) of Regulation S-X of the Securities and Exchange Commission (“SEC”) and, therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2024, are not necessarily indicative of the results that may be expected for the year ending December 31, 2024.

These condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2023. The condensed consolidated balance sheet as of March 31, 2024, has been derived from the consolidated financial statements at that date, but does not include all of the information and footnotes required by GAAP.

Our condensed consolidated financial statements include the accounts of those entities outlined in Nature of Operations giving consideration to the non-controlling interests where appropriate.  All intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications of Prior Year Amounts

Certain amounts presented in previously issued financial statements have been reclassified in these financial statements. As of December 31, 2023, accounts payable of $615,692 was previously classified as current portion of operating lease liabilities versus accounts payable and accrued expenses.

Revenue Recognition

We use the following criteria described below in more detail for each business unit:

Identify the contract with the customer.

Identify the performance obligations in the contract.

Determine the transaction price.

Allocate the transaction price to performance obligations in the contract.

Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of operations for the three months ended March 31, 2024 and 2023. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

The Company’s revenue generation for the three months ended March 31, 2024 and 2023 came from the following sources disaggregated by services and products, which sources are explained in detail below.

	For the three months ended March 31, 2024	For the three months ended March 31, 2023
TPT SpeedConnect	$302,377	$988,801
Blue Collar	94,727	110,141
Other	994	2,564
Total Services Revenues	$398,098	$1,101,506

 ________

F-9

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 5 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Deferred revenue for TPT SpeedConnect as of March 31, 2024 and December 31, 2023 are $55,163 and $58,564, respectively. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

Revenue is recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

TPT MedTech: Medical Testing Revenue

TPT MedTech operates in the Point of Care Testing (“POCT”) market by primarily offering mobile medical testing facilities and software equipped for mobile devices to monitor and manage personalized healthcare.  Services used from our mobile medical testing facilities are billing through credit cards at the time of service.  Revenue is generated from our software platform as users sign up for our mobile healthcare monitor and management application and tests are performed.  If medical testing is in one our own owned facility, the usage of the software application is included in the testing fees.  If the testing is in a non-owned outside contracted facility, fees are generated from the usage of the software application on a per test basis and billed monthly.

TPT MedTech also offers various products.  One is to build and sell its mobile testing facilities called QuikLABs designed for mobile testing.  This is used by TPT MedTech for its own testing services.  Another is to build customized mobile gyms for exercising.  This is sold to third parties.  Another is medical equipment, one of which is a sanitizing unit called SANIQuik which is used as a safe and flexible way to sanitize providing an additional routine to hand washing and facial coverings.  The SANIQuik has not yet been approved for sale in the United States but has in some parts of the European community.  Revenues from these products are recognized when a product is delivered, the sales transaction considered closed and accepted by a customer.  When deposits are received for which a product has not been delivered, it is recognized as deferred revenue.  Deferred revenue as of March 31, 2024 and December 31, 2023 was $0 and $0, respectively. There are no financing terms or variable transaction prices for either of these products. There was no revenue for TPT MedTech for 2024 or 2023 and it would take an infusion of capital to restart this revenue stream.

F-10

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. There is no deferred revenue as of March 31, 2024 and December 31, 2023. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed. Revenue for SDM for the three months ended March 31,  2024 and 2023 was $994 and $2,564, respectively. It would take an infusion of capital to restart this revenue stream to something of substance.

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices. There was no revenue for K Telecom for 2024 and 2023 and it would take an infusion of capital to restart this revenue stream.

Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital operated as a regional internet and telecom services provider operating in Arizona under the trade name Trucom.  Although there are currently no customers and it will take capital to reopen this revenue stream, Copperhead Digital operated as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model was subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resold third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services was recognized as the transaction with the customer is considered closed and the customer received and accepted the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date was detailed on monthly invoices distributed to customer. Services billed monthly in advance were deferred to the proper period as needed. Deferred revenue was contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of its products required specialized installation and equipment. For telecom products that included installation, if the installation met the criteria to be considered a separate element, product revenue was recognized upon delivery, and installation revenue was recognized when the installation was complete. The Installation Technician collected the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment was billed separately from recurring ISP and telecom services and was recognized when equipment was delivered, and installation was completed. Revenue from ISP and telecom services was recognized monthly over the contractual period, or as services were rendered and accepted by the customer.

Revenue is recognized when transactions occurred. Since installation fees were generally small relative to the size of the overall contract and because most contracts were for a year or less, the impact of not recognizing installation fees over the contract was immaterial.  There was no revenue for Copperhead Digital for 2024 and 2023 and it would take an infusion of capital to restart this revenue stream.

F-11

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method for options and warrants and using the if-converted method for preferred stock and convertible notes. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of March 31, 2024, the Company had shares that were potentially common stock equivalents as follows:

Convertible Promissory Notes	22,185,151,081
Series A Preferred Stock (1)	79,949,664,121
Series B Preferred Stock	2,588,693
Series D Preferred Stock (2)	630,391,892
Series E Preferred Stock (3)	27,614,959,459
Stock Options and Warrants	129,116,666
130,511,871,912

___________

(1)

Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 15,000,000,000 shares are currently authorized.

(2)

Holders of the Series D Preferred Stock may decide after 12 months to convert to common stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series D Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

(3)

Holders of the Series E Preferred Stock may decide after 12 months to convert to common stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series E Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

Financial Instruments and Fair Value of Financial Instruments

Our primary financial instruments at March 31, 2024 consisted of cash equivalents, accounts receivable, accounts payable and debt. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-12

We consider our derivative financial instruments as Level 3. The balances for our derivative financial instruments as of March 31, 2024 are the following:

Derivative Instrument	Fair Value
Convertible Promissory Notes	$11,576,500
Fair value of Warrants issued with the derivative instruments	71,186
$11,647,686

Recently Issued Financial Accounting Standards

Management has reviewed recently issued accounting pronouncements and have determined there are not any that would have a material impact on the condensed consolidated financial statements.

NOTE 2 – ACQUISITIONS

Agreement and Plan of Merger

An Agreement and Plan of Merger ("Agreement") was made and entered into as of March 24, 2023 by and among TPT SpeedConnect LLC, a Colorado Limited Liability Company (wholly-owned subsidiary of TPT Global Tech, Inc.) ("SPC"), and Asberry 22 Holdings, Inc., a Delaware Corporation ("ASHI"), and SPC Acquisition, Inc., a wholly-owned subsidiary of ASHI, domiciled in Colorado ("Acquisition Sub") primarily for the opportunities of capital raising. SPC then converted to a Corporate entity and Acquisition Submerged with and into SPC (the "Merger"). The separate corporate existence of Acquisition Sub ceased and SPC continues as the surviving corporation in the Merger and as wholly-owned subsidiary of ASHI. All of the properties, rights and privileges, and power of SPC, vest in the Subsidiary, and all debts, liabilities and duties of SPC are the debts, liabilities and duties of the Subsidiary. The shares of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time is converted into and exchange for 1,000 validly issued, fully paid and non-assessable shares of the Subsidiary's common stock.

TPT Global Tech, Inc. was issued a total of 4,658,318 common shares of ASHI (the "ASHI Common Stock"), as a result of the merger, constituting 86% of the then issued and outstanding common stock. TPT Global Tech, Inc. also has purchased all of the 500,000 Series A Super Majority Voting Preferred Shares of ASHI for a convertible note payable of $500,000 due in 180 days which bears interest at 6.0% per annum and is convertible to shares of the Company’s common stock at 85% of the volume weighted average price for the preceding 5 market trading days.

ASHI shall file a Form S-1 Registration Statement with the Securities Exchange Commission within 120 days after closing, to register for resale: a) the common shares of ASHI, issued at closing, b) conversion shares for the Series A Supermajority Preferred Stock and c) those outstanding shares of the shareholders of ASHI existing as of the day prior to closing, and shall pursue such S-1 filing diligently to effectiveness.

The Officers of ASHI shall resign effective upon the appointment of the new Officers, as designated by SPC. The Current Directors of ASHI shall remain as directors until the Series A Preferred Stock (500,000 shares) of ASHI shall have been redeemed or converted. SPC shall have designated two new directors for appointment effective at closing, and may then appoint new Officers, and the current officers shall resign at closing.

The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded that there were not processes and sufficient inputs into outputs.  Accordingly, the Company accounted for this transaction as an asset acquisition and allocated the purchase price as follows:

Consideration given at fair value:
Accounts payable	$68,025
$68,025

Assets acquired at fair value:
Prepaid expenses	$4,250
Additional paid in capital	63,775
$68,025

There was nothing accounted for in the Statement of Operations for 2024 or 2023.  On a proforma basis any adjustments would not be significant.

F-13

TPT Strategic Merger with Information Security and Training LLC and Subsequent Settlement Agreement

Dated as of June 29, 2022, for synergies and the opportunity at other revenue streams, TPT Strategic entered into a definitive agreement for the acquisition of the assets and  Information Security and Training LLC (“IST LLC” or “IST”) (www.istincs.com)  a  Construction and Information Technology Services company based in Huntsville Alabama with branch offices in Nashville TN, Birmingham Al, Jackson MS, Fort Campbell KY, New Orleans LA, and Joint Base Lewis-McChord.  The TPT Strategic and IST, LLC agreement, which closed October 20, 2022, for the acquisition is a stock transaction where the founder and sole interest holder, Everett Lanier received 500,000 Preferred Series B shares of TPT Strategic that will convert to a 10% ownership of TPT Strategic under certain conditions. The acquisition includes the assumption of all assets and certain liabilities.  Everett Lanier was to remain as the President and become a Board Member of TPT Strategic.

Originally, the Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded that there are processes and sufficient inputs into outputs.  Accordingly, the Company accounted for this transaction as a business combination and allocated the purchase price as follows:

Consideration given at fair value:
Note payable, net of discount	$374,018
Credit cards assumed	48,452
Preferred shares of TPT Strategic	3,206
$425,676

Assets acquired at fair value:
Working capital	$143,122
Property and equipment	2,170
Note receivable – related party	271,179
Other assets	9,205
$425,676

On September 11, 2023, Everett Lanier and the Company agreed to a Settlement Agreement and Mutual Release (“Settlement Agreement”).  See Note 11.

Proposed Acquisitions and Terminated Proposed Acquisitions

Geokall UK Ltd. Acquisition and Purchase Agreement

On October 31, 2023, as amended on April 9, 2024, the Company entered into an Acquisition and Purchase Agreement with Geokall UK Ltd. (“Geokall”), a UK Limited Company, and its owners (“Sellers”) (altogether, the “Parties”) for all of the assets, liabilities, intellectual property, and technology of Geokall in exchange for 200,000 shares of TPT restricted Series F Convertible Preferred Stock with a stated price of $5.00 USD per share with the Designation of Rights and Privileges similar to TPT’s Series E Preferred Shares, but which Series F Preferred Shares designation has not yet been submitted or approved by the Secretary of State of Florida, and can not be assured. In addition, TPT agrees that upon a successful fund-raising event, TPT will provide Geokall with working capital in the amount up to $500,000. An audit based on SEC Standards of Geokall UK Ltd financial statements, including footnotes, must be obtained and the Parties agree that the purchase price may be subject to change based on the results of the audit.  The closing may occur prior to the audit being completed if Parties agree. This acquisition has not occurred as of the time of the issuance of these financial statements.

F-14

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

We incurred $3,275,788 and $1,472,711, respectively, in losses, and we used $228,934 and $409,800, respectively, in cash for operations for the three months ended March 31, 2024 and 2023. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, research and development, derivative expense or gain, gain on extinguishment of debt and share-based compensation which totaled to a net $1,837,460 for 2024 and $426,174 for 2023.

In addition, we report increases and reductions in liabilities as uses of cash and decreases assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities.  For the three months ended March 31, 2024, we had a net change in our assets and liabilities of $1,209,394 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and increase in prepaid expenses.  For the three months ended March 31, 2023 we had a net change to our assets and liabilities of $594,591 for similar reasons.

Cash flows from financing activities were $216,548 and $362,344 for the three months ended March 31, 2024 and 2023, respectively.  These cash flows were generated primarily from proceeds from convertible notes and notes payable from related parties.

Cash flows used in investing activities were $0 and $0, respectively, for the three months ended March 31, 2024 and 2023.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation as of March 31, 2024 and December 31, 2023 are as follows:

	2024		2023
Property and equipment:
Office furniture and equipment		$77,859		77,859
Total property and equipment		77,859		77,859
Accumulated depreciation		(77,859)		(77,859)
Property and equipment, net	$	---	$	---

Depreciation expense was $0 and $2,454 for the three months ended March 31, 2024 and 2023, respectively.

F-15

NOTE 5 – DEBT FINANCING ARRANGEMENTS

Financing arrangements as of March 31, 2024 and December 31, 2023 are as follows:

	2024		2023
Loans and advances (1)		$110,092		$105,092
Convertible notes payable (2)		3,324,590		3,368,260
Factoring agreements (3)		537,066		537,066
Debt – third party		$3,971,748		$4,010,418

Line of credit, related party secured by assets (4)		$2,742,929		$2,742,929
Debt– other related party, net of discounts (5)		2,015,500		2,015,500
Convertible debt – related party (6)		553,100		553,100
Shareholder debt (7)		665,618		567,620
Debt – related party		$5,977,147		$5,879,149

Total financing arrangements		$9,948,895		$9,889,567

Less current portion:
Loans, advances and factoring agreements – third party		$(647,158)		$(642,158)
Convertible notes payable third party		(3,324,590)		(3,368,260)
Debt – related party, net of discount		(5,424,047)		(5,326,049)
Convertible notes payable– related party		(553,100)		(553,100)
		(9,948,895)		(9,889,567)
Total long term debt	$	---	$	---

__________

(1) The terms of $40,000 of this balance are similar to that of the Line of Credit which bears interest at adjustable rates, 1 month LIBOR plus 2%, 7.44% as of March 31, 2024, and is secured by assets of the Company, was due August 31, 2020.

Effective September 30, 2020, we entered into a Purchase Agreement by which we agreed to purchase the 500,000 outstanding Series A Preferred shares of InnovaQor, Inc., our majority owned subsidiary, in an agreed amount of $350,000 in cash or common stock, if not paid in cash, at the five day average price preceding the date of the request for effectiveness after the filing of a registration statement on Form S-1. This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter. The Series A Preferred shares are being purchased from the Michael A. Littman, Atty. Defined Benefit Plan. The $350,000 was included as a Note Payable in prior years and bore no interest. During the year ended December 31, 2021, it was determined the there was a deficiency of approximately $185,000 from net sales proceeds which is accounted for as of March 31, 2024 in accounts payable.

The Company purchased all of the 500,000 Series A Super Majority Voting Preferred Shares of ASHI for a convertible note payable of $500,000 due in 180 days which bears interest at 6.0% per annum and is convertible to shares of the Company’s common stock at 85% of the volume weighted average price for the preceding 5 market trading days.  The ASHI convertible note payable was valued at $508,553 upon acquisition.

The remaining balances generally bear interest at approximately 10%, have maturity dates that are due on demand or are past due, are unsecured and are classified as current in the balance sheets.

(2) During 2017, the Company issued convertible promissory notes in the amount of $67,000 (comprised of $62,000 from two related parties and $5,000 from a former officer of CDH), all which were due May 1, 2020 and bear 6% annual interest (12% default interest rate). The convertible promissory notes are convertible, as amended, at $0.25 per share. These convertible promissory notes were not repaid May 1, 2020, and are delinquent.  The Company is working to renegotiate these promissory notes.

On June 11, 2019, the Company consummated a Securities Purchase Agreement with EMA Financial, LLC. (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% (principal amount increases 200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The EMA Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Prior to December 31, 2020, EMA converted $35,366 of principal into 147,700,000 shares of common stock of the Company.  As such, the principal and accrued interest balances owning to EMA at March 31, 2024 is $527,216 and $523,360, respectively. 1,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 8.  See below regarding derivative securities in default.  Subsequent to March 31, 2024, the Company and EMA agreed to a settlement agreement and release.  See Subsequent Events in Note 12.

F-16

On October 6, 2021, TPT Global Tech, Inc. and FirstFire Global Opportunities Fund, LLC. entered into a convertible promissory note totaling $1,087,000 and a securities purchase agreement (“FirstFire Note”). The FirstFire Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock.  There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.025 per share, adjusted to $.0075 subsequent to December 31, 2021. The Holder was given registration rights. The FirstFire Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 225,000,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 55,000,000 shares of common stock at 110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder.  Through March 31, 2024, FirstFire Global Opportunities Fund exercised its right to convert $748,160 of principal into 587,000,000 shares of common shares leaving a principal and accrued interest balance at March 31, 2024 of $610,590 in principal and $709,496 in accrued interest.  See below regarding derivative securities in default and Note 12 for conversions subsequent to March 31, 2024.

On October 13, 2021, TPT Global Tech, Inc. and Cavalry Investment Fund LP entered into a convertible promissory note totaling $271,250 and a securities purchase agreement (“Cavalry Investment Note”). The Cavalry Investment Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock.  There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.025 per share, adjusted to $.0075 subsequent to December 31, 2021. The Holder was given registration rights. The Cavalry Investment Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 56,250,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 13,750,000 shares of common stock at 110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder.  Through March 31, 2024, Cavalry Investment Fund exercised its right to convert $67,000 of principal into 55,833,334 shares of common stock leaving a principal and accrued interest balance at March 31, 2024 of $272,688 and $153,956, respectively.  See below regarding derivative securities in default.

On October 13, 2021, TPT Global Tech, Inc. and Cavalry Fund I, LP entered into a convertible promissory note totaling $815,250 and a securities purchase agreement (“Cavalry Fund I Note”). The Cavalry Fund I Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock.  There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.0075 per share. The Holder was given registration rights. The Cavalry Fund I Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 168,750,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 41,250,000 shares of common stock at 110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder. Through March 31, 2024, Cavalry Fund I exercised its right to convert $192,230 of principal and penalties into 168,750,000 shares of common stock leaving a principal and accrued interest balance at March 31, of $826,833 and $464,029.  See below regarding derivative securities in default.

F-17

On January 31, 2022, TPT Global Tech, Inc. and Blue Lake Partners, LLC entered into a convertible promissory note totaling $271,750 and a securities purchase agreement (“Blue Lake Note”). The Blue Lake Note is due twelve months from funding, has an original issue discount of 8% and interest rate at 10% per annum (default, as defined, at 16%). There is an optional conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at $0.0075. The Holder was given registration rights. The Blue Lake Note may be prepaid in whole or in part of the outstanding balances at 100% prior to maturity unless the Holder chose to convert their balances into common stock which they have three days to do so. 73,372,499 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants, expiring five years from issuance, were issued to exercise up to 9,058,333 warrants to purchase 9,058,333 common shares at $0.015, provided, however, that if the Company consummates an Uplist Offering on or before July 6, 2022 then the exercise price shall equal 110% of the offering price at which the Uplist Offering is made. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.  Through March 31, 2024, Blue Lake exercised its right to convert $360,447 of principal, interest and penalties into 48,059,600 of common shares leaving a balance of $8,165 in principal and $0 of accrued interest as of March 31, 2024.  See below regarding derivative securities in default.

On June 13, 2022, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a $200,760 promissory note agreement (1800 Diagonal Note”). The 1800 Diagonal Note has an original issue discount of 12%, or $21,510, and bears interest at 22%, and is convertible into shares of the Company’s common stock only under default, as defined. 10 payments of $22,485 beginning on July 30, 2022 are to be made each month totaling $224,851. At any time following default, as defined, conversion rights exist at a discount rate of 25% of the lowest trading price for the Company’s common stock during the previous 10 trading days prior to conversion. 194,676,363 common shares of the Company had been reserved with the transfer agent for possible conversion under a default. Through March 31, 2024, 1800 Diagonal exercised its right to convert $236,904 of principal and interest into 190,987,049 of common shares leaving a balance of $0 in principal and accrued interest as of March 31, 2024.  See below regarding derivative securities in default.

On February 8, 2023, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a $81,675 promissory note agreement (1800 Diagonal Note #2”). The 1800 Diagonal Note #2 has an original issue discount of 9%, or $7,425, and bears interest at 9%, 22% upon default, and is convertible into shares of the Company’s common stock only under default, as defined.  Total of $81,675 plus and accrued interest is due February 8, 2024. A penalty on the principal balance has been accrued of $40,838 because of defaults of covenants on other financing arrangements. At any time following default, as defined, conversion rights exist at a discount rate of 25% of the lowest trading price for the Company’s common stock during the previous 10 trading days prior to conversion. 150,000,000 common shares of the Company had been reserved with the transfer agent for possible conversion under a default. Through March 31, 2024, 1800 Diagonal Lending LLC has exercised its right to convert $257,791 in principal or interest into 794,105,601 common shares leaving a balance of $0 in principal and accrued interest as of March 31, 2024.  See below regarding derivative securities in default.

On February 9, 2023, TPT Global Tech, Inc. and FirstFire Global Opportunities Fund, LLC (“First Fire”) entered into a $330,000 promissory note agreement (Firstfire Note #2”). The FirstFire Note #2 has an original issue discount of 9%, or $30,000, and bears interest at 10%, 20% upon default, and is convertible into shares of the Company’s common stock only under default, as defined.  $33,000 of interest is considered earned at the issue date.  Total of $330,000 plus accrued interest is due February 8, 2024. A penalty on the principal balance has been accrued of $165,000 because of defaults of covenants on other financing arrangements. Conversion rights exist that at any time after issuance, the FirstFire Note #2 can be exchanged for shares of common stock at $.0012 per share. 350,000,000 common shares of the Company’s common stock have been reserved with the transfer agent for possible conversion. Through March 31, 2024, First Fire has not exercised its right to convert any balances into common shares leaving a balance of $495,000 in principal and $133,650 in accrued interest as of March 31, 2024.

Dated October 31, 2023, but consummated on November 8, 2023, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a 9% Convertible Promissory Note totaling $83,750 (the “1800 Diagonal Note #3”). The 1800 Diagonal Note #3 bears interest at 9%, 22% upon default, is due August 15, 2024 and is convertible, with any outstanding accrued interest or fees, into restricted shares of Common Stock of the Company at a discount of 39% of the market. There are no warrants or options attached to this Note. The Company has initially reserved 600,000,000 shares of Common Stock for conversion pursuant to the Note. 1800 Diagonal has not exercised its right to convert any balances into common shares leaving a balance of $83,750 in principal and $3,183 in accrued interest as of March 31, 2024.

Dated February 7, 2024, but consummated on February 12, 2024, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a Convertible Promissory Note (“1800 Diagonal Note #4”) totaling $92,000.  The 1800 Diagonal Note #4, upon the terms and subject to certain general limitations and conditions, bears an interest rate of 22% including a one-time earned interest charge of 12% or $11,040, resulted in cash received by the Company of $75,000 net of expenses and discount of $12,000. Required payments shall be 9 monthly payments of $11,449 starting March 15, 2024 with a total payback of $103,040. The Holder may convert the outstanding unpaid principal amount into restricted shares of Common Stock of the Company at a discount of 35% of the Market Price, as indicated or upon default. There are no warrants or options attached to this Note. The Company has initially reserved 750,000,000 shares of Common Stock for conversion pursuant to the 1800 Diagonal Note #4. As a condition of funding this 1800 Diagonal Note #4, the Company increased share reserves on previous 1800 Diagonal Lending Notes by 750,000,000 shares. 1800 Diagonal has not exercised its right to convert any balances into common shares leaving a balance of $80,551 in principal and $1,227 in accrued interest as of March 31, 2024.

F-18

Dated March 25, 2024, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a Convertible Promissory Note (“1800 Diagonal Note #5”) totaling $66,000.  The 1800 Diagonal Note #5, upon the terms and subject to certain general limitations and conditions, bears an interest rate of 22% including a one-time earned interest charge of 19% or $12,540, resulted in cash received by the Company of $50,000 net of expenses and discount of $11,000. Required payments shall be $47,124 on September 30, 2024 and $10,472 on each of October 30 2024, November 30, 2024 and December 30, 2024 with a total payback of $78,540. The Holder may convert the outstanding unpaid principal amount into restricted shares of Common Stock of the Company at a discount of 39% of the Market Price, as indicated or upon default. There are no warrants or options attached to this Note. The Company has initially reserved 1,400,000,000 shares of Common Stock for conversion pursuant to the 1800 Diagonal Note #5. First Fire has not exercised its right to convert any balances into common shares leaving a balance of $66,000 in principal and $1,393 in accrued interest as of March 31, 2024.

The Company entered into a convertible note payable March 27, 2023 with Michael Littman, Atty Defined Benefit Plan for the acquisition of 500,000 Series A Super Majority Voting Preferred Shares of ASHI due in 180 days, bearing interest at 6.0% per annum (12% default rate) and is convertible into shares of the Company’s common stock at 85% of the volume weighted average price for the preceding five market trading days.

The Company is in default under many of its derivative financial instruments and has accounted for these defaults under each agreements default provisions. In February 2022, the Company defaulted on its FirstFire, Cavalry Investment, and Cavalry Fund I Notes for failure to uplist within one hundred twenty (120) days from the date of the Notes. 1800 Diagonal and 1800 Diagonal #2 were in default from cross default provisions. In total, $957,729  was recorded as interest expense in prior years representing additional principal and interest because of default. Notice of default was received from EMA for not reserving enough shares for conversion and for not having filed a Form S-1 Registration Statement with the Securities and Exchange Commission. It was the intent of the Company to pay back all derivative securities prior to the due dates but that has not occurred in case of EMA. However, a settlement agreement and release was agreed to subsequent to March 31, 2024.  See Note 12.  See Note 9 Other Commitments and Contingencies.

(3) On April 1, 2022, the Company entered into a Future Receivable Sale and Purchase Agreement (“Mr. Advance Agreement”) with Mr. Advance LLC (”Mr. Advance”). The balance to be purchased and sold is $411,000 for which the Company received $270,715, net of fees. Under the Mr. Advance Agreement, the Company is to pay $8,935 per week for 46 weeks at an effective interest rate of approximately 36% annually.   The Company is in default with this Agreement for non-payment and is working to restructure its terms. The balance outstanding as of March 31, 2024 is $214,484 net of discounts and payments made.

On April 1, 2022, the Company entered into a Future Receipts Sale and Purchase Agreement (“CLOUDFUND Agreement”) with CLOUDFUND LLC (”CLOUDFUND”). The balance to be purchased and sold is $411,000 for which the Company received $272,954, net of fees. Under the CLOUDFUND Agreement, the Company is to pay $8,935 per week for 46 weeks at an effective interest rate of approximately 36% annually.  The Company is in default with this Agreement for non-payment and is working to restructure its terms.

The balance outstanding as of March 31, 2024 is $244,670, net of discounts.

On April 27, 2022, the Company entered into a Future Receivables Sale and Purchase Agreement (“Fox Capital Agreement”) with Fox Capital Group, Inc. (”Fox Capital”). The balance to be purchased and sold is $138,000 for which the Company received $90,000, net of fees. Under the Fox Capital Agreement, the Company is to pay $4,313 per week for 32 weeks at an effective interest rate of approximately 36% annually.  The Company is in default with this Agreement for non-payment and is working to restructure its terms.

The balance outstanding as of March 31, 2024 is $78,313, net of discounts.

(4) The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0%, 7.44% as of March 31, 2024, is payable monthly, and is secured by the assets of the Company. 1,000,000 shares of Common Stock of the Company have been reserved internally to accomplish raising the funds to pay off the Line of Credit. Since assignment of the Line of Credit to certain shareholders, which balance on the date of assignment was $2,597,790, those shareholders have loaned the Company $445,600 under the similar terms and conditions as the line of credit but most of which were also given stock options totaling $85,120 which expired as of December 31, 2019 (see Note 8) and was due, as amended, August 31, 2020.  $300,461 of the principal balance was exchanged for 60,092 shares of Series E Preferred Stock in April 2022.  See Note 7.

During the years ended December 31, 2019 and 2018, those same shareholders and one other have loaned the Company money in the form of convertible loans of $136,400 and $537,200, respectively, described in (2) and (6).

(5) $350,000 represents cash due to the prior owners of the technology acquired in December 2016 from the owner of the Lion Phone which is due to be paid as agreed by the Company and the former owners of the Lion Phone technology and has not been determined.

F-19

$4,000,000 represents a promissory note included as part of the consideration of VuMe, formerly ViewMe Live technology acquired in 2017, later agreed to as being due and payable in full, with no interest with $2,000,000 from debt proceeds and the remainder from proceeds from a second Company public offering.

$1,000,000 represents a promissory note which was entered into on May 6, 2020 for the acquisition of Media Live One Platform from Steve and Yuanbing Caudle for the further development of software. This was expensed as research and development in the year ended December 31, 2020. This $1,000,000 promissory note is non-interest bearing, due after funding has been received by the Company from its various investors and other sources. Mr. Caudle is a principal with the Company’s VuMe technology.

Both the $4,000,000 and $1,000,000 promissory notes related to the VuMe technology and Media Live One Platform were exchanged through a Software Acquisition Agreement dated as of March 25, 2022 for shares of the Company’s Series E Preferred Stock.  See Note 8.  In this same agreement, the Company agreed to pay Mr. and Mrs. Caudle $1,750,000 for additional developed software that will be used with the VuMe technology which was expensed as research and development during the year ended December 31, 2022.  $200,000 had been paid and was accounted for as a deposit as of December 31, 2021.  Subsequently, this was used against the purchase price and the remainder was setup as a note payable as of December 31, 2022. $550,000 to be paid from first proceeds raised by the Company and $1,000,000 as agreed by the Company and Mr. and Mrs. Caudle.

$115,500 represents part of a $500,000 Note Payable related to the acquisition of 75% of Air Fitness, payable six months from the date of the note or as agreed by the Company out of future capital raising efforts.  During 2022, $384,500 of the Note Payable and $49,985 of accrued interest were exchanged for 104,961 Series E Preferred Shares.

(6) During 2018, the Company issued convertible promissory notes in the amount of 537,200 to related parties and $10,000 to a non-related party which bear interest at 6% (11% default interest rate), are due 30 months from issuance and are convertible into Series C Preferred Stock at $1.00 per share.  $106,000 of these notes were exchanged for 21,200 shares of Series E Preferred Stock in April 2022 and $19,400 were repaid prior to December 31, 2021.

(7) The bank loan we previously had with Crestmark Bank, later known as Pathward Bank, was paid off by Michael Murphy in December 2023, a related party who had guaranteed the loan.  The terms and conditions with Mr. Murphy have not been put in writing but the intent as communicated by Mr. Murphy is for the new terms to simulate terms and conditions as was with Crestmark Bank and have the Company pay monthly interest payments, for now.  The bank loan principal was for $360,000 dated May 28, 2019 which bore interest at Prime plus 6%, 14.5% as of December 31, 2023 and, as amended, was interest only through October 1, 2023 at which time the monthly payment of principal and interest of $40,000 was required until the due date of May 1, 2024. The bank loan was collateralized by the assets of the Company and guaranteed by Mr. Murphy.  This loan was considered in default when Mr. Murphy paid it off, which payoff was approximately $397,000 including accrued interest and penalties.

The other shareholder debt represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

See Lease financing arrangement in Note 8.

NOTE 6 -DERIVATIVE FINANCIAL INSTRUMENTS

The Company previously adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The derivative liability as of March 31, 2024, in the amount of $11,647,686 has a level 3 classification under ASC 825-10.

F-20

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of March 31, 2024.

Derivative Liabilities
Balance, December 31, 2022	$4,822,398
Change in derivative liabilities from new notes payable	561,164
Change in derivative liabilities from conversion of notes payable	(991,929)
Change in fair value of derivative liabilities at end of period – derivative expense	5,436,087
Balance, December 31, 2023	$9,827,723
Change in derivative liabilities from new notes payable	142,164
Change in derivative liabilities from conversion of notes payable	(375,083)
Change in fair value of derivative liabilities at end of period – derivative expense	2,052,882
Balance, March 31, 2024	$11,647,686

Convertible notes payable and warrant derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of March 31, 2024, the Company marked to market the fair value of the debt derivatives and determined a fair value of $11,647,686 ($11,576,500 from the convertible notes and $71,186 from warrants) in Note 5 (2) above. The Company recorded an expense from change in fair value of debt derivatives of $2,052,882 for the three months ended March 31, 2024. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 278.8% to 519.4%, (3) weighted average risk-free interest rate of 4.40% to 5.38% (4) expected life of 0.20 to 2.83 years, and (5) the quoted market price of $0.001 for the Company’s common stock.

NOTE 7 - STOCKHOLDERS' DEFICIT

Preferred Stock

As of March 31, 2024, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

All Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series A Convertible Preferred Stock

The Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.  In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense.  These shares are outstanding as of March 31, 2024.

The Series A Preferred Stock has a par value of $.001, is redeemable at the Company’s option at $100 per share, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and amended, of an amount equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company.

Holders of the Series A Preferred Stock shall, collectively, have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the common shares computed to include all projected conversions of all convertible debt and any other classes of Preferred Stock as if the conversions had taken place at the stated conversion price per share (i.e. for the avoidance of doubt – “fully diluted” as if such conversion had occurred prior to the Series A conversion.)

Holders of the Series A Preferred Stock shall  have the right to vote as if converted prior to the vote to an amount of shares equal to 60% of the common shares computed to include all projected conversions of all convertible debt and any other classes of Preferred Stock as if the conversions had taken place at the stated conversion price per share (i.e. for the avoidance of doubt – “fully diluted” as if such conversion had occurred prior to the Series A conversion) on any matter with holders of Common Stock for any vote required to approve any action, which Florida law provides may or must be approved by vote or consent of the holders of other series of voting shares and the holders of Common Stock or the holders of other securities entitled to vote, if any.

F-21

The Series A Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal number of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one-to-one basis.

There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of March 31, 2024.

The Series B Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock.

The Series C Preferred Stock has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal number of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one-to-one basis.

There are no shares of Series C Convertible Preferred Stock outstanding as of March 31, 2024.  There are approximately $553,100 in convertible notes payable convertible into Series C Convertible Preferred Stock which compromise some of the common stock equivalents calculated in Note 1.

The Series C Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series D Convertible Preferred Stock

On July 6, 2020, September 15, 2021 and March 20, 2022, the Company amended its Series D Designation from January 14, 2020. These Amendments changed the number of shares to 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series D Convertible Preferred Stock ("the Series D Preferred Shares.")

Series D Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

F-22

As of March 31, 2024, there are 46,649 Series D Preferred shares outstanding.

The Series D Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series E Convertible Preferred Stock

On March 20, 2022, the Company amended its Series E Designation from November 10, 2021.  As amended, the Company designated 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series E Convertible Preferred Stock ("the Series E Preferred Shares").

Series E Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series E Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C and D Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series E Preferred Stock at between 115% and 140%.

As of March 31, 2024, there are 2,043,507 Series E Preferred shares outstanding as a result of exchanges of accounts payable, financing arrangements and lease agreements.

The Series E Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Common Stock

On January  17, 2024, the Board of Directors of the Company  in accordance with the provisions of the Articles of Incorporation, as amended, and by-laws of the Company amended the Articles of Incorporation to increase the authorized number of common shares by Ten Billion Five Hundred Million (10,500,000,000) which increased the total authorized common shares to Fifteen Billion (15,000,000,000) with all common shares having the then existing rights powers and privileges as per the existing amended Articles of Incorporation and Bylaws of the Company.  As of March 31, 2024, we had authorized 15,000,000,000 shares of Common Stock, of which 2,866,684,955 common shares are issued and outstanding.

Common Stock Issued for Conversion of Debt

During the three months ended March 31, 2024, the Company issued 410,050,045 common shares valued at $158,803 for $526,719 of principal, interest, penalties and fees and recorded a gain on extinguishment of $367,916.

During the three months ended March 31, 2023, the Company issued 466,848,487 common shares valued at $804,088 for $542,324 of principal, interest, penalties and fees and recorded a gain on extinguishment of $332,530.

F-23

Subscription Payable (Receivable)

As of March 31, 2024, the Company has recorded $(3,265) in stock subscription payable, which equates to the fair value on the date of commitment, of the Company’s commitment to issue the following common shares:

Shares receivable under terminated acquisition agreement	(3,096,181)
Net commitment	(3,096,181)

Effective November 1, 2017, the Company entered into an agreement to acquire Hollywood Rivera, LLC and HRS Mobile LLC (“HRS”). In March 2018, the HRS acquisition was rescinded and 3,096,181 shares of common stock which were issued as consideration are being returned by the recipients. As such, as of March 31, 2024 and December 31, 2023 the shares for the HRS transaction are reflected as subscriptions receivable based on their par value.

Warrants Issued with Convertible Promissory Notes

As of March 31, 2024, there were 129,116,666 warrants outstanding that expire within four years or in the years ended December 31, 2024 -2027.  As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 1,000,000 warrants to purchase 1,000,000 common shares of the Company at 70% of the current market price.  Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.  However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

On January 31, 2022, TPT Global Tech, Inc. issued warrants in conjunction with the issuance of Talos and Blue Lake Note Agreements.  Warrants to purchase 18,116,666 shares of common stock at $0.015 per share provided, however, that if the Company consummates an uplist offering on or before July 6, 2022 then the exercise price shall be 110% of the offering price at which the uplist offering is made.

The warrants issued under these convertible promissory notes were considered derivative liabilities valued at $71,186 of the total $11,647,686 derivative liabilities as of March 31, 2024. See Note 5.

Common Stock Reservations

The Company has reserved internally 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

On February 1, 2024, by unanimous written consent, the Board of Directors and Majority Shareholder of TPT Global Tech, Inc. (the “Company”) approved and adopted an amendment and restatement of the 2024 TPT Global Tech, Inc. Stock Option, Compensation, and Award Incentive Plan (the “Plan”) to increase the maximum number of common shares, with a par value of $0.001 (“Common Shares”), available for grant to participants under the Plan to 3,500,000,000 Common Shares. In addition, the Plan was amended to define “Eligible Person” as an Employee, Consultant (Person or Professional Services Company) or Director of the Company, any Parent or any Subsidiary. A company other than a Professional Services Company is NOT eligible and “Issuance for Compensation for Services” shall mean the issuance for valuable and adequate consideration determined by the Board as determined by performance pursuant to an agreement. This Plan amends and supersedes any and all prior Plans. No stock options have been granted under this plan

Agreement to Convert Debt

On July 31, 2023, the Company and Michael Murphy, shareholder and debt holder, entered into a Conversion Shares Purchase Agreement by which Mr. Murphy has agreed to an automatic conversion of his outstanding principal debt, as well as related accrued interest if elected by Mr. Murphy, into shares of the Company’s Series E Preferred Stock or an equity stock that subsequent to the agreement the Company may have issued to any party that has favorable terms to the Series E Preferred Stock, upon the Company’s intended uplist to a major exchange in conjunction with its capital raise through the capital markets.  This principal amount is $2,397,329 as of March 31, 2024.

F-24

Non-Controlling Interests

QuikLAB Mobile Laboratories

In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC.  QuikLAB 4, LLC was subsequently dissolved.  It was the intent to use these entities as vehicles into which third parties would invest and participate in owning QuikLAB Mobile Laboratories.  As of March 31, 2024, Quiklab 1 LLC, QuikLAB 2, LLC and QuikLAB 3, LLC have received an investment of $470,000, of which Stephen Thomas and Rick Eberhardt, CEO and COO of the Company, have invested $100,000 in QuikLAB 2, LLC.  During 2021, one investor entered into an agreement at their request, to have their investment returned.  $10,000 of this investment was returned with the remaining $60,000 being reclassified to an accounts payable in the balance sheet as of March 31, 2024.

The third party investors and Mr. Thomas and Mr. Eberhart, will benefit from owning 20% of QuikLAB Mobile Laboratories specific to their investments.  The Company owns the other 80% ownership in the QuickLAB Mobile Laboratories.  The net loss attributed to the non-controlling interests from the QuikLAB Mobile Laboratories included in the statement of operations for the three months ended March 31, 2024 and 2023 is $0 and $12, respectively.

Other Non-Controlling Interests

TPT Strategic, Air Fitness and TPT Asia are other non-controlling interests in which the Company owns 0%, 75%, and 78%, respectively.  There is little activity in any of these entities.  The net loss attributed to these non-controlling interests included in the statement of operations for the three months ended March 31, 2024 and 2023 is $2,000 and $4,819, respectively.

As a result of the Agreement and Plan of Merger among TPT SpeedConnect and Asberry 22 Holdings, net income of 14% or $47,062 was accounting for as a noncontrolling interest in the statement of operations for the three months ended March 31, 2024.

Standby Equity Commitment Agreement

On February 14, 2024, the Company entered into a Standby Equity Commitment Agreement, dated February 14, 2024 (the "SECA") with MacRab LLC, a Florida limited liability company (the "MacRab"). The SECA provides the Company with an option to sell up to $3,000,000 worth of the Company's common stock to MacRab, in increments, over the period ending twenty-four (24) months after the date that a related registration statement is deemed effective by the U.S. Securities and Exchange Commission, pursuant to the terms and conditions contained in the SECA. The purchase price per share, for each respective put under the SECA, is equal to 90% of the average of the two (2) lowest volume weighted average prices of the Common Stock during the six (6) trading days following the clearing date associated with the respective put under the SECA.  The Company will pay a finders fee on each increment drawn of up to 8% in cash and 8% in restricted common shares of the Company.

Roy D. Foreman Business Development and Professional Services Consulting Agreement

On January 30, 2024, TPT Global Tech, Inc. dba TPT Entertainment and Media LLC and Roy D. Foreman (“Mr. Foreman”) entered into a Business Development and Professional Services Consulting Agreement. TPT engaged Mr. Foreman as President of the TPT’s US Domestic and International Boxing Division to provide business development and/or professional services related to making introductions to funding sources and the launch of TPT’s Live Mobile TV Broadcasting on TPT’s VuMe Super App platform.

Mr. Foreman will receive $500,000 USD, payable in TPT equity stock as compensation for consultant services as President of the TPT Global Tech dba TPT Media and Entertainment Division for which $100K USD of those service have been considered rendered. TPT equity stock shall mean common or preferred stock as created, or which may exist, by TPT Global Tech and agreed to by Mr. Foreman. The remaining payment will be rendered upon a successful Launch of the VuMe Boxing division or a successful strategic partnership, branding, marketing, distribution or Network affiliation agreement.  Once first bridge financing has been raised Mr. Foreman will receive $7,500 per month as a consultant fee until additional capital has been raised to move consultant to W2 employment status with full employee benefits and the participation in the company’s employee stock option plan. At this stage Mr. Foreman will enter into a full company employment agreement. $100,000 has been included in the statement of operations for the three months ended March 31, 2024 for this agreement.

F-25

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Accounts Payable and Accrued Expenses

Accounts payable:	2024	2023
Related parties (1)	$1,440,695	$1,308,051
General operating	6,687,459	5,904,686
Accrued interest on debt (2)	3,002,630	3,002,630
Credit card balances	148,568	148,568
Accrued payroll and other expenses	2,238,858	1,911,997
Taxes and fees payable	642,640	642,640
Total	$14,160,850	$12,918,573

 _______________

(1)	Relates to amounts due to management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end.
(2)	Portion relating to related parties is $1,133,211 and $1,092,944 for March 31, 2024 and December 31, 2023, respectively.

Operating lease obligations

The Company adopted Topic 842 on January 1, 2019. The Company elected to adopt this standard using the optional modified retrospective transition method and recognized a cumulative-effect adjustment to the consolidated balance sheet on the date of adoption. Comparative periods have not been restated. With the adoption of Topic 842, the Company’s consolidated balance sheet now contains the following line items: Operating lease right-of-use assets, Current portion of operating lease liabilities and Operating lease liabilities, net of current portion.

As all the existing leases subject to the new lease standard were previously classified as operating leases by the Company, they were similarly classified as operating leases under the new standard. The Company has determined that the identified operating leases did not contain non-lease components and require no further allocation of the total lease cost. Additionally, the agreements in place did not contain information to determine the rate implicit in the leases, so we used our estimated incremental borrowing rate as the discount rate. Our weighted average discount rate is 10.0% and the weighted average lease term of 2.19 years.

We have various non-cancelable lease agreements for certain of our tower locations with original lease periods expiring between 2024 and 2044. Our lease terms may include options to extend or terminate the lease when it is reasonably certain we will exercise that option. Certain of the arrangements contain escalating rent payment provisions. An equipment lease described below and leases with an initial term of twelve months have not been recorded on the consolidated balance sheets. We recognize rent expense on a straight-line basis over the lease term.

As of March 31, 2024 and December 31, 2023, operating lease right-of-use assets arising from operating leases were $0 and $0, respectively. During the three months ended March 31, 2024, cash paid for amounts included for the measurement of lease liabilities was $338,813 and the Company recorded lease expense in the amount of $61,748 in cost of sales.

The Company entered an operating agreement to lease colocation space for 5 years.  This operating agreement started October 1, 2020 for $7,140 per month.  In addition, the Company entered into office space for Blue Collar which started April 2021 and runs for 3 years beginning at an average of $4,150 for the first six months, $8,300 for twelve months, $8,549 for the next twelve months and $8,805 for the following twelve months.  All other lease agreements for office space are under lease agreements for one year or less.

The following is a schedule showing the future minimum lease payments under operating leases by years and the present value of the minimum payments as of March 31, 2024.

2024	7,472,499
2025	794,799
2026	266,970
2027	60,440
2028	10,174
Thereafter	62,118
Total operating lease liabilities	8,667,000
Amount representing interest	(210,746)
Total net present value	$8,456,254

F-26

Office lease used by CEO

The Company entered into a lease of 12 months or less for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The Company has paid $7,500 and $7,500 in rent and utility payments for this space for the three months ended March 31, 2024 and 2023, respectively.

Financing lease obligations

Future minimum lease payments are as follows:

2024	$745,865
2025	—
2026	—
2027	---
2028	---
Thereafter	—
Total financing lease liabilities	745,865
Amount representing interest	—
Total future payments (1)	$745,865

____________________

(1) Included is a Telecom Equipment Lease is with an entity owned and controlled by shareholders of the Company and was due August 31, 2020, as amended.

Other Commitments and Contingencies

Employment Agreements

The Company had employment agreements with certain employees of SDM, K Telecom and Air Fitness. The agreements are such that SDM, K Telecom and Air Fitness, on a standalone basis in each case, must provide sufficient cash flow to financially support the financial obligations within the employment agreements.  The employment agreements for SDM and Aire Fitness were terminated with the exchange of debt for Series E Preferred Stock.  See Note 8.

On May 6, 2020, the Company entered into an agreement to employ Ms. Bing Caudle as Vice President of Product Development of the Media One Live platform for an annual salary of $250,000 for five years, including customary employee benefits. The payment was guaranteed for five years whether or not Ms. Caudle is dismissed with cause.  This employment agreement was effectively modified with the Software Acquisition Agreement described in Note 5 such that the Company is required to make payroll payments of $250,000 per year for five years to Ms. Caudle and payroll payments totaling $150,000 over three years to her daughter.

Litigation

We have been named in a lawsuit by EMA Financial, LLC (“EMA”) for failing to comply with a Securities Purchase Agreement entered into in June 2019.   More specifically, EMA claims the Company failed to honor notices of conversion, failed to establish and maintain share reserves, failed to register EMA shares and by failed to assure that EMA shares were Rule 144 eligible within 6 months.  EMA has claimed in excess of $7,614,967 in relief.  The Company has filed a motion in response for which EMA has filed a motion to dismiss.   The Company does not believe at this time that any negative outcome would result in more than the $1,050,576 it has recorded on its balance sheet as of March 31, 2024.

We have been named in a lawsuit by a collection law firm on behalf of Pinnacle Towers LLC and Crown Atlantic Company Inc., against TPT Global Tech, Inc.  The claim derives from an outstanding debt by incurred by Copperhead Digital.  The lawsuit is over unpaid rent that should have been paid by Copperhead Digital but was not paid.  The Company believes it has several defenses to this claim and is in the process of communicating with opposing counsel for dismissal of the claims which amount to $386,030 plus interest, costs and attorney fees.  The Company has accounted for approximately $600,000 in payables on its consolidated balance sheet as of March 31, 2024 for this subsidiary payable.

We have been named in a lawsuit by a collection law firm on behalf of American Tower and related entities, against TPT Global Tech, Inc.  The claim derives from an outstanding debt or unpaid tower lease payments. The Company believes it has several defenses to this claim and is in the process of communicating with opposing counsel for dismissal or negotiation of the claims which amounts to $2,891,886, including payment due for all future tower payments not yet incurred under various tower lease agreements.  The Company has accounted for approximately $2,962,839 in payables and operating lease liabilities on its consolidated balance sheet as of March 31, 2024 for this liability. Management does not believe any negative outcome to this lawsuit would amount to more than this.

F-27

In total, lawsuits are being threatened or have been put forth by vendors in relation to tower lease payments in accordance with tower lease agreements that were entered into.  The claims are currently being investigated or negotiated and the amount in controversy being claimed is approximately $5,556,484, which the Company has accounted for $5,993,768 in its consolidated balance sheet as of March 31, 2024.

We have been named in lawsuits by three merchant debt companies, Mr. Advance, CLOUDFUND and Fox Capital versus TPT SpeedConnect and TPT for non-payment under the debt agreements for which the companies received judgements against the TPT SpeedConnect and TPT.  The judgements totaled $633,264, including legal and other fees for which the Company had $624,531 recorded in Debt Financing Agreements of which $87,065 was remitted to Mr. Advance during 2023 leaving an accrued balance of $537,466 as of March 31, 2024.  We are in negotiations with these companies to restructure payment and work out acceptable terms.  Management believes it will not have to pay more than what it has recorded in accounts payable.

We have been named in a lawsuit by AHS Staffing, LLC against TPT MedTech, LLC claiming unpayment of $159,959 in billings for medical staffing services rendered by AHS Staffing, LLC on behalf of TPT MedTech. The Company believes it has defenses for a portion of the services rendered but has recorded a payable in accounts payable in the consolidated balance sheet of $120,967. Management does not believe that an unfavorable outcome will result in payment of more than is recorded in accounts payable.

The Company has been named in a lawsuit, Robert Serrett vs. TruCom, Inc., by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. We learned that Mr. Serrett received a default judgement in Texas on May 15, 2018 for $70,650 plus $3,500 in attorney fees and 5% interest and court costs.  However, he has made no attempt that we are aware of to obtain a sister state judgment in Arizona, where TruCom resides, or to try and enforce the judgement and collect.  Management believes it has good and meritorious defenses and does not belief the outcome of the lawsuit will have any material effect on the financial position of the Company.

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect. We anticipate that we (including current and any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations.

Customer Contingencies

The Company has collected $338,725 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of these amounts. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of March 31, 2024 and December 31, 2023.

F-28

Stock Contingencies

The Company has convertible debt, preferred stock, options and warrants outstanding for which common shares would be required to be issued upon exercise by the holders.  As of March 31, 2024, the following shares would be issued:

Convertible Promissory Notes	22,185,151,081
Series A Preferred Stock (1)	79,949,664,121
Series B Preferred Stock	2,588,693
Series D Preferred Stock (2)	630,391,892
Series E Preferred Stock (3)	27,614,959,459
Stock Options and Warrants	129,116,666
130,511,871,912

___________

(1)

Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 15,000,000,000 shares are currently authorized.

(2)

Holders of the Series D Preferred Stock may decide after 12 months to convert to common stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series D Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

(3)

Holders of the Series E Preferred Stock may decide after 12 months to convert to common stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series E Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

Part of the consideration in the acquisition of Aire Fitness was the issuance of 500,000 restricted common shares of the Company vesting and issuable after the common stock reaches at least a $1.00 per share closing price in trading.  To date, this has not occurred but may happen in the future upon which the Company will issue 500,000 common shares to the non-controlling interest owners of Aire Fitness.

NOTE 9 – RELATED PARTY ACTIVITY

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,440,695 and $1,308,051, respectively, as of March 31, 2024, and December 31, 2023 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet. See Note 8.

Leases

See Note 8 for office lease used by CEO.

Note Payable and Commitments

On March 25, 2022, the Company entered into a Software Development agreement with Mr. and Mrs. Caudle for which a new note payable was created and employment agreements for Mrs. Caudle and her daughter were modified. See Notes 5 and 8.

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and VuMe within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

F-29

NOTE 10 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company's chief operating decision maker (“CODM”) has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company considers its most significant segments are those in which it is providing Broadband Internet through TPT SpeedConnect and Media Production services through Blue Collar Medical Testing services through TPT MedTech and QuikLABs.

The following tables present summary information by segment for the three months ended March 31, 2024 and 2023, respectively:

2024
	TPT SpeedConnect	Blue Collar	Corporate and other	Total
Revenue	$302,377	94,727	994	$398,098
Cost of revenue	$(510,840)	(19,229)	(585)	$(530,654)
Net income (loss)	$(294,072)	(85,671)	(2,896,045)	$(3,275,788)
Depreciation and amortization	$—	—	-	$—
Derivative gain (expense)	$—	—	(2,052,882)	$(2,052,882)
Interest expense	$—	(2,737)	(359,032)	$(361,769)
Total assets	$18,797	75,656	13,093	$107,546

2023
	TPT SpeedConnect	Blue Collar	Corporate and other	Total
Revenue	$988,801	110,141	2,564	$1,101,506
Cost of revenue	$(769,777)	(48,968)	(12,600)	$(831,345)
Net income (loss)	$305,151	(138,292)	(1,639,570)	$(1,472,711)
Depreciation and amortization	$—	—	(2,454)	$(2,454)
Derivative gain (expense)	$—	—	(97,585)	$(97,585)
Interest expense	$(42,355)	(4,466)	(338,511)	$(385,332)
Total assets	$79,678	24,951	0	$104,629

NOTE 11 – DISCONTINUED OPERATIONS

On September 11, 2023, Everett Lanier and the Company agreed to a Settlement Agreement and Mutual Release (“Settlement Agreement”).  The Settlement Agreement compromises, settles, and otherwise resolves all claims, compensation claims, benefit claims, or allowances, ownership of TPT Strategic Series B Preferred Stock, and all other potential claims between the Company or its officers, directors, shareholders, or representatives and Mr. Lanier arising from or relating to Second Parties’ activities during the period from approximately the acquisition date of IST to September 11, 2023.  The Company and Mr. Lanier reached a settlement of certain matters, any payables to or from the Company from or to outside parties of TPT Strategic which would be a claim, and certain stock ownership of TPT Strategic under the terms of the Settlement Agreement.

Revenue and income (net loss) contributed by IST for the three months ended March 31, 2024 and 2023 were $0 and $430,234, respectively.  Net loss for the same time period was $0 and $77,579. As a result of the Settlement Agreement, revenues and expenses are disclosed net in the statement of operations as net loss from discontinued operations of $77,579 for the three months ended March 31, 2023.

2023
Revenue	$430,234
Cost of Sales	(272,672)
Gross Profit	157,562
Expenses	(225,170)
Interest Expense	(9,971)
Income taxes	—
Net Income	$(77,579)

F-30

Net cash flows for the three months ended March 31, 2023, for discontinued operations is the following.

Net loss	$(77,579)
Depreciation	91
Change in current assets and liabilities:
Accounts receivable	(21,142)
Prepaid expenses and other	(6,339)
Accounts payable	69,536
Net cash flows from operating activities of discontinued operations	(35,433)

Net change in cash of discontinued operations:	(35,433)
Beginning cash balance	28,671
Ending cash balance	(6,762)

NOTE 12 – SUBSEQUENT EVENTS

Financing Arrangements

FirstFire Financing

On May 14, 2024, TPT Global Tech, Inc. and FirstFire Global Opportunities Fund, LLC (“First Fire”) entered into a $83,333 promissory note agreement (Firstfire Note #3”). The FirstFire Note #3 has an original issue discount of 10%, or $8,333, and bears interest at 10%, 24% upon default, and is convertible into shares of the Company’s common stock at the lower of $0.001 per share or 75% of the average of the two lowest closing trading prices during the fifteen consecutive trading days prior to the conversion. $8,333 of interest is considered earned at the issue date. Total of $83,333 plus accrued interest, or any principal or accrued interest remaining outstanding, is due nine months from the issue date. 1,250,000,000 common shares of the Company’s common stock have been reserved with the transfer agent for possible conversion.

EMA Settlement Agreement and Release

Dated May 14, 2024, the Company and EMA entered into a Settlement Agreement and Release (“EMA Settlement”) whereby the Company agrees to pay EMA $451,765 (“Settlement Amount”), and any accrued interest thereon at 6%, from proceeds of the Company’s financing related to an intended uplist to a major stock exchange. The Company is to notify EMA of the uplist and within 10 business days allow EMA to elect for payment in cash, which is to be at 116% of amounts outstanding at that time, or the option to convert any outstanding amounts to tradeable common stock of the Company. The conversion price would be 75% of the 30-day average market closing price of the Company’s common stock for the previous thirty business days. Conversion can take place at the earlier of the uplist or January 1, 2025. A default judgement was agreed to by the Company which would allow EMA to file for default judgement under any default under the EMA Settlement for the Settlement Amount and accrued interest at 24%.

CONSULTING AGREEMENTS

Sean Jones Business Development and Professional Services Consulting Agreement

On April 15, 2024, TPT Global Tech, Inc. dba TPT Entertainment and Media LLC and D. Sean Jones (“Mr. Jones”) entered into a Business Development and Professional Services Consulting Agreement. TPT engaged Mr. Jones as Executive Vice President of Business Development and In-House Counsel to provide business development and/or professional services related to making introductions to funding sources and the launch of TPT’s Live Mobile TV Broadcasting on TPT’s VuMe Super App platform.

Mr. Jones will receive $375,000 of stated value of TPT Global Tech Series F Preferred Shares, $5.00 per share, or 75,000 shares as compensation for services considered rendered as Executive Vice President of Business Development and In-House Counsel.

At this time, there is no designation for the TPT Global Tech Series F Preferred shares. It is intended that the Series F preferred shares will have the same or similar features to the TPT Global Tech Series E preferred shares, but this cannot be assured without a definite completed designation accepted by the State of Florida. Ultimately, the designation submitted and approved by the state of Florida will be the governing designation for the Series F shares and used for this agreement.

F-31

Additional compensation shall be provided upon a successful launch of VuMe or a successful strategic partnership, branding, marketing, distribution, or network affiliation agreement. Mr. Jones shall have the option to receive, upon the successful launch of VuMe, monthly compensation commensurate with TPT's upper level management and transition to W2 employment status with full employee benefits and participation in the company's employee stock option plan.

DEBT CONVERSIONS TO STOCK

Conversion of debt to Series E Shares

Subsequent to March 31, 2024, $754,754 in amounts owing to employees and consultants were exchanged into 150,951 of Series E Preferred Shares.

Conversion of debt to common shares

Subsequent to March 31, 2024, FirstFire and 1800 Diagonal exercised their rights to convert $117,520 of principal amounts into 220,000,000 of shares of common stock.

Subsequent events were reviewed through the date the financial statements were issued.

F-32

TPT GLOBAL TECH, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of TPT Global Tech, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TPT Global Tech, Inc. (“the Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-34

Determination and Valuation of Derivative Liabilities

Critical Audit Matter Description

As described further in Note 6 of the consolidated financial statements, during the year ended December 31, 2023 and in prior periods, the Company issued convertible notes and warrants that required management to assess whether the conversion features of the convertible notes required bifurcation and separate valuation as a derivative liability and whether the warrants required accounting as derivative liabilities. The Company determined that the conversion features of certain of its convertible notes and certain warrants issued in financing arrangements required to be accounted for as derivative liabilities due to: (1) certain conversion features did not contain an explicit limit on the number of shares to be delivered in share settlement; and (2) the fact the Company could not assert it had sufficient authorized but unissued shares available to settle certain instruments considering all other stock-based commitments. The derivative liabilities were recorded at fair value when issued and subsequently re-measured to fair value upon settlement or at the end of each reporting period.  The Company utilized valuation models to determine the fair value of the derivative liabilities depending on the features embedded in the instruments.  These models use certain assumptions related to exercise price, term, expected volatility, and risk-free interest rate.

We identified auditing the determination and valuation of the derivative liabilities as a critical audit matter due to the significant judgements used by the Company in determining whether the embedded conversion features and warrants required derivative accounting treatment and the significant judgements used in determining the fair value of the derivative liabilities. Auditing the determination and valuation of the derivative liabilities involved a high degree of auditor judgement, and specialized skills and knowledge were needed.

How the Critical Audit Matter was Addressed in the Audit

Our audit procedures related to the following:

•

We inspected and reviewed debt agreements, warrant agreements, conversion notices, and settlement agreements to evaluate the Company's determination of whether derivative accounting was required, including assessing and evaluating management's application of relevant accounting standards to such transactions.

•	We evaluated the reasonableness and appropriateness of the choice of valuation model used for each specific derivative instrument.

•	We tested the reasonableness of the assumptions used by the Company in the valuation models, including exercise price, term, expected volatility, and risk-free interest rate.

•	We tested the accuracy and completeness of data used by the Company in developing the assumptions used in the valuation models.

•	We developed an independent expectation for comparison to the Company's estimate, which included developing our own valuation model and assumptions.

Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the valuation models deployed by management.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2016.

Draper, UT

May 10, 2024

F-35

TPT Global Tech, Inc.

Consolidated Balance Sheets

Assets

	December 31,
	2023	2022
CURRENT ASSETS
Cash and cash equivalents	$17,454	$59,630
Accounts receivable, net	27,753	5,808
Accounts receivable – related party	—	265,273
Prepaid expenses and other current assets	15,134	20,813
Assets held for sale	—	616,263
Total current assets	60,341	967,787
NON-CURRENT ASSETS
Property and equipment, net	—	2,455
Deposits and other assets	44,288	60,998
Total non-current assets	44,288	63,453

TOTAL ASSETS	$104,629	$1,031,240

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$12,302,880	$10,084,058
Deferred revenue	58,564	75,556
Customer liability	338,725	338,725
Loans, advances and factoring agreements	642,158	902,809
Convertible notes payable, net of discounts	3,368,259	3,054,869
Notes payable – related parties, net of discounts	5,326,049	4,762,579
Convertible notes payable – related party, net of discounts	553,100	553,100
Derivative liabilities	9,827,723	4,822,398
Current portion of operating lease liabilities	8,397,043	5,897,274
Financing lease liability – related party	738,847	710,776
Liabilities held for sale	—	717,414
Total current liabilities	41,553,349	31,919,558

NON-CURRENT LIABILITIES

Loans, advances and factoring agreements, net of current portion and discounts	—	144,460
Operating lease liabilities, net of current portion	680,187	1,932,599
Total non-current liabilities	680,187	2,077,059
Total liabilities	$42,233,536	$33,996,617

Commitments and contingencies	—	—

See accompanying notes to consolidated financial statements.

F-36

TPT Global Tech, Inc.

Consolidated Balance Sheets - CONTINUED

	December 31,	December 31,
	2023	2022
MEZZANINE EQUITY

Convertible Preferred Series A, 1,000,000 designated - 1,000,000 shares issued and outstanding as of December 31, 2023 and 2022	$42,983,742	$42,983,742
Convertible Preferred Series B, 3,000,000 designated - 2,588,693 shares issued and outstanding as of December 31, 2023 and 2022	1,677,473	1,677,473
Convertible Preferred Series C – 3,000,000 shares designated, zero shares issued and outstanding as of December 31, 2023 and 2022	—	—
Convertible Preferred Series D – 10,000,000 shares designated, 46,649 shares issued and outstanding as of December 31, 2023 and 2022	244,592	244,592
Convertible Preferred Series E – 10,000,000 shares designated, 2,043,507 shares issued and outstanding as of December 31, 2023 and 2022, respectively	13,344,101	13,344,101
Total mezzanine equity	$58,249,908	$58,249,908

STOCKHOLDER’S DEFICIT

Common stock, $0.001 par value, 4,500,000,000 shares authorized, 2,456,634,910 and 1,256,900,534 as of December 31, 2023 and 2022, respectively	$2,456,635	$1,256,901
Subscriptions payable (receivable)	(3,265)	26,910
Additional paid-in capital	14,706,236	13,966,895
Accumulated deficit	(116,837,671)	(106,418,722)
Total TPT Global Tech, Inc. Stockholders’ deficit	(99,678,065)	(91,168,016)
Non-controlling interests	(700,750)	(47,269
Total stockholders' deficit	(100,378,815)	(91,215,285)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$104,629	$1,031,240

See accompanying notes to consolidated financial statements.

F-37

TPT Global Tech, Inc.

Consolidated Statements of Operations

	For the years ended December 31,
	2023	2022
Revenues:
Products	$—	$82,000
Services	3,297,916	7,227,996
Total Revenues	3,297,916	7,309,996

COST OF SALES:
Products	—	27,882
Services	2,335,775	5,770,149
Total Costs of Sales	2,335,775	5,798,031
Gross profit	962,141	1,511,965
OPERATING EXPENSES:
Professional	2,009,546	1,174,706
Payroll and related	1,924,185	2,339,223
General and administrative	1,407,997	1,654,264
Research and development	—	1,750,000
Impairment of goodwill and long-lived assets	—	7,283,276
Depreciation	2,455	583,897
Amortization	—	656,228
Total operating expenses	5,344,183	15,441,594

Loss from operations	(4,382,042)	(13,929,629)

OTHER INCOME (EXPENSE)
Derivative expense	(5,436,087)	(650,071)
(Loss) gain on debt extinguishment	632,220	(2,248,092)
Interest expense	(1,759,399)	(4,755,386)
Other income (loss), net	418,194	(62,387)
Total other expense	(6,145,072)	(7,715,936)

Net loss from continuing operations before income taxes	(10,527,114)	(21,645,565)
Income taxes	—	—
Net loss from continuing operations	(10,527,114)	(21,645,565)
Discontinued operations:
Net income from discontinued operations	(577)	(104,355)
Gain on disposal of discontinued operations	126,101	—
Net income (loss) from discontinued operations	125,524	(104,355)
Net loss before non-controlling interests	(10,401,590)	(21,749,920)
Net (loss) income attributable to non-controlling interests	(17,359)	119,777
Deemed dividend related to modification of series A Preferred Stock	—	(39,866,742
Net loss attributable to TPT Global Tech, Inc. Shareholders	$(10,418,949)	$(61,496,885)

Loss per common share-basic and diluted:
Continuing operations	$(0.01)	$(0.06)
Discontinued operations	0.00	(0.00)
	$(0.01)	$(0.06)
Weighted-average common shares outstanding-basic and diluted	1,781,846,679	980,582,964

See accompanying notes to consolidated financial statements.

F-38

TPT Global Tech, Inc.

Consolidated Statements of Stockholders' Deficit

For the years ended December 31, 2023 and 2022

	Common Stock						’
	Shares	Amount	Subscriptions Payable (Receivable)	Additional Paid-in Capital	Accumulated Deficit	Non-Controlling Interest	Total Stockholders’ Deficit
Balance as of December 31, 2021	923,029,038	$923,029	$5,610	$12,860,873	$(44,921,837)	$69,302	$(31,063,023)
Common stock subscribed for services or subscription payable	—	—	21,300	—	—	—	21,300
Acquisition of IST	—	—	—	—	—	3,206	3,206
Common shares issued in exchange for debt	333,871,496	333,872	—	1,106,022	—	—	1,439,894
Modification of Series A Preferred Stock	—	—	—	—	(39,866,742)	—	(39,866,742)
Net Loss	—	—	—	—	(21,630,143)	(119,777)	(21,749,920)
Balance as of December 31, 2022	1,256,900,534	$1,256,901	$26,910	$13,966,895	$(106,418,722)	$(47,269)	$(91,215,285)
Common stock subscribed for services or subscription payable	58,830,333	58,830	(30,175)	70,198	—	—	98,853
Acquisition of Asberry				603,859		(667,634)	(63,775)
Disposition of IST	—	—	—	—	—	(3,206)	(3,206)
Common shares issued in exchange for debt	1,140,904,043	1,140,904	—	65,284	—	—	1,206,188
Net Loss	—	—	—	—	(10,418,949)	17,359	(10,401,590)
Balance as of December 31, 2023	2,456,634,910	$2,456,635	$(3,265)	$14,706,236	$(116,837,671)	$(700,750)	$(100,378,815)

See accompanying notes to consolidated financial statements.

F-39

TPT Global Tech, Inc.

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,401,590)	$(21,749,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss (income) from discontinued operations	(125,524)	104,358
Depreciation	2,455	583,897
Amortization	—	656,228
Amortization of debt discounts	845,565	3,628,718
Convertible note payable issued for Asberry Series A Stock	508,553	—
Promissory note issued for research and development	—	1,550,000
Loss (gain) on debt extinguishment	(632,220)	2,248,092
Loss on disposal of property and equipment	—	124,849
Derivative expense	5,436,087	650,071
Loss on impairment of goodwill and long-lived assets	—	7,283,276
Common stock subscribed for services	98,853	21,300
Changes in operating assets and liabilities:
Accounts receivable	(21,945)	96,127
Accounts receivable – related party	—	(190,179)
Prepaid expenses and other assets	291,909	230,841)
Accounts payable and accrued expenses	2,237,919	2,986,646
Other liabilities	(16,992)	(387,087)
Net change in operating lease assets and liabilities	1,247,357	1,901,116
Net cash used in operating activities from continuing operations	(529,573)	(226,493)
Net cash provided by operating activities from discontinued operations	4,034	35,177
Net cash used in operating activities	(525,539)	(261,670)
Cash flows from investing activities:
Acquisition of property and equipment, net of sales	—	(16,297)
Cash flows from investing activities used continuing operations	—	(16,297)
Cash flows from investing activities used in discontinued operations	—	(6,450)
Net cash used in investing activities	—	(22,747)

Cash flows from financing activities:
Proceeds from convertible notes payable, loans and advances and factoring agreements	433,500	1,256,187
Proceeds from notes payable – related parties	166,188	-
Payments on convertible notes payable, loans, advances and factoring agreements	(83,620)	(1,391,523)
Payments on convertible notes and amounts payable – related parties	—	(45,132)
Net cash provided by (used in) financing activities from continuing operations	516,068	(180,525)
Net cash used in financing activities from discontinued operations	(32,705)	(28,671)
Net cash provided by (used in) financing operations	483,363	(209,196)
Net change in cash	(42,176)	(458,436)
Cash and cash equivalents – beginning of period	59,630	518,066

Cash and cash equivalents – end of period	$17,454	$59,630

See accompanying notes to consolidated financial statements.

F-40

TPT Global Tech, Inc.

Consolidated Statements of Cash Flows - CONTINUED

Supplemental Cash Flow Information:

Cash used for:

	2023	2022
Interest expense	$12,653	$49,762
Taxes	$—	$—

Non-Cash Investing and Financing Activity:

	2023	2022
Debt discount on convertible promissory notes	$572,839	$1,070,591
Common stock issued for conversion of convertible notes	$1,206,188	$1,439,894
Series E Preferred ‘stock issued in exchange for debt and payables	$—	$13,344,101
Deemed dividend related to modification of Series A Preferred Stock	$—	$39,866,742
Acquisition of net liabilities of Asberry 22 Holdings, Inc.	$63,775	$—

See accompanying notes to consolidated financial statements.

F-41

TPT GLOBAL TECH, INC.

Notes to

Consolidated Financial Statements

December 31, 2023

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company was originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities which have been consolidated into TPTG since the reverse merger in 2014.

Name	Herein referred to as	Acquisition or Incorporation Date	Ownership
TPT Global Tech, Inc.	Company or TPTG	1988	100%
Copperhead Digital Holdings, Inc.	Copperhead Digital or CDH	2015	100%
TruCom, LLC	TruCom	2015	100%
CityNet Arizona, LLC	CityNet	2015	100%
San Diego Media Inc.	SDM	2016	100%
Blue Collar Production, Inc.	Blue Collar	2018	100%
TPT SpeedConnect, LLC	TPT SpeedConnect	2019	86%
TPT Federal, LLC	TPT Federal	2020	100%
TPT MedTech, LLC	TPT MedTech	2020	100%
TPT Strategic, Inc.	TPT Strategic	2020	0%
QuikLab 1 LLC	Quiklab 1	2020	80%
QuikLAB 2, LLC	QuikLAB 2	2020	80%
QuikLAB 3, LLC	QuikLAB 3	2020	80%
The Fitness Container, LLC	Air Fitness	2020	75%
TPT Global Tech Asia Limited	TPT Asia	2020	78%
TPT MedTech UK LTD	TPT MedTech UK	2020	100%
TPT Global Defense Systems, Inc.	TPT Global Defense	2021	100%
TPT Innovations Technology, Inc.	TPT Innovations	2021	100%
TPT Global Caribbean Inc.	TPT Caribbean	2021	100%
TPT Media and Entertainment, LLC	TPT Media and Entertainment	2021	100%
VuMe Live, LLC	VuMe Live	2021	100%
Digithrive, LLC	Digithrive	2021	100%
Information Security and Training, LLC	IST	2022	0%
Asberry 22 Holdings, Inc.	Asberry or ASHI	2023	86%

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We operate on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

F-42

SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Our consolidated financial statements include the wholly-owned accounts, as well as, non-controlling interests where appropriate.  All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Reclassifications

Certain amounts presented in previously issued financial statements have been reclassified in these financial statements. As of December 31, 2022, advances to employees of $23,200 were previously classified as prepaid assets and other current assets versus the current classification of offsetting accrued payroll liabilities in accounts payable.

Revenue Recognition

We use the following criteria described below in more detail for each business unit:

Identify the contract with the customer.

Identify the performance obligations in the contract.

Determine the transaction price.

Allocate the transaction price to performance obligations in the contract.

Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of operations for the years ended December 31, 2023 and 2022. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

The Company’s revenue generation for the years ended December 31, 2023 and 2022 came from the following sources disaggregated by services and products, which sources are explained in detail below.

	For the year ended December 31, 2023	For the year ended December 31, 2022
TPT SpeedConnect	$3,007,384	$5,429,010
Blue Collar	285,092	1,522,490
TPT MedTech	—	89,755
Other (1)	5,440	186,741
Total Services Revenues	$3,297,916	$7,227,996
Air Fitness – Product Revenue	—	82,000
Total Product Revenues	$—	$82,000
Total Revenue	$3,297,916	$7,309,996

___________

(1)  Includes international sales for the year ended December 31, 2023 and 2022 of $0 and $172,784, respectively, related to TPT Asia.

F-43

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 5 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Deferred revenue for TPT SpeedConnect at December 31, 2023 and 2022 are $58,564 and $75,556, respectively. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

Revenue is recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

TPT MedTech: Medical Testing Revenue

TPT MedTech operates in the Point of Care Testing (“POCT”) market by primarily offering mobile medical testing facilities and software equipped for mobile devices to monitor and manage personalized healthcare.  Services used from our mobile medical testing facilities are billing through credit cards at the time of service.  Revenue is generated from our software platform as users sign up for our mobile healthcare monitor and management application and tests are performed.  If medical testing is in one our own owned facility, the usage of the software application is included in the testing fees.  If the testing is in a non-owned outside contracted facility, fees are generated from the usage of the software application on a per test basis and billed monthly.

TPT MedTech also offers various products.  One is to build and sell its mobile testing facilities called QuikLABs designed for mobile testing.  This is used by TPT MedTech for its own testing services.  Another is to build customized mobile gyms for exercising.  This is sold to third parties.  Another is medical equipment, one of which is a sanitizing unit called SANIQuik which is used as a safe and flexible way to sanitize providing an additional routine to hand washing and facial coverings.  The SANIQuik has not yet been approved for sale in the United States but has in some parts of the European community.  Revenues from these products are recognized when a product is delivered, the sales transaction considered closed and accepted by a customer.  When deposits are received for which a product has not been delivered, it is recognized as deferred revenue.  Deferred revenue as of December 31, 2023 and 2022 was $0 and $0, respectively. There are no financing terms or variable transaction prices for either of these products.  There was no revenue for TPT MedTech for 2023 and it would take an infusion of capital to restart this revenue stream.

F-44

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. There is no deferred revenue at December 31, 2023 and 2022. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed. There was no revenue for SDM for 2023 and it would take an infusion of capital to restart this revenue stream.

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices. There was no revenue for K Telecom for 2023 and it would take an infusion of capital to restart this revenue stream.

Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital operated as a regional internet and telecom services provider operating in Arizona under the trade name Trucom.  Although there are currently no customers and it will take capital to reopen this revenue stream, Copperhead Digital operated as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model was subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resold third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services was recognized as the transaction with the customer is considered closed and the customer received and accepted the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date was detailed on monthly invoices distributed to customer. Services billed monthly in advance were deferred to the proper period as needed. Deferred revenue was contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of its products required specialized installation and equipment. For telecom products that included installation, if the installation met the criteria to be considered a separate element, product revenue was recognized upon delivery, and installation revenue was recognized when the installation was complete. The Installation Technician collected the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment was billed separately from recurring ISP and telecom services and was recognized when equipment was delivered, and installation was completed. Revenue from ISP and telecom services was recognized monthly over the contractual period, or as services were rendered and accepted by the customer.

The overwhelming majority of revenue was recognized when transactions occurred. Since installation fees were generally small relative to the size of the overall contract and because most contracts were for a year or less, the impact of not recognizing installation fees over the contract was immaterial. There was no revenue for Copperhead Digital for 2023 and it would take an infusion of capital to restart this revenue stream.

Cost of Sales

Cost of sales includes all of the costs and expenses directly related to the production of goods and services included in revenues.

Share-based Compensation

The Company measures and recognizes compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

The Company records compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services and recognizes compensation expenses over the vesting period of such awards.

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Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our income tax provision in the period of enactment.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversal of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations, including taxable income in carryback periods. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce our income tax provision.

We account for uncertain tax positions using a “more-likely-than-not” recognition threshold. We evaluate uncertain tax positions on a quarterly basis and consider various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

It is our policy to record costs associated with interest and penalties related to tax in the selling, general and administrative line of the consolidated statements of operations.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. There are no cash equivalents as of December 31, 2023 and 2022.

Accounts Receivable

Based on historical experience, management generally considers the collection risk related to these amounts to be low. However, when events or conditions indicate that the amounts outstanding may become uncollectible, an allowance is estimated and recorded, especially for amounts over 60 days past due. The allowance for doubtful accounts receivable was $204,377 and $365,223 as of December 31, 2023 and 2022, respectively.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount of accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss in s included in results of operations. The estimated useful lives of property and equipment are telecommunications network - 5 years, telecommunications equipment - 7 to 10 years, and computers and office equipment - 3 years.

Goodwill

Goodwill relates to amounts that arose in connection with our various business combinations and represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets when accounted for using the acquisition method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment.

We test goodwill balances for impairment on an annual basis as of December 31st or whenever impairment indicators arise. We utilize several reporting units in evaluating goodwill for impairment using a quantitative assessment, which uses a combination of a guideline public company market-based approach and a discounted cash flow income-based approach. The quantitative assessment considers whether the carrying amount of a reporting unit exceeds its fair value, in which case an impairment charge is recorded to the extent the reporting unit’s carrying value exceeds its fair value. Based on our impairment testing, we recorded impairment charges of $0 and $104,657 of goodwill during the years ended December 31, 2023 and 2022, respectively.

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Intangible Assets

Our intangible assets consist primarily of customer relationships, developed technology, favorable leases, trademarks and the film library. The majority of our intangible assets were recorded in connection with our various business combinations. Our intangible assets are recorded at fair value at the time of their acquisition.  Intangible assets are amortized over their estimated useful life on a straight-line basis. Estimated useful lives are determined considering the period the assets are expected to contribute to future cash flows. We evaluate the recoverability of our intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists. Based on our recoverability testing, we recorded impairment charges of $0 and $3,000,013 during the years ended December 31, 2023 and 2022, respectively.

Business Acquisitions

Our business acquisitions have historically been made at prices above the fair value of the assets acquired and liabilities assumed, resulting in goodwill or some identifiable intangible asset. Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain.

We generally employ the income method to estimate the fair value of intangible assets, which is based on forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants and include the amount and timing of future cash flows (including expected growth rates and profitability), the underlying product life cycles, economic barriers to entry, a brand’s relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Net assets acquired are recorded at their fair value and are subject to adjustment upon finalization of the fair value analysis.

Long-Lived Assets

We periodically review the carrying amount of our depreciable long-lived assets for impairment which include property and equipment, intangible assets and right of use assets. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow.  As of December 31, 2022, we adjusted the net book values of the equipment of TPT SpeedConnect, all intangibles, and the right of use assets as it became doubtful given that the estimated future cash flows would recover the net book values.  We recorded impairment expenses of $7,283,276 for the year ended December 31, 2022 comprised of $954,119 for property and equipment, $3,000,013 for intangibles, $3,224,487 for right of use assets and $104,657 for goodwill.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, Topic 842). Topic 842 requires lessees to classify leases as either finance or operating leases and to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of the lease classification. We adopted Topic 842 using the effective date, January 2019, as the date of our initial application of the standard. Consequently, financial information for the comparative periods has been updated. Our finance and operating lease commitments are subject to the new standard and we recognize as finance and operating lease liabilities and right-of-use assets.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share””. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2023 and 2022, the Company had shares that were potentially common stock equivalents as follows:

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	2023	2022
Convertible Promissory Notes	73,476,129,073	3,787,362,740
Series A Preferred Stock	175,986,864,598	12,610,847,082
Series B Preferred Stock	2,588,693	2,588,693
Series D Preferred Stock	923,742,574	74,998,392
Series E Preferred Stock	40,465,485,149	3,285,381,029
Stock Options and warrants	129,116,666	129,116,666
	290,983,922,753	19,890,294,603

_____________________

As of December 31, 2023, by amendment, holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed upon date of conversion to 60% of the common shares computed to include all projected conversions of all convertible debt and any other classes of Preferred Stock as if the conversions had taken place at the stated conversion price per share (i.e. for the avoidance of doubt – “fully diluted” as if such conversion had occurred prior to the Series A conversion.) The Company would have to authorize additional common shares for this to occur as only 4,500,000,000 common shares are authorized as of December 31, 2023.  Subsequently, the Company increased the authorized common shares to 15,000,000,000.

Concentration of Credit Risk, Off-Balance Sheet Risks and Other Risks and Uncertainties

Financial instruments that potentially subject us to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. We invest our excess cash primarily in high quality securities and limit the amount of our credit exposure to any one financial institution. We do not require collateral or other securities to support customer receivables; however, we perform on-going credit evaluations of our customers and maintain allowances for potential credit losses.

As of December 31, 2023 and 2022, one and two customer accounts receivable balances were 24% and 48%, respectively, of our aggregate accounts receivable from revenues.

Financial Instruments and Fair Value of Financial Instruments

Our primary financial instruments at December 31, 2023 and 2022 consisted of cash equivalents, accounts receivable, accounts payable and debt. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

We consider our derivative financial instruments as Level 3. The balances for our derivative financial instruments as of December 31, 2023 are the following:

Derivative Instrument	Fair Value
Fair value of EMA, First Fire, Cavalry Financial and 1800 Diagonal Convertible Promissory Notes	$9,786,906
Fair value of Warrants issued with the derivative instruments	40,817
$9,827,723

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Research and Development

Our research and development programs focus on telecommunications products and services. Research and development costs are expensed as incurred. Any payments received from external parties to fund our research and development activities reduce the recorded research and development expenses.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs of zero for the years ended December 31, 2023 and 2022, respectively.

Derivative Financial Instruments

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company has issued financial instruments including convertible promissory notes payable with features that were either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The Company estimates the fair values of derivative financial instruments using the Monte Carlo model. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and interest rates) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.

The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

Sequencing Policy

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company's inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company's employees or directors is not subject to the sequencing policy.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB (or “the Board”) issued Accounting Standards Update (“ASU”) 2016-13 (ASC “326” or “Topic 326”) which significantly changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model which will be based on an estimate of current expected credit loss (“CECL”); and provides targeted improvements on evaluating impairment and recording credit losses on available-for-sale (AFS) debt securities through an allowance account. The standard also requires incremental disclosures. The effective date is for years beginning after December 2022. The adoption did not have a material effect on the consolidated financial statements of the Company.

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In August 2018, FASB issued final guidance Accounting Standards Update (ASU) 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. The guidance became effective for all organizations for fiscal years beginning after December 15, 2019. FASB has simplified certain disclosure requirements related to measuring the fair value of a plan’s assets and liabilities. This has been adopted by the Company with no significant impact to the consolidated financial statements.

Management has reviewed other recently issued accounting pronouncements and has determined there are not any that would have a material impact on the condensed consolidated financial statements.

NOTE 2 – ACQUISITIONS

Agreement and Plan of Merger

An Agreement and Plan of Merger ("Agreement") was made and entered into as of March 24, 2023 by and among TPT SpeedConnect LLC, a Colorado Limited Liability Company (wholly-owned subsidiary of TPT Global Tech, Inc.) ("SPC"), and Asberry 22 Holdings, Inc., a Delaware Corporation ("ASHI"), and SPC Acquisition, Inc., a wholly-owned subsidiary of ASHI, domiciled in Colorado ("Acquisition Sub") primarily for the opportunities of capital raising. SPC then converted to a Corporate entity and Acquisition Submerged with and into SPC (the "Merger"). The separate corporate existence of Acquisition Sub ceased and SPC continues as the surviving corporation in the Merger and as wholly-owned subsidiary of ASHI. All of the properties, rights and privileges, and power of SPC, vest in the Subsidiary, and all debts, liabilities and duties of SPC are the debts, liabilities and duties of the Subsidiary. The shares of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time is converted into and exchange for 1,000 validly issued, fully paid and non-assessable shares of the Subsidiary's common stock.

TPT Global Tech, Inc. was issued a total of 4,658,318 common shares of ASHI (the "ASHI Common Stock"), as a result of the merger, constituting 86% of the then issued and outstanding common stock. TPT Global Tech, Inc. also has purchased all of the 500,000 Series A Super Majority Voting Preferred Shares of ASHI for a convertible note payable of $500,000 due in 180 days which bears interest at 6.0% per annum and is convertible to shares of the Company’s common stock at 85% of the volume weighted average price for the preceding 5 market trading days.

ASHI shall file a Form S-1 Registration Statement with the Securities Exchange Commission within 120 days after closing, to register for resale: a) the common shares of ASHI, issued at closing, b) conversion shares for the Series A Supermajority Preferred Stock and c) those outstanding shares of the shareholders of ASHI existing as of the day prior to closing, and shall pursue such S-1 filing diligently to effectiveness.

The Officers of ASHI shall resign effective upon the appointment of the new Officers, as designated by SPC. The Current Directors of ASHI shall remain as directors until the Series A Preferred Stock (500,000 shares) of ASHI shall have been redeemed or converted. SPC shall have designated two new directors for appointment effective at closing, and may then appoint new Officers, and the current officers shall resign at closing.

The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded that there were not processes and sufficient inputs into outputs.  Accordingly, the Company accounted for this transaction as an asset acquisition and allocated the purchase price as follows:

Consideration given at fair value:
Accounts payable	$68,025
$68,025

Assets acquired at fair value:
Prepaid expenses	$4,250
Additional paid in capital	63,775
$68,025

There was nothing accounted for in the Statement of Operations for the nine months ended December 31, 2023.  On a proforma basis any adjustments would not be significant.

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TPT Strategic Merger with Information Security and Training LLC and Subsequent Settlement Agreement

Dated as of June 29, 2022, for synergies and the opportunity at other revenue streams, TPT Strategic entered into a definitive agreement for the acquisition of the assets and  Information Security and Training LLC (“IST LLC” or “IST”) (www.istincs.com)  a  Construction and Information Technology Services company based in Huntsville Alabama with branch offices in Nashville TN, Birmingham Al, Jackson MS, Fort Campbell KY, New Orleans LA, and Joint Base Lewis-McChord.  The TPT Strategic and IST, LLC agreement, which closed October 20, 2022, for the acquisition is a stock transaction where the founder and sole interest holder, Everett Lanier received 500,000 Preferred Series B shares of TPT Strategic that will convert to a 10% ownership of TPT Strategic under certain conditions. The acquisition includes the assumption of all assets and certain liabilities.  Everett Lanier was to remain as the President and become a Board Member of TPT Strategic.

Originally, the Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded that there are processes and sufficient inputs into outputs.  Accordingly, the Company accounted for this transaction as a business combination and allocated the purchase price as follows:

Consideration given at fair value:
Note payable, net of discount	$374,018
Credit cards assumed	48,452
Preferred shares of TPT Strategic	3,206
$425,676

Assets acquired at fair value:
Working capital	$143,122
Property and equipment	2,170
Note receivable – related party	271,179
Other assets	9,205
$425,676

On September 11, 2023, Everett Lanier and the Company agreed to a Settlement Agreement and Mutual Release (“Settlement Agreement”).  See Note 11.

Proposed Acquisitions and Terminated Proposed Acquisitions

Geokall UK Ltd. Acquisition and Purchase Agreement

On October 31, 2023, as amended on April 9, 2024, the Company entered into an Acquisition and Purchase Agreement with Geokall UK Ltd. (“Geokall”), a UK Limited Company, and its owners (“Sellers”) (altogether, the “Parties”) for all of the assets, liabilities, intellectual property, and technology of Geokall in exchange for 200,000 shares of TPT restricted Series F Convertible Preferred Stock with a stated price of $5.00 USD per share with the Designation of Rights and Privileges similar to TPT’s Series E Preferred Shares, but which Series F Preferred Shares designation has not yet been submitted or approved by the Secretary of State of Florida, and can not be assured. In addition, TPT agrees that upon a successful fund-raising event, TPT will provide Geokall with working capital in the amount up to $500,000. An audit based on SEC Standards of Geokall UK Ltd financial statements, including footnotes, must be obtained and the Parties agree that the purchase price may be subject to change based on the results of the audit.  The closing may occur prior to the audit being completed if Parties agree.

Other Terminated Proposed Acquisitions

The company had pending agreements to acquire, and had disclosed in prior filings, Broadband Infrastructure Inc. and Tekmovil Holdings LLC.  Both of these intended acquisitions have terminated by mutual agreement, or have gone beyond their allowed closing date in accordance with the acquisitions in place.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

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Cash flows generated from operating activities were not enough to support all working capital requirements for the years ended December 31, 2023 and 2022. Financing activities described below have helped with working capital and other capital requirements.

We incurred $10,401,590 and $21,749,920, respectively, in losses, and we used $525,539 and $226,493, respectively, in cash for operations for the years ended December 31, 2023 and 2022. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, promissory note issued for research and development, note payable issued for legal fees, derivative expense or gain, gain on extinguishment of debt, loss on conversion of notes payable, impairment of goodwill and long-lived assets and share-based compensation which totaled to a net $6,259,293 for 2023 and $16,746,502 for 2022.

In addition, we report increases in assets and reductions in liabilities as uses of cash and decreases in assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities.  For the year ended December 31, 2023, we had a net increase in our assets and liabilities of $3,738,248 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and an increase in the balances from our operating lease liabilities.  For the year ended December 31, 2022, we had a net increase to our assets and liabilities of $4,776,925 for similar reasons.

Cash flows from financing activities were $483,363 and $(180,525) for the years ended December 31, 2023 and 2022, respectively.  For the year ended December 30, 2023, these cash flows were generated from proceeds from convertible notes, loans and advances of $433,500 and from notes payable – related parties of $166,188 offset by payment on convertible loans, advances and factoring agreements of $83,620.  For the year ended December 31, 2022, these cash flows were generated from proceeds from convertible notes, loans and advances of $1,256,187 offset by payment on convertible loans, advances and factoring agreements of $1,391,580.

Cash flows provided by (used in) investing activities were $0 and $(22,747), respectively, for the years ended December 31, 2023 and 2022 primarily related to the acquisition of property and equipment for 2022.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation as of December 31, 2023 and 2022 are as follows:

	2023	2022
Property and equipment:
Telecommunications fiber and equipment	$—	$—
Medical equipment	—	—
Office furniture and equipment	77,859	77,859
Total Property and equipment	$77,859	$77,859
Accumulated depreciation	(77,859)	(75,404)
Property and equipment, net	$--	$2,455

Depreciation expense was $2,455 and $583,968 for the years ended December 31, 2023 and 2022, respectively.

We periodically review the carrying amount of our depreciable long-lived assets for impairment which include property and equipment, intangible assets and right of use assets. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow.  As of December 31, 2022, we adjusted the net book values of the equipment of TPT SpeedConnect, all intangibles, and the right of use assets as it became doubtful given that the estimated future cash flows would recover the net book values.  We recorded impairment expenses of $7,283,276 for the year ended December 31, 2022 comprised of $954,119 for property and equipment, $3,000,013 for intangibles, $3,224,487 for right of use assets and $104,657 for goodwill.

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NOTE 5 – DEBT FINANCING ARRANGEMENTS

Financing arrangements as of December 31, 2023 and 2022 are as follows:

	2023		2022
Loans and advances (1)		$105,092	$470,092
Convertible notes payable (2)		3,368,260	3,054,869
Factoring agreements (3)		537,066	577,177
Debt – third party		$4,010,418	$4,102,138

Line of credit, related party secured by assets (4)		$2,742,929	$2,742,929
Debt– other related party, net of discounts (5)		2,015,500	2,015,500
Convertible debt – related party (6)		553,100	553,100
Shareholder debt (7)		567,620	4,150
Debt – related party		$5,879,149	$5,315,679

Total financing arrangements		$9,889,567	$9,417,817

Less current portion:
Loans, advances and factoring agreements – third party		$(642,158)	$(902,809)
Convertible notes payable third party		(3,368,260)	(3,054,869
Debt – related party, net of discount		(5,326,049)	(4,762,579)
Convertible notes payable– related party		(553,100)	(553,100)
		(9,889,567)	(9,273,357)
Total long term debt	$	---	$144,460

_____________________________

(1) The terms of $40,000 of this balance are similar to that of the Line of Credit which bears interest at adjustable rates, 1 month LIBOR plus 2%, 7.46% as of December 31, 2023, and is secured by assets of the Company, was due August 31, 2020, as amended, and included 8,000 stock options as part of the terms which options expired December 31, 2019 (see Note 7).

On June 4, 2019, the Company consummated a Securities Purchase Agreement with Odyssey Capital Funding, LLC. (“Odyssey”) for the purchase of a $525,000 Convertible Promissory Note (“Odyssey Convertible Promissory Note”). The Odyssey Convertible Promissory Note was due June 3, 2020, paid interest at the rate of 12% (24% default) per annum and gave the holder the right from time to time, and at any time during the period beginning six months from the issuance date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price was 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Odyssey Convertible Promissory Note could be prepaid in full at 125% to 145% up to 180 days from origination. Through June 3, 2020, Odyssey converted $49,150 of principal and $4,116 of accrued interest into 52,961,921 shares of common stock of the Company. On June 8, 2020, Odyssey agreed to convert the remaining principal and accrued interest balance on the Odyssey Convertible Promissory Note of $475,850 and $135,000, respectively, to a term loan payable in six months in the form of a balloon payment, earlier if the Company has a funding event, bearing simple interest on the unpaid balance of 0% for the first three months and then 10% per annum thereafter.  During April 2022, Odyssey accepted to exchange all of its outstanding principal and interest of $685,682 into 137,136 of TPT Series E Preferred Shares.

Effective September 30, 2020, we entered into a Purchase Agreement by which we agreed to purchase the 500,000 outstanding Series A Preferred shares of InnovaQor, Inc., our majority owned subsidiary, in an agreed amount of $350,000 in cash or common stock, if not paid in cash, at the five day average price preceding the date of the request for effectiveness after the filing of a registration statement on Form S-1. This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter. The Series A Preferred shares are being purchased from the Michael A. Littman, Atty. Defined Benefit Plan. The $350,000 was included as a Note Payable in prior years and bore no interest. During the year ended December 31, 2021, it was determined the there was a deficiency of approximately $185,000 from net sales proceeds which is accounted for as of December 31, 2023 in accounts payable.

F-53

The Company purchased all of the 500,000 Series A Super Majority Voting Preferred Shares of ASHI for a convertible note payable of $500,000 due in 180 days which bears interest at 6.0% per annum and is convertible to shares of the Company’s common stock at 85% of the volume weighted average price for the preceding 5 market trading days.  The ASHI convertible note payable was valued at $508,553 upon acquisition.

The remaining balances generally bear interest at approximately 10%, have maturity dates that are due on demand or are past due, are unsecured and are classified as current in the balance sheets.

(2) During 2017, the Company issued convertible promissory notes in the amount of $67,000 (comprised of $62,000 from two related parties and $5,000 from a former officer of CDH), all which were due May 1, 2020 and bear 6% annual interest (12% default interest rate). The convertible promissory notes are convertible, as amended, at $0.25 per share. These convertible promissory notes were not repaid May 1, 2020, and are delinquent.  The Company is working to renegotiate these promissory notes.

On June 11, 2019, the Company consummated a Securities Purchase Agreement with EMA Financial, LLC. (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% (principal amount increases 200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The EMA Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Prior to December 31, 2020, EMA converted $35,366 of principal into 147,700,000 shares of common stock of the Company.  As such, the principal and accrued interest balances owning to EMA at December 31, 2023 is $527,216 and $479,781, respectively. 1,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 8.  See below regarding derivative securities in default.

On October 6, 2021, TPT Global Tech, Inc. and FirstFire Global Opportunities Fund, LLC. entered into a convertible promissory note totaling $1,087,000 and a securities purchase agreement (“FirstFire Note”). The FirstFire Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock.  There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.025 per share, adjusted to $.0075 subsequent to December 31, 2021. The Holder was given registration rights. The FirstFire Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 225,000,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 55,000,000 shares of common stock at 110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder.  Through December 31, 2023, the Company exercised its right to convert $660,660 of principal into 462,000,000 shares of common shares leaving a principal and accrued interest balance at December 31, 2023 of $698,090 in principal and $664,028 in accrued interest.  See below regarding derivative securities in default.

On October 13, 2021, TPT Global Tech, Inc. and Cavalry Investment Fund LP entered into a convertible promissory note totaling $271,250 and a securities purchase agreement (“Cavalry Investment Note”). The Cavalry Investment Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock.  There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.025 per share, adjusted to $.0075 subsequent to December 31, 2021. The Holder was given registration rights. The Cavalry Investment Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 56,250,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 13,750,000 shares of common stock at 110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder.  Through December 31, 2023, the Company exercised its right to convert $67,000 of principal into 55,833,334 shares of common stock leaving a principal and accrued interest balance at December 31, 2023 of $272,688 and $137,595, respectively.  See below regarding derivative securities in default.

F-54

On October 13, 2021, TPT Global Tech, Inc. and Cavalry Fund I, LP entered into a convertible promissory note totaling $815,250 and a securities purchase agreement (“Cavalry Fund I Note”). The Cavalry Fund I Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock.  There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.0075 per share. The Holder was given registration rights. The Cavalry Fund I Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 168,750,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 41,250,000 shares of common stock at 110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder. Through December 31, 2023, the Company exercised its right to convert $192,230 of principal and penalties into 168,750,000 shares of common stock leaving a principal and accrued interest balance at December 31, 2023 of $826,833 and $414,419.  See below regarding derivative securities in default.

On January 31, 2022, TPT Global Tech, Inc. and Talos Victory Fund, LLC entered into a convertible promissory note totaling $271,750 and a securities purchase agreement (“Talos Note”). The Talos Note is due twelve months from funding, has an original issue discount of 8% and interest rate at 10% per annum (default, as defined, at 16%). There is an optional conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at $0.0075. The Holder was given registration rights. The Talos Note may be prepaid in whole or in part of the outstanding balances at 100% prior to maturity unless the Holder chose to convert their balances into common stock which they have three days to do so. 73,372,499 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants, expiring five years from issuance, were issued to exercise up to 9,058,333 warrants to purchase 9,058,333 common shares at $0.015, provided, however, that if the Company consummates an Uplist Offering on or before July 6, 2022 then the exercise price shall be 110% of the offering price at which the Uplist Offering is made. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. Through December 31, 2023, Talos exercised its right to convert $300,675 of principal and interest into 40,090,000 shares of common stock leaving a zero balance of principal and accrued interest.  See below regarding derivative securities in default.

On January 31, 2022, TPT Global Tech, Inc. and Blue Lake Partners, LLC entered into a convertible promissory note totaling $271,750 and a securities purchase agreement (“Blue Lake Note”). The Blue Lake Note is due twelve months from funding, has an original issue discount of 8% and interest rate at 10% per annum (default, as defined, at 16%). There is an optional conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at $0.0075. The Holder was given registration rights. The Blue Lake Note may be prepaid in whole or in part of the outstanding balances at 100% prior to maturity unless the Holder chose to convert their balances into common stock which they have three days to do so. 73,372,499 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants, expiring five years from issuance, were issued to exercise up to 9,058,333 warrants to purchase 9,058,333 common shares at $0.015, provided, however, that if the Company consummates an Uplist Offering on or before July 6, 2022 then the exercise price shall equal 110% of the offering price at which the Uplist Offering is made. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.  Through December 31, 2023, Blue Lake exercised its right to convert $360,447 of principal, interest and penalties into 48,059,600 of common shares leaving a balance of $8,165 in principal and $0 of accrued interest as of December 31, 2022.  See below regarding derivative securities in default.

F-55

On June 13, 2022, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a $200,760 promissory note agreement (1800 Diagonal Note”). The 1800 Diagonal Note has an original issue discount of 12%, or $21,510, and bears interest at 22%, and is convertible into shares of the Company’s common stock only under default, as defined. 10 payments of $22,485 beginning on July 30, 2022 are to be made each month totaling $224,851. At any time following default, as defined, conversion rights exist at a discount rate of 25% of the lowest trading price for the Company’s common stock during the previous 10 trading days prior to conversion. 194,676,363 common shares of the Company have been reserved with the transfer agent for possible conversion under a default. During the years ended December 31, 2023 and 2022, 1800 Diagonal exercised its right to convert $146,903 and $90,000 of principal, interest into 127,426,443 and 63,560,606, respectively, of common shares leaving a balance of $0 in principal and accrued interest as of December 31, 2022.  See below regarding derivative securities in default.

On February 8, 2023, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a $81,675 promissory note agreement (1800 Diagonal Note #2”). The 1800 Diagonal Note #2 has an original issue discount of 9%, or $7,425, and bears interest at 9%, 22% upon default, and is convertible into shares of the Company’s common stock only under default, as defined.  Total of $81,675 plus and accrued interest is due February 8, 2024. A penalty on the principal balance has been accrued of $40,838 because of defaults of covenants on other financing arrangements. At any time following default, as defined, conversion rights exist at a discount rate of 25% of the lowest trading price for the Company’s common stock during the previous 10 trading days prior to conversion. 150,000,000 common shares of the Company have been reserved with the transfer agent for possible conversion under a default. Through December 31, , 2023, 1800 Diagonal Lending LLC has exercised its right to convert $106,159 in principal or interest into 509,055,556 common shares leaving a balance of $57,195 in principal and $6,941 in accrued interest as of December 31, 2023.  See below regarding derivative securities in default.

On February 9, 2023, TPT Global Tech, Inc. and FirstFire Global Opportunities Fund, LLC (“First Fire”) entered into a $330,000 promissory note agreement (Firstfire Note #2”). The FirstFire Note #2 has an original issue discount of 9%, or $30,000, and bears interest at 10%, 20% upon default, and is convertible into shares of the Company’s common stock only under default, as defined.  $33,000 of interest is considered earned at the issue date.  Total of $330,000 plus accrued interest is due February 8, 2024. A penalty on the principal balance has been accrued of $165,000 because of defaults of covenants on other financing arrangements. Conversion rights exist that at any time after issuance, the FirstFire Note #2 can be exchanged for shares of common stock at $.0012 per share. 350,000,000 common shares of the Company’s common stock have been reserved with the transfer agent for possible conversion. Through December 31, 2023, First Fire has not exercised its right to convert any balances into common shares leaving a balance of $495,000 in principal and $103,950 in accrued interest as of December 31, 2023.

Dated October 31, 2023, but consummated on November 8, 2023, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a 9% Convertible Promissory Note totaling $83,750 (the “1800 Diagonal Note #3”). The 1800 Diagonal Note #3 bears interest at 9%, 22% upon default, is due August 15, 2024 and is convertible, with any outstanding accrued interest or fees, into restricted shares of Common Stock of the Company at a discount of 39% of the market. There are no warrants or options attached to this Note. The Company has initially reserved 600,000,000 shares of Common Stock for conversion pursuant to the Note.

The Company entered into a convertible note payable March 27, 2023 with Michael Littman, Atty Defined Benefit Plan for the acquisition of 500,000 Series A Super Majority Voting Preferred Shares of ASHI due in 180 days, bearing interest at 6.0% per annum (12% default rate) and is convertible into shares of the Company’s common stock at 85% of the volume weighted average price for the preceding five market trading days.

The Company is in default under all of its derivative financial instruments and has accounted for these defaults under each agreements default provisions. In February 2022, the Company defaulted on its FirstFire, Cavalry Investment, and Cavalry Fund I Notes for failure to uplist within one hundred twenty (120) days from the date of the Notes. 1800 Diagonal and 1800 Diagonal #2 were in default from cross default provisions. In total, $253,318 and $704,411  was recorded as interest expense for the years ended December 31, 2023 and 2022, respectively, representing additional principal and interest because of default. Notice of default was received from EMA for not reserving enough shares for conversion and for not having filed a Form S-1 Registration Statement with the Securities and Exchange Commission. It was the intent of the Company to pay back all derivative securities prior to the due dates but that has not occurred in case of EMA. As such, the Company is currently in negotiations with EMA and relative to extending the due date and changing terms on the Note.  The Company has been named in a lawsuit by EMA for failing to comply with a Securities Purchase Agreement entered into in June 2019.  See Note 9 Other Commitments and Contingencies.

F-56

(3) On April 1, 2022, the Company entered into a Future Receivable Sale and Purchase Agreement (“Mr. Advance Agreement”) with Mr. Advance LLC (”Mr. Advance”). The balance to be purchased and sold is $411,000 for which the Company received $270,715, net of fees. Under the Mr. Advance Agreement, the Company is to pay $8,935 per week for 46 weeks at an effective interest rate of approximately 36% annually.   The Company is in default with this Agreement for non-payment and is working to restructure its terms. The balance outstanding as of December 31, 2023 is $214,484 net of discounts and payments made.

On April 1, 2022, the Company entered into a Future Receipts Sale and Purchase Agreement (“CLOUDFUND Agreement”) with CLOUDFUND LLC (”CLOUDFUND”). The balance to be purchased and sold is $411,000 for which the Company received $272,954, net of fees. Under the CLOUDFUND Agreement, the Company is to pay $8,935 per week for 46 weeks at an effective interest rate of approximately 36% annually.  The Company is in default with this Agreement for non-payment and is working to restructure its terms.

The balance outstanding as of December 31, 2023 is $244,670, net of discounts.

On April 27, 2022, the Company entered into a Future Receivables Sale and Purchase Agreement (“Fox Capital Agreement”) with Fox Capital Group, Inc. (”Fox Capital”). The balance to be purchased and sold is $138,000 for which the Company received $90,000, net of fees. Under the Fox Capital Agreement, the Company is to pay $4,313 per week for 32 weeks at an effective interest rate of approximately 36% annually.  The Company is in default with this Agreement for non-payment and is working to restructure its terms.

The balance outstanding as of December 31, 2023 is $78,313, net of discounts.

(4) The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0%, 4.4% as of December 31, 2022, is payable monthly, and is secured by the assets of the Company. 1,000,000 shares of Common Stock of the Company have been reserved internally to accomplish raising the funds to pay off the Line of Credit. Since assignment of the Line of Credit to certain shareholders, which balance on the date of assignment was $2,597,790, those shareholders have loaned the Company $445,600 under the similar terms and conditions as the line of credit but most of which were also given stock options totaling $85,120 which expired as of December 31, 2019 (see Note 8) and was due, as amended, August 31, 2020.  $300,461 of the principal balance was exchanged for 60,092 shares of Series E Preferred Stock in April 2022.  See Note 8.  The Company is in negotiations to refinance this Line of Credit.

During the years ended December 31, 2019 and 2018, those same shareholders and one other have loaned the Company money in the form of convertible loans of $136,400 and $537,200, respectively, described in (2) and (6).

(5) $350,000 represents cash due to the prior owners of the technology acquired in December 2016 from the owner of the Lion Phone which is due to be paid as agreed by the Company and the former owners of the Lion Phone technology and has not been determined.

$4,000,000 represents a promissory note included as part of the consideration of VuMe, formerly ViewMe Live technology acquired in 2017, later agreed to as being due and payable in full, with no interest with $2,000,000 from debt proceeds and the remainder from proceeds from a second Company public offering.

$1,000,000 represents a promissory note which was entered into on May 6, 2020 for the acquisition of Media Live One Platform from Steve and Yuanbing Caudle for the further development of software. This was expensed as research and development in the year ended December 31, 2020. This $1,000,000 promissory note is non-interest bearing, due after funding has been received by the Company from its various investors and other sources. Mr. Caudle is a principal with the Company’s VuMe technology.

Both the $4,000,000 and $1,000,000 promissory notes related to the VuMe technology and Media Live One Platform were exchanged through a Software Acquisition Agreement dated as of March 25, 2022 for shares of the Company’s Series E Preferred Stock.  See Note 8.  In this same agreement, the Company agreed to pay Mr. and Mrs. Caudle $1,750,000 for additional developed software that will be used with the VuMe technology which was expensed as research and development during the year ended December 31, 2022.  $200,000 had been paid and was accounted for as a deposit as of December 31, 2021.  Subsequently, this was used against the purchase price and the remainder was setup as a note payable as of December 31, 2022. $550,000 to be paid from first proceeds raised by the Company and $1,000,000 as agreed by the Company and Mr. and Mrs. Caudle.

$115,500 represents part of a $500,000 Note Payable related to the acquisition of 75% of Air Fitness, payable six months from the date of the note or as agreed by the Company out of future capital raising efforts.  During 2022, $384,500 of the Note Payable and $49,985 of accrued interest were exchanged for 104,961 Series E Preferred Shares.

(6) During 2018, the Company issued convertible promissory notes in the amount of 537,200 to related parties and $10,000 to a non-related party which bear interest at 6% (11% default interest rate), are due 30 months from issuance and are convertible into Series C Preferred Stock at $1.00 per share.  $106,000 of these notes were exchanged for 21,200 shares of Series E Preferred Stock in April 2022 and $19,400 were repaid prior to December 31, 2021.

F-57

(7) The bank loan we previously had with Crestmark Bank, later known as Pathward Bank, was paid off by Michael Murphy in December 2023, a related party who had guaranteed the loan.  The terms and conditions with Mr. Murphy have not been put in writing but the intent as communicated by Mr. Murphy is for the new terms to simulate terms and conditions as was with Crestmark Bank and have the Company pay monthly interest payments, for now.  The bank loan principal was for $360,000 dated May 28, 2019 which bore interest at Prime plus 6%, 14.5% as of December 31, 2023 and, as amended, was interest only through October 1, 2023 at which time the monthly payment of principal and interest of $40,000 was required until the due date of May 1, 2024. The bank loan was collateralized by the assets of the Company and guaranteed by Mr. Murphy.  This loan was considered in default when Mr. Murphy paid it off, which payoff was approximately $397,000 including accrued interest and penalties.

The other shareholder debt represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

See Lease financing arrangement in Note 9.

NOTE 6 – DERIVATIVE FINANCIAL INSTRUMENTS

The Company previously adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The derivative liability as of December 31, 2023, in the amount of $9,827,723 has a level 3 classification under ASC 825-10.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2023.

Debt Derivative Liabilities
Balance, December 31, 2021	$4,042,910
Change in derivative liabilities from new notes payable	622,518
Change in derivative liabilities from conversion of notes payable	(493,101)
Change in fair value of derivative liabilities at end of period – derivative expense	650,071
Balance, December 31, 2022	$4,822,398
Change in derivative liabilities from new notes payable	561,164
Change in derivative liabilities from conversion of notes payable	(991,929)
Change in fair value of derivative liabilities at end of period – derivative expense (gain)	5,436,087
Balance, September 30, 2023	$9,827,723

Convertible notes payable and warrant derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of December 31, 2023, the Company marked to market the fair value of the debt derivatives and determined a fair value of $9,827,723 ($9,786,906 from the convertible notes and $40,817 from the warrants) in Note 8. The Company recorded an expense of $5,436,087 and $650,071 from change in fair value of debt derivatives for the years ended December 31, 2023 and 2022, respectively. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 214.2% to 558.3%, (3) weighted average risk-free interest rate of 4.01% to 5.06% (4) expected life of 0.167 to 3.08 years, and (5) the quoted market price of $0.001 for the Company’s common stock.

See Financing lease arrangements in Note 9.

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NOTE 7 - INCOME TAXES

The following table sets forth the components of the Company’s income tax expense (benefit) for the years ended December 31, 2023 and 2022:

Current:	2023	2022
Federal State and local	$—	$—
Total Current	—	—
Deferred:
Federal State and local benefit	(2,188,648)	(4,567,483)
Net operating loss, net of state tax effect	(60,546)	(60,546)
Meals and entertainment	12,347	616
Stock based expenses	20,591	4,473
Impairment	—	1,529,488
Amortization	—	137,808
Derivative expense	1,141,578	136,515
Loss (Gain) on extinguishment	(132,766)	472,099
Change in allowance	1,207,444	2,347,030
Total Benefit	$—	$—

The following table sets forth a reconciliation of the Company’s income tax expense (benefit) as the federal statutory rate to recorded income tax expense (benefit) for the years ended December 31, 2023 and 2022:

	2023	2022
Income tax at Federal statutory rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Stock based compensation	(0%)	(0%)
Net operating loss, net of state tax effect	(1%)	(1%)
Other	(1%)	(1%)
Total	—	—

The following table sets forth the components of the Company’s deferred income taxes as of December 31, 2023 and 2022:

Current deferred tax assets (liabilities):	2023	2022
Valuation allowance	$—	$—
Total current deferred tax asset (liability)	—	—

Noncurrent deferred tax assets (liabilities):
Derivative (gain) expense	795,339	1,936,917
Intangible assets amortization	2,122,194	1,687,645
Net operating loss carry forwards	9,154,645	8,011,600
Stock base compensation	2,176,660	2,016,952
Loss (gain) on debt extinguishment	339,333	(1,207,765)
Less; Valuation allowance	(14,588,170)	$(12,445,349)
Total noncurrent deferred tax asset (liability)	—	—

Total deferred tax asset (liability)	$—	$—

The Company has approximately $44,000,000 and $38,000,000 of net operating loss carry forwards as of December 31, 2023 and 2022, respectively, which expire in varying amounts, if unused. Because of the change in ownership of more than 50% of the Company in accordance with Section 382 of the IRS Code, these net operating loss carry forwards may be significantly limited to use in future periods.

F-59

NOTE 8 – STOCKHOLDERS’ DEFICIT

Preferred Stock

As of December 31, 2023, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

All Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series A Convertible Preferred Stock

The Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.  In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense.  These shares are outstanding as of December 31, 2023.

The Series A Preferred Stock has a par value of $.001, is redeemable at the Company’s option at $100 per share, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and amended, of an amount equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company.

As of December 31, 2023, by amendment,  holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, as amended and restated July 5, 2022 by the Board of Directors and a majority of the outstanding voting shares of the Company, determined by the following formula: 60% of the common shares computed to include all projected conversions of all convertible debt and any other classes of Preferred Stock as if the conversions had taken place at the stated conversion price per share (i.e. for the avoidance of doubt – “fully diluted” as if such conversion had occurred prior to the Series A conversion.) The Company determined that due to the significance of the amendment, it should be accounted for as an extinguishment and fair valued the amended Series A Preferred Stock at $42,983,742, creating a deemed dividend of $39,866,742.  The valuation of the amended Series A Preferred Stock was done by a qualified independent third party.

The record Holders of the Series A Preferred Stock shall  have the right to vote as if converted prior to the vote to an amount of shares equal to 60% of the common shares computed to include all projected conversions of all convertible debt and any other classes of Preferred Stock as if the conversions had taken place at the stated conversion price per share (i.e. for the avoidance of doubt – “fully diluted” as if such conversion had occurred prior to the Series A conversion) on any matter with holders of Common Stock for any vote required to approve any action, which Florida law provides may or must be approved by vote or consent of the holders of other series of voting shares and the holders of Common Stock or the holders of other securities entitled to vote, if any.

The Series A Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal number of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one-to-one basis.

There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of December 31, 2023.

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The Series B Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock.

The Series C Preferred Stock has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal number of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one-to-one basis.

There are no shares of Series C Convertible Preferred Stock outstanding as of December 31, 2023.  There are approximately $553,100 in convertible notes payable convertible into Series C Convertible Preferred Stock which compromise some of the common stock equivalents calculated in Note 1.

The Series C Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series D Convertible Preferred Stock

On July 6, 2020, September 15, 2021 and March 20, 2022, the Company amended its Series D Designation from January 14, 2020. These Amendments changed the number of shares to 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series D Convertible Preferred Stock ("the Series D Preferred Shares.")

Series D Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

During the year ended December 31, 2021, 46,649 shares of Series D Preferred Share were purchased for $233,244 of which Stephen Thomas, CEO of the Company, acquired 36,649 for $183,244.  The remainder of the shares were purchased by a third party.

As of December 31, 2023, there are 46,649 Series D Preferred shares outstanding.

The Series D Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

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Series E Convertible Preferred Stock

On March 20, 2022, the Company amended its Series E Designation from November 10, 2021.  As amended, the Company designated 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series E Convertible Preferred Stock ("the Series E Preferred Shares").

Series E Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series E Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C and D Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series E Preferred Stock at between 115% and 140%.

As of December 31, 2023, there are 2,043,507 Series E Preferred shares outstanding as a result of exchanges of accounts payable, financing arrangements and lease agreements.  The Series E Preferred shares were given a fair value by a third-party valuation of $6.53 per share for which they were recorded as of December 31, 2022.  The difference between the valuation at $6.53 per share or $13,344,101 and the amount of accounts payable, financing arrangements and lease agreement balances of $10,987,307 or $2,356,794 was recorded as a loss on debt extinguishment for the year ended December 31, 2022.

The Series E Preferred Stock is classified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Common Stock

As of December 31, 2023, we had authorized 4,500,000,000 shares of Common Stock, of which 2,456,634,910 common shares are issued and outstanding.  On January 17, 2024, this was increased to 15,000,000,000.

Common Stock Issued for Conversion of Debt

During the year ended December 31, 2023, the Company issued 1,140,904,043 common shares valued at $1,206,188 for $846,479 of principal, interest, penalties and fees and recorded a loss on extinguishment of $632,220.  During the year ended December 31, 2022, the Company issued 333,871,496 common shares valued at $1,439,894 for $1,076,782 of principal, interest, penalties and fees and recorded a loss on extinguishment of $363,112.

Common Stock Issued for Services

On August 6, 2023 and December 18, 2023, the Board granted 1,000,000 and 2,000,000 shares, respectively, of common stock of the Company to consultants for their consulting services rendered to the Company. The shares are to be considered fully vested upon grant and represented partial payment for past services rendered.  These shares were recorded to expense at $1,100 and $800, respectively, for the year ended December 31, 2023.

On September 8, 2023, the Board of Directors granted 52,830,333 shares of common stock to Edward Cabrera, Eduardo Cabrea and Mawe Capital Management, LLC for a $75,000 fee in relation to raising capital. The shares are to be considered fully vested upon grant. The share numbers have been calculated based on the average 5-day price per share of TPTW common stock of $0.00144 to get 52,830,333 shares. The common shares will have piggyback rights and shall be registered in any filed registration form. If the average closing price during the five prior to Friday, September 30, 2023 is more than 50% of the five days prior to the signing of this agreement, then the cash difference from the $75,000 may be applied to reduce any Network 1 advisory fee (if there are any) for the NASDAQ listing process.  These shares were recorded as expense at $85,628 for the year ended December 31, 2023.

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Common Stock Issued for Expenses and Liabilities

The Company issued 7,500,000 shares of stock to Mr. Littman in accordance with its December 28 and 29, 2020 agreements as described in Note 5.  These shares were included in a Form S-1 filed by the Company on January 15, 2021.  During the year ended December 31, 2021, it was determined in accordance with an underlying agreement, that there was a deficiency of approximately $185,000 from net sales proceeds from sales of the shares and as such, this amount is accounted for in accounts payable as of December 31, 2023.

Effective October 1, 2023, but consummated on October 26, 2023, the Company entered into an Advisory Services Agreement to receive information technology advisory services with a focus on Machine Learning and Artificial Intelligence with the objective of enhancing the Company’s various platforms.  The term of the agreement is 360 days, if no default by either party, and can be renewed by written notice of at least 20 days prior to the end of each renewal term.  Compensation under the agreement is such that on or before October 15, 2023, the Company shall pay $12,500 in cash or in registered Stock (common stock, registered on Form S-1 or S-8). Thereafter on November 15, 2023 the Company shall pay an amount equal to $288,000 and on December 15, 2023 an amount equal to $100,000 with the final payment an amount equal to $100,000 due on or before January 15, 2024 (the “Due Date”) for a total payment equal to five hundred thousand dollars, in cash or in S-8 Stock, in the form at the discretion of the Company. If the Company elects to pay the Consultant in form of S-8 Stock, it will be paid and calculated based on the lowest traded bid price for the common stock during the previous 25 trading days prior to the applicable Due Date. In no event, the value of the payment for Services made by the Company will be less than USD $500,000. The Company plans to use current fundraising activities to fund the agreement or may choose to pay in common stock of the Company.  The Company has agreed to reserve 325,000,000 shares of common stock with it’s transfer agent for this agreement.  Besides customary initiation fees of around $16,000 and late fees of $20,000 for any installment payment or common shares not being properly reserved with the transfer agent.  Other than the reservation of stock with the transfer agent, there have been no cash payments on this agreement to date.  $416,000 has been expensed in the statement of operations for the year ended December 31, 2023 for this agreement.

Subscription Payable (Receivable)

As of December 31, 2023, the Company has recorded $(3,265) in stock subscription payable, which equates to the fair value on the date of commitment, of the Company’s commitment to issue the following common shares:

Shares receivable under terminated acquisition agreement	(3,096,181)
Net commitment	(3,096,181)

During the year ended December 31, 2021, the Company agreed to a consulting agreement with one of its newest directors, John Wharton, which Agreement was for the issuance of 3,000,000 shares of common stock to vest over two years starting July 30, 2021. These shares were valued at $42,600 and were expensed at $1,775 per month. As of December 31, 2023, 3,000,000 common shares have vested and were issued and $42,600 expensed.

Effective November 1, 2017, the Company entered into an agreement to acquire Hollywood Rivera, LLC and HRS Mobile LLC (“HRS”). In March 2018, the HRS acquisition was rescinded and 3,096,181 shares of common stock which were issued as consideration are being returned by the recipients. As such, as of December 31, 2023 and 2022 the shares for the HRS transaction are reflected as subscriptions receivable based on their par value.

Warrants Issued with Convertible Promissory Notes

As of December 31, 2023, there were 129,116,666 warrants outstanding that expire in five years or in the years ended December 31, 2024 -2027.  As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 1,000,000 warrants to purchase 1,000,000 common shares of the Company at 70% of the current market price.  Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.  However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

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On January 31, 2022, TPT Global Tech, Inc. issued warrants in conjunction with the issuance of Talos and Blue Lake Note Agreements.  Warrants to purchase 18,116,666 shares of common stock at $0.015 per share provided, however, that if the Company consummates an uplist offering on or before July 6, 2022 then the exercise price shall be 110% of the offering price at which the uplist offering is made.

The warrants issued under these convertible promissory notes were considered derivative liabilities valued at $40,817 of the total $9,827,723 derivative liabilities as of December 31, 2023. See Note 5.

Common Stock Reservations

The Company has reserved internally 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

We have reserved 20,000,000 shares of Common Stock of the Company to grant to certain employees and consultants as consideration for services rendered and that will be rendered to the Company.

Agreement to Convert Debt

On July 31, 2023, the Company and Michael Murphy, shareholder and debt holder, entered into a Conversion Shares Purchase Agreement by which Mr. Murphy has agreed to an automatic conversion of his outstanding principal debt, as well as related accrued interest if elected by Mr. Murphy, into shares of the Company’s Series E Preferred Stock or an equity stock that subsequent to the agreement the Company may have issued to any party that has favorable terms to the Series E Preferred Stock, upon the Company’s intended uplist to a major exchange in conjunction with its capital raise through the capital markets.  This principal amount is $2,397,329 as of December 31, 2023.

Non-Controlling Interests

QuikLAB Mobile Laboratories

In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC.  QuikLAB 4, LLC was subsequently dissolved.  It was the intent to use these entities as vehicles into which third parties would invest and participate in owning QuikLAB Mobile Laboratories.  As of December 31, 2023, Quiklab 1 LLC, QuikLAB 2, LLC and QuikLAB 3, LLC have received an investment of $470,000, of which Stephen Thomas and Rick Eberhardt, CEO and COO of the Company, have invested $100,000 in QuikLAB 2, LLC.  During the year ended December 31, 2021, one investor entered into an agreement at their request, to have their investment returned.  $10,000 of this investment was returned with the remaining $60,000 being reclassified to an accounts payable in the balance sheet as of December 31, 2023.

The third party investors and Mr. Thomas and Mr. Eberhart, will benefit from owning 20% of QuikLAB Mobile Laboratories specific to their investments.  The Company owns the other 80% ownership in the QuickLAB Mobile Laboratories.  The net loss attributed to the non-controlling interests from the QuikLAB Mobile Laboratories included in the statement of operations for the nine months ended December 31, 2023 and 2022 and is $12 and $12,025, respectively.

Other Non-Controlling Interests

TPT Strategic, Air Fitness and TPT Asia are other non-controlling interests in which the Company owns 0%, 75%, and 78%, respectively.  There is little activity in any of these entities.  The net loss attributed to these non-controlling interests included in the statement of operations for the year ended December 31, 2023 and 2022 is $11,376 and $5,380, respectively.

As a result of the Agreement and Plan of Merger among TPT SpeedConnect and Asberry 22 Holdings, net income of 14% or $28,747 was accounting for as a noncontrolling interest in the statement of operations for the year ended December 31, 2023.

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NOTE 9 - COMMITMENTS AND CONTINGENCIES

Accounts Payable and Accrued Expenses

Accounts payable:	2023	2022
Related parties (1)	$1,308,051	$831,502
General operating	5,288,994	5,395,422
Accrued interest on debt (2)	3,002,630	2,095,955
Credit card balances	148,568	167,517
Accrued payroll and other expenses (3)	1,911,997	951,022
Taxes and fees payable	642,640	642,640
Total	$12,302,880	$10,084,058

_____________

(1)	Relates to amounts due to management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end.
(2)	Portion relating to related parties is $1,092,944 and $842,340 for December 31, 2023 and 2022, respectively.
(3)	$107,757, net of advances, of this is payable is to Stephen J. Thomas, III, CEO.

Operating lease obligations

The Company adopted Topic 842 on January 1, 2019. The Company elected to adopt this standard using the optional modified retrospective transition method and recognized a cumulative-effect adjustment to the consolidated balance sheet on the date of adoption. Comparative periods have not been restated. With the adoption of Topic 842, the Company’s consolidated balance sheet now contains the following line items: Operating lease right-of-use assets, Current portion of operating lease liabilities and Operating lease liabilities, net of current portion.

As all the existing leases subject to the new lease standard were previously classified as operating leases by the Company, they were similarly classified as operating leases under the new standard. The Company has determined that the identified operating leases did not contain non-lease components and require no further allocation of the total lease cost. Additionally, the agreements in place did not contain information to determine the rate implicit in the leases, so we used our estimated incremental borrowing rate as the discount rate. Our weighted average discount rate is 10.0% and the weighted average lease term of 2.44 years.

We have various non-cancelable lease agreements for certain of our tower locations with original lease periods expiring between 2024 and 2044. Our lease terms may include options to extend or terminate the lease when it is reasonably certain we will exercise that option. Certain of the arrangements contain escalating rent payment provisions. An equipment lease described below and leases with an initial term of twelve months have not been recorded on the consolidated balance sheets. We recognize rent expense on a straight-line basis over the lease term.

As of December 31, 2023 and 2022, operating lease right-of-use assets arising from operating leases were $0 and $0, respectively. During the year ended December 31, 2023, cash paid for amounts included for the measurement of lease liabilities was $356,350 and the Company recorded lease expense in the amount of $941,142 in cost of sales.

The Company entered an operating agreement to lease colocation space for 5 years.  This operating agreement started October 1, 2020 for $7,140 per month.  In addition, the Company entered into office space for Blue Collar which started April 2021 and runs for 3 years beginning at an average of $4,150 for the first six months, $8,300 for twelve months, $8,549 for the next twelve months and $8,805 for the following twelve months.  All other lease agreements for office space are under lease agreements for one year or less.

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The following is a schedule showing the future minimum lease payments under operating leases by years and the present value of the minimum payments as of December 31, 2023.

2024	8,493,165
2025	503,128
2026	152,853
2027	9,755
2028	3,882
Thereafter	62,117
Total operating lease liabilities	9,224,900
Amount representing interest	(147,670)
Total net present value	$9,077,230

Office lease used by CEO

During the years ended December 31, 2023 and 2022, the Company entered into a lease of 12 months or less for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The Company has paid $30,000 and $30,000 in rent and utility payments for this space for the year ended December 31, 2023 and 2022, respectively.

Financing lease obligations

Future minimum lease payments are as follows:

2024	$738,847
2025	—
2026	—
2027	---
2028	---
Thereafter	—
Total financing lease liabilities	738,847
Amount representing interest	—
Total future payments (1)	$738,847

____________________

(1) Included is a Telecom Equipment Lease is with an entity owned and controlled by shareholders of the Company and was due August 31, 2020, as amended.

Other Commitments and Contingencies

Employment Agreements

The Company had employment agreements with certain employees of SDM, K Telecom and Air Fitness. The agreements are such that SDM, K Telecom and Air Fitness, on a standalone basis in each case, must provide sufficient cash flow to financially support the financial obligations within the employment agreements.  The employment agreements for SDM and Aire Fitness were terminated with the exchange of debt for Series E Preferred Stock.  See Note 8.

On May 6, 2020, the Company entered into an agreement to employ Ms. Bing Caudle as Vice President of Product Development of the Media One Live platform for an annual salary of $250,000 for five years, including customary employee benefits. The payment was guaranteed for five years whether or not Ms. Caudle is dismissed with cause.  This employment agreement was effectively modified with the Software Acquisition Agreement described in Note 5 such that the Company is required to make payroll payments of $250,000 per year for five years to Ms. Caudle and payroll payments totaling $150,000 over three years to her daughter.

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Litigation

We have been named in a lawsuit by EMA Financial, LLC (“EMA”) for failing to comply with a Securities Purchase Agreement entered into in June 2019.   More specifically, EMA claims the Company failed to honor notices of conversion, failed to establish and maintain share reserves, failed to register EMA shares and by failed to assure that EMA shares were Rule 144 eligible within 6 months.  EMA has claimed in excess of $7,614,967 in relief.  The Company has filed a motion in response for which EMA has filed a motion to dismiss.   The Company does not believe at this time that any negative outcome would result in more than the $1,006,997 it has recorded on its balance sheet as of December 31, 2023.

We have been named in a lawsuit by a collection law firm on behalf of Pinnacle Towers LLC and Crown Atlantic Company Inc., against TPT Global Tech, Inc.  The claim derives from an outstanding debt by incurred by Copperhead Digital.  The lawsuit is over unpaid rent that should have been paid by Copperhead Digital but was not paid.  The Company believes it has several defenses to this claim and is in the process of communicating with opposing counsel for dismissal of the claims which amount to $386,030 plus interest, costs and attorney fees.  The Company has accounted for approximately $600,000 in payables on its consolidated balance sheet as of December 31, 2023 for this subsidiary payable.

We have been named in a lawsuit by a collection law firm on behalf of American Tower and related entities, against TPT Global Tech, Inc.  The claim derives from an outstanding debt or unpaid tower lease payments. The Company believes it has several defenses to this claim and is in the process of communicating with opposing counsel for dismissal or negotiation of the claims which amounts to $2,891,886, including payment due for all future tower payments not yet incurred under various tower lease agreements.  The Company has accounted for approximately $2,959,594 in payables and operating lease liabilities on its consolidated balance sheet as of December 31, 2023 for this liability. Management does not believe any negative outcome to this lawsuit would amount to more than this.

In total, lawsuits are being threatened or have been put forth by vendors in relation to tower lease payments in accordance with tower lease agreements that were entered into.  The claims are currently being investigated or negotiated and the amount in controversy being claimed is approximately $5,556,484, which the Company has accounted for $5,926,731 in its consolidated balance sheet as of December 31, 2023.

We have been named in lawsuits by three merchant debt companies, Mr. Advance, CLOUDFUND and Fox Capital versus TPT SpeedConnect and TPT for non-payment under the debt agreements for which the companies received judgements against the TPT SpeedConnect and TPT.  The judgements totaled $633,264, including legal and other fees for which the Company had $624,531 recorded in Debt Financing Agreements of which $87,065 was remitted to Mr. Advance during the year ended December 31, 2023 leaving an accrued balance of $537,466 as of December 31, 2023.  We are in negotiations with these companies to restructure payment and work out acceptable terms.  Management believes it will not have to pay more than what it has recorded in accounts payable.

We have been named in a lawsuit by AHS Staffing, LLC against TPT MedTech, LLC claiming unpayment of $159,959 in billings for medical staffing services rendered by AHS Staffing, LLC on behalf of TPT MedTech. The Company believes it has defenses for a portion of the services rendered but has recorded a payable in accounts payable in the consolidated balance sheet of $120,967. Management does not believe that an unfavorable outcome will result in payment of more than is recorded in accounts payable.

The Company has been named in a lawsuit, Robert Serrett vs. TruCom, Inc., by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. We learned that Mr. Serrett received a default judgement in Texas on May 15, 2018 for $70,650 plus $3,500 in attorney fees and 5% interest and court costs.  However, he has made no attempt that we are aware of to obtain a sister state judgment in Arizona, where TruCom resides, or to try and enforce the judgement and collect.  Management believes it has good and meritorious defenses and does not belief the outcome of the lawsuit will have any material effect on the financial position of the Company.

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect. We anticipate that we (including current and any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations.

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Customer Contingencies

The Company has collected $338,725 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of these amounts. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of December 31, 2023 and 2022.

Stock Contingencies

The Company has convertible debt, preferred stock, options and warrants outstanding for which common shares would be required to be issued upon exercise by the holders.  As of December 31, 2023, the following shares would be issued:

2023
Convertible Promissory Notes	73,476,125,073
Series A Preferred Stock (1)	175,986,864,598
Series B Preferred Stock	2,588,693
Series D Preferred Stock	923,742,574
Series E Preferred Stock	40,465,485,149
Stock Options and warrants	129,116,666
290,983,922,753

_____________________

(1) Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of the then outstanding common stock upon conversion.  The Company would have to authorize additional shares for this to occur as only 4,500,000,000 shares were authorized as of December 31, 2023.

Part of the consideration in the acquisition of Air Fitness was the issuance of 500,000 restricted common shares of the Company vesting and issuable after the common stock reaches at least a $1.00 per share closing price in trading.  To date, this has not occurred but may happen in the future upon which the Company will issue 500,000 common shares to the non-controlling interest owners of Air Fitness.

NOTE 10 – RELATED PARTY ACTIVITY

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,308,051 and $831,502, respectively, as of December 31, 2023 and 2022 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet. See Note 9.

As is mentioned in Note 8, Reginald Thomas was appointed to the Board of Directors of the Company in August 2018. Mr. Thomas is the brother to the CEO Stephen J. Thomas III. According to an agreement, as modified, with Mr. Reginald Thomas, he is to receive $5,000 per quarter and received 1,000,000 shares of restricted common stock valued at approximately $120,000 which is fully vested. The quarterly payment of $5,000 may be suspended by the Company if the Company has not been adequately funded.

Leases

See Note 9 for office lease used by CEO.

Amounts Receivable – Related Party

As of December 31, 2023 and 2022, there are amounts due from management/shareholders of $0 and $265,273, respectively, included in amounts receivable – related party, primarily receivable from Mark Rowen of Blue Collar.  See Note 9 for amounts payable to Stephen J. Thomas, III.

F-68

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and VuMe Live within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

NOTE 11 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company's chief operating decision maker (“CODM”) has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company considers its most significant segments for 2023 and 2022 are those in which it is providing Broadband Internet through TPT SpeedConnect and Media Production services through Blue Collar Medical Testing services through TPT MedTech and QuikLABs.

The following table presents summary information by segment for the twelve months ended December 31, 2022 and 2021, respectively:

2023
	TPT SpeedConnect	Blue Collar	TPT MedTech and QuikLABS	Corporate and other	Total
Revenue	$3,007,384	285,092	—	5,440	$3,297,916
Cost of revenue	$(2,149,794)	(141,892)	—	(44,089)	$(2,335,775)
Net income (loss)	$218,603	(475,818)	(1,635)	(10,142,740)	$(10,401,590)
Depreciation and amortization	$—	—	—	(2,455)	$(2,455)
Gain(loss/impairment) on debt extinguishment	$—	—	—	632,220	$632,220
Derivative gain (expense)	$—	—	—	(5,436,087)	$(5,436,087)
Interest expense	$(47,355)	(12,653	—	(1,699,392)	$(1,759,399)
Total assets	$70,875	29,947	3,807	—	$104,629

2022
	TPT SpeedConnect	Blue Collar	TPT MedTech and QuikLABS	Corporate and other	Total
Revenue	$5,429,010	1,522,490	89,755	268,741	$7,309,996
Cost of revenue	$(4,620,270)	(895,890)	—	(281,871)	$(5,798,031)
Net income (loss)	$(5,614,104)	(1,282,145)	(260,720)	(14,592,951)	$(21,749,920)
Deemed dividend related to modification of Series A Preferred Stock	—	—	—	(39,866,742)	(39,866,742)
Depreciation and amortization	$(530,579)	(6,820)	(44,793)	(657,933)	$(1,240,125)
Impairment/loss on debt extinguishment	$(4,283,263)	(1,042,636)	—	(4,205,469)	$(9,531,368)
Derivative gain (expense)	$—	—	—	(650,071)	$(650,071)
Interest expense	$(570,499)	(98,179)	—	(4,086,708)	$(4,755,386)
Total assets	$68,086	643,029	3,800	316,325	$1,031,240

F-69

NOTE 12 – DISCONTINUED OPERATIONS

On September 11, 2023, Everett Lanier and the Company agreed to a Settlement Agreement and Mutual Release (“Settlement Agreement”).  The Settlement Agreement compromises, settles, and otherwise resolves all claims, compensation claims, benefit claims, or allowances, ownership of TPT Strategic Series B Preferred Stock, and all other potential claims between the Company or its officers, directors, shareholders, or representatives and Mr. Lanier arising from or relating to Second Parties’ activities during the period from approximately the acquisition date of IST to September 11, 2023.  The Company and Mr. Lanier reached a settlement of certain matters, any payables to or from the Company from or to outside parties of TPT Strategic which would be a claim, and certain stock ownership of TPT Strategic under the terms of the Settlement Agreement.

Revenue and income (net loss) contributed by IST for the year ended December 31, 2023 were $107,639 and $1,090,047 and $(557), respectively.   As a result of the Settlement Agreement, revenues and expenses are disclosed net in the statement of operations as net loss from discontinued operations of $557.  The Company also calculated the effects of the Settlement Agreement on recorded numbers and have recorded $126,101 in gains from disposal of discontinued operations for the nine months ended September 30, 2023.

Included in the calculation of net liabilities of discontinued operations and recorded as gain from disposal of discontinued operations for IST for the year ended year ended December 31, 2023 are the following:

Assets of IST	$633,095
Liabilities of IST	759,196
Net liabilities of IST recognized as gain on disposal of discontinued operations	$126,101

Asset and liabilities included in net liabilities of discontinued operations at December 31, 2022 are the following:

Assets of IST	$616,263
Liabilities of IST	$717,414

Net cash flows for the year ended December 31, 2023, for discontinued operations is the following.

Net loss	$(557)
Depreciation	91
Change in current assets and liabilities:
Accounts receivable	(23,362)
Prepaid expenses and other	27,519)
Accounts payable	55,381
Net cash flows from operating activities of discontinued operations	4,034

Net cash used in financing activities of discontinued operations
Proceeds from notes receivable	8,455
Proceeds from bank overdraft	7,367
Advances on notes receivable – related party	(31,722)
Payments on notes payable	(16,805)
Net cash used for financing activities of discontinued operations	32,705
Net change in cash of discontinued operations:	(28,671)
Beginning cash balance	28,671
Ending cash balance	0

F-70

NOTE 13 – SUBSEQUENT EVENTS

Financing Arrangements

Standby Equity Commitment Agreement

On February 15, 2024, the Company entered into a Standby Equity Commitment Agreement, dated February 14, 2024 (the "SECA") with MacRab LLC, a Florida limited liability company (the "MacRab"). The SECA provides the Company with an option to sell up to $3,000,000 worth of the Company's common stock to MacRab, in increments, over the period ending twenty-four (24) months after the date that a related registration statement is deemed effective by the U.S. Securities and Exchange Commission, pursuant to the terms and conditions contained in the SECA. The purchase price per share, for each respective put under the SECA, is equal to 90% of the average of the two (2) lowest volume weighted average prices of the Common Stock during the six (6) trading days following the clearing date associated with the respective put under the SECA.  The Company will pay a finders fee on each increment drawn of up to 8% in cash and 8% in restricted common shares of the Company.

1800 Diagonal Financing

Dated February 7, 2024, but consummated on February 12, 2024, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a Convertible Promissory Note (“1800 Diagonal Note #4”) totaling $92,000.  The 1800 Diagonal Note #4, upon the terms and subject to certain general limitations and conditions, bears an interest rate of 22% including a one-time earned interest charge of 12% or $11,040, resulted in cash received by the Company of $75,000 net of expenses and discount of $12,000. Required payments shall be 9 monthly payments of $11,449 starting March 15, 2024 with a total payback of $103,040.  The Holder may convert the outstanding unpaid principal amount into restricted shares of Common Stock of the Company at a discount of 35% of the Market Price, as indicated or upon default.  There are no warrants or options attached to this Note. The Company has initially reserved 750,000,000 shares of Common Stock for conversion pursuant to the 1800 Diagonal Note #4.  As a condition of funding this 1800 Diagonal Note #4, the Company increased share reserves on previous 1800 Diagonal Lending Notes by 750,000,000 shares.

Dated March 25, 2024, TPT Global Tech, Inc. and 1800 Diagonal Lending LLC entered into a Convertible Promissory Note (“1800 Diagonal Note #5”) totaling $66,000.  The 1800 Diagonal Note #5, upon the terms and subject to certain general limitations and conditions, bears an interest rate of 22% including a one-time earned interest charge of 19% or $12,540, resulted in cash received by the Company of $50,000 net of expenses and discount of $11,000. Required payments shall be $47,124 on September 30, 2024 and $10,472 on each of October 30 2024, November 30, 2024 and December 30, 2024 with a total payback of $78,540.  The Holder may convert the outstanding unpaid principal amount into restricted shares of Common Stock of the Company at a discount of 39% of the Market Price, as indicated or upon default.  There are no warrants or options attached to this Note. The Company has initially reserved 1,400,000,000 shares of Common Stock for conversion pursuant to the 1800 Diagonal Note #5.

FirstFire Financing

On May 6, 2024, the Company received $40,000 as an advance from FirstFire Global Opportunity Fund, LLC.  This advance is intended to be an advance from an intended $75,000 convertible promissory note that is being drafted and will be consummated in the near future.  There is no agreed upon definite terms as of the advance but that they include convertibility to common shares at a discount to market and a reservation of 1,250,000,000 common shares with the transfer agent for conversion. 625,000,000 of these shares have been reserved at the tie of the advance. The purpose of the advance was for working capital purposes.

Roy D. Foreman Business Development and Professional Services Consulting Agreement

On January 30, 2024, TPT Global Tech, Inc. dba TPT Entertainment and Media LLC and Roy D. Foreman (“Mr. Foreman”) entered into a Business Development and Professional Services Consulting Agreement. TPT engaged Mr. Foreman as President of the TPT’s US Domestic and International Boxing Division to provide business development and/or professional services related to making introductions to funding sources and the launch of TPT’s Live Mobile TV Broadcasting on TPT’s VuMe Super App platform.

Mr. Foreman will receive $500,000 USD, payable in TPT equity stock as compensation for consultant services as President of the TPT Global Tech dba TPT Media and Entertainment Division for which $100K USD of those service have been considered rendered. TPT equity stock shall mean common or preferred stock as created, or which may exist, by TPT Global Tech and agreed to by Mr. Foreman. The remaining payment will be rendered upon a successful Launch of the VuMe Boxing division or a successful strategic partnership, branding, marketing, distribution or Network affiliation agreement.  Once first bridge financing has been raised Mr. Foreman will receive $7,500.00 per month as a consultant fee until additional capital has been raised to move consultant to W2 employment status with full employee benefits and the participation in the company’s employee stock option plan. At this stage Mr. Foreman will enter into a full company employment agreement.

F-71

Sean Jones Business Development and Professional Services Consulting Agreement

On April 15, 2024, TPT Global Tech, Inc. dba TPT Entertainment and Media LLC and D. Sean Jones (“Mr. Jones”) entered into a Business Development and Professional Services Consulting Agreement. TPT engaged Mr. Jones as Executive Vice President of Business Development and In-House Counsel to provide business development and/or professional services related to making introductions to funding sources and the launch of TPT’s Live Mobile TV Broadcasting on TPT’s VuMe Super App platform.

Mr. Jones will receive $375,000 of stated value of TPT Global Tech Series F Preferred Shares, $5.00 per share, or 75,000 shares as compensation for services considered rendered as Executive Vice President of Business Development and In-House Counsel.

At this time, there is no designation for the TPT Global Tech Series F Preferred shares. It is intended that the Series F preferred shares will have the same or similar features to the TPT Global Tech Series E preferred shares, but this cannot be assured without a definite completed designation accepted by the State of Florida. Ultimately, the designation submitted and approved by the state of Florida will be the governing designation for the Series F shares and used for this agreement.

Additional compensation shall be provided upon a successful launch of VuMe or a successful strategic partnership, branding, marketing, distribution, or network affiliation agreement. Mr. Jones shall have the option to receive, upon the successful launch of VuMe, monthly compensation commensurate with TPT's upper level management and transition to W2 employment status with full employee benefits and participation in the company's employee stock option plan.

Amendments to Articles of Incorporation or Bylaws

On January  17, 2024, the Board of Directors of the Company  in accordance with the provisions of the Articles of Incorporation, as amended, and by-laws of the Company amended the Articles of Incorporation to increase the authorized number of common shares by Ten Billion Five Hundred Million (10,500,000,000) which increased the total authorized common shares to Fifteen Billion (15,000,000,000) with all common shares having the then existing rights powers and privileges as per the existing amended Articles of Incorporation and Bylaws of the Company.

Common Stock Issuances

Subsequent to December 31, 2023, FirstFire and 1800 Diagonal exercised their rights to convert $151,636 of principal amounts into 410,050,045 of shares of common stock.

Amendment and Restatement of the TPT Global Tech, Inc. Stock Option, Compensation, and Award Incentive Plan.

On February 1, 2024, by unanimous written consent, the Board of Directors and Majority Shareholder of TPT Global Tech, Inc. (the “Company”) approved and adopted an amendment and restatement of the 2024 TPT Global Tech, Inc. Stock Option, Compensation, and Award Incentive Plan (the “Plan”) to increase the maximum number of common shares, with a par value of $0.001 (“Common Shares”), available for grant to participants under the Plan to 3,500,000,000 Common Shares. In addition, the Plan was amended to define “Eligible Person” as an Employee, Consultant (Person or Professional Services Company) or Director of the Company, any Parent or any Subsidiary. A company other than a Professional Services Company is NOT eligible and “Issuance for Compensation for Services” shall mean the issuance for valuable and adequate consideration determined by the Board as determined by performance pursuant to an agreement. This Plan amends and supersedes any and all prior Plans.

Subsequent events were reviewed through the date the financial statements were issued.

F-72

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Item 13. Other Expenses of Issuance and Distribution.

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees (estimated)	$25,000
Audit Fees (1)	$350,000
Transfer Agent Fees (estimated)	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$10,000
Printing Costs and Miscellaneous Expenses (estimated)	$30,000
Total	$417,000

__________

(1) Involves audit and other fees for the years ended December 31, 2023 and 2022.

Item 14. Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Florida Revised Statutes and the bylaws.

Under the Florida Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Florida law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Florida law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

II-1

Item 15. Recent sales of unregistered securities.

Aside from what has been disclosed in our Registration Statement on Form S-1/A dated February 13, 2019, amended December 10, 2019, September 14, 2020 and September 29, 2020, and Registration Statement on Form S-8 dated September 25, 2020, Registration Statement on Form S-1 dated October 28, 2020 and amended on January 15, 2021, Registration Statement on Form S-1 dated June 30, 2021, amended on July 6, 2021 and July 14, 2021, Registration Statement on Form S-1 dated February 25, 2022 and amended March 1, 2022, we have issued the following pursuant to conversions of amounts due under convertible promissory notes.  Otherwise, we have not sold unregistered securities in the past 2 years without registering the securities under the Securities Act of 1933.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

II-2

2024 Conversions

	Date	Principal	Accrued Int & Fees	Share Amounts	Price Per Share
FirstFire	2/28/2024	87,500	—	125,000,000	0.0007
	5/16/2024	98,000		140,000,000	0.0007
		185,500		265,000,000

1800 Diagonal	1/2/2024	26,000	—	115,555,556	0.000225
	1/8/2024	26,000	---	115,555,556	0.000225
	2/5/2024	12,136	—	53,938,933	0.000225
	5/13/2024	19,520	---	80,000,000	0.000244
	5/28/2024	28,180	---	153,989,071	0.000183
	5/30/2024	28,180	---	153,989,071	0.000183
	6/3/2024	30,990	---	169,344,262	0.000183
	6/7/2024	22,410	---	130,752,568	0.000183
		193,416	—	973,125,017
		378,916		1,238,125,017

During 2024, between June 28, 2024 and June 30, 2024, the Company received requests to convert 21,000 shares of Series D Preferred Stock and 117,709 shares of Series E Preferred Stock, which combined will equal 2,642,079,238 shares of common stock being issued to affiliates and non-affiliates according to the features of the Series D and Series E Preferred Stock.

2023 Conversions

	Date	Principal	Accrued Int & Fees	Share Amounts	Price Per Share
FirstFire	2/14/2023	60,000	—	50,000,000	0.0012
	2/27/2023	78,000	—	65,000,000	0.0012
	3/14/2023	78,000	—	65,000,000	0.0012
	7/24/23	96,000	—	80000000	0.0012
	11/8/2023	102,000	—	85,000,000	0.0012
		414,000	—	345,000,000

Cavalry Investment	1/30/2023	22,000		18,333,334	0.0012
	2/17/2023	27,000	—	22,500,000	0.0012
		49,000	—	40,833,334

Cavalry Fund I	1/30/2023	44,000		36,666,667	0.0012
	2/17/2023	54,000	—	45,000,000	0.0012
	3/8/2023	33,230	—	36,922,043	0.0009
		131,230	—	118,588,710

1800 Diagonal	1/4/2023	35,000		31,818,182	0.0011
	1/6/2023	40,000	—	36,363,636	0.0011
	1/17/2023	50,000	—	41,666,667	0.0012
	1/20/2023	21,094	—	17,577,958	0.0012
	8/10/23	17,000	—	25,000,000	0.0007
	10/31/23	14,000	—	93,333,333	0.00015
	11/7/23	35,530	—	93,500,000	0.00038
	12/18/23	8,000		106,666,667	0.000075
	12/20/23	5,625		75,000,000	0.000075
	12/26/23	26,000	—	115,555,556	0.000225
		252,249	—	636,481,999

Total Conversions 2023		846,479	—	1,140,904,043

II-3

2022 Conversions
	Date	Principal	Accrued Int & Fees	Share Amounts	Price Per Share
FirstFire	9/15/2022	59,160	—	17,000,000	0.0035
	10/19/2022	61,875	—	50,000,000	0.0012
	12/14/2022	125,625	—	50,000,000	0.0025
		246,660	—	117,000,000

Talos	9/1/2022	271,750	28,925	40,090,000	0.0075
		271,750	28,925	40,090,000

Blue Lake	9/8/2022	263,585	96,863	48,059,600	0.0075
		263,585	96,863	48,059,600

Cavalry Investment	11/15/2022	18,000	—	15,000,000	0.0012
		18,000	—	15,000,000

Cavalry Fund I	10/25/2022	—	25,000	20,161,290	0.0012
	11/15/2022	36,000	—	30,000,000	0.0012
		36,000	—	50,161,290

1800 Diagonal	11/17/2022	25,000	—	20,833,333	0.0012
	12/22/2022	40,000	—	20,000,000	0.0020
	12/30/2022	25,000	—	22,727,273	0.0011
		90,000	—	63,560,606

Total Conversions 2022		925,995	147,288	333,871,496

We have filed Forms with the SEC related to convertible promissory notes for which the underlying common shares have not been registered. Details of the convertible promissory notes can be found at http://sec.gov.

Exemption From Registration Claimed

All of the above sales by us of our unregistered securities were made by us in reliance upon Rule 506 of Regulation D and Section 4(a)(5) of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to us and our management, through pre-existing business relationships, as long-standing business associates and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

Issuer Purchases of Equity Securities

We did not repurchase any shares of our Common Stock during the period ended March 31, 2024.

II-4

Item 16. Exhibits

EXHIBITS INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
3.1	Articles of Incorporation of Chatham International, Inc. (9.30.96)	S-1	3.1	12/15/17
3.2	Articles of Incorporation of Cornerstone Capital, Inc. (12.30.98)	S-1	3.2	12/15/17
3.3	Articles of Amendment of Art, Music & Entertainment, Inc. – name change to Global Assets & Services, Inc. (7.30.01)	S-1	3.3	12/15/17
3.4	Articles of Merger – Global Assets & Services. Inc. and SDE 3, Inc. (1.17.02)	S-1	3.4	12/15/17
3.5	Articles of Amendment of Global Assets & Services, Inc. – name change to Jointland Development, Inc. (12.27.04)	S-1	3.5	12/15/17
3.6	Articles of Amendment of Jointland Development, Inc. – Article IV amendment (4.5.10)	S-1	3.6	12/15/17
3.7	Articles of Amendment of Jointland Development, Inc. – name change to Gold Royalty Corp. (10.19.10)	S-1	3.7	12/15/17
3.8	Articles of Amendment of Gold Royalty Corp. – new name Reuben Cannon Entertainment, Inc. (8.24.12)	S-1	3.8	12/15/17
3.9	Articles of Amendment of Gold Royalty Corp. – new name Ally Pharma US, Inc. (10.31.12)	S-1	3.9	12/15/17
3.10	Articles of Amendment of Ally Pharma US, Inc. – new name TPT Global Tech, Inc.	S-1	3.10	12/15/17
3.11	Articles of Amendment of TPT Global Tech, Inc. – Preferred Stock Series A & B (2.6.15)	S-1	3.11	12/15/17
3.12	Articles of Incorporation of Copperhead Digital Holdings, Inc.	S-1	3.12	12/15/17
3.13	Articles of Organization of Trucom, LLC	S-1	3.13	12/15/17
3.14	Articles of Organization of CityNet Arizona, LLC	S-1	3.14	12/15/17
3.15	Certificate of Amendment of Transactive Intermedia, Inc. – name change to San Diego Media, Inc.	S-1	3.15	12/15/17
3.16	Articles of Organization of K Telecom and Wireless, LLC	S-1	3.16	12/15/17
3.17	Articles of Incorporation of Blue Collar, Inc.	S-1	3.17	12/15/17
3.18	Articles of Organization of Center for Education in TV and Radio LLC	S-1	3.18	12/15/17
3.19	Articles of Amendment to Articles of Organization of Center for Education in TV and Radio LLC name change to Hollywood Riviera Studio, LLC	S-1	3.19	12/15/17
3.20	Articles of Organization of HRS Mobile, LLC	S-1	3.20	12/15/17
3.21	Bylaws of TPT Global Tech, Inc.	S-1	3.21	12/15/17
3.22	Articles of Organization of TPT MedTech, LLC	1-A	3.22	7/2/20
3.23	Articles of Incorporation of InnovaQor, Inc.	1-A	3.23	7/2/20
3.24	Articles of Organization of TPT Federal, LLC	1-A	3.24	7/2/20
3.25	Articles of Organization of Quiklab 1 LLC	1-A/A	3.25	8/28/20
3.26	Articles of Organization of QuickLAB 2, LLC	1-A/A	3.26	8/28/20
3.27	Statement of Correction Correcting the Entity Name – QuikLAB 2, LLC	1-A/A	3.27	8/28/20

II-5

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
3.28	Articles of Organization of QuickLAB 3, LLC	1-A/A	3.28	8/28/20
3.29	Statement of Correction Correcting the Entity Name – QuikLAB 3, LLC	1-A/A	3.29	8/28/20
3.30	Articles of Organization of QuickLAB 4, LLC	1-A/A	3.30	8/28/20
3.31	Statement of Correction Correcting the Entity Name – QuikLAB 4, LLC	1-A/A	3.31	8/28/20
3.32	Articles of Amendment to Articles of Incorporation	8-K	3.32	9/17/21
3.33	Articles of Amendment to Articles of Incorporation	8-K	3.33	2/14/22
3.34	Articles of Amendment to Articles of Incorporation	8-K	3.34	7/20/22
3.35	Articles of Amendment to Articles of Incorporation	8-K	3.35	7/20/22
3.36	Articles of Amendment to Articles of Incorporation	8-K	3.36	7/20/22
3.37	Articles of Amendment to Articles of Incorporation	8-K	3.37	7/20/22
3.38	Articles of Amendment to Articles of Incorporation	8-K	3.38	7/20/22
3.39	Articles of Amendment to Articles of Incorporation	8-K	3.39	9/22/22
3.40	Articles of Amendment to Articles of Incorporation	8-K	3.40	2/24/23
3.41	Articles of Amendment to Articles of Incorporation	8-K	3.1	2/6/24
3.42	Articles of Amendment to Articles of Incorporation	S-1	3.42	6/28/24
4.1	Form of Vesting Warrants	S-1	4.1	12/15/17
4.2	Form of Unsecured Convertible Commercial Promissory Note - $250,000	S-1	4.2	12/15/17
4.3	Form of Commercial Convertible Promissory Notes	S-1	4.3	12/15/17
4.4	2017 TPT Global Tech, Inc. Stock Option And Award Incentive Plan	S-1	4.4	12/15/17
4.5	Series A Designation	S-1	4.5	12/15/17
4.6	Series B Designation	S-1	4.6	12/15/17
4.7	Promissory Note – HRS	S-1/A	4.7	2/23/18
4.8	Promissory Note – Blue Collar	S-1/A	4.8	2/23/18
4.9	Promissory Note - Blue Collar - Amendment No. 1 (2.9.18)	S-1/A	4.9	10/2/18
4.10	Promissory Note - MatrixSites, Inc. (10.31.17)	S-1/A	4.10	10/2/18
4.11	Series C Designation	S-1/A	4.11	10/2/18
4.12	Series D Designation	8-K	3(i)	3/10/20
4.13	Series D Designation Amendment	1-A	4.13	7/2/20
4.14	Form of Placement Agent Warrant	1-A POS	4.14	8/5/21
4.15	Amended Form of Placement Agent Warrant	1-A POS	4.15	9/22/21
4.16	Amended Form of Placement Agent Warrant	1-A POS	4.16	10/22/21
4.17	Series D Designation Amendment	POS AM	4.17	5/4/22

4.19	Amendment to Certificate of Designation of Series A	8-K	4.19	7/20/22
4.20	Amended and Restated Certificate of Designation of Series A	8-K	4.20	7/20/22
4.21	Amended and Restated Certificate of Designation of Series D	8-K	4.21	7/20/22
4.22	Certificate of Designation of Series E	8-K	4.22	7/20/22
4.23	Amended and Restate Certificate of Designation of Series E	8-K	4.23	7/20/22
4.24	2024 TPT Global Tech, Inc. Stock Option, Compensation, and Award Plan	8-K	10.2	2/6/24
4.25	Certificate of Designation of Series F Preferred Stock	S-1	4.25	6/28/24
4.26	Certificate of Designation of Series G Preferred Stock	S-1	4.26	6/28/24
5.1	Opinion re: Legality		*
10.1	Employment Agreement, Stephen J. Thomas, III	S-1	10.1	12/15/17
10.2	Employment Agreement, Gary Cook	S-1	10.2	12/15/17
10.3	Employment Agreement, Richard Eberhardt	S-1	10.3	12/15/17
10.4	Agreement and Plan of Merger – Ally Pharma US, Inc. and TPT Global, Inc. (9.30.14)	S-1	10.4	12/15/17
10.5	Purchase Agreement Ally Pharma US, Inc. and K Telecom and Wireless and Global Telecom International LLC (8.1.14)	S-1	10.5	12/15/17
10.6	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Copperhead Digital Holdings, Inc. (1.31.15)	S-1	10.6	12/15/17
10.7	Lease Agreement between Copperhead Digital Holdings, Inc. and Telecom Finance LLC (9.14.10)	S-1	10.7	12/15/17

II-6

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
10.8	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Port 2 Port, Inc. (9.30.15)	S-1	10.8	12/15/17
10.9	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (9.30.16)	S-1	10.9	12/15/17
10.10	Amendment #1 to Acquisition & Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (12.9.16)	S-1	10.10	12/15/17
10.11	Asset Acquisition Agreement between TPT Global Tech, Inc. and Interest Holders of the Lion Phone Technology (12.15.16)	S-1	10.11	12/15/17
10.12	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and MatrixSites, Inc.	S-1	10.12	12/15/17
10.13	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Hollywood Riviera LLC, HRS Mobile LLC (11.1.17)	S-1	10.13	12/15/17
10.14	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (11.3.17)	S-1	10.14	12/15/17
10.15	HRS Amendment	S-1/A	10.15	2/23/18
10.16	Amendment No. 1 – Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (2.9.18)	S-1/A	10.16	2/23/18
10.17	Amendment No. 2 – Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (3.29.18)	S-1/A	10.17	10/2/18
10.18	Amendment No. 3 - Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (3.29.18)	S-1/A	10.18	10/2/18
10.19	Independent Director Agreement, Arkady Shkolnik	S-1/A	10.19	10/2/18
10.20	Independent Director Agreement, Reginald Thomas	S-1/A	10.20	10/2/18
10.21	Product, Software & Services License Agreement – New Orbit Technologies, Inc. (4.17.17)	S-1/A	10.21	10/2/18
10.22	Rescission, Settlement Agreement and Mutual Release	S-1/A	10.22	10/2/18
10.23	Security & Pledge Agreement - Blue Collar	S-1/A	10.23	11/5/18
10.24	Security & Pledge Agreement - Matrixsites	S-1/A	10.24	11/5/18
10.25	Securities Purchase Agreement with Geneva Roth Remark Holdings	8-K	10.1	3/22/19
10.26	Securities Purchase Agreement with Auctus Fund, LLC	8-K	10.1	3/27/19
10.27	Convertible Promissory Note with Auctus Fund, LLC	8-K	10.2	3/27/19
10.28	Common Stock Purchase Warrant	8-K	10.3	3/27/19
10.29	Asset Purchase Agreement between TPT Global Tech, Inc. and SpeedConnect , LLC	8-K	10.1	4/8/19
10.30	Agreement for the Purchase and Sale of Future Receipts	8-K	10.1	3/3/20
10.31	Acquisition and Purchase Agreement with Bridge Internet, LLC	8-K	10.1	3/19/20
10.32	Agreement and Plan of Merger – Rennova Health, Inc.	8-K	10.1	6/10/20
10.33	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.33	8/28/20
10.34	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.34	8/28/20

II-7

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
10.35	Secured Promissory Note between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.35	8/28/20
10.36	COVID-19 Parking Lot Testing License Agreement	8-K	10.1	8/17/20
10.37	Letter of Intent between Medytox Diagnostics, Inc., EPIC Reference Labs, Inc. and Rennova Health, Inc. and TPT MedTech, LLC dated August 6, 2020	8-K	10.1	9/9/20
10.38	Interim Management Agreement	8-K	10.2	9/9/20
10.39	Strategic Partnership Agreement	8-K		9/10/20
10.40	Purchase Agreement	S-1	10.40	10/28/20
10.41	Settlement Agreement	S-1	10.41	10/28/20
10.42	Commercial Promissory Note with Michael A. Littman Ally, Defined Benefit Plan	S-1	10.42	10/28/20
10.43	Security and Pledge Agreement to Michael A. Littman, Defined Benefit Plan	S-1	10.43	10/28/20
10.44	Amendment and Extension Agreement No. 1 with Michael A. Littman, Atty, Defined Benefit Plan	S-1/A	10.44	1/15/21
10.45	Addendum to Amendment and Extension Agreement No. 1 with Michael A. Littman, Atty, Defined Benefit Plan	S-1/A	10.45	1/15/21
10.46	Release and Termination Agreement	S-1/A	10.46	1/15/21
10.47	Common Stock Purchase Agreement with White Lion Capital, LLC	S-1	10.47	6/30/21
10.48	Registration Rights Agreement with White Lion Capital, LLC	S-1	10.48	6/30/21
10.49	Placement Agent Fee Agreement with CIM Securities, LLC	1-A POS	6.36	8/5/21
10.50	Amendment to Placement Agent Fee Agreement with CIM Securities, LLC	1-A POS	6.37	8/5/21
10.51	Placement Agent Fee Agreement, Amendment No. 2, with CIM Securities, LLC	1-A POS	6.38	9/22/21
10.52	Convertible Promissory Note with FirstFire Global Opportunities Fund LLC	8-K	10.1	10/19/21
10.53	Securities Purchase Agreement with FirstFire Global Opportunities Fund LLC	8-K	10.2	10/19/21
10.54	Convertible Promissory Note with Cavalry Investment Fund, LP	8-K	10.3	10/19/21
10.55	Securities Purchase Agreement with Cavalry Investment Fund, LP	8-K	10.4	10/19/21
10.56	Convertible Promissory Note with Cavalry Fund I, LP	8-K	10.5	10/19/21
10.57	Securities Purchase Agreement with Cavalry Fund I, LP	8-K	10.6	10/19/21
10.58	Amendment No. 1 to Common Stock Purchase Agreement with White Lion Capital, LLC	8-K	10.1	1/12/22
10.59	Placement Agent Fee Agreement, Amendment No. 3, with CIM Securities, LLC	1-A POS	6.39	2/7/22
10.60	Convertible Promissory Note with Talos Victory Fund, LLC	8-K	10.1	2/8/22
10.61	Securities Purchase Agreement with Talos Victory Fund, LLC	8-K	10.2	2/8/22
10.62	Convertible Promissory Note with Blue Lake Partners, LLC	8-K	10.3	2/8/22
10.63	Securities Purchase Agreement with Blue Lake Partners, LLC	8-K	10.4	2/8/22
10.64	Amendment to Engagement Agreement and Placement Agent Fee Agreement	1-A POS	6.40	2/17/22
10.65	Settlement Agreement with John Ogren	8-K	10.1	10/27/21
10.66	Amendment No.4 to Placement Agent Fee Agreement Effective March 1, 2022	1-A POS	6.41	3/4/22
10.67	Acquisition and Purchase Agreement	8-K	2.1	10/21/22
10.68	First Addendum to Acquisition Agreement	8-K	2.2	10/21/22
10.69	Securities Purchase Agreement	8-K	10.1	4/3/23
10.70	Promissory Note	8-K	10.2	4/3/23
10.71	Agreement and Plan of Merger – Asberry 22 Holdings, Inc.	8-K	10.3	4/3/23
10.72	Security and Pledge Agreement – Asberry 22 Holdings, Inc.	8-K	10.4	4/3/23
10.73	Securities Purchase Agreement	8-K	10.1	8/4/23
10.74	Form of Promissory Note	8-K	10.2	8/4/23
10.75	Settlement Agreement and Mutual Release	8-K	10.1	9/12/23
10.76	Securities Purchase Agreement	8-K	10.1	9/20/23
10.77	Advisory Services Agreement	8-K	10.1	10/31/23
10.78	Acquisition and Purchase Agreement	8-K	10.1	11/9/23
10.79	Convertible Promissory Note	8-K	10.2	11/9/23

II-8

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
10.80	Securities Purchase Agreement	8-K	10.3	11/9/23
10.81	Business Development and Professional Services Consulting Agreement	8-K	10.1	2/6/24
10.82	Standby Equity Commitment Agreement	8-K	10.1	2/23/24
10.83	Registration Rights Agreement	8-K	10.2	2/23/24
10.84	Acquisition and Purchase Agreement – Urban Icon Holdings, LLC	S-1	10.84	6/28/24
10.85	Release and Settlement Agreement	8-K	10.1	7/10/24
21.1	List of Subsidiaries	S-1	21.1	6/28/24
23.1	Consent of Attorney		*
23.2	Consent of Independent Registered Public Accounting Firm		*
99.1	Trucom LLC Complete Patent	S-1	99.1	12/15/17
99.2	Patent Assignment – Ellifson to TruCom LLC(2.11.13)	S-1	99.2	12/15/17
107	EX – Filing Fee Table	S-1	107	6/2/24

* Filed Herewith

II-9

Item 17. Undertakings.

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 16, 2024.

TPT GLOBAL TECH, INC.

/s/ Stephen J. Thomas, III	July 16, 2024
Stephen J. Thomas, III
(Chief Executive Officer, President, Chairman of the Board and Principal Executive Officer)

/s/ Gary L. Cook	July 16, 2024
Gary L. Cook
(Chief Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Stephen J. Thomas, III	July 16, 2024
Stephen J. Thomas, III, Chief Financial Officer, President and Director

/s/ Gary L. Cook	July 16, 2024
Gary L. Cook, Chief Financial Officer

/s/ Richard Eberhardt	July 16, 2024
Richard Eberhardt, Chief Operating Officer and Director

/s/ Arkady Shkolnik	July 16, 2024
Arkady Shkolnik, Director

/s/ Reginald Thomas	July 16, 2024
Reginald Thomas, Director

/s/ John F. Wharton	July 16, 2024
John F. Wharton, Director

II-11